  As filed with the Securities and Exchange Commission on July 22, 1999.

                                                     Registration No. 333-75453
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                             Amendment No. 3
                                      to
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     Under
                          the Securities Act of 1933

                               ----------------

                         AVALON CABLE OF MICHIGAN LLC
            (Exact name of registrant as specified in its charter)

          Delaware                      4813                   13-4029981
      (State or other            (Primary Standard          (I.R.S. Employer
      jurisdiction of        Industrial Classification    Identification No.)
      incorporation or              Code Number)
       organization)

                               ----------------

                        AVALON CABLE OF NEW ENGLAND LLC

          Delaware                      4813                   22-3556161
      (State or other            (Primary Standard          (I.R.S. Employer
      jurisdiction of        Industrial Classification    Identification No.)
      incorporation or              Code Number)
       organization)

                               ----------------

                          AVALON CABLE FINANCE, INC.

          Delaware                      4813                   13-4029965
      (State or other            (Primary Standard          (I.R.S. Employer
      jurisdiction of        Industrial Classification    Identification No.)
      incorporation or              Code Number)
       organization)

                               ----------------

                        AVALON CABLE OF MICHIGAN, INC.

        Pennsylvania                    4813                   23-2566891
      (State or other            (Primary Standard          (I.R.S. Employer
      jurisdiction of        Industrial Classification    Identification No.)
      incorporation or              Code Number)
       organization)

                               ----------------

                         800 Third Avenue, Suite 3100
                           New York, New York 10022
                           Telephone: (212) 421-0600
  (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                               ----------------

                                   Copy to:
             Joel C. Cohen                        Jill Sugar Factor
     800 Third Avenue, Suite 3100                 Kirkland & Ellis
       New York, New York 10022                200 East Randolph Drive
       Telephone: (212) 421-0600               Chicago, Illinois 60601
                                              Telephone: (312) 861-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------

   Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                               ----------------

   The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may +
+not sell these notes until the registration statement filed with the          +
+Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these notes and it is not soliciting an offer to buy these +
+notes in any state where the offer or sale is not permitted.                  +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                Subject to Completion, dated July 22, 1999

Preliminary Prospectus

--------------------------------------------------------------------------------

[Logo of Avalon appears Here]
            Exchange Offer for
             $150,000,000
                    9 3/8 Senior Subordinated Notes due 2008
             of Avalon Cable of Michigan LLC,
                      Avalon Cable of New England LLC and
             Avalon Cable Finance, Inc.

--------------------------------------------------------------------------------

                          Terms of the Exchange Offer

 . This exchange offer expires at 5:00 p.m., New York City time, on August 20,
  1999, unless extended.

 . The terms of the notes to be issued in this exchange offer are substantially identical to the outstanding notes, except for transfer restrictions and registration rights that apply to the outstanding notes.

--------------------------------------------------------------------------------

  We are not making an offer to exchange notes in any jurisdiction where the offer is not permitted.

  Before you tender your notes, you should consider carefully the "Risk Factors" beginning on page 15 of this prospectus.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

  We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You must not rely on unauthorized information or representations.

                                  -----------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Summary...................................................................    1
Risk Factors..............................................................   15
Avalon Cable..............................................................   23
Use of Proceeds...........................................................   26
Capitalization............................................................   27
Selected Historical Financial and Other Data..............................   29
Unaudited Pro Forma Financial Data........................................   44
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   60
Business..................................................................   76
Regulation................................................................   91
Management................................................................   99
Certain Relationships and Related Transactions............................  103
Security Ownership of Certain Beneficial Owners and Management............  106
Description of Certain Debt...............................................  108
The Exchange Offer........................................................  112
Description of the Notes..................................................  122
Certain United States Federal Income Tax Consequences.....................  157
Plan of Distribution......................................................  161
Legal Matters.............................................................  162
Available Information.....................................................  162
Experts...................................................................  163
Index to Financial Statements.............................................  F-1

                                    SUMMARY

   This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information you should consider before tendering your notes for the notes offered hereby. We urge you to read this entire prospectus carefully, including the "Risk Factors" described herein.

                                  Avalon Cable

   Our company was formed in 1997 to acquire, operate and develop cable television systems in mid-sized markets we believe to be attractive. As of March 31, 1999, on a pro forma basis, giving effect to all completed and pending acquisitions:

  . we were one of the leading cable system operators in the State of Michigan;

  . we were one of the 30 largest multiple system cable operators in the United States;

  . our systems would have passed approximately 400,100 homes; and

  . our systems would have served approximately 242,900 basic subscribers, of which approximately 217,100 are located in Michigan and approximately 25,900 are located in western New England and upstate New York.

                             Our Operating Clusters

   We currently operate in two regional areas: the Michigan cluster and the New England cluster.

   Our Michigan Cluster. On November 6, 1998, we established our Michigan cluster by completing our acquisition of Cable Michigan, Inc. In March 1999, we acquired the approximately 38% of the shares of Mercom, Inc. that Cable Michigan did not own at the time we acquired Cable Michigan. In addition, we have acquired the following:

  . cable television systems from Nova Cablevision, Inc., Nova Cablevision
    VI, L.P. and Nova Cablevision VII, L.P.;

  . cable television systems from Cross Country Cable TV, Inc.,

  . assets of Novagate Communications Corp., an Internet service provider,

  . cable system assets of R/COM, L.C., and

  . assets of Traverse Internet, Inc., an Internet service provider.

   We have also entered into an agreement to acquire cable system assets of Galaxy American Communications.

   Our New England Cluster. In mid-1998, we established our New England cluster by acquiring cable system assets from AMRAC Clear View, A Limited Partnership, and from Pegasus Cable Television, Inc. and Pegasus Cable Television of Connecticut, Inc. This cluster provides services in western New England and upstate New York.

   Since we established our New England Cluster, we acquired the cable system assets and related liabilities of Taconic Technology Corporation in July 1999 and have entered into an agreement to acquire the cable system assets and related liabilities of Hometown TV, Inc.

   The principal executive offices of each of the issuers are located at 800 Third Avenue, Suite 3100, New York, New York 10022 and the telephone number is (212) 421-0600.

                               Business Strategy

   Our objective is to increase operating cash flow and maximize the value of our cable television systems through our expertise in acquiring and managing cable systems. We seek to be the leading supplier of multi-channel television services in our chosen markets. Our business strategy focuses on:

  . targeting mid-sized suburban and exurban markets, which we believe offer an attractive customer base and reduced competition from other cable television providers;

  . building regional clusters to achieve operating efficiencies while having geographic diversity for our company as a whole;

  . growing through strategic and opportunistic acquisitions at attractive prices;

  . upgrading our systems and prudently deploying capital to maintain, expand and upgrade our cable plant to improve our cable television services and facilitate our ability to explore new services such as Internet access;

  . focusing on our customers by improving the level of customer service, improving technical reliability and expanding program offerings; and

  . pursuing aggressive marketing to increase our customer base and the services purchased by our customers.

                              Recent Developments

Acquisition by Charter Communications

   On May 13, 1999, we signed an agreement with Charter Communications, Inc. under which Charter Communications agreed to purchase all of the equity interests in our company and assume or repay our outstanding debt. The acquisition by Charter Communications requires many regulatory approvals. We expect to consummate this transaction in the fourth quarter of 1999, subject to obtaining the required regulatory approvals. There can be no assurance, however, as to whether or when this acquisition will occur.

   The acquisition, if completed, will give rise under the indenture to an obligation to make an offer to purchase the notes to be issued in this exchange offer at 101% of their face amount plus accrued and unpaid interest and liquidated damages, if any. Because we do not know how many noteholders will accept such offer by the issuers, we do not know the amount of funds that will be required to purchase all of the notes tendered in any such offer. We also do not know how Charter Communications intends to raise funds if the funds of the issuers are insufficient for such purpose. See "Risk Factors--If a change of control occurs, there may not be sufficient assets to purchase the new notes of all noteholders wishing to have their new notes purchased" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." For more information on the provisions of the indenture governing this change of control offer, see "Description of the Notes--Repurchase at the Option of Holders--Change of Control."

   No change of control offer is being made hereby. If the transaction with Charter Communications is completed, the issuers will be obligated to provide you with information regarding the change of control offer as required by the indenture and applicable law.

   Charter Communications is among the leading broadband communications companies in the United States. Charter Communications currently provides cable television, high speed Internet access, advanced digital video programming and paging services to customers.

Completion of Taconic Acquisition

   In July 1999, we acquired cable systems assets and related liabilities of Taconic Technology Corporation.

                             The Holding Companies

   At the same time that we issued the currently outstanding senior subordinated notes, $196,000,000 principal amount at maturity of senior discount notes were issued in a private placement by Avalon Cable LLC, which directly or indirectly owns 100% of each of the issuers of the notes offered in the exchange offer, and its wholly-owned subsidiary, Avalon Cable Finance Holdings, Inc., as co-obligors. These senior discount notes are the subject of a separate exchange offer being conducted substantially concurrently with this exchange offer. We sometimes refer to Avalon Cable LLC and Avalon Cable Finance Holdings, Inc. as the holding companies, since they have no separate operations and own 100% of the issuers of the new notes offered hereby. Because the issuers are subsidiaries of the holding companies, the provisions of the indenture governing the senior discount notes also restrict their operations.

                               The Exchange Offer

The Exchange Offer........  The issuers are offering to exchange $150,000,000 principal amount of 9 3/8% senior subordinated notes which have been registered under the Securities Act of 1933 for $150,000,000 of their oustanding 9 3/8% senior subordinated notes due 2008 which were issued in December 1998.

                            The new notes are substantially identical to the old notes, except that some of the transfer restrictions and registration rights relating to the old notes do not apply to the new notes.

Expiration Date...........
                            The exchange offer will expire at 5:00 p.m., New York City time, on August 20, 1999, unless we extend it.

Withdrawal Rights.........  You may withdraw your tender of your notes at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

Conditions of the           The exchange offer is subject to customary
Exchange Offer............  conditions, which the issuers may waive. Please read "The Exchange Offer--Conditions" section of this prospectus for more information regarding conditions of the exchange offer.

Procedures for Tendering
Old Notes.................
                            If you are a holder of old notes and wish to accept the exchange offer, you must either:

                            (a) complete, sign and date the accompanying letter
                                of transmittal, or a facsimile thereof and mail or otherwise deliver the documentation, together with your old notes, to the exchange agent at the address shown under "The Exchange Offer--Exchange Agent;" or

                            (b) arrange for The Depository Trust Company to
                                transmit the required information to the exchange agent for this exchange offer in connection with a book-entry transfer.

Certain United States
Federal Income Tax
Consequences..............  Your exchange of old notes for new notes in the exchange offer will not result in any gain or loss to you for federal income tax purposes. See the "Certain United States Federal Income Tax Consequences" section of this prospectus.

Consequences of Failure
to Exchange...............
                            Old notes that are not exchanged will continue to be subject to the existing transfer restrictions after the exchange offer. The issuers will have no further obligation to register the old notes. If you do not participate in the exchange offer, the liquidity of your notes could be adversely affected.

Procedures for Beneficial
Owners....................
                            If you are the beneficial owner of old notes registered in the name of a broker, dealer or other nominee and you wish to tender your notes, you should contact the person in whose name your notes are registered and promptly instruct the person to tender on your behalf.

Guaranty Delivery           If you wish to tender your old notes and time will
Procedures................  not permit your required documents to reach the exchange agent by the expiration date, or the procedure for book-entry transfer cannot be completed on time, you may tender your notes according to the guaranteed delivery procedures.
                            See "The Exchange Offer--Guaranteed Delivery
                            Procedures."

Acceptance of Old Notes;
Delivery of New Notes.....
                            Subject to certain conditions, the issuers will accept old notes which are properly tendered in the exchange offer and not withdrawn, before 5:00 p.m., New York City time, on the expiration date of the exchange offer. The new notes will be delivered as promptly as practicable following the expiration date.

Use of Proceeds...........  The issuers will receive no proceeds from the exchange offer.

Exchange Agent............  The Bank of New York is the exchange agent for the exchange offer.

                            Summary of the New Notes

Issuers...................  Avalon Cable of Michigan LLC, Avalon Cable of New
                            England LLC and Avalon Cable Finance, Inc.

Interest Rate.............  9 3/8% per year

Interest Payment Dates....  Interest will accrue on the new notes from the date of issuance and will be payable semiannually in arrears on June 1 and December 1, commencing June 1, 1999.

Liquidated Damages...       Pursuant to the Registration Rights Agreement
                            entered into by the issuers in connection with the issuance of the old notes, because the registration statement for this exchange offer was not declared effective by the Securities and Exchange Commission within 90 days after it was first filed, liquidated damages have accrued accruing on the old notes in the amount of $.05 per week per $1,000 principal amount during the period from such 90th day until effectiveness. This comes to approximately $.16 per $1000 principal amount. The issuers must pay the liquidated damages on or before the next interest payment date, which is December 1, 1999.

Maturity Date.............  December 1, 2008.

Optional Redemption.......  On or after December 1, 2003, the Issuers may redeem the new notes, in whole or in part. Before December 1, 2001, the Issuers may redeem up to 35% of the aggregate principal amount of the notes originally issued:

                            . only with the proceeds of one or more equity
                              offerings and/or strategic equity investments;
                              and

                            . only if at least 65% of the aggregate principal
                              amount of the notes originally issued remains outstanding after each redemption.

                            The prices for the above optional redemptions are set forth in the "Description of the Notes-- Optional Redemption" section of this prospectus.

Change of Control.........  If we sell certain assets or if we experience specific kinds of changes of control, holders of the new notes will have the opportunity to sell their new notes to the Issuers at 101% of their face amount, plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase.

Ranking...................  The new notes:

                            . will be general unsecured obligations of the
                              issuers,

                            . will be subordinate in right of payment to all
                              existing and future senior indebtedness of the Issuers,

                            . will be effectively subordinated to all
                              indebtedness and other liabilities and
                              commitments of the issuers' subsidiaries, if any,

                            . will rank on the same level, or "pari passu,"
                              with any existing and future senior subordinated indebtedness of the issuers and

                            . will rank senior to all subordinated indebtedness
                              of the issuers.

                            The indenture governing the new notes permits the issuers to incur additional indebtedness subject to certain limitations. As of March 31, 1999, on a pro forma basis:

                            . the outstanding senior indebtedness of the
                              issuers on a combined basis would have been $328.0 million,

                            . the issuers would have had no senior subordinated
                              indebtedness other than the new notes and

                            . the issuers' subsidiaries would have had no debt
                              other than inter-company debt.

Certain Covenants.........  The indenture governing the new notes limits the activities of the issuers and their restricted subsidiaries. The provisions of the new note indenture limit the ability of the issuers to:

                            . incur additional indebtedness,

                            . pay dividends or make certain other restricted
                              payments,

                            . enter into transactions with affiliates,

                            . sell assets or subsidiary stock,

                            . create liens,

                            . restrict dividends or other payments from
                              restricted subsidiaries,

                            . merge, consolidate or sell all or substantially
                              all of their combined assets,

                            . incur indebtedness that is senior to the new
                              notes but junior to senior indebtedness and

                            . with respect to any restricted subsidiaries,
                              issue capital stock.

Guarantor................  Avalon Cable of Michigan, Inc. will guarantee the obligations of Avalon Cable of Michigan LLC under the new notes. Avalon Cable of Michigan, Inc. does not, however, have any significant assets other than its equity interest in Avalon Cable LLC. Thus, holders should not expect the guarantor to have any assets available to make principal and interest payments on the new notes. For a description of the relationship of the guarantor to the issuers, see "The Company--Structure After the Reorganization."

   For more information about the new notes, see the "Description of the Notes" section of this prospectus.

              SUMMARY AND SUPPLEMENTAL FINANCIAL INFORMATION

   Set forth below is historical and pro forma information for each of the issuers and supplemental historical and pro forma information for the issuers on a combined basis.

   The summary historical financial information has been derived from the selected historical financial data for each issuer as included elsewhere herein. The summary pro forma financial information has been derived from the pro forma information for each issuer as included elsewhere herein. The summary historical and pro forma financial information and accompanying notes are provided for informational purposes only and are not necessarily indicative of the operating results that would have occurred had all completed and pending acquisitions been consummated on the date indicated, nor are they necessarily indicative of each issuer's future results of operations or financial position. The operating results for the three months ended March 31, 1999 are not necessarily indicative of the results to be expected for the year ending December 31, 1999.

   Also set forth below is supplemental historical and pro forma information for Avalon Cable of Michigan LLC, Avalon Cable of New England LLC and Avalon Cable Finance, Inc., the issuers, on a combined basis. This information does not reflect the financial position, results of operations or cash flows of any of the individual issuers or the guarantor. This information is provided as supplemental information only and is not intended as a substitute for the financial information presented for any of the individual issuers or the guarantor.

   The combined information is presented because of the terms of the indenture governing the notes. The indenture requires that the issuers provide to the noteholders all information on a combined basis. The financial information required includes quarterly and annual financial statements, on a combined basis, substantially equivalent to financial statements that would have been included in Forms 10-Q and 10-K filed with the Commission if the issuers were required to file such financial information, including a management's discussion and analysis. The supplemental combined information presented below would be included in the financial information delivered to noteholders in compliance with this covenant for the periods covered. The combined information is also relevant to noteholders in determining compliance with the restrictive covenants imposed on the issuers by the indenture. The principal covenants include:

  . Restrictions on Incurrence of Indebtedness. The indenture prohibits any of the issuers from incurring indebtedness, other than specifically permitted indebtedness, unless the issuers would have, on a combined basis, a leverage ratio below specified levels after giving pro forma effect to the incurrence of such debt and the use of the related proceeds. For such purpose, the leverage ratio is determined by dividing the combined indebtedness of the issuers by the combined cash flow, or Adjusted EBITDA as used elsewhere herein, of the issuers, in each case as determined in accordance with the indenture. Similarly, the specifically permitted debt includes loans among the issuers. Also, the dollar amounts permitted for certain classes of permitted debt were determined based on an evaluation of combined data for the issuers rather than data relating to any one issuer.

  . Restrictions on Dividends and Other Restricted Payments. The indenture prohibits the issuers from paying dividends and making other restricted payments, other than specifically permitted payments. Restricted payments by any issuer are permitted, however, based on a formula which uses the combined cash flow and combined interest expense of all the issuers.

  . Limitations on Mergers, Consolidations and Sales of Assets. The covenant restricting mergers, consolidations and similar transactions applies only to transactions that involve all or substantially all of the assets of the issuers on a combined basis. This covenant does not prohibit transactions that involve one issuer so long as that issuer does not hold substantially all of the assets of the issuers on a combined basis.

  . Change of Control Offer. A change of control which gives rise to the obligation to make a change of control offer is based on the combined assets of the issuers rather than on the assets of any particular issuer.

   For additional information on the indenture, see "Description of the Notes."

   The supplemental historical financial information has been derived from the selected historical financial data for each issuer as included elsewhere herein. The supplemental pro forma financial information has been derived from the pro forma information for each issuer as included elsewhere herein. The supplemental financial information and accompanying notes are provided for informational purposes only and are not necessarily indicative of the operating results that would have occurred had all completed and pending acquisitions been consummated on the date indicated, nor are they necessarily indicative of the issuers' future results of operations or financial position. The operating results for the three months ended March 31, 1999 are not necessarily indicative of results to be expected for the year ending December 31, 1999.

   You should read the information in this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Unaudited Pro Forma Financial Data" and "Selected Historical Financial and Other Data" sections of this prospectus and the financial statements and related notes thereto which you can find elsewhere in the prospectus.

                       Avalon Cable of Michigan LLC

          Summary Historical and Pro Forma Financial Information
                             (dollars in thousands)

                                       For the year ended    For the three months
                                       December 31, 1998     ended March 31, 1999
                                      ---------------------  --------------------
                                      Historical  Pro Forma  Historical Pro Forma
                                      ----------  ---------  ---------- ---------
Statement of operations data
Revenues............................  $  13,657   $  91,278   $ 22,238  $ 22,724
Costs and expenses..................      7,469      47,810     12,054    12,364
Corporate overhead..................        249       6,433        374       391
Depreciation and amortization.......      6,554      39,911     10,084    10,144
Non-recurring expenses..............        --        5,764        --        --
                                      ---------   ---------   --------  --------
Operating (loss) income.............       (615)     (8,640)      (274)     (175)
Interest (expense), net.............     (4,537)    (31,180)    (8,246)   (9,055)
Other (expense) income, net.........     (2,880)     (3,419)     1,362       --
                                      ---------   ---------   --------  --------
Net loss............................  $  (8,032)  $ (43,239)  $ (7,158) $ (9,230)
                                      =========   =========   ========  ========
Balance sheet data (end of period)
Total assets........................  $ 547,680               $563,315  $563,315
Long-term debt (excluding current
 portion)...........................    306,046                342,713   352,860
Net equity..........................    211,267                201,209   191,062
Cash flow data
Cash flow from operating activities.  $   6,048   $   6,048   $  5,864  $  5,864
Cash outflow from investing
 activities.........................   (436,302)   (436,302)   (36,761)  (36,761)
Cash flow from financing activities.    439,325     439,325     33,767    33,767
Other financial data
Capital expenditures................  $   4,673   $   4,673   $  4,561  $  4,561
Ratio of earnings to fixed charges..        --          --         --        --
Amount of the deficiency of earnings
 to fixed charges...................  $     615   $   8,640   $    274  $    175
Other operating data (end of period)
Homes passed (8)....................    349,162     349,162    360,237   360,237
Basic subscribers (9)...............    211,537     211,537    216,531   216,531
Basic penetration (10)..............       60.6%       60.6%      60.1%     60.1%
Premium units (11)..................     55,550      55,550     55,776    55,776
Premium penetration (12)............       26.3%       26.3%      25.8%     25.8%
Average monthly revenue per basic
 subscriber (13)....................  $   34.96   $   34.96   $  34.56  $  34.56

       (See Notes to Summary and Supplemental Financial Information)

                      Avalon Cable of New England LLC

          Summary Historical and Pro Forma Financial Information
                             (dollars in thousands)

                                       For the year ended   For the three months
                                       December 31, 1998    ended March 31, 1999
                                      --------------------  ---------------------
                                      Historical Pro Forma  Historical  Pro Forma
                                      ---------- ---------  ----------  ---------
Statement of operations data
Revenues............................   $  4,530  $ 13,633   $   2,339   $   3,326
Costs and expenses..................      2,599     8,429       1,292       2,050
Corporate overhead..................        350       511          37          43
Depreciation and amortization.......      1,569     4,857         747       1,322
Non-recurring expenses..............        --        --          --          --
                                       --------  --------   ---------   ---------
Operating (loss) income.............         12      (164)        263         (89)
Interest (expense), net.............     (5,393)  (31,302)     (8,384)     (9,193)
Other (expense) income, net.........     (1,110)   (1,110)        --          --
                                       --------  --------   ---------   ---------
Net loss............................   $ (6,491) $(32,576)  $  (8,121)  $  (9,282)
                                       ========  ========   =========   =========
Balance sheet data (end of period)
Total assets........................   $ 59,891             $  62,980   $  74,416
Long-term debt (excluding current
 portion)...........................    294,796               327,955     338,102
Net equity..........................   (241,436)             (279,816)   (278,816)
Cash flow data
Cash flow from operating activities.   $    613  $    613   $   1,275   $   1,275
Cash outflow from investing
 activities.........................    (53,193)  (53,193)     (3,089)     (3,089)
Cash flow from financing activities.     52,797    52,797       2,900       2,900
Other financial data
Capital expenditures................   $     32  $     32   $     141   $   1,414
Ratio of earnings to fixed charges..        1.0x      --          1.0x        --
Amount of the deficiency of earnings
 to fixed charges...................        --   $    164         --    $      89
Other operating data (end of period)
Homes passed (8)....................     28,350    35,550      28,812      36,012
Basic subscribers (9)...............     20,604    25,704      20,457      25,457
Basic penetration (10)..............       72.7%     72.3%       71.0%       70.7%
Premium units (11)..................      4,912     6,137       5,064       6,264
Premium penetration (12)............       23.8%     23.9%       24.8%       24.6%
Average monthly revenue per basic
 subscriber (13)....................   $    --   $    --    $     --    $     --

       (See Notes to Summary and Supplemental Financial Information)

                        Avalon Cable Finance, Inc.

          Summary Historical and Pro Forma Financial Information
                             (dollars in thousands)

                                       For the year ended   For the three months
                                       December 31, 1998    ended March 31, 1999
                                      --------------------  --------------------
                                      Historical Pro Forma  Historical Pro Forma
                                      ---------- ---------  ---------- ---------
Statement of operations data
Revenues.............................       --   $    --     $    --   $    --
Costs and expenses...................       --        --          --        --
Corporate overhead...................       --        --          --        --
Depreciation and amortization........       --        --          --        --
Non-recurring expenses...............       --        --          --        --
                                       --------  --------    --------  --------
Operating (loss) income..............       --        --          --        --
Interest (expense), net..............    (4,533)  (31,180)     (8,476)   (9,285)
Other (expense) income, net..........       --        --          --        --
                                       --------  --------    --------  --------
Net loss.............................  $ (4,533) $(31,180)   $ (8,476) $ (9,285)
                                       ========  ========    ========  ========
Balance sheet data (end of period)
Total assets.........................  $ 21,592              $ 21,368  $ 22,368
Long-term debt (excluding current
 portion)............................   306,046               342,713   352,860
Net equity...........................  (288,938)             (333,914) (343,061)
Cash flow data
Cash flow from operating activities..  $    --   $    --     $    --   $    --
Cash outflow from investing
 activities..........................   (15,171)  (15,171)        --        --
Cash flow from financing activities..    15,171    15,171         --        --
Other financial data
Capital expenditures.................       --        --          --        --
Ratio of earnings to fixed charges...       --        --          --        --
Amount of the deficiency of earnings
 to fixed charges....................       --        --          --        --
Other operating data (end of period)
Homes passed (8).....................       --        --          --        --
Basic subscribers (9)................       --        --          --        --
Basic penetration (10)...............       --        --          --        --
Premium units (11)...................       --        --          --        --
Premium penetration (12).............       --        --          --        --
Average monthly revenue per basic
 subscriber (13).....................  $    --   $    --     $    --   $    --

       (See Notes to Summary and Supplemental Financial Information)

      Summary and Supplemental Combined Historical and Pro Forma Financial
                                Information
                             (dollars in thousands)

                                  For the year ended     For the three months
                                   December 31, 1998     ended March 31, 1999
                                ----------------------- -----------------------
                                Historical   Pro Forma  Historical   Pro Forma
                                Combined(1) Combined(2) Combined(3) Combined(4)
                                ----------- ----------- ----------- -----------
Statement of operations data
Revenues.......................  $  18,187   $ 104,911   $ 24,577    $ 26,050
Costs and expenses.............     10,068      56,239     13,346      14,414
Corporate overhead.............        599       6,944        411         434
Depreciation and amortization..      8,123      44,768     10,831      11,466
Non-recurring expenses.........        --        5,764        --          --
                                 ---------   ---------   --------    --------
Operating (loss) income........       (603)     (8,804)       (11)       (264)
Interest (expense), net........     (5,398)    (31,302)    (8,154)     (8,357)
Other (expense) income, net....     (3,990)     (4,529)     1,362         --
                                 ---------   ---------   --------    --------
Net loss.......................  $  (9,991)  $ (44,635)  $ (6,803)   $ (8,621)
                                 =========   =========   ========    ========
Balance sheet data (end of
 period)
Total assets...................  $ 585,443               $620,171    $631,821
Long-term debt (excluding
 current portion)..............    294,796                327,955     327,955
Net equity.....................    211,597                255,307     255,307
Cash flow data
Cash flow from operating
 activities....................  $   6,661   $   6,661   $  7,139    $  7,139
Cash outflow from investing
 activities....................   (474,372)   (502,695)   (39,850)    (37,079)
Cash flow from financing
 activities....................    476,951     502,296     36,667      21,496
Other financial data
EBITDA (5).....................              $  31,435               $ 11,202
Adjusted EBITDA (5)............                 48,775                 11,335
Adjusted EBITDA margin (6).....                   41.0%                  43.5%
Ratio of debt to adjusted
 EBITDA (7)....................                    6.7x                   7.2x
Capital expenditures...........  $   4,705   $   4,705   $  4,702    $  5,975
Ratio of earnings to fixed
 charges.......................        --          --         1.0x        --
Amount of the deficiency of
 earnings to fixed charges.....  $     603   $   8,804        --     $    264
Other operating data (end of
 period)
Homes passed (8)...............    377,512     396,249    389,049     396,249
Basic subscribers (9)..........    232,141     241,988    236,988     241,988
Basic penetration (10).........      61.48%       61.1%      61.6%       61.1%
Premium units (11).............     60,462      62,040     60,840      62,040
Premium penetration (12).......       26.0%       25.6%      25.6%       25.6%
Average monthly revenue per
 basic subscriber (13).........  $     --    $   34.72   $    --     $  34.72

       (See Notes to Summary and Supplemental Financial Information)

          Notes to Summary and Supplemental Financial Information
 For the Three Months Ended March 31, 1999 and the Year Ended December 31, 1998
                             (dollars in thousands)


(1) This column represents the historical combined financial information for Avalon Cable of Michigan LLC, Avalon Cable of New England LLC and Avalon Cable Finance, Inc. for the year ended December 31, 1998 adjusted to eliminate intercompany debt and the in-substance distribution of proceeds from the notes which are reflected in the financial statements of Avalon Cable of New England LLC and Avalon Cable Finance Inc. See debt footnote to the financial statements of Avalon Cable of New England LLC and Avalon Cable Finance Inc., included elsewhere herein, for additional information regarding the accounting and reporting for the in-substance distribution of proceeds from the notes and credit facility. See applicable Note to the financial statements of the issuers, included elsewhere herein, for additional information regarding intercompany debt.

(2) This column represents the pro forma combined financial information for Avalon Cable of Michigan LLC, Avalon Cable of New England LLC and Avalon Cable Finance, Inc. for the year ended December 31, 1998. This column includes (i) pro forma adjustments to present the operating results as if all pending and completed acquisitions and the financings occurred on January 1, 1998 and (ii) adjustments to eliminate intercompany debt and the in-substance distribution of proceeds from the notes and credit facility which are reflected in the financial statements of Avalon Cable of New England LLC and Avalon Cable Finance, Inc.

(3) This column represents the historical combined financial information for Avalon Cable of Michigan LLC, Avalon Cable of New England LLC and Avalon Cable Finance, Inc. for the three months ended March 31, 1999, adjusted to eliminate intercompany debt and the in-substance distribution of proceeds from the notes and credit facility which are reflected in the financial statements of Avalon Cable of New England LLC and Avalon Cable Finance, Inc. See debt footnote to the financial statements of Avalon Cable of New England LLC, and Avalon Cable of Michigan LLC and Avalon Cable Finance Inc., included elsewhere herein, for additional information regarding the accounting and reporting for the in-substance distribution of proceeds from Senior Subordinated Notes and credit facility. See applicable Note to the financial statements of the co-issuers, included elsewhere herein, for additional information regarding intercompany debt.

(4) This column represents the pro forma combined financial information for Avalon Cable of Michigan LLC, Avalon Cable of New England LLC and Avalon Cable Finance, Inc. for the three months ended March 31, 1999. This column includes (i) pro forma adjustments to present the operating results as if all pending and completed acquisitions and the financings occurred on January 1, 1999 and (ii) adjustments to eliminate intercompany debt and the in-substance distribution of proceeds from the notes and credit facility which are reflected in the financial statements of Avalon Cable of New England LLC, Avalon Cable of Michigan LLC, and Avalon Cable Finance, Inc.


(5) EBITDA represents net income before depreciation and amortization, interest income (expense), net, and income taxes. Adjusted EBITDA represents EBITDA, adjusted for the elimination of non-recurring expenses, non-recurring costs and net cost reductions arising from acquisitions as set forth in the definition of "Leverage Ratio" in the indenture governing the old notes and the new notes. This definition is used in determining compliance with the debt incurrence covenant in the indenture. See "Description of the Notes-- Certain Definitions." However, neither EBITDA nor Adjusted EBITDA is intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, either operating income or net income as an indicator of operating performance or cash flows as a measure of liquidity, as determined in accordance with generally accepted accounting principles. EBITDA and Adjusted EBITDA, as computed by management, are not necessarily comparable to similarly titled amounts of other companies. See the financial statements, including statements of cash flows, included elsewhere herein.

 For the Three Months Ended March 31, 1999 and the Year Ended December 31, 1998
                             (dollars in thousands)

   The following table reflects the calculation of Adjusted EBITDA:

                                                               Pro Forma
                                                       -------------------------
                                                                    Three Months
                                                        Year Ended     Ended
                                                       December 31,  March 31,
                                                           1998         1999
                                                       ------------ ------------
    EBITDA...........................................    $31,435      $11,202
                                                         -------      -------
    Adjustments:
      Seller expenses................................      5,764          --
      Other expense (income), net....................      4,529          --
      Cable Michigan management fee..................      3,156          --
      Cable Michigan corporate overhead expenses.....      1,171          --
      Amrac and Pegasus management fees and corporate
       overhead expenses.............................        140          --
      Completed acquisitions corporate overhead
       expenses......................................        508          --
      Taconic corporate overhead expenses............        641           73
      Pending acquisitions corporate overhead
       expenses......................................        170          140
      Public company expenses of Cable Michigan and
       Mercom........................................        394          --
      Non-recurring expenses (a).....................      1,908          (80)
      Avalon corporate overhead expenses.............     (1,041)
                                                         -------      -------
        Total adjustments............................     17,340          133
                                                         -------      -------
      Adjusted EBITDA ...............................    $48,775      $11,335
                                                         =======      =======

   --------
   (a) For the year ended December 31, 1998, these amounts reflect the elimination of non-recurring expenses such as (a) litigation expenses,
       (b) expenses associated with a May 1998 storm in Grand Rapids (c) expenses related to the relocation of the customer service call center to Michigan and (d) one-time costs associated with special promotions.
    For the quarter ended March 31, 1999, these amounts reflect a non-recurring insurance adjustment associated with the May 1998 storm in Grand Rapids.

(6) Represents Adjusted EBITDA as a percentage of revenues.

(7) Represents total pro forma debt outstanding as of March 31, 1999 and December 31, 1998, respectively, divided by an amount equal to Adjusted EBITDA for the three months ended March 31, 1999 multiplied by four and December 31, 1998, respectively, (see note 15), as specified in the indenture for the old notes and the new notes in determining compliance with the debt incurrence covenant. See "Description of the Notes--Certain Definitions--Leverage Ratio."

(8) The number of dwelling units in a particular community that management estimates can be connected to the company's cable system.

(9) A home with one or more televisions connected to a cable system is counted as one basic subscriber. Bulk accounts are included on an equivalent basic unit basis by dividing the total monthly bill for the account by the basic monthly charge for a single outlet in the area.

(10) Calculated as basic subscribers as a percentage of homes passed.

(11) Includes only single channel services offered for a monthly fee per channel and does not include tiers of channels as a package for a single monthly fee. A subscriber may purchase more than one premium service, each of which is counted as a separate premium service unit.

(12) Calculated as premium units as a percentage of basic subscribers.

(13) Represents revenues during the respective period divided by the number of months in the period divided by the average number of basic subscribers (beginning of period plus end of period divided by two) for such period.

                                  RISK FACTORS

   You should carefully consider each of the following factors and all of the other information in this prospectus before tendering your old notes for new notes.

If you do not participate in the exchange offer your ability to sell your notes will be more limited.

   If you do not exchange your old notes in the exchange offer, you will continue to be subject to restrictions on transfer on your old notes. We did not register the old notes under the federal or any state securities laws, and we do not intend to register them following the exchange offer. As a result, the old notes may only be transferred in limited circumstances under the securities laws. In addition, to the extent initial notes are tendered and accepted in the exchange offer, the trading market, if any, for the old notes would be adversely affected. As a result, after the exchange offer, you may have difficulty selling your old notes.

If you do not follow the exchange offer procedures carefully you will not receive the new notes.

   If you do not follow the procedures described herein, you will not receive new notes. The new notes will be issued to you in exchange for your old notes only after timely receipt by the exchange agent of:

  . your old notes and

  . either:

    . a properly completed and executed letter of transmittal and all other required documentation or

    . a book-entry delivery by transmittal of an agent's message through The Depository Trust Company.

If you want to tender your old notes in exchange for new notes, you should allow sufficient time to ensure timely delivery. No one is under any duty to give you notification of defects or irregularities with respect to tenders of old notes for exchange. For additional information, please refer to "The Exchange Offer" and "Plan of Distribution" sections of this prospectus.

Our substantial indebtedness could make us unable to service our indebtedness and meet our other requirements and could adversely affect our operations and financial health.

   The issuers have a substantial amount of debt outstanding. This high level of debt and the related need to devote a significant portion of our cash flow to meeting debt service and other fixed charges could adversely affect our operations and financial condition. On a pro forma basis, the earnings of the issuers would have been insufficient to cover their fixed charges for the quarter ended March 31, 1999 and for the year ended December 31, 1998. In these periods, however, earnings are reduced by substantial non-cash charges, principally consisting of depreciation and amortization. See "Summary and Supplemental Financial Information" and the financial statements included elsewhere herein. Subject to the restrictions in the indenture governing the old notes and the new notes and other applicable agreements, the issuers may incur additional indebtedness, including senior indebtedness, from time to time, which could result in greater interest expense and fixed charges.

   The amount of debt and debt service obligations of the issuers could have important consequences to you, including the following:

  . the issuers may have limited ability to obtain additional financing for working capital, capital expenditures or acquisitions in the future;

  . the issuers will be dedicating a substantial portion of their cash flow from operations to the payment of the principal of and interest on their debt, thereby reducing funds available for future operations and our plans to expand and upgrade our cable plant;

  . all borrowings by the issuers under their senior credit facility and certain other borrowings are subject to variable rates of interest, which expose the issuers to the risk of increased interest rates; and

  . the issuers may be more vulnerable to economic downturns and limited in their ability to withstand competitive pressures.

For additional information, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" section of this prospectus.

You may lose part of your investment because the notes are subordinated to other debt, which will have a senior claim on the issuers' assets.

   The new notes will be general unsecured obligations of the issuers. Payments on the new notes will rank subordinate in right of payment to all existing and future senior indebtedness of the issuers, including debt under their credit facility. In the event of the bankruptcy, liquidation, dissolution, reorganization or other winding-up of the issuers, the issuers' assets will be available to pay obligations on the new notes only after all senior indebtedness has been paid in full. Accordingly, in such event, the issuers may not have sufficient assets remaining to pay amounts due on the new notes. In addition, certain senior indebtedness, including our credit facility, limits our ability to purchase or redeem the new notes and limits payments on the new notes if such indebtedness is in default or accelerated following an event of default.

   As of March 31, 1999, Avalon Cable of Michigan LLC and Avalon Cable Finance, Inc. would have had approximately $352.9 million and Avalon Cable of New England LLC would have had approximately $338.1 million of senior indebtedness outstanding. The issuers have $18.5 million of availability under the credit facility. The issuers may incur additional senior indebtedness from time to time, subject to applicable restrictions. For additional information, please refer to the "Description of Certain Debt--The Credit Facility" and "Description of the Notes" sections of this prospectus.

Covenants in our debt agreements impose operational and financial restrictions on our business.

   The indenture governing the old notes and the new notes, the issuers' senior secured credit facility and indenture governing the senior discount notes issued by the holding companies contain numerous restrictive covenants. These covenants place significant restrictions on, among other things, the ability of the issuers to:

  . incur additional indebtedness,

  . create liens and other encumbrances,

  . pay dividends and make certain other payments, investments, loans and guarantees,

  . enter into transactions with affiliates and

  . sell or otherwise dispose of assets and merge or consolidate with another entity.

   The credit facility also contains a number of financial covenants that require the issuers to meet specified financial ratios and tests. Events beyond the control of the issuers may affect their ability to meet these ratios and tests. We cannot assure you that the issuers will meet these ratios or these tests. In addition, the issuers and their subsidiaries may incur other debt in the future that may contain more restrictive covenants than those currently applicable.

If our debt obligations are accelerated as a result of a failure to comply with our debt agreements, we may not be able to repay the new notes.

   A failure to comply with the obligations in our debt agreements could result in an event of default under such agreements. An event of default could permit acceleration of the related debt and could also permit the acceleration of debt under other instruments that may contain cross-acceleration or cross-default provisions. In this event, lenders under these instruments could declare all amounts outstanding to be immediately due and payable. In addition, in the case of the credit facility and any other secured debt, the lenders thereunder could foreclose upon the secured assets. We cannot assure you that the issuers' assets would be sufficient to repay the issuers' debt, including the new notes, if the lenders under the credit facility accelerated their debt.

We can only provide you with limited information about the performance of our company under current management on which to make your investment decision.

   Our company was formed in 1997 and has grown principally through acquisitions. We acquired a substantial portion of our operations in early November 1998 in the Cable Michigan transaction. Accordingly, you have limited information about our combined operations and the results that we can achieve through our management. We cannot assure you that the past operating history of any or all of the entities that we have acquired will be indicative of results under our management.

If we are unable to successfully identify, complete and integrate acquisitions, we may not realize operating efficiencies or be able to grow.

   In pursuing our cluster strategy, we will continue to seek strategic acquisitions at prices we believe to be attractive. A substantial part of our future growth depends on these acquisitions. Our results of operations could be materially affected if we do not complete or successfully integrate new businesses into our existing businesses. We cannot assure you that we will find attractive acquisition candidates at suitable prices, be able to finance these acquisitions on satisfactory terms, successfully acquire those candidates, or effectively manage the integration of acquired businesses into our existing business. In addition, acquisitions of cable systems are frequently subject to approval from local franchising authorities and other governmental agencies. Our agreement with Charter Communications also limits our ability to make acquisitions.

Significant competition in providing entertainment, news and information could reduce the demand for and profitability of our services.

   Our industry is very competitive. The nature and level of the competition affects, among other things, how much we must spend to maintain and upgrade our cable systems, how much we must spend on marketing and promotions and the prices we can charge. We cannot assure you that we will have the resources to compete effectively. Many of our present and potential competitors have substantially greater resources than we do. Also, some of our competitors may use technology that customers may find superior to ours. We face competition from:

  . companies with alternative methods of receiving and distributing single and/or multiple channels of video programming, such as direct-to-the-home satellite programming companies and off-air television broadcast programming companies;

  . other sources of news, information and entertainment, such as newspapers, movie theaters, live sporting events, interactive online computer services and home video products, including videotape cassette recorders;

  . potentially, other operators of cable television systems in our communities, including systems operated by local governmental authorities; and

  . other distribution systems capable of delivering programing to homes and businesses including direct broadcast satellite systems, private satellite master antenna television systems and wireless terrestrial program distribution services such as multipoint, multichannel distribution service.

   In recent years, the number of subscribers to direct broadcast satellite services has grown significantly on a national basis. Additionally, Congress and the FCC have recently proposed regulations that could make it easier for direct broadcast satellite providers to legally deliver certain distant and local broadcast signals. Recent changes in federal law and recent administrative and judicial decisions have also removed certain restrictions that have limited entry into the cable television business by potential competitors such as telephone companies, registered utility holding companies and their subsidiaries. Such developments will enable local telephone companies to provide a wide variety of video services in the telephone company's service area which will be directly competitive with services provided by cable television systems. We cannot predict the extent to which competition will materialize in our franchise areas from other cable television operators, other video programming distribution systems and other broadband telecommunications services to the home. We also cannot predict whether we will face new competitors or their impact on us. For additional information, please refer to "Business--Competition" and "Regulation" sections of this prospectus.

The exercise of appraisal rights by former shareholders of Mercom, Inc. may have a material adverse effect on our financial position and results of operations.

   In connection with the acquisition of Mercom, Inc., former shareholders of Mercom holding approximately 731,894 common shares or approximately 15.3% of all outstanding Mercom common shares gave notice of their election to exercise appraisal rights as provided by Delaware law. On July 2, 1999, former shareholders of Mercom holding 535,501 shares of Mercom common shares filed a petition for appraisal of stock in the Court of Chancery in the State of Delaware. We cannot predict at this time the effect of these elections or the results of any appraisal proceeding since we do not know the extent to which these former shareholders will continue to pursue appraisal rights under Delaware law or choose to abandon these efforts and accept the consideration payable in the Mercom merger. We can provide no assurance as to what a Delaware court would find in any appraisal proceeding or when this matter will be resolved. We have already provided for the consideration of $12.00 per Mercom share due under the terms of our merger with Mercom with respect to these shares but have not provided for any additional amounts or costs. Accordingly, we cannot assure you that the ultimate outcome would not have a material adverse effect on us. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Proceedings."

We will be unable to continue to provide services in areas where our franchises are not renewed or are terminated, which will adversely affect our business and financial results.

   We operate under limited term franchises granted by state and local authorities. We cannot assure you that we will be able to retain or renew franchises or that any renewals will be on terms as favorable to us as the existing terms. A franchise is generally granted for a fixed term ranging from five to 15 years but is often terminable if the franchisee fails to comply with any material provisions of the franchise agreement. Our franchises typically impose conditions relating to the use and operation of the cable television system, including requirements relating to payment of fees, system bandwidth capacity and customer service requirements. The non-renewal or termination of franchises relating to a significant portion of our subscribers could have a material adverse effect on our results of operations as we would no longer be able to offer services to affected customers. In addition, a change in the conditions of a franchise could make it more expensive for us to operate the related cable system, which could adversely affect our business. For additional information, please refer to "Business--Franchises" section of this prospectus.

Extensive government regulation of the cable industry can increase our expenses and slow our growth.

   The extensive regulation of our industry by federal, state and local governments results in increased costs, limits on our ability to offer new services and change our prices and restricts our ability to make acquisitions. As a result, our financial condition could be negatively affected and our growth could be limited. The Cable Television Consumer Protection and Competition Act of 1992 and the implementing rules of the Federal Communications Commission generally have increased the administrative and operational expenses of cable television systems and have resulted in additional regulatory oversight by the Federal Communications Commission and local and/or state franchise authorities. A number of states, including New York, Connecticut and Massachusetts, subject cable systems to the jurisdiction of centralized state governmental agencies in addition to more local regulation. Regulations cover, among other things:

  . rates for certain services,

  . mandatory carriage and retransmission consent requirements that require a cable system under certain circumstances to carry a local broadcast station or to obtain consent to carry a local or distant broadcast station,

  . rules for certain franchise renewals and all transfers, and

  . other requirements covering a variety of operational areas, such as equal employment opportunity, technical standards and customer service requirements.

Changes in regulations can adversely affect our financial results and help our competitors.

   Our results of operations may be adversely impacted by changes in federal, state and local regulations. For example, pending federal legislation would make it easier for direct broadcast satellite services to provide local programming in local markets. If passed, the legislation would make direct broadcast satellite services more competitive with cable television, which is not currently similarly limited with respect to local programming. We cannot predict whether this legislation, or any other pending or future legislation, will ultimately become law, if it does what its final provisions will be and, consequently, what impact it would have on us.

We will not be able to remain competitive if we cannot keep up with technological change.

   The cable television industry is subject to rapid and significant changes in technology. We plan to upgrade the technical quality of our cable plant to expand our services, increase the number of channels that we offer to customers and, if economically viable, provide new services. We cannot assure you, however, that existing, proposed or yet undeveloped technologies will not become dominant in the future or otherwise render cable television services less profitable or less viable.

Our financial performance will be adversely affected if we cannot continue to obtain programming on reasonable terms.

   Our cable programming services are dependent upon our ability to obtain attractive programming at reasonable rates. Although we believe that our relations with our programming suppliers are generally good, the results of our operations could suffer a material adverse effect if we lost key programming contracts because the quality and amount of programming we offer affect the prices we can charge and the attractiveness of our services to subscribers. We also anticipate that the cost of obtaining programming will rise in the future. If we were unable to pass on these increases to our customers, these increases could have a material adverse effect on our results of operations. For additional information, please refer to the "Business--Programming" section of this prospectus.

Your investment may be adversely affected due to conflicts of interest between noteholders and our controlling equityholder.

   ABRY Broadcast Partners III, L.P. controls our total voting power and can therefore direct our policies. In addition, it controls the selection of a majority of the managers and the directors of the issuers. Certain changes in ABRY Broadcast Partners III's beneficial ownership interest in the issuers would constitute a change of control under the indenture governing the new notes and under other agreements, including our secured credit facility, and could result in an event of default or otherwise give rise to an obligation to make an immediate payment under these agreements.

   ABRY Broadcast Partners III and its affiliates are in the business of making controlling investments in broadcast and other media businesses and in businesses which support or enhance broadcast or media properties. They and members of our management may from time to time own or control interests in television, cable and related businesses other than through our company, including interests in our competitors. They may make acquisitions of television, cable and other broadcasting and related businesses that would be complementary to our business but are not made available to us.

   ABRY Broadcast Partners III, its affiliates and members of our management may from time to time maintain interests which are in conflict with the interests of the owners of the new notes. Some of these interests may result in restrictions on our ability to engage in certain activities due to limitations on common ownership, operation or control of certain businesses.

If a change of control occurs, there may not be sufficient assets to purchase the new notes of all noteholders wishing to have their new notes purchased.

   In the event there is a change of control of the issuers, the issuers must make an offer to buy back the new notes at a price equal to 101% of their principal amount, together with accrued and unpaid interest and liquidated damages, if any, as of the date of repurchase. As discussed above in the "Summary" section, we have signed an agreement with Charter Communications, Inc. under which Charter Communications has agreed to purchase for cash all of the equity interests in our company and assume and repay our outstanding debt. If this acquisition is consummated, it will result in a change of control of the issuers. We cannot predict the number of holders that would accept an offer to repurchase the notes upon a change of control. We do not know Charter Communications' plans as to financing any notes that must be repurchased and Charter Communications is not obligated to make any equity contributions to the issuers if their funds are insufficient to make all required repurchases. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

   We cannot assure you that the issuers and/or Charter Communications would have sufficient funds to pay the purchase price for all of the new notes upon consummation of Charter Communications' acquisition of our company or any other change of control, in part because events involving a change of control may also result in:

  . an event of default under our credit facility or other applicable debt agreements,

  . an obligation of the issuers or their holding companies to make an immediate payment under the credit facility or other debt agreements, or

  . obligations to purchase, or offer to purchase, the related indebtedness, including the senior discount notes of our holding companies.

   We also cannot assure you that the credit facility or other agreements to which the Issuers and their affiliates are then party would permit any of these purchases. If a change of control occurs at a time when the issuers are prohibited from purchasing the new notes, the issuers and their affiliates could seek the consent of their lenders to purchase the new notes or could attempt to refinance the borrowings that contain this prohibition. If the issuers do not obtain consent or repay the borrowings, the issuers would remain prohibited from purchasing the new notes. In this case, the issuers' failure to purchase tendered new notes would constitute an event of default under the indenture governing the new notes. For additional information, please refer to the "Description of the Notes" section of this prospectus.

Our performance could be adversely affected if we lose our key personnel.

   David Unger, our Chairman, and Joel Cohen, our President and Chief Executive Officer, while having extensive experience in the industry, do not have extensive experience with our company or any of our operations, including Cable Michigan. Therefore, we cannot assure you of our performance under their management. Our business is substantially dependent upon the performance of certain key individuals, including Mr. Unger and Mr. Cohen. Although we intend to maintain a strong management team, the loss of the services of Mr. Unger or Mr. Cohen could have a material adverse effect on us. Under the terms of his employment agreement, Mr. Unger is permitted to engage in other business activities in addition to his duties to the Company. For additional information, please refer to the "Management" section of this prospectus.

Our financial position may be adversely affected if we are responsible for certain liabilities related to the separation of Cable Michigan from Commonwealth Telephone Enterprises, Inc.

   Cable Michigan, Inc., which we acquired in November 1998, became a separate, public company on September 30, 1997. Prior to that time, its operations were part of Commonwealth Telephone Enterprises, Inc. Under the agreements governing the separation of Cable Michigan from Commonwealth Telephone Enterprises, we could be responsible for liabilities resulting from the joint operations of Cable Michigan, Commonwealth Telephone Enterprises and RCN Corporation, which was separated from Commonwealth Telephone Enterprises at the same time as Cable Michigan, including liabilities related to taxes and employee benefits. If we were so liable, it could have a material adverse effect on our financial position.

Failure of our year 2000 efforts could adversely affect our results of operations.

   We are in the process of reviewing our financial, administrative and operational systems and analyzing the extent to which we face a year 2000 problem. We also are in the process of reviewing systems provided to us by third parties, including billing systems. Our most reasonably likely worst case Year 2000 scenario involves the complete failure of our third party billing and customer support system. Although we have not yet made a final determination, we believe that any year 2000 problem, if it arises in the future, should not be material to our liquidity, financial position or results of operations. However, we cannot assure you as to the extent of any costs we may incur or if we will lose any subscribers, due to interruptions in our customer support system.

Your notes could be voided or subordinated to our other debt if the issuance of the notes constituted a fraudulent conveyance.

   Under federal or state fraudulent transfer laws, if a court found that at the time the issuers issued the old notes or the new notes or at the time any person became an additional obligor, any of the issuers or an additional obligor:

     (1) incurred the debt or assumed the obligations with the intent of hindering, delaying or defrauding current or future creditors; or

     (2) received less than fair consideration or reasonably equivalent value for incurring the debt or the obligations and

    . was insolvent or was rendered insolvent by reason of the incurrence of the debt or the obligations,

    . was engaged, or about to engage, in a business or transaction for which its remaining assets were unreasonably small or

    . intended to incur, believed or should have believed, it would incur debts beyond its ability to pay as the debts mature,

then, in each case, a court could void all or a portion of the issuer's or the additional obligor's obligations to you as a holder of the new notes, or subordinate the issuer's or additional obligor's obligations to the holders to other debt of the issuer or the additional obligor, as the case may be. This result would entitle other creditors to be paid in full before any payment could be made on your notes, and possibly allow other creditors to invalidate your notes. In that event, we could not assure you that you would ever recover any repayment on your notes.

   The definition of insolvency for purposes of the foregoing will vary depending upon the law applied. Generally, however, an issuer or an additional obligor would be considered insolvent if:

  . the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or

  . the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  . it could not pay its debts as they mature.

   We believe that, for the above purposes, the old notes were issued and are being exchanged without the intent to hinder, delay or defraud creditors, and for proper purposes and in good faith. We also believe that after the issuance and exchange of the notes and the application of their proceeds, the issuers will be solvent, will have sufficient capital for carrying on their business and will be able to pay their debts as they mature. We can give no assurance, however, what standard a court would apply in reviewing the transactions or that a court would agree with our conclusions.

We do not maintain insurance on our underground cable plant and thus damage to our cable plant could have a material adverse effect on our operations and our financial condition.

   As is typical in the cable television industry, we do not maintain insurance covering our underground cable plant. Therefore, the loss of or damage to a significant portion of our cable plant or other uninsured properties could result in significant expenses to restore our cable plant and possible loss of revenue if service to our customers is interrupted.

Actual results of our operations may differ from those contained in forward-looking statements.

   We make forward-looking statements throughout this prospectus. Whenever you read a statement that is not simply a statement of historical fact, such as when we describe what we believe, expect or anticipate will occur, and other similar statements, you must remember that our expectations may not be correct, even though we believe they are reasonable. You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect as a result of certain factors, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus. We will not update these forward-looking statements, even though our situation will change in the future.

                                  AVALON CABLE

Overview

   Set forth below are charts showing our corporate structure at the time we issued the old notes and after giving effect to a reorganization that we completed in March 1999. These charts should be read in light of the following facts:

  . Avalon Cable Holdings, LLC controls each of the issuers.

  . Each of the subsidiaries of Avalon Cable Holdings, LLC was organized in connection with a particular acquisition or the financing thereof.

  . In the initial structure, Avalon Cable of Michigan, Inc., Mercom, Inc.
    and Avalon Cable of New England LLC are the only companies with substantial operations. The rest are primarily holding companies, holding only equity interests in the indicated companies and incurring and/or guaranteeing debt.

  . In the structure after the reorganization, Avalon Cable of Michigan LLC and Avalon Cable of New England LLC are the only companies with substantial operations. The rest are primarily holding companies, holding only equity interests in the indicated companies and incurring and/or guaranteeing debt.

  . The controlling equityholder in Avalon Cable Holdings, LLC is ABRY
    Broadcast Partners III, L.P., an investment fund. It is managed by ABRY Partners, Inc., which manages $825 million of private equity funds and is one of the largest private equity investment firms in North America dedicated solely to investments in media businesses. For more information, see "Security Ownership of Certain Beneficial Owners and Management."

  . Members of management are also equityholders in Avalon Cable Holdings, LLC.

  . Avalon Investors L.L.C. was organized by a private investor in order to invest in our company. It does not have any voting rights and cannot obtain any circumstances voting rights with respect to the management or operations of Avalon Cable LLC or any of its subsidiaries.

  . The senior discount notes of the issuers' holding companies were privately placed at the same time as the old notes and are currently the subject of a separate exchange offer which is registered with the Securities and Exchange Commission on a separate registration statement.

Initial Structure

   The following chart sets forth our corporate structure as of the time of the old note offering. Originally, the issuers under the old notes were Avalon Cable of Michigan, Inc., Avalon Cable of New England LLC and Avalon Cable Finance, Inc. At that time, Avalon Cable of Michigan, Inc. operated the cable systems located in our Michigan cluster. Avalon Cable of New England LLC operates the cable systems located in our New England cluster. Avalon Cable of Michigan, Inc. is a wholly owned subsidiary of Avalon Cable of Michigan Holdings, Inc., Avalon Cable of New England LLC is a wholly owned subsidiary of Avalon Cable LLC and Avalon Cable Finance, Inc. is a wholly owned subsidiary of Avalon Cable Holdings Finance, Inc. Each of Avalon Cable Holdings Finance, Inc. and Avalon Cable Finance, Inc. was organized for purposes of facilitating the initial financing and other financings and conducts no activities other than in connection with those financings.

                                   [CHART]

Structure After the Reorganization

   In order to facilitate certain aspects of our financing, in March 1999, after the acquisition of the approximately 38% of Mercom, Inc. that we did not own through a merger of Mercom into Avalon Cable of Michigan, Inc., we completed a series of transactions we refer to as the "reorganization:"

  . Avalon Cable of Michigan, Inc. transferred substantially all of its assets and liabilities to Avalon Cable LLC, which then transferred these assets and liabilities to Avalon Cable of Michigan LLC and, as a result, Avalon Cable of Michigan LLC now operates our Michigan cluster;

  . Avalon Cable of Michigan LLC became an additional obligor on the old notes; and

  . Avalon Cable of Michigan, Inc. ceased to be an obligor on the old notes and became a guarantor of all of the obligations of Avalon Cable of Michigan LLC under the old notes and the credit facility.

   Avalon Cable of Michigan, Inc. does not have any significant assets other than its equity interests in Avalon Cable LLC. As a result, you should not expect Avalon Cable of Michigan, Inc., as guarantor, to have any assets available to make interest and principal payments on the new notes.

   The following chart sets forth our corporate structure immediately after giving effect to the reorganization.


                                    [CHART]

                                USE OF PROCEEDS

   We will not receive any cash proceeds from the issuance of the new notes. We used the proceeds of approximately $150.0 million from the offering of the old notes and approximately $110.4 million from the offering of the senior discount notes, which occurred at the same time, principally to:

  . repay approximately $125.0 million under the issuers' senior credit facility, together with accrued interest,

  . repay approximately $105.0 million of borrowings under the bridge credit facility described below, together with accrued interest,

  . repay approximately $18.0 million of borrowings under the subordinated bridge facility described below, together with accrued interest,

  . pay approximately $9.4 million of financing costs and certain fees and expenses, and

  . pay approximately $3.0 million of accrued interest and for other working capital needs.

   As a result, the bridge credit facility was terminated and no amounts were outstanding under the subordinated bridge facility. The credit facility, the bridge credit facility and the subordinated bridge facility were all entered into in connection with the closing of the acquisition of Cable Michigan in November 1998. At that time, borrowings under the bridge credit facility and the subordinated bridge facility, together with the funds received under the credit facility and as a result of equity investments, were used to finance the net consideration paid to acquire Cable Michigan, to repay existing Cable Michigan indebtedness, to repay indebtedness incurred in connection with prior acquisitions by Avalon Cable of New England and to pay financing costs and fees and expenses.

   Borrowings under the bridge credit agreement, dated as of November 5, 1998, among the holding companies of the issuers, the lenders named therein, Lehman Brothers Inc. and Lehman Commercial Paper Inc., bore interest, at the time of repayment, at approximately 11.3% per annum. The bridge credit facility would have become due and payable on November 6, 1999 unless converted into term loans as provided therein, in which case these principal amounts would have become due and payable on November 6, 2007.

   The subordinated bridge facility bore interest, at the time of repayment, at approximately 12.3% per annum. Interest under this facility was not currently payable in cash; rather, interest due and payable could be added to the principal amount outstanding thereunder. For a description of this facility, see the definition of "ABRY Subordinated Debt" under "Description of the Notes."

                                 CAPITALIZATION

   The following table sets forth:

  . the unaudited capitalization as of March 31, 1999 of each of Avalon Cable of Michigan LLC, Avalon Cable of New England LLC and Avalon Cable Finance, Inc., which were the issuers under the old notes at such date, and

  . the pro forma combined capitalization of the issuers as of March 31, 1999, giving effect to the pending acquisitions, the exchange offer and other matters described herein.

   The information in the following table should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus and the financial statements and the notes thereto which you can find elsewhere in this prospectus.

                               Unaudited March 31, 1999
                         ------------------------------------      Unaudited
                            Avalon        Avalon     Avalon    Pro Forma Combined
                          Michigan LLC New England   Finance     March 31, 1999
                         ------------- ------------ ---------  ------------------
                                         (dollars in thousands)
Long-term debt,
 including current
 portion
  Credit facility.......   $177,375      $177,375   $ 177,375       $177,375(1)
  New notes.............        --            --          --         150,000(2)
  Old notes.............    150,000       150,000     150,000            -- (1)(2)
  Note payable--
   affiliates...........     15,338           --       15,338            --
  Other.................        --            580         --             580
                           --------      --------   ---------       --------
    Total debt..........    342,713       327,955     342,713        327,955
Issuers' equity             201,209      (278,816)   (333,914)       255,307(1)
                           --------      --------   ---------       --------
    Total
     capitalization.....   $543,922      $ 49,139   $   8,799       $583,262
                           ========      ========   =========       ========

--------
(1) To eliminate the notes and credit facility and in-substance distribution of proceeds from the notes and credit facility which are reflected in the financial statements of Avalon Cable of New England LLC, Avalon Cable of Michigan LLC and Avalon Finance.
(2) To reflect the exchange of old notes for new notes, assuming all notes are exchanged.

   The combined information is presented because of the terms of the indenture governing the notes. The indenture requires that the issuers provide to the noteholders all information on a combined basis. The financial information required includes quarterly and annual financial statements, on a combined basis, substantially equivalent to financial statements that would have been included in Forms 10-Q and 10-K filed with the Commission if the issuers were required to file such financial information, including a management's discussion and analysis. The supplemental combined information presented below would be included in the financial information delivered to noteholders in compliance with this covenant for the periods covered. The combined information is also relevant to noteholders in determining compliance with the restrictive covenants imposed on the issuers by the indenture. The principal covenants include:

  . Restrictions on Incurrence of Indebtedness. The indenture prohibits any of the issuers from incurring indebtedness, other than specifically permitted indebtedness, unless the issuers would have, on a combined basis, a leverage ratio below specified levels after giving pro forma effect to the incurrence of such debt and the use of the related proceeds. For such purpose, the leverage ratio is determined by dividing the combined indebtedness of the issuers by the combined cash flow, or Adjusted EBITDA as used elsewhere herein, of the issuers, in each case as determined in accordance with the indenture. Similarly, the specifically permitted debt includes loans among the issuers. Also, the dollar amounts permitted for certain classes of permitted debt were determined based on an evaluation of combined data for the issuers rather than data relating to any one issuer.

  . Restrictions on Dividends and Other Restricted Payments. The indenture prohibits the issuers from paying dividends and making other restricted payments, other than specifically permitted payments. Restricted payments by any issuer are permitted, however, based on a formula which uses the combined cash flow and combined interest expense of all the issuers.

  . Limitations on Mergers, Consolidations and Sales of Assets. The covenant restricting mergers, consolidations and similar transactions applies only to transactions that involve all or substantially all of the assets of the issuers on a combined basis. This covenant does not prohibit transactions that involve one issuer so long as that issuer does not hold substantially all of the assets of the issuers on a combined basis.

  . Change of Control Offer. A change of control which gives rise to the obligation to make a change of control offer is based on the combined assets of the issuers rather than on the assets of any particular issuer.

   For additional information on the indenture, see "Description of the Notes."

                  SELECTED HISTORICAL FINANCIAL AND OTHER DATA

Cable Michigan and Avalon Cable of Michigan LLC

   On March 26, 1999, Avalon Cable of Michigan LLC received the assets and liabilities of Avalon Cable of Michigan, Inc. under a transfer by entities under common control. As a result, this contribution was accounted for similar to a pooling-of-interests.

   On November 6, 1998, Avalon Cable of Michigan, Inc., a wholly owned subsidiary of Avalon Cable of Michigan Holdings, Inc., acquired Cable Michigan. Accordingly, Cable Michigan is the predecessor entity to Avalon Cable of Michigan Holdings, Inc., Avalon Cable of Michigan, Inc., and Avalon Cable of Michigan LLC.

   Prior to September 30, 1997, Cable Michigan was operated as part of Commonwealth Telephone Enterprises, Inc. The table below sets forth selected historical consolidated data for Cable Michigan. The historical consolidated financial data presented below reflect periods during which Cable Michigan did not operate as an independent company and, accordingly, certain allocations were made in preparing the financial data. Therefore, this data may not reflect the results of operations or the financial condition which would have resulted if Cable Michigan had operated as a separate independent company during these periods, and are not necessarily indicative of Cable Michigan's future results of operations or financial position.

   The selected historical consolidated statement of operations and balance sheet data of Cable Michigan shown below for the five years ended December 31, 1997 have been derived from the consolidated financial statements of Cable Michigan which have been audited by PricewaterhouseCoopers LLP, independent accountants. The selected historical consolidated statement of operations and balance sheet data as of November 5, 1998 and for the period from January 1 to November 5, 1998 have been derived from the consolidated financial statements of Cable Michigan, which have been audited by PricewaterhouseCoopers LLP, independent accountants. The selected historical consolidated statement of operations and balance sheet data of Avalon Cable of Michigan LLC as of December 31, 1998 and for the period from June 2, 1998 (inception) through December 31, 1998 have been derived from the consolidated financial statements of Avalon Cable of Michigan LLC, which have been audited by PricewaterhouseCoopers LLP, independent accountants. The selected historical consolidated financial and other data for the three months ended March 31, 1999 have been derived from the unaudited consolidated financial statements of Avalon Cable of Michigan LLC, which in the opinion of the management of the issuers, reflect all adjustments necessary to present fairly the financial position and results of operations for the periods presented. The audited consolidated financial statements of Cable Michigan as of December 31, 1996, 1997 and November 5, 1998 and for each of the two years in the period ended December 31, 1997 and for the period from January 1, 1998 through November 5, 1998 are included elsewhere herein. The operating results for the three months ended March 31, 1999 are not necessarily indicative of results to be expected for the year ending December 31, 1999.

   The consolidated statement of operations data, other financial data and balance sheet data include the results of operations for Mercom since August 1995. The other operating data includes Mercom operating data for all periods presented. In July 1997, the Mercom Florida cable system was sold. This system served approximately 1,900 subscribers at the time of the sale.

   You should read the information in this table in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus and the financial statements and related notes thereto which you can find elsewhere in this prospectus.

                                                Predecessor
                          -------------------------------------------------------------
                                                                            Period from Period from    Three
                                                                            January 1,    June 2,     Months
                                    Year Ended December 31,                   1998 to     1998 to      Ended
                          ------------------------------------------------  November 5, December 31, March 31,
                            1993      1994      1995      1996      1997       1998       1998(8)      1999
                          --------  --------  --------  --------  --------  ----------- ------------ ---------
                                                      (dollars in thousands)
Statement of operations
 data
Revenues................  $ 48,665  $ 49,141  $ 60,675  $ 76,187  $ 81,299   $ 74,521    $  13,657   $ 22,238
Costs and expenses......    25,283    26,981    28,465    37,016    40,978     38,621        7,469     12,054
Corporate overhead......     3,372     1,562     6,284     7,075     7,204      6,087          249        374
Depreciation and
 amortization...........    32,697    28,685    25,154    31,427    32,082     28,098        6,554     10,084
Non-recurring expenses..       --        --        --        --        --       5,764          --         --
                          --------  --------  --------  --------  --------   --------    ---------   --------
Operating (loss) income.   (12,687)   (8,087)      772       669     1,035     (4,049)        (615)      (274)
Interest (expense), net.   (15,960)  (15,767)  (15,918)  (15,052)  (11,393)    (7,382)      (4,537)    (8,246)
Gain on sale of Florida
 cable system...........       --        --        --        --      2,571        --           --         --
Other (expense) income,
 net....................      (496)   (2,372)    4,645     6,127     3,429        897       (2,880)     1,362
                          --------  --------  --------  --------  --------   --------    ---------   --------
Net loss................  $(29,143) $(26,226) $(10,501) $ (8,256) $ (4,358)  $(10,534)   $  (8,032)  $ (7,158)
                          ========  ========  ========  ========  ========   ========    =========   ========
Balance sheet data (end
 of period)
Total assets............  $147,286  $116,972  $172,759  $149,200  $142,597   $131,220    $ 547,680   $563,315
Long-term debt
 (excluding current
 portion)...............       --        --    181,807   163,247   143,000    120,000      306,046    342,713
Net (deficit) equity....   (60,419)  (76,931)  (73,757)  (79,741)  (53,874)   (63,865)     211,267    201,209
Cash flow data
Cash flow from operating
 activities.............       N/A  $ 29,589  $    311  $ 27,817  $ 18,344   $ 15,028    $   6,048   $  5,864
Cash flow from investing
 activities.............       N/A    (8,995)  (13,345)   19,215   (10,009)   (18,697)    (436,302)   (36,761)
Cash flow from financing
 activities.............       N/A   (19,786)   14,993   (18,334)    5,587     (7,457)     439,325     33,767
Other financial data
Capital expenditures....       N/A  $  8,678  $ 11,207  $  9,605  $ 14,041   $ 18,697    $   4,673   $  4,561
Ratio of earnings to
 fixed charges (1)......       N/A       N/A      1.0x       --        --         --           --         --
Amount of the deficiency
 of earnings to fixed
 charges (1)............       N/A       N/A       --   $ 15,119  $  8,525   $ 12,368    $     615   $    274
Other operating data
 (end of period)
Homes passed (2)........   296,918   308,343   316,196   327,439   336,895    345,010      349,162    360,237
Basic subscribers (3)...   170,134   179,109   191,774   198,322   203,912    214,819      211,537    216,531
Basic penetration (4)...      57.3%     58.1%     60.7%     60.6%     60.5%      62.3%        60.6%      60.1%
Premium units (5).......       N/A       N/A    80,925    64,118    65,361     64,866       55,550     55,776
Premium penetration (6).       N/A       N/A      42.2%     32.3%     32.1%      30.2%        26.3%      25.8%
Average monthly revenue
 per basic subscriber
 (7)....................  $  29.65  $  27.53  $  31.36  $  32.30  $  33.03   $  33.18    $   34.96   $  34.56

          (See Notes to Selected Historical Financial and Other Data)

Avalon Cable of New England

   The selected historical statement of operations and balance sheet data of Avalon Cable of New England shown below as of December 31, 1997 and 1998 and for the period from September 4, 1997 (inception) through December 31, 1997 and for the year ended December 31, 1998 have been derived from the financial statements of Avalon Cable of New England which have been audited by PricewaterhouseCoopers LLP, independent accountants. The selected historical consolidated financial and other data for the three months ended March 31, 1998 and 1999 have been derived from the unaudited consolidated financial statements of Avalon Cable of New England, which in the opinion of the management of the issuers, reflect all adjustments necessary to present fairly the financial position and results of operations for the periods presented. The audited financial statements of Avalon Cable of New England as of December 31, 1997 and 1998 and for the period from September 4, 1997 (inception) through December 31, 1997 and for the year ended December 31, 1998 are included herein. The operating results for the three months ended March 31, 1999 are not necessarily indicative of results to be expected for the year ending December 31, 1999. You should read the information in this table in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus and the financial statements and related notes thereto which you can find elsewhere in this prospectus.

                                                                 Three Months
                                    Period from        Year          Ended
                                 September 4, 1997    Ended        March 31,
                                  to December 31,  December 31, ---------------
                                       1997            1998     1998    1999
                                 ----------------- ------------ ----- ---------
Statement of operations data
Revenues.......................        $ --         $   4,530   $ --  $   2,339
Costs and expenses.............          --             2,599     --      1,292
Corporate overhead.............          --               350     --         37
Depreciation and amortization..          --             1,569     --        747
                                       -----        ---------   ----- ---------
Operating income...............          --                12     --        263
Interest income (expense), net.            4           (5,393)      1    (8,384)
Other expense, net.............          --            (1,110)    --        --
                                       -----        ---------   ----- ---------
Net income (loss)..............        $   4        $  (6,491)  $   1 $  (8,121)
                                       =====        =========   ===== =========
Balance sheet data (end of
 period)
Total assets...................        $ 504        $  59,891   $ 505 $  62,980
Long-term debt (excluding
 current portion)..............          --           294,796     --    327,955
Member's interest..............            4         (241,436)      5  (279,816)
Cash flow data
Cash flows from operating
 activities....................        $ --         $     613     --  $   1,275
Cash flows from investing
 activities....................         (500)         (53,193)    --     (3,089)
Cash flows from financing
 activities....................          500           52,797     --      2,900
Other financial data
Capital expenditures...........          --         $      32     --  $     141
Ratio of earnings to fixed
 charges (1)...................          --                 1x    --          1x
Other operating data (end of
 period)
Homes passed (2)...............          --            28,350     --     28,812
Basic subscribers (3)..........          --            20,604     --     20,457
Basic penetration (4)..........          --              72.7%    --       71.0%
Premium units (5)..............          --             4,912     --      5,064
Premium penetration (6)........          --              23.8%    --       24.8%
Average monthly revenue per
 basic subscriber (7)..........          --         $  34.22      --  $   36.08

          (See Notes to Selected Historical Financial and Other Data)

AMRAC Clear View

   Avalon Cable LLC's wholly owned subsidiary, Avalon Cable of New England LLC, acquired AMRAC Clear View on May 29, 1998. Accordingly, AMRAC Clear View is the predecessor entity to both Avalon Cable LLC and Avalon Cable of New England LLC.

   The selected historical statement of operations and balance sheet data of AMRAC Clear View shown below for the four years ended December 31, 1997 have been derived from the financial statements of AMRAC Clear View which have been audited by Greenfield, Altman, Brown, Berger & Katz, P.C., independent accountants. The selected historical financial and other data of AMRAC Clear View shown below for the year ended December 31, 1993 has been derived from the unaudited financial statements of AMRAC Clear View. The selected historical financial and other data for the period ended May 28, 1997 have been derived from the unaudited financial statements of AMRAC Clear View, which in the opinion of management of the issuers, reflect all adjustments necessary to present fairly the financial position and results of operations for the period presented. The audited financial statements of AMRAC Clear View as of December 31, 1996 and 1997 and May 28, 1998 and for the three years ended December 31, 1997 and for the period ended May 28, 1998 are included elsewhere herein. The operating results for the period ended May 28, 1998 are not necessarily indicative of results to be expected for the year ending December 31, 1998. You should read the information contained in this table in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus and the financial statements and related notes thereto which you can find elsewhere in this prospectus.

                                               Predecessor
                          ------------------------------------------------------------
                                                                        Period Ended
                                  Year Ended December 31,                 May 28,
                          -------------------------------------------  ---------------
                           1993     1994     1995     1996     1997     1997    1998
                          -------  -------  -------  -------  -------  ------  -------
                                            (dollars in thousands)
Statement of operations
 data
Revenues................  $ 1,483  $ 1,576  $ 1,701  $ 1,807  $ 1,902  $  786  $   779
Costs and expenses......      891      900      975    1,045    1,038     435      443
Corporate overhead......      100       72       94       97      102      42       42
Depreciation and
 amortization...........      347      323      331      340      136      57       47
                          -------  -------  -------  -------  -------  ------  -------
Operating income........      145      281      301      325      626     252      247
Interest expense, net...     (147)    (142)    (130)     (91)     (47)    (23)     --
Other income, net.......      --       --       --       --        51     --       --
                          -------  -------  -------  -------  -------  ------  -------
Net (loss) income.......  $    (2) $   139  $   171  $   234  $   630  $  229  $   247
                          =======  =======  =======  =======  =======  ======  =======

Balance sheet data (end
 of period)
Total assets............  $ 1,490  $ 1,200  $ 1,001  $ 1,043  $ 1,374  $1,159  $ 1,073
Long-term debt
 (excluding current
 portion)...............    1,512    1,044      778      488      163     416      --
Partners' (deficit)
 equity.................     (394)    (286)    (180)      54      684     283      931

Cash flow data
Cash flow from operating
 activities.............  $   369  $   459  $   436  $   622  $   689  $  313  $   276
Cash flow from investing
 activities.............      (66)     (64)    (117)     (75)    (118)    (56)     (61)
Cash flow from financing
 activities.............     (179)    (420)    (303)    (261)    (284)   (139)    (561)

Other financial data
Capital expenditures....  $    66  $    64  $   117  $    65  $   118  $   56  $    61
Ratio of earnings to
 fixed charges (1)......      1.0x     1.9x     2.2x     3.1x     9.3x    8.0x    44.4x

Other operating data
 (end of period)
Homes passed (2)........    6,025    6,250    6,447    6,640    6,775   6,693    6,955
Basic subscribers (3)...    4,277    4,558    4,808    4,901    5,025   4,964    5,101
Basic penetration (4)...     71.0%    72.9%    74.6%    73.8%    74.2%   74.2%    73.3%
Premium units (5).......    2,049    1,931    1,770    1,667    1,465   1,455    1,561
Premium penetration (6).     47.9%    42.4%    36.8%    34.0%    29.2%   29.3%    30.6%
Average monthly revenue
 per basic subscriber
 (7)....................      N/A      N/A  $ 30.27  $ 31.02  $ 31.94  $31.92  $ 30.77

          (See Notes to Selected Historical Financial and Other Data)

Pegasus Cable Television

   Prior to July 21, 1998, Pegasus Cable Television, Inc. and Pegasus Cable Television of Connecticut, Inc., which we refer to collectively as Pegasus Cable Television, operated as part of Pegasus Communications Corporation. The table below sets forth selected historical combined data for Pegasus Cable Television. The historical combined financial data presented below reflect periods during which Pegasus Cable Television did not operate as an independent company and, accordingly, certain allocations were made in preparing the financial data. Therefore, this data may not reflect the results of operations or the financial condition which would have resulted if Pegasus Cable Television had operated as a separate independent company during these periods, and are not necessarily indicative of Pegasus Cable Television's future results of operations or financial position.

   The selected historical combined statement of operations and balance sheet data of Pegasus Cable Television shown below for the three years ended December 31, 1997 have been derived from the combined financial statements of Pegasus Cable Television which have been audited by PricewaterhouseCoopers LLP, independent accountants. The selected historical combined financial and other data for the six months ended June 30, 1997 and 1998 have been derived from the unaudited combined financial statements of Pegasus Cable Television, which in the opinion of management of the issuers, reflect all adjustments necessary to present fairly the combined financial position and results of operations for the periods presented. The audited combined financial statements of Pegasus Cable Television as of December 31, 1996 and 1997 and for the three years ended December 31, 1997 are included elsewhere herein. The operating results for the six months ended June 30, 1998 are not necessarily indicative of results to be expected for the year ending December 31, 1998. You should read the information in this table in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus and the combined financial statements and related notes thereto which you can find elsewhere in this prospectus.

                                                                 Six Months
                                    Year Ended December 31,    Ended June 30,
                                    -------------------------  ----------------
                                     1995     1996     1997     1997     1998
                                    -------  -------  -------  -------  -------
                                            (dollars in thousands)
Statement of operation data
Revenues..........................  $ 5,135  $ 5,775  $ 6,191  $ 2,990  $ 3,277
Costs and expenses................    2,604    3,024    3,190    1,617    1,693
Corporate overhead................      368      349      242      132       97
Depreciation and amortization.....    1,658    1,669    1,565      769      835
                                    -------  -------  -------  -------  -------
Operating income..................      505      733    1,194      472      652
Interest expense, net.............   (1,744)  (1,887)  (1,791)    (863)    (938)
Other (expense), net..............      (20)     (27)     (44)     (31)     (22)
                                    -------  -------  -------  -------  -------
Net loss..........................  $(1,259) $(1,181) $  (641) $  (422) $  (308)
                                    =======  =======  =======  =======  =======
Balance sheet data (end of period)
Total assets......................  $10,251  $11,584  $12,661  $12,156  $12,988
Long-term debt (excluding current
 portion).........................   15,023   15,044   15,018   15,026   14,994
Shareholders' (deficit)...........  (7,026)   (8,207)  (8,785)  (8,629)  (9,093)

Cash flow data
Cash flows from operating
 activities.......................  $ 1,172  $ 3,379  $ 2,681  $ 1,739  $ 1,705
Cash flows from investing
 activities.......................     (291)  (1,247)    (889)    (520)    (117)
Cash flows from financing
 activities.......................     (401)  (2,615)  (1,090)    (777)    (971)

Other financial data
Capital expenditures..............  $   164   $1,175  $   691  $   445  $   114
Ratio of earnings to fixed charges
 (1)..............................      --       --       --       --       --
Amount of the Deficiency of
 earnings to fixed charges (1)....  $ 1,239  $ 1,156  $   625  $   414  $   303

Other operating data (end of
 period)
Homes passed (2)..................   19,245   19,437   19,631   19,562   19,739
Basic subscribers (3).............   14,859   14,678   14,894   15,226   15,413
Basic penetration (4).............     77.2%    75.5%    75.9%    77.8%    78.1%
Premium units (5).................    5,315    4,807    4,300    4,607    4,236
Premium penetration (6)...........     35.8%    32.7%    28.9%    30.3%    27.5%
Average monthly revenue per basic
 subscriber (7)...................  $ 29.00  $ 32.59  $ 34.89  $ 33.41  $ 36.04

          (See Notes to Selected Historical Financial and Other Data)

Taconic Technology

   Prior to July 1999, the assets and liabilities that we acquired from Taconic Technology were being operated as part of Taconic Technology Corporation. The table below sets forth selected historical data for these assets and liabilities of Taconic Technology. The historical financial data presented below reflect periods during which these assets and liabilities of Taconic Technology did not operate as an independent company and, accordingly, certain allocations were made in preparing the financial data. Therefore, this data may not reflect the results of operations or the financial condition which would have resulted if these assets and liabilities of Taconic Technology had operated as a separate independent company during these periods, and are not necessarily indicative of Taconic Technology's future results of operations or financial position.

   The selected historical statements of operations and balance sheet data of Taconic Technology shown below for the three years ended December 31, 1998 have been derived from the financial statements of Taconic Technology, which have been audited by KPMG LLP, independent accountants. The selected financial and other data of Taconic Technology shown below for the year ended December 31, 1995 has been derived from the unaudited financial statements of Taconic Technology. The selected historical consolidated financial and other data for the three months ended March 31, 1999 have been derived from the unaudited consolidated financial statements of Taconic Technology, which in the opinion of the management of the issuers, reflect all adjustments necessary to present fairly the financial position and results of operations for the periods presented. The audited financial statements of Taconic Technology as of December 31, 1997 and 1998 and for the two years then ended December 31, 1998 are included elsewhere herein. The operating results for the three months ended March 31, 1999 are not necessarily indicative of results to be expected for the year ending December 31, 1999. You should read the information in this table in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus and the combined financial statements and related notes thereto which you can find elsewhere in this prospectus.

                                                                Three Months
                                                                    Ended
                                  Year Ended December 31,         March 31,
                                ------------------------------  --------------
                                 1995    1996    1997    1998    1998    1999
                                ------  ------  ------  ------  ------  ------
                                         (dollars in thousands)
Statement of operations data
Revenues....................... $1,771  $1,916  $2,005  $2,086  $  489  $  523
Costs and expenses.............  1,108   1,213   1,278   1,378     343     340
Corporate overhead.............     56      62      34      22       9       6
Depreciation and amortization..    359     432     426     426     107     105
                                ------  ------  ------  ------  ------  ------
Operating income...............    248     209     267     260      30      72
Interest expense, net..........   (129)   (102)    (79)    (17)    (17)    --
Other (expense), net...........    (15)    (43)    (75)    (97)     (5)    (28)
                                ------  ------  ------  ------  ------  ------
Net income..................... $  104  $   64  $  113  $  146  $    8  $   44
                                ======  ======  ======  ======  ======  ======

Balance sheet data (end of
 period)
Total assets................... $2,797  $2,638  $2,337  $2,372  $2,266  $2,399
Long-term debt (excluding
 current portion)..............  1,110     946     793     --      --      --
Shareholders' equity...........    614     678     792   1,707   1,569   1,751

Cash flow data
Cash flows from operating
 activities.................... $  N/A  $  521  $  367  $  104  $   37  $   19
Cash flows from investing
 activities....................    N/A    (238)   (214)    (81)    (14)    (19)
Cash flows from financing
 activities....................    N/A    (283)   (153)    (23)    (23)    --

Other financial data
Capital expenditures........... $  445  $  238  $  214  $   81  $   14  $   19
Ratio of earnings to fixed
 charges (1)...................    1.7x    1.8x    2.5x    3.4x    3.7x   4.0x

Other operating data (end of
 period)
Homes passed (2)...............  7,037   7,128   7,210   7,200   7,200   7,200
Basic subscribers (3)..........  4,738   4,733   4,819   5,100   4,875   5,000
Basic penetration (4)..........   67.3%   66.4%   66.8%   70.8%   67.7%   69.4%
Premium units (5)..............  1,492   1,337   1,271   1,225   1,262   1,200
Premium penetration (6)........   31.5%   28.2%   26.4%   24.0%   25.9%   24.0%
Average monthly revenue per
 basic subscriber (7).......... $31.87  $33.72  $34.98  $34.67  $34.92  $34.87

          (See Notes to Selected Historical Financial and Other Data)

Avalon Cable Finance

   The selected historical consolidated statement of operations and balance sheet data of Avalon Cable Finance shown below as of December 31, 1998 and for the period from October 21, 1998 (inception) through December 31, 1998 have been derived from the consolidated financial statements of Avalon Cable Finance which have been audited by PricewaterhouseCoopers LLP, independent accountants. The selected historical consolidated statement of operations and balance sheet data for the period from as of December 31, 1998 and for the period from October 21, 1998 (inception) through December 31, 1998 have been derived from the consolidated financial statements of Avalon Cable Finance, which have been audited by PricewaterhouseCoopers LLP, independent accountants. The selected historical consolidated financial and other data for the three months ended March 31, 1999 have been derived from the unaudited consolidated financial statements of Avalon Cable Finance, which in the opinion of the management of the issuers, reflect all adjustments necessary to present fairly the financial position and results of operations for the periods presented. The audited consolidated financial statements of Avalon Cable Finance are included elsewhere herein. The operating results for the three months ended March 31, 1999 are not necessarily indicative of results to be expected for the year ending December 31, 1999. You should read the information in this table in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus and the financial statements and related notes thereto which you can find elsewhere in this prospectus.

                                                    Period from    Three Months
                                                 October 21, 1998     Ended
                                                 to December 31,    March 31,
                                                       1998            1999
                                                 ----------------- ------------
Statement of operations data
Revenues........................................     $     --       $     --
Costs and expenses..............................           --             --
Corporate overhead..............................           --             --
Depreciation and amortization...................           --             --
                                                     ---------      ---------
Operating (loss) income.........................           --             --
Interest (expense), net.........................        (4,533)        (8,476)
Other (expense) income, net.....................           --             --
                                                     ---------      ---------
Net loss........................................     $  (4,533)     $  (8,476)
                                                     =========      =========
Balance sheet data (end of period)
Total assets....................................     $  21,592      $  21,368
Long-term debt (excluding current portion)......       306,046        342,713
Stockholder's equity............................      (288,938)      (333,914)
Cash flow data
Cash flows from operating activities............           --             --
Cash flows from investing activities............     $ (15,171)           --
Cash flows from financing activities............        15,171            --
Other financial data
Capital expenditures............................           --             --
Ratio of earnings to fixed charges (1)..........           --             --
Other operating data (end of period)
Homes passed (2)................................           --             --
Basic subscribers (3)...........................           --             --
Basic penetration (4)...........................           --             --
Premium units (5)...............................           --             --
Premium penetration (6).........................           --             --
Average monthly revenue per basic subscriber
 (7)............................................           --             --

          (See Notes to Selected Historical Financial and Other Data)

Avalon Cable of Michigan, Inc.

   The selected historical consolidated statement of operations and balance sheet data as of December 31, 1998 and 1997 and for the year ended December 31, 1998 and for the period from inception (September 4, 1997) through December 31, 1997 have been derived from the consolidated financial statements of Avalon Cable of Michigan, Inc., which have been audited by PricewaterhouseCoopers LLP, independent accountants. The selected historical consolidated financial and other data for the three months ended March 31, 1999 and 1998 have been derived from the unaudited consolidated financial statements of Avalon Cable of Michigan, Inc., which in the opinion of the management of the issuers, reflect all adjustments necessary to present fairly the financial position and results of operations for the periods presented. The audited consolidated financial statements of Avalon Cable of Michigan, Inc. are included elsewhere herein. The operating results for the three months ended March 31, 1999 are not necessarily indicative of results to be expected for the year ending December 31, 1999. You should read the information in this table in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus and the financial statements and related notes thereto which you can find elsewhere in this prospectus.

                             For the period
                             from inception    For the year Three months Three months
                          (September 4, 1997)     ended        ended        ended
                          through December 31, December 31,  March 31,    March 31,
                                  1997             1998         1998         1999
                          -------------------- ------------ ------------ ------------
Statement of operations
 data
Revenues................         $ --           $  18,187      $ --        $ 24,577
Costs and expenses......           --              10,067        --          13,034
Corporate overhead......           --                 655        --             787
Depreciation and
 amortization...........           --               8,183        --          10,839
                                 -----          ---------      -----       --------
Operating (loss) income.           --                (718)       --             (83)
Interest (expense), net.             4             (8,050)         1        (11,431)
Other (expense) income,
 net....................            (4)              (150)        (1)         7,333
                                 -----          ---------      -----       --------
Net loss................         $ --           $  (8,918)     $ --        $ (4,181)
                                 =====          =========      =====       ========
Balance sheet data (end
 of period)
Total assets............           --           $ 591,879        --         610,576
Long-term debt
 (excluding current
 portion)...............           --             406,290        --         442,727
Stockholder's Equity....           --              26,082        --          21,901
Cash flow data
Cash flows from
 operating activities...           --           $  92,735        --        $ 10,599
Cash flows from
 investing activities...           --            (579,820)       --         (39,819)
Cash flows from
 financing activities...           --             496,733        --          33,159
Other financial data
Capital expenditures....           --           $  11,468        --        $  4,269
Ratio of earnings to
 fixed charges (1)......           --                 --         --             --
Amount of the deficiency
 of earnings to fixed
 charges (1)............           --           $     718        --        $     83
Other operating data
 (end of period)
Homes passed (2)........           --             377,512        --         389,049
Basic subscribers (3)...           --             232,141        --         236,988
Basic penetration (4)...           --                61.5%       --            60.9%
Premium units (5).......           --              60,462        --          60,840
Premium penetration (6).           --                26.0%       --            25.7%
Average monthly revenue
 per basic subscriber
 (7)....................           --           $   34.89        --        $  34.69

          (See Notes to Selected Historical Financial and Other Data)

      SUPPLEMENTAL COMBINED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

   Set forth below is supplemental historical and pro forma information for Avalon Cable of Michigan LLC, Avalon Cable of New England LLC and Avalon Cable Finance, Inc., the issuers, on a combined basis. This information does not reflect the financial position, results of operations or cash flows of any of the individual issuers or the guarantor. This information is provided as supplemental information only and is not intended as a substitute for the financial information presented for any of the individual issuers or the guarantor.

   The combined information is presented because of the terms of the indenture governing the notes. The indenture requires that the issuers provide to the noteholders all information on a combined basis. The financial information required includes quarterly and annual financial statements, on a combined basis, substantially equivalent to financial statements that would have been included in Forms 10-Q and 10-K filed with the Commission if the issuers were required to file such financial information, including a management's discussion and analysis. The supplemental combined information presented below would be included in the financial information delivered to noteholders in compliance with this covenant for the periods covered. The combined information is also relevant to noteholders in determining compliance with the restrictive covenants imposed on the issuers by the indenture. The principal covenants include:

  . Restrictions on Incurrence of Indebtedness. The indenture prohibits any of the issuers from incurring indebtedness, other than specifically permitted indebtedness, unless the issuers would have, on a combined basis, a leverage ratio below specified levels after giving pro forma effect to the incurrence of such debt and the use of the related proceeds. For such purpose, the leverage ratio is determined by dividing the combined indebtedness of the issuers by the combined cash flow, or Adjusted EBITDA as used elsewhere herein, of the issuers, in each case as determined in accordance with the indenture. Similarly, the specifically permitted debt includes loans among the issuers. Also, the dollar amounts permitted for certain classes of permitted debt were determined based on an evaluation of combined data for the issuers rather than data relating to any one issuer.

  . Restrictions on Dividends and Other Restricted Payments. The indenture prohibits the issuers from paying dividends and making other restricted payments, other than specifically permitted payments. Restricted payments by any issuer are permitted, however, based on a formula which uses the combined cash flow and combined interest expense of all the issuers.

  . Limitations on Mergers, Consolidations and Sales of Assets. The covenant restricting mergers, consolidations and similar transactions applies only to transactions that involve all or substantially all of the assets of the issuers on a combined basis. This covenant does not prohibit transactions that involve one issuer so long as that issuer does not hold substantially all of the assets of the issuers on a combined basis.

  . Change of Control Offer. A change of control which gives rise to the obligation to make a change of control offer is based on the combined assets of the issuers rather than on the assets of any particular issuer.

   For additional information on the indenture, see "Description of the Notes."

   The supplemental historical financial information has been derived from the selected historical financial data for each issuer as included elsewhere herein. The supplemental pro forma financial information has been derived from the pro forma information for each issuer as included elsewhere herein. The supplemental financial information and accompanying notes are provided for informational purposes only and are not necessarily indicative of the operating results that would have occurred had all completed and pending acquisitions been consummated on the date indicated, nor are they necessarily indicative of the issuers' future results of operations or financial position. The operating results for the three months ended March 31, 1999 are not necessarily indicative of results to be expected for the year ending December 31, 1999.

   You should read the information in this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Unaudited Pro Forma Financial Data" and "Selected Historical Financial and Other Data" sections of this prospectus and the financial statements and related notes thereto which you can find elsewhere in the prospectus.

                                 For the year ended      For the three months
                                 December 31, 1998       ended March 31, 1999
                              ------------------------ -------------------------
                              Historical   Pro Forma    Historical   Pro Forma
                              Combined(9) Combined(10) Combined(11) Combined(12)
                              ----------- ------------ ------------ ------------
Statement of operations data
Revenues....................   $  18,187    $104,911     $ 24,577     $ 26,050
Costs and expenses..........      10,068      56,239       13,346       14,414
Corporate overhead..........         599       6,944          411          434
Depreciation and
 amortization...............       8,123      44,768       10,831       11,466
Non-recurring expenses......         --        5,764          --           --
                               ---------    --------     --------     --------
Operating (loss) income.....        (603)     (8,804)         (11)        (264)
Interest (expense), net.....      (5,398)    (31,302)      (8,154)      (8,357)
Other (expense) income, net.      (3,990)     (4,529)       1,362          --
                               ---------    --------     --------     --------
Net loss....................   $  (9,991)   $(44,635)    $ (6,803)    $ (8,621)
                               =========    ========     ========     ========
Balance sheet data (end of
 period)
Total assets................   $ 585,443                 $620,171     $631,821
Long-term debt (excluding
 current portion)...........     294,796                  327,955      327,955
Net equity..................     251,597                  255,307      255,307
Cash flow data
Cash flow from operating
 activities.................   $   6,661    $  6,661     $  7,139     $  7,139
Cash flow from investing
 activities.................    (474,372)   (502,695)     (39,850)     (37,079)
Cash flow from financing
 activities.................     476,951     502,296       36,667       21,496
Other financial data
Capital expenditures........   $   4,705    $  4,705     $  4,702     $  5,975
Ratio of earnings to fixed
 charges(1).................         --          --           1.0x         --
Amount of the deficiency of
 earnings to fixed
 charges(1).................   $     603    $  8,804     $    --      $    264
Other operating data (end of
 period)
Homes passed(2).............     377,512     396,249      389,049      396,249
Basic subscribers(3)........     232,141     241,988      236,988      241,988
Basic penetration(4)........        61.5%       61.1%        61.6%        61.1%
Premium units(5)............      60,462      62,040       60,840       62,040
Premium penetration(6)......        26.0%       25.6%        25.6%        25.6%
Average monthly revenue per
 basic subscriber(7)........   $   34.89    $  34.72     $  34.69     $  34.72

        (See Notes to Selected Historical Financial and Other Data)

           NOTES TO THE SELECTED HISTORICAL FINANCIAL AND OTHER DATA

(1) The ratio of earnings to fixed charges represents the number of times fixed charges were covered by net income adjusted for provision (benefit) for income taxes, equity in (loss) of unconsolidated entities, minority interest in (loss) income of consolidated entity and fixed charges. Fixed charges consist of interest expense, net and a portion of operating lease rental expense deemed to be representative of the interest factor.

(2) The number of dwelling units in a particular community that management estimates can be connected to our cable system.

(3) A home with one or more televisions connected to a cable system is counted as one basic subscriber. Bulk accounts are included on an equivalent basic by dividing the total monthly bill for the account by the basic monthly charge for a single outlet in the area.

(4) Calculated as basic subscribers as a percentage of homes passed.

(5) Includes only single channel services offered for a monthly fee per channel and does not include tiers of channels as a package for a single monthly fee. A subscriber may purchase more than one premium service, each of which is counted as a separate premium service unit.

(6) Calculated as premium units as a percentage of basic subscribers.

(7) Represents revenues during the respective period divided by the number of months in the period divided by the average number of basic subscribers (beginning of period plus end of period divided by two) for this period.

(8) The operations of Avalon Cable of Michigan LLC commenced on November 6, 1998 with the acquisition of Cable Michigan.

(9) The following summarizes the supplemental unaudited historical financial information for the issuer for the year ended December 31, 1998:

                           Avalon     Avalon
                          Michigan     New      Avalon                        Historical
                             LLC     England    Finance   Eliminations         Combined
                          ---------  --------  ---------  ------------        ----------
Statement of operations
 data
Revenues................  $  13,657  $  4,530  $     --    $     --           $  18,187
Costs and expenses......      7,469     2,599        --          --              10,068
Corporate overhead......        249       350        --          --                 599
Depreciation and
 amortization...........      6,554     1,569        --          --               8,123
Non-recurring expenses..        --        --         --          --                 --
                          ---------  --------  ---------   ---------          ---------
Operating (loss) income.       (615)       12        --          --                (603)
Interest (expense), net.     (4,537)   (5,393)    (4,533)      9,065 (a)         (5,398)
Other (expense) income,
 net....................     (2,880)   (1,110)       --                          (3,990)
                          ---------  --------  ---------   ---------          ---------
Net loss................  $  (8,032) $ (6,491) $  (4,533)  $   9,065          $  (9,991)
                          =========  ========  =========   =========          =========
Balance sheet data (end
 of period)
Total assets              $ 547,680  $ 59,891  $  21,592   $ (43,720)(a),(b)  $ 585,443
Long-term debt
 (excluding current
 portion)...............    306,046   294,796    306,046    (612,092)(a),(b)    294,796
Net (deficit) equity....    211,267  (241,436)  (288,938)    570,704 (a)        251,597
Cash flow data
Cash flow from operating
 activities.............  $   6,048  $    613  $     --    $     --           $   6,661
Cash flow from investing
 activities.............   (436,302)  (53,193)   (15,171)     30,342 (b)       (474,372)
Cash flow from financing
 activities.............    439,325    52,797     15,171     (30,342)(b)        476,951
Other financial data
Capital expenditures....  $   4,673  $     32  $     --                       $   4,705
Ratio of earnings to
 fixed charges(1).......        --        1.0x       --                             --
Amount of the deficiency
 of earnings to fixed
 charges (1)............  $     615  $    --   $     --                       $     603
Other operating data
 (end of period)
Homes passed (2)........    349,162    28,350        --                         377,512
Basic subscribers (3)...    211,537    20,604        --                         232,141
Basic penetration (4)...       60.6%     72.7%       --                            61.5%
Premium units (5).......     55,550     4,912        --                          60,462
Premium penetration (6)
 .......................       26.3%     23.8%       --                            26.0%
Average monthly revenue
 per basic subscriber
 (7)....................  $   34.96  $  34.22  $     --                       $   34.89

--------
(a) To eliminate the notes, credit facility, interest expense and associated deferred financing costs that is treated as an in-substance distribution of proceeds from the notes and credit facility which are reflected in the financial statements of Avalon New England and Avalon Finance.
(b) To eliminate the intercompany note receivable and note payable and related interest income and expense between Avalon Michigan LLC, Avalon New England, and Avalon Finance.

   (10) The supplemental pro forma financial information for the year ended December 31, 1998 was derived as follows:

                          Pro Forma  Pro Forma
                           Avalon     Avalon    Pro Forma   Pro Forma
                          Michigan      New      Avalon    Adjustments/       Pro Forma
                             LLC      England    Finance   Eliminations       Combined
                          ---------  ---------  ---------  ------------       ---------
Statement of operations
 data
Revenues................  $  91,278  $ 13,633   $    --      $    --          $ 104,911
Costs and expenses......     47,810     8,429        --           --             56,239
Corporate overhead......      6,433       511        --           --              6,944
Depreciation and
 amortization...........     39,911     4,857        --           --             44,768
Non-recurring expenses..      5,764       --         --           --              5,764
                          ---------  --------   --------     --------         ---------
Operating (loss) income.     (8,640)     (164)       --           --             (8,804)
Interest (expense), net.    (31,180)  (31,302)   (31,180)     (62,360)(a),(b)   (31,302)
Other (expense) income,
 net....................     (3,419)   (1,110)       --           --             (4,529)
                          ---------  --------   --------     --------         ---------
Net loss................  $ (43,239) $(32,576)   $31,180     $(62,360)        $ (44,635)
                          =========  ========   ========     ========         =========
Cash flow data
Cash flow from operating
 activities.............  $   6,048  $    613   $    --      $    --          $   6,661
Cash flow from investing
 activities.............   (436,302)  (53,193)   (15,171)       1,971 (b),(c)  (502,695)
Cash flow from financing
 activities.............    439,325    52,797     15,171       (4,997)(b),(c)   502,296
Other financial data
Capital expenditures....  $   4,673  $     32        --                       $   4,705
Ratio of earnings to
 fixed charges (1)......        --        --         --                             --
Amount of the deficiency
 of earnings to fixed
 charges (1)............  $   8,640  $    164        --                       $   8,804
Other operating data
 (end of period)
Homes passed (2)........    349,162    35,550        --                         384,712
Basic subscribers (3)...    211,537    25,704        --                         237,241
Basic penetration (4)...       60.6%     72.3%       --                            61.3%
Premium units (5).......     55,550     6,137        --                          61,687
Premium penetration (6).       26.3%     23.9%       --                            26.0%
Average monthly revenue
 per basic
 subscriber (7).........  $   34.96       --    $    --                       $   34.57

--------
(a) To eliminate the senior subordinated debt, credit facility, interest expense, associated deferred financing costs and in-substance distribution of proceeds from the notes and credit facility which are reflected in the financial statements of Avalon New England and Avalon Finance. See debt footnote to the financial statements of Avalon New England and Avalon Finance, included elsewhere herein, for additional information regarding the accounting and reporting.

(b) To eliminate the intercompany note receivable and note payable and related interest income and expense between Avalon Michigan LLC, Avalon New England, and Avalon Finance. See debt footnote to the financial statements of the co-issuers, included elsewhere herein, for additional information.

(c) To reflect cash payments and borrowings for acquisitions.

   (11) The following summarizes the supplemental unaudited historical financial information for the three months ended March 31, 1999:

                           Avalon    Avalon
                          Michigan     New      Avalon                        Historical
                            LLC      England    Finance   Eliminations         Combined
                          --------  ---------  ---------  ------------        ----------
Statement of operations
 data
Revenues................  $ 22,238  $   2,339  $     --    $     --            $ 24,577
Costs and expenses......    12,054      1,292        --          --              13,346
Corporate overhead......       374         37        --          --                 411
Depreciation and
 amortization...........    10,084        747        --          --              10,831
Non-recurring expenses..       --         --         --          --                 --
                          --------  ---------  ---------   ---------           --------
Operating (loss)
 income.................      (274)       263        --          --                 (11)
Interest (expense),
 net....................    (8,246)    (8,384)    (8,476)     16,952 (a)         (8,154)
Other (expense) income,
 net....................     1,362        --         --          --               1,362
                          --------  ---------  ---------   ---------           --------
Net loss................  $ (7,158) $  (8,121) $  (8,476)  $  16,952           $ (6,803)
                          ========  =========  =========   =========           ========
Balance sheet data (end
 of period)
Total assets............  $563,315  $  62,980  $  22,368   $ (28,492)(a)       $620,171
Long-term debt
 (excluding current
 portion)...............   342,713    327,955    342,713    (685,426)(a),(b)    327,955
Net (deficit) equity....   201,209   (279,816)  (333,914)    667,828 (a)        255,307
Cash flow data
Cash flow from operating
 activities.............  $  5,846  $   1,275  $     --                        $  7,139
Cash flow from investing
 activities.............   (36,761)    (3,089)       --                         (39,850)
Cash flow from financing
 activities.............    33,767      2,900        --                          36,667
Other financial data
Capital expenditures....  $  4,561  $     141        --                        $  4,702
Ratio of earnings to
 fixed charges (1)......       --         1.0x       --                             1.0x
Amount of the deficiency
 of earnings to
 fixed charges (1)......  $    274        --         --                        $    --
Other operating data
 (end of period)
Homes passed (2)........   360,237     28,812        --                         389,049
Basic subscribers (3)...   216,531     20,457        --                         236,988
Basic penetration (4)...      60.1%      71.0%       --                            60.9%
Premium units (5).......    55,776      5,064        --                          60,840
Premium penetration
 (6)....................      25.8%      24.8%       --                            25.7%
Average monthly revenue
 per basic
 subscriber (7).........  $  34.56  $   36.08  $     --                        $  34.69

--------
(a) To eliminate the notes, credit facility, interest expense and associated deferred financing costs that is treated as an in-substance distribution of proceeds from the notes and credit facility which are reflected in the financial statements of Avalon New England, Avalon Michigan LLC and Avalon Finance.

(b) To eliminate the intercompany note receivable and note payable and related interest income and expense between Avalon Michigan LLC, Avalon New England, and Avalon Finance.

(12) The supplemental pro forma financial data for the three months ended March 31, 1999 was derived as follows:

                           Pro Forma    Pro Forma              Pro Forma
                             Avalon      Avalon     Avalon    Adjustments/            Pro Forma
                          Michigan LLC New England  Finance   Eliminations            Combined
                          ------------ ----------- ---------  ------------            ---------
Statement of operations
 data
Revenues................   $  22,724    $  3,326   $     --    $     --               $ 26,050
Costs and expenses......      12,364       2,050         --          --                 14,414
Corporate overhead......         391          43         --          --                    434
Depreciation and
 amortization...........      10,144       1,322         --          --                 11,466
Non-recurring expenses..         --          --          --          --                    --
                           ---------    --------   ---------   ---------              --------
Operating (loss) income.        (175)        (89)        --          --                   (264)
Interest (expense), net.      (9,055)     (9,193)     (9,285)     18,969 (a),(b)        (8,564)
Other (expense) income,
 net....................         --          --          --          --                    --
                           ---------    --------   ---------   ---------              --------
Net loss................   $  (9,230)   $ (9,282)  $  (9,285)  $  18,969              $ (8,828)
                           =========    ========   =========   =========              ========
Balance sheet data (end
 of period)
Total assets............   $ 563,315    $ 74,416   $  22,368   $ (28,278)(a),(b)      $631,821
Long-term debt
 (excluding current
 portion)...............     352,860     338,102     352,860    (715,867)(a),(b),(c)   327,955
Net (deficit) equity....     191,062    (278,816)   (343,061)    686,122 (a)           255,307
Cash flow data
Cash flow from operating
 activities.............   $   5,864    $  1,275   $     --    $     --               $  7,139
Cash flow from investing
 activities.............     (36,761)     (3,089)        --        2,771 (a),(d)       (37,079)
Cash flow from financing
 activities.............      33,767       2,900         --      (15,171)(a)            21,496
Other financial data
Capital expenditures....   $   4,561    $  1,414   $     --    $     --               $   5975
Ratio of earnings to
 fixed charges (1)......
Amount of the deficiency
 of earnings to fixed
 charges (1)............   $     175    $     89                                      $    264
Other operating data
 (end of period)
Homes passed (2)........     360,237      36,012         --          --                396,249
Basic subscribers (3)...     216,531      25,457         --          --                241,988
Basic penetration (4)...        60.1%       70.7%        --          --                   61.1%
Premium units (5).......      55,776       6,264         --          --                 62,040
Premium penetration (6).        25.8%       24.6%        --          --                   25.6%
Average monthly revenue
 per basic
 subscriber (7).........   $   34.56         --          --          --               $  34.72

(a) To eliminate the notes, credit facility, interest expense, associated deferred financing costs and in-substance distribution of proceeds from the notes and credit facility which are reflected in the financial statements of Avalon New England, Avalon Michigan LLC and Avalon Finance. See debt footnote to the financial statements of Avalon New England, Avalon Michigan LLC and Avalon Finance, included elsewhere herein, for additional information regarding the accounting and reporting.
(b) To eliminate the intercompany note receivable and note payable and related interest income and expense between Avalon Michigan LLC, Avalon New England, and Avalon Finance. See applicable Note to the financial statements of the co-issuers, included elsewhere herein, for additional information.
(c) To eliminate the Avalon New England borrowings for pending acquisitions since as a combined group, these borrowings would not be necessary.

(d) To adjust for payment for pending acquisitions and those completed subsequent to March 31, 1999.

                       UNAUDITED PRO FORMA FINANCIAL DATA

   Unaudited Pro Forma Financial Data is presented for each of the following:

  . Avalon Cable of Michigan LLC including Cable Michigan, the predecessor to
    Avalon Cable of Michigan LLC,

  . Avalon Cable of New England LLC including AMRAC Clear View, the predecessor entity, and completed acquisitions of Pegasus Cable Television, Inc., Pegasus Cable Television of Connecticut, Inc. and Taconic Technology Corporation,

  . Avalon Cable Finance, Inc., and

  . Avalon Cable of Michigan, Inc., the guarantor of the old notes and the new notes.

   The Unaudited Pro Forma Financial Data is based on the historical financial statements and the assumptions and adjustments described in the accompanying notes. The results of Mercom are included in the results of Avalon Cable of Michigan LLC and Cable Michigan for the reported periods. The following Unaudited Pro Forma Statements of Operations gives effect to our completed and pending acquisitions, the issuance of the old notes, the incurrence of debt under our senior credit facility and the reorganization transactions described herein, as if each had occurred on January 1, 1999 for pro forma information for the period ended March 31, 1999 and January 1, 1998 for the pro forma information for the period ended December 31, 1998. The Unaudited Pro Forma Statements of Operations do not purport to represent what the issuers' results of operations actually would have been if all complete and pending acquisitions had occurred as of the date indicated or what the results will be for future periods. Among other things, this data does not give effect to certain non-recurring charges or cost savings expected to result from our acquisitions.

   In the following table and the related notes, we refer to:

  . Avalon Cable of Michigan LLC as Avalon Michigan LLC,

  . Avalon Cable of Michigan, Inc. as Avalon Michigan Inc.,

  . Avalon Cable of New England LLC as Avalon New England,

  . AMRAC Clear View as Amrac,

  . Pegasus Cable Television, Inc. and Pegasus Cable Television of
    Connecticut, Inc., collectively as Pegasus,

  . the assets and related liabilities that we acquired from Taconic
    Technology Corporation as Taconic, and

  . Avalon Cable Finance, Inc. as Avalon Finance.

   The following Unaudited Pro Forma Balance Sheets as of March 31, 1999 was prepared as if all of the completed and pending acquisitions and the reorganization had occurred on this date. The Unaudited Pro Forma Balance Sheets reflect the preliminary allocations of purchase price to the issuers' tangible and intangible assets and liabilities. The final allocation of purchase price, and the resulting depreciation and amortization expense in the accompanying Unaudited Pro Forma Statements of Operations, may differ from the preliminary estimates due to the final allocation being based on (a) actual closing date amounts of assets and liabilities and (b) actual appraised values of property, plant and equipment and any identifiable intangible assets for the pending acquisitions. For every $100,000 change in the allocation to goodwill, amortization expense would increase or decrease accordingly by approximately $6,700 on a yearly basis.

   The Unaudited Pro Forma Financial Data and accompanying notes are provided for informational purposes only and are not necessarily indicative of the operating results that would have occurred had all completed and pending acquisitions been consummated on the date indicated, nor are they necessarily indicative of the issuers' future results of operations or financial position. The operating results for the three months ended March 31, 1999 are not necessarily indicative of results to be expected for the year ended December 31, 1999.

   The Unaudited Pro Forma Financial Data should be read in conjunction with the financial statements of Avalon Michigan LLC, Cable Michigan, Avalon New England, Amrac, Pegasus, Taconic, Avalon Finance and Avalon Michigan Inc. and the accompanying notes thereto included elsewhere in this prospectus.

   Prior to July 21, 1998, Pegasus was operated as part of Pegasus Communications Corporation. The table below sets forth selected historical combined data for Pegasus. The historical combined financial data presented below reflect periods during which Pegasus did not operate as an independent company and, accordingly, certain allocations were made in preparing the financial data. Therefore, this data may not reflect the results of operations or the financial condition which would have resulted if Pegasus had operated as a separate independent company during these periods, and are not necessarily indicative of Pegasus' future results of operations or financial position.

   As of March 31, 1999, the assets and liabilities that we acquired from Taconic were owned by Taconic Technology. The table below sets forth selected historical data for these assets and liabilities of Taconic. The historical financial data presented below reflect periods during which these assets and liabilities were part of Taconic and, accordingly, certain allocations were made in preparing the financial data. Therefore, the data may not reflect the results of operations or the financial condition which would have resulted if these assets and liabilities were owned by a separate independent company during these periods, and are not necessarily indicative of the future results of operations or financial position of these assets and liabilities.

                          AVALON CABLE OF MICHIGAN LLC

                       UNAUDITED PRO FORMA BALANCE SHEET
                                 March 31, 1999
                             (dollars in thousands)

                                                Avalon
                                               Michigan  Pro Forma     Unaudited
                    ASSETS                       LLC    Adjustments    Pro Forma
                    ------                     -------- -----------    ---------
Current assets:
Cash.......................................... $ 11,923  $  (1,000)(e) $ 10,173
                                                              (750)(d)
Accounts receivable--affiliates...............      568        --           568
Accounts receivable, net......................    5,391        --         5,391
Prepaids and other current assets.............      600        --           600
                                               --------  ---------     --------
Total current assets..........................   18,482     (1,750)      16,732
Property, plant and equipment, net............  108,617         50 (d)  108,667
Intangible assets, net........................  436,155      1,000 (e)  437,855
                                                               700 (d)
Note receivable--affiliate....................      --         --           --
Other assets..................................       61        --            61
                                               --------  ---------     --------
Total assets.................................. $563,315        --      $563,315
                                               ========  =========     ========
            LIABILITIES AND EQUITY
            ----------------------
Current liabilities:
Current portion of long-term debt............. $    --   $     --      $    --
Accounts payable and accrued expenses.........   16,763        --        16,763
Accounts payable--affiliates..................      --         --           --
Advance billings and customer deposits........    2,630        --         2,630
                                               --------  ---------     --------
Total current liabilities.....................   19,393        --        19,393
Credit facility...............................  177,375    (10,147)(h)  187,522
Old senior subordinated notes.................  150,000   (150,000)(f)      --
New senior subordinated notes.................      --     150,000 (f)  150,000
Long-term debt................................      --         --           --
Notes payable--affiliate......................   15,338        --        15,338
Deferred credits and other....................      --         --           --
                                               --------  ---------     --------
Total liabilities.............................  362,106     10,147      372,253
Minority interest.............................      --         --           --
Equity, net...................................  201,209    (10,147)(h)  191,062
                                               --------  ---------     --------
   Total liabilities and equity, net.......... $563,315  $     --      $563,315
                                               ========  =========     ========


                (See Notes to Unaudited Pro Forma Balance Sheet)

                        AVALON CABLE OF NEW ENGLAND LLC

                       UNAUDITED PRO FORMA BALANCE SHEET

                                 March 31, 1999
                             (dollars in thousands)

                                       Avalon
                                     New England          Pro Forma     Unaudited
                                         LLC     Taconic Adjustments    Pro Forma
                                     ----------- ------- -----------    ---------
              Assets
Current assets:
Cash...............................   $  1,303   $  --    $ (8,525)(a)  $    --
                                                            (2,925)(b)
                                                            10,147 (c)
Accounts receivable, net...........        818       32        --            850
Prepaids and other current assets..        142      626        --            768
                                      --------   ------   --------      --------
  Total current assets.............      2,263      658     (1,303)        1,618
Property, plant and equipment, net.      6,388    1,713      1,612 (a)     9,813
                                                               100 (b)
Intangible assets, net.............     38,991      --       4,803 (a)    47,619
                                                             2,825 (b)
                                                             1,000 (e)
Note receivable--affiliate.........     15,338      --         --         15,338
Other assets.......................        --        28        --             28
                                      --------   ------   --------      --------
  Total assets.....................   $ 62,980   $2,399   $  9,037      $ 74,416
                                      ========   ======   ========      ========
      Liabilities and Equity
Current liabilities:
Current portion of long-term debt..   $     20   $  --    $    --       $     20
Accounts payable and accrued ex-
 penses............................        996      289        --          1,285
Accounts payable--affiliates.......        394      --         --            394
Accrued interest...................     12,698      --         --         12,698
Advance billings and customer de-
 posits............................        733      --         --            733
                                      --------   ------   --------      --------
  Total current liabilities........     14,841      289        --         15,130
Credit facility....................    177,375      --      10,147 (c)   187,522
Old senior subordinated notes......    150,000      --    (150,000)(f)       --
New senior subordinated notes......        --       --     150,000 (f)   150,000
Long-term debt.....................        580      --         --            580
Deferred credits and other.........        --       359       (359)(a)       --
                                      --------   ------   --------      --------
  Total liabilities................    342,796      648      9,788       353,232
Equity, net........................   (279,816)   1,751     (1,751)(a)  (278,816)
                                                             1,000 (e)
                                      --------   ------   --------      --------
  Total liabilities and equity,
   net.............................   $ 62,980   $2,399   $  9,037      $ 74,416
                                      ========   ======   ========      ========

                 (See Notes to Unaudited Pro Forma Balance Sheet)

                        AVALON CABLE FINANCE, INC.

                       UNAUDITED PRO FORMA BALANCE SHEET

                                 March 31, 1999

                             (dollars in thousands)

                                        Avalon
                                         Cable     Pro Forma         Unaudited
                                        Finance   Adjustments        Pro Forma
                                       ---------  -----------        ---------
                Assets
Intangible assets..................... $   6,030   $   1,000 (e)     $   7,030
Note receivable--affiliate............    15,338         --             15,338
                                       ---------   ---------         ---------
  Total assets........................ $  21,368   $   1,000         $  22,368
                                       =========   =========         =========
         Liability and Equity
Current liabilities:
Accrued interest...................... $  12,569   $     --          $  12,569
                                       ---------   ---------         ---------
  Total current liabilities...........    12,569                        12,569
Credit facility.......................   177,375      10,147 (h)       187,522
Old senior subordinated notes.........   150,000    (150,000)(f)           --
New senior subordinated notes.........               150,000 (f)       150,000
Note payable--affiliate...............    15,338         --             15,338
                                       ---------   ---------         ---------
  Total liabilities...................   355,282      10,147 (h)       365,429
Equity, net...........................  (333,914)     (9,147)(e),(h)  (343,061)
                                       ---------   ---------         ---------
  Total liabilities and equity........ $  21,368   $   1,000         $  22,368
                                       =========   =========         =========




                (See Notes to Unaudited Pro Forma Balance Sheet)

                         AVALON CABLE OF MICHIGAN, INC.

                       UNAUDITED PRO FORMA BALANCE SHEET

                   For the three months ended March 31, 1999
                             (dollars in thousands)

                                       Avalon
                                      Michigan          Pro Forma      Unaudited
                                        Inc.   Taconic Adjustments     Pro Forma
                                      -------- ------- -----------     ---------
               Assets
Current assets:
Cash................................  $ 13,227 $  --    $  (8,525)(a)  $     27
                                                           (3,675)(g)
                                                           (1,000)(c)
Accounts receivable--affiliates.....       --     --          --            --
Accounts receivable, net............     6,210     32         --          6,242
Prepaids and other current assets...     1,447    626         --          2,073
                                      -------- ------   ---------      --------
  Total current assets..............    20,884    658     (13,200)        8,342
Property, plant and equipment, net..   115,200  1,713       1,612 (a)   118,675
                                                               150 (g)
Intangible assets, net..............   473,323    --        4,803 (a)   482,651
                                                            3,525 (g)
                                                            1,000 (c)
Note receivable--affiliate..........       --     --          --            --
Other assets........................     1,169     28         --          1,197
                                      -------- ------   ---------      --------
  Total assets......................  $610,576 $2,399   $  (2,110)     $610,865
                                      ======== ======   =========      ========
       Liabilities and Equity
Current liabilities:
Current portion of long-term debt...  $     20 $  --    $     --       $     20
Accounts payable and accrued ex-
 penses.............................    20,669    289         --         20,958
Accounts payable--affiliates........     3,388    --          --          3,388
Advance billings and customer depos-
 its................................     3,363    --          --          3,363
                                      -------- ------   ---------      --------
  Total current liabilities.........    27,440    289         --         27,729
Credit facility.....................   177,375    --          --        177,375
Old senior subordinated notes.......   150,000    --     (150,000)(f)       --
New senior subordinated notes.......       --     --      150,000 (f)   150,000
Long-term debt......................       580    --          --            580
Notes payable--affiliate............       --     --          --            --
Senior discount notes...............   114,772                --        114,772
Deferred credits and other..........    71,668    359        (359)(a)    71,668
                                      -------- ------   ---------      --------
  Total liabilities.................   541,835    648        (359)      542,124
Minority interest...................    46,840    --          --         46,840
Equity, net.........................    21,901  1,751      (1,751)(a)    21,901
                                      -------- ------   ---------      --------
  Total liabilities and equity, net.  $610,576 $2,399   $  (2,110)     $610,865
                                      ======== ======   =========      ========

                 (See Notes to Unaudited Pro Forma Balance Sheet)

                  NOTES TO UNAUDITED PRO FORMA BALANCE SHEETS
                                 March 31, 1999
                             (dollars in thousands)

(a) To reflect the acquisition of Taconic Technology:

      Cash paid......................................................... $8,525
                                                                         ======
        To record purchase price adjustments:
        Historical net book value, excluding debt....................... $1,751
        Eliminate net (assets)/liabilities not acquired.................    359
                                                                         ------
          Historical cost basis of net assets acquired..................  2,110
          Identified value of property and equipment in excess of
           historical cost..............................................  1,612
          Goodwill and other intangibles................................  4,803
                                                                         ------
            Fair value of Taconic....................................... $8,525
                                                                         ======

(b) To reflect the acquisitions of Traverse Internet and Hometown TV by Avalon New England as if these acquisitions occurred on March 31, 1999:

      Additional Acquisitions purchase price (1)........................ $2,925
                                                                         ------
      To record purchase price adjustments:
      Identified value of property, plant and equipment in excess of
       historical cost..................................................    100
      Goodwill and other intangibles....................................  2,825
                                                                         ------
      Fair value of the acquisitions of Traverse Internet and Hometown
       TV............................................................... $2,925
                                                                         ======
     --------
     (1) We acquired assets and liabilities of Traverse Internet as of
         April 1, 1999 and signed a definitive agreement to acquire assets of Hometown TV. These acquisitions do not represent significant acquisitions by the issuers and therefore do not require separate financial statement information.
(c) To reflect additional borrowings under the credit facility of $10,147 incurred in connection with the acquisitions of Traverse Internet and
    Hometown TV by Avalon New England.
(d) To reflect the acquisition of Galaxy American Communications by Avalon
    Cable of Michigan LLC as if this acquisition occurred on March 31, 1999:
      Galaxy American Communications purchase price (2)................. $  750
                                                                         ------
      To record purchase price adjustments:
      Identified value of property, plant and equipment in excess of
       historical cost..................................................     50
      Goodwill and other intangibles....................................    700
                                                                         ------
      Fair value of the Galaxy American Communications acquisition...... $  750
                                                                         ======
     --------
     (2) We signed a definitive agreement to acquire the assets of Galaxy
         American Communications. This acquisition does not represent a significant acquisition by the issuers and therefore do not require separate financial statement information.
(e) To reflect deferred financing costs of $1,000 incurred in conjunction with the exchange offer.
(f) To reflect the exchange of old notes for new notes.
(g) To reflect the acquisitions of Traverse Internet, Hometown TV and Galaxy
    American Communications as if these acquisitions occurred on March 31,
    1999:
      Additional Acquisitions purchase price (1)........................ $3,675
                                                                         ------
      To record purchase price adjustments:
      Identified value of property, plant and equipment in excess of
       historical cost..................................................    150
      Goodwill and other intangibles....................................  3,525
                                                                         ------
      Fair value of the Additional Acquisitions......................... $3,675
                                                                         ======

     --------
     (1) We acquired assets and liabilities of Traverse Internet as of April 30, 1999 and signed definitive agreements to acquire assets of Hometown TV and Galaxy American Communications. These acquisitions do not represent significant acquisitions by the issuers and therefore do not require separate financial statement information.
(h) To reflect in-substance distribution of proceeds from senior subordinated notes and credit facility borrowings of $10,147 which would be made by Avalon New England for the pending acquisitions.

                          AVALON CABLE OF MICHIGAN LLC

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                   For the three months ended March 31, 1999
                             (dollars in thousands)

                                              Avalon
                                             Michigan     Pro Forma    Unaudited
                                             LLC (2)   Adjustments (4) Pro Forma
                                             --------  --------------- ---------
Revenues.................................... $22,238       $   486 (a)  $22,724
Cost and expenses...........................  12,054           310 (a)   12,364
Corporate overhead..........................     374            17 (a)      391
Depreciation and amortization...............  10,084            60 (b)   10,144
Non-recurring expenses......................     --            --           --
                                             -------       -------      -------
Operating (loss) income.....................    (274)           99         (175)
Interest expense, net.......................  (8,246)         (809)(d)   (9,055)
Other income (expense), net.................   1,362        (1,362)(c)      --
                                             -------       -------      -------
Net (loss) income........................... $(7,158)      $(2,072)     $(9,230)
                                             =======       =======      =======

                      For the year ended December 31, 1998
                             (dollars in thousands)

                                    Predecessor
                           Avalon   ------------
                          Michigan     Cable        Pro Forma          Unaudited
                          LLC (7)   Michigan (9) Adjustments (14)      Pro Forma
                          --------  ------------ ----------------      ---------
Revenues................. $13,657     $ 74,521       $  3,100 (a)      $ 91,278
Cost and expenses........   7,469       38,621          1,720 (a)        47,810
Corporate overhead.......     249        6,087             97 (a)         6,433
Depreciation and
 amortization............   6,554       28,098          5,259 (b)        39,911
Non-recurring expenses...     --         5,764            --              5,764
                          -------     --------       --------          --------
Operating (loss) income..    (615)      (4,049)        (3,976)           (8,640)
Interest expense, net....  (4,537)      (7,382)       (19,261)(c)       (31,180)
Other income (expense),
 net.....................  (2,880)         897         (1,436)(d), (e)   (3,419)
                          -------     --------       --------          --------
Net (loss) income........ $(8,032)    $(10,534)      $(24,673)         $(43,239)
                          =======     ========       ========          ========

            (See Notes to Unaudited Pro Forma Statement of Operations)

                        AVALON CABLE OF NEW ENGLAND LLC

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                   For the three months ended March 31, 1999
                             (dollars in thousands)

                              Avalon
                            New England              Pro Forma         Unaudited
                              LLC(3)    Taconic(5) Adjustments(6)      Pro Forma
                            ----------- ---------- --------------      ---------
Revenues..................    $ 2,339      $523       $    464 (a)      $ 3,326
Costs and expenses........      1,292       340            418 (a)        2,050
Corporate overhead........         37         6            --  (a)           43
Depreciation and amortiza-
 tion.....................        747       105            470 (b)        1,322
Non-recurring expenses....        --        --             --               --
                              -------      ----       --------          -------
Operating (loss) income...        263        72           (424)             (89)
Interest expense, net.....     (8,384)      --            (809)(c),(d)   (9,193)
Other income (expense),
 net......................        --        (28)            28 (e)          --
                              -------      ----       --------          -------
  Net (loss) income.......    $(8,121)     $ 44       $ (1,205)         $(9,282)
                              =======      ====       ========          =======

                      For the year ended December 31, 1998
                             (dollars in thousands)

                                          Predecessor
                              Avalon      -----------                            Pro Forma     Unaudited
                          New England(10)  Amrac(11)  Pegasus(12) Taconic(13) Adjustments(15)  Pro Forma
                          --------------- ----------- ----------- ----------- ---------------  ---------
Revenues................      $ 4,530        $779       $3,277      $2,086       $  2,961 (a)  $ 13,633
Costs and expenses......        2,599         443        1,693       1,378          2,316 (a)     8,429
Corporate overhead......          350          42           97          22            --            511
Depreciation and
 amortization...........        1,569          47          835         426          1,980 (b)     4,857
                              -------        ----       ------      ------       --------      --------
Operating (loss) income.           12         247          652         260         (1,335)         (164)
Interest expense, net...       (5,393)        --          (938)        (17)       (24,954)(c)   (31,302)
Other income (expense),
 net....................       (1,110)        --           (22)        (97)           119 (d)    (1,110)
                              -------        ----       ------      ------       --------      --------
Net (loss) income.......      $(6,491)       $247       $ (308)     $  146       $(26,170)     $(32,576)
                              =======        ====       ======      ======       ========      ========

          (See Notes to Unaudited Pro Forma Statements of Operations)

                           AVALON CABLE FINANCE, INC.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                   For the three months ended March 31, 1999
                             (dollars in thousands)

                                             Avalon      Pro Forma    Unaudited
                                             Finance  Adjustments(19) Pro Forma
                                             -------  --------------- ---------
Revenues.................................... $   --        $ --        $   --
Operating expenses..........................     --          --            --
                                             -------       -----       -------
Operating (loss) income.....................     --          --            --
Interest expenses, net......................  (8,476)       (203)(a)    (9,285)
                                                            (606)(b)
Other income (expense), net.................     --          --            --
                                             -------       -----       -------
Net (loss) income........................... $(8,476)      $(809)      $(9,285)
                                             =======       =====       =======

                      For the year ended December 31, 1998
                             (dollars in thousands)

                                             Avalon     Pro Forma     Unaudited
                                             Finance  Adjustments(16) Pro Forma
                                             -------  --------------  ---------
Revenues.................................... $   --      $    --      $    --
Operating expenses..........................     --           --           --
                                             -------     --------     --------
Operating (loss) income.....................     --           --           --
Interest expense, net.......................  (4,533)     (26,647)(a)  (31,180)
Other income (expense), net.................     --           --           --
                                             -------     --------     --------
Net (loss) income........................... $(4,533)    $(26,647)    $(31,180)
                                             =======     ========     ========




            (See Notes to Unaudited Pro Forma Statement of Operations)

                         AVALON CABLE OF MICHIGAN, INC.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                   For the three months ended March 31, 1999
                             (dollars in thousands)

                                  Avalon
                                 Michigan                Pro Forma    Unaudited
                                 Inc.(8)   Taconic(5) Adjustments(17) Pro Forma
                                 --------  ---------- --------------- ---------
Revenues........................ $ 24,577     $523         $ 949 (a)  $ 26,049
Costs and expenses..............   13,034      340           728 (a)    14,102
Corporate overhead..............      787        6            17 (a)       810
Depreciation and amortization...   10,839      105           235 (b)    11,179
Non-recurring expenses..........      --       --            --            --
                                 --------     ----         -----      --------
Operating (loss) income.........      (83)      72           (31)          (42)
Interest expense, net...........  (11,431)     --           (606)(c)   (12,037)
Other income (expense), net.....    7,333      (28)          --          7,305
                                 --------     ----         -----      --------
Net (loss) income............... $ (4,181)    $ 44         $(637)     $ (4,774)
                                 ========     ====         =====      ========


                      For the year ended December 31, 1998
                             (dollars in thousands)

                                               Predecessors
                                           ---------------------
                               Avalon         Cable                                         Pro Forma         Unaudited
                          Michigan Inc.(8) Michigan(9) Amrac(11) Pegasus(12) Taconic(13) Adjustments(18)      Pro Forma
                          ---------------- ----------- --------- ----------- ----------- ---------------      ---------
Revenues................      $18,187       $ 74,521     $779      $3,277      $2,086       $  6,061 (a)      $104,911
Costs and expenses......       10,067         38,621      443       1,693       1,378          4,036 (a)        56,238
Corporate overhead......          655          6,087       42          97          22             97 (a)         7,000
Depreciation and
 amortization...........        8,183         28,098       47         835         426          7,239 (b)        44,828
Non-recurring expenses..          --           5,764      --          --          --             --              5,764
                              -------       --------     ----      ------      ------       --------          --------
Operating (loss) income.         (718)        (4,049)     247         652         260         (5,311)           (8,919)
Interest expense, net...       (8,050)        (7,382)     --         (938)        (17)       (29,120)(c)       (45,507)
Other income (expense),
 net....................         (150)           897      --          (22)        (97)        (1,807)(d),(e)    (1,179)
                              -------       --------     ----      ------      ------       --------          --------
Net (loss) income.......      $(8,918)      $(10,534)    $247      $ (308)     $  146       $(36,238)         $(55,605)
                              =======       ========     ====      ======      ======       ========          ========


            (See Notes to Unaudited Pro Forma Statement of Operations)

             NOTES TO UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
 For the Three Months Ended March 31, 1999 and the Year Ended December 31, 1998
                             (dollars in thousands)

(1) Avalon Michigan Inc.'s results of operations includes its actual historical results for the three months ended March 31, 1999. During this quarter, Avalon Michigan Inc. was the majority-owner of Avalon Cable LLC.
(2) Avalon Michigan LLC's results of operations includes the actual historical results for the three months ended March 31, 1999.
(3) Avalon New England results of operations include its results of operations for the three months ended March 31, 1999 and the results of its wholly-owned subsidiary, Avalon.com, from the date of inception (January 21, 1999) through March 31, 1999.
(4) Pro forma adjustments for Avalon Michigan LLC represent those adjustments necessary to present operating results as if all pending and completed acquisitions and financings occurred on January 1, 1999. These adjustments include the following:

  (a) To adjust revenues, costs and expenses and corporate overhead of $486, $310, and $17, respectively for the three months ended March 31, 1999, to account for the acquisition of Nova Cablevision, Cross Country Cable TV, Galaxy American Communications, and R/COM as if these acquisitions occurred on January 1, 1999.

  (b) Amount represents increased depreciation and amortization due to excess of fair value over historical cost generated from the completed and pending acquisitions using a fifteen year useful life as if these acquisitions occurred on January 1, 1999 calculated as follows:

                                                                    Three months
                                                                       Ended
                                                                     March 31,
                                                                        1999
                                                                    ------------
      Pro forma depreciation and amortization......................   $10,144
      Historical depreciation and amortization.....................    10,084
                                                                      -------
      Pro forma adjustment.........................................   $    60
                                                                      =======

  (c) Amount represents increased interest expense of $203 due to the financings for the pending acquisitions of Avalon New England.
  (d) Amount represents increased interest expense of $606 due to the financings for completed acquisitions during the first three months ended March 31, 1999.
  (e) To remove tax benefit, net, of $1,362 since, after the reorganization and the completion of the Mercom acquisition, Mercom ceased to exist and its operations became part of Avalon Michigan LLC which is treated as a partnership for federal income tax purposes
(5) Taconic's results of operations includes the actual historical results of operations for the period from January 1, 1999 through March 31, 1999.
(6) Pro forma adjustments for Avalon New England represent those adjustments necessary to present operating results as if all pending and completed acquisitions and the financings occurred on January 1, 1999. These adjustments included the following:
  (a) To adjust revenues, costs and expenses and corporate overhead of $464, $418 and $0, respectively for the three months ended March 31, 1999, to account for the acquisitions of Traverse Internet, Novagate Communications and Hometown TV as if these acquisitions occurred on January 1, 1999.

  (b) Amount represents increased depreciation and amortization due to excess of fair value over historical cost generated from the acquisitions of Taconic and other completed and pending acquisitions using a fifteen year useful life calculated as follows:

                                                                    Three Months
                                                                       Ended
                                                                     March  31,
                                                                        1999
                                                                    ------------
      Pro forma depreciation and amortization......................    $1,322
      Historical depreciation and amortization.....................       852
                                                                       ------
      Pro forma adjustment.........................................    $  470
                                                                       ======

 For the Three Months Ended March 31, 1999 and the Year Ended December 31, 1998
                             (dollars in thousands)
  (c) Amount represents increased interest expense of $203 due to the financings for pending acquisitions.
  (d) Amount represents increased interest expense of $606 due to the financings for completed acquisitions during the first three months ended March 31, 1999.
  (e) To remove tax expense, net, of $28 since, after the completion of the Taconic acquisition, Taconic will cease to exist and its operations will be part of Avalon Michigan LLC which is treated as a partnership for federal income tax purposes.
(7) Avalon Michigan LLC's, an entity under common control, results of operations include the results of operations from the date of acquisition of Cable Michigan (November 6, 1998) through December 31, 1998.
(8) Avalon Michigan Inc.'s results of operations include the results of operations of its majority-owned subsidiary, Avalon Cable LLC for the year ended December 31, 1998.
(9) Cable Michigan's results of operations includes the actual historical results of operations of Cable Michigan for the period from January 1, 1998 through November 5, 1998.
(10) On May 29, 1998, Avalon New England acquired Amrac. On June 30, 1998, Avalon New England acquired Pegasus. Prior to these acquisitions, Avalon New England did not have any operations. Avalon New England's results of operations include the results of operations for the period from the acquisitions (May 29, 1998 for Amrac and July 1, 1998 for Pegasus) through December 31, 1998.
(11) Amrac's results of operations includes the historical results of operations for the period from January 1, 1998 through May 28, 1998.
(12) Pegasus' combined results of operations includes the actual historical results of operations for the period from January 1, 1998 through June 30, 1998.
(13) Taconic's results of operations includes the actual historical results of operations of Taconic for the year ended December 31, 1998.
(14) Pro forma adjustments for Avalon Michigan LLC represent those adjustments necessary to present operating results as if all pending and completed acquisitions and the financings and the reorganizations occurred on January 1, 1998. These adjustments included the following:
  (a) To adjust revenues, costs and expenses and corporate overhead of $3,100, $1,720 and $97, respectively for the year ended December 31, 1998, to account for the acquisitions of Nova Cablevision, Cross
      Country Cable TV, R/COM, and Galaxy American Communication as if these acquisitions occurred on January 1, 1998.

  (b) Amount represents increased depreciation and amortization due to excess of fair value over historical cost generated from the acquisitions of Cable Michigan (including Mercom), and our other completed and pending acquisitions using a fifteen year useful life calculated as follows:

                                                                     Year Ended
                                                                    December 31,
                                                                        1998
                                                                    ------------
      Pro forma depreciation and amortization......................   $39,911
      Historical depreciation and amortization.....................    34,652
                                                                      -------
      Pro forma adjustment.........................................   $ 5,259
                                                                      =======

  (c) Amount represents increased interest expense due to the financings and the offerings:

                                                                 Year Ended
                                                              December 31, 1998
                                                              -----------------
      Historical interest expense, net......................           $ 11,919
                                                                       --------
      Senior subordinated notes.............................  $ 14,063
      Credit facility (1)...................................    16,183
      Amortization of deferred financing fees...............       934
                                                              --------
      Pro forma interest expense............................             31,180
                                                                       --------
        Pro forma adjustment................................           $ 19,261
                                                                       ========

    --------
    (1) If the assumed interest rate on the credit facility increased by 0.125%, total pro forma interest expense would increase by $225 for the year ended December 31, 1998.

 For the Three Months Ended March 31, 1999 and the Year Ended December 31, 1998
                             (dollars in thousands)
  (d) To remove tax benefits, net, of $1,909 since after the reorganization, Cable Michigan's and Mercom's operations became part of Avalon Michigan LLC which is treated as a partnership for federal income tax purposes.
  (e) To eliminate minority interest in loss of Mercom due to the completion of the Mercom acquisition of $473 for the year ended December 31, 1998.
(15) Pro forma adjustments for Avalon New England represent those adjustments necessary to present operating results as if all pending and completed acquisitions and the financings and the reorganizations occurred on January 1, 1998. These adjustments included the following:

  (a) To adjust revenues, costs and expenses and corporate overhead of $2,961, $2,316 and $0, respectively for the year ended December 31, 1998, to account for the acquisitions of Traverse Internet, Novagate Communications and Hometown TV as if these acquisitions occurred on January 1, 1998.

  (b) Amount represents increased depreciation and amortization due to excess of fair value over historical cost generated from the acquisitions of Cable Michigan (including Mercom) and our other completed and pending acquisitions using a fifteen year useful life calculated as follows:

                                                                     Year Ended
                                                                    December 31,
                                                                        1998
                                                                    ------------
      Pro forma depreciation and amortization......................    $4,857
      Historical depreciation and amortization.....................     2,877
                                                                       ------
      Pro forma adjustment.........................................    $1,980
                                                                       ======

  (c) Amount represents increased interest expense due to the financings and the offerings:

                                                                 Year Ended
                                                              December 31, 1998
                                                              -----------------
      Historical interest expense, net.......................          $  6,348
                                                                       --------
      Senior subordinated notes..............................  $14,063
      Credit facility (3)....................................   16,183
      Other debt.............................................      122
      Amortization of deferred financing fees................      934
                                                              --------
      Pro forma interest expense.............................            31,302
                                                                       --------
        Pro forma adjustment.................................           $24,954
                                                                       ========

    --------
    (3) If the assumed interest rate on the credit facility increased by 0.125%, total pro forma interest expense would increase by $13 for the year ended December 31, 1998.

  (d) To remove tax expense, net, since once acquired, Pegasus and Taconic will cease to exist and their operations will become part of Avalon New England which are treated as a partnership for federal income tax purposes:

                                                                     Year Ended
                                                                    December 31,
                                                                        1998
                                                                    ------------
      Pegasus......................................................     $ 22
      Taconic......................................................       97
                                                                        ----
        Total tax expense, net.....................................     $119
                                                                        ====

(16) Pro forma adjustments for Avalon Cable Finance represent those adjustments necessary to present operating results as if the financings occurred on January 1, 1998. These adjustments included the following:

 For the Three Months Ended March 31, 1999 and the Year Ended December 31, 1998
                             (dollars in thousands)
  (a) Amount represents increased interest expense due to the financings and the offerings:

      Historical interest expense..............................         $ 4,533
      Senior Subordinated Notes................................ $14,063
      Credit facility(1).......................................  16,183
      Amortization of deferred financing costs.................     934
                                                                -------
      Pro forma interest expense...............................          31,080
                                                                        -------
        Pro forma adjustment...................................         $26,647
                                                                        =======

  (1) If the assumed interest rate on the credit facility increased by 0.125%, total pro forma interest expense would increase by $225 for the year ended December 31, 1998.

(17) Pro forma adjustments represent those adjustments necessary to present operating results of Avalon Cable of Michigan, Inc. as if all pending and completed acquisitions and the financings occurred on January 1, 1999. These adjustments included the following:

  (a) To adjust revenues, costs and expenses and corporate overhead of $949, $728 and $17, respectively, for the three months ended March 31, 1999, to account for the acquisitions of Nova Cablevision, Cross Country Cable TV, Traverse Internet, Galaxy American Communications, R/COM, Novagate Communications and Hometown TV as if these acquisitions occurred on January 1, 1999.

  (b) Amount represents increased depreciation and amortization due to excess of fair value over historical cost generated from the acquisitions of Taconic and other completed and pending acquisitions calculated using a fifteen year useful life as follows:

                                                                    Three Months
                                                                       Ended
                                                                     March  31,
                                                                        1999
                                                                    ------------
      Pro forma depreciation and amortization......................   $11,179
      Historical depreciation and amortization.....................    10,944
                                                                      -------
      Pro forma adjustment.........................................   $   235
                                                                      =======

  (c) Amount represents increased interest expense of $606 due to the financings for completed acquisitions during the first three months ended March 31, 1999.

(18) Pro forma adjustments represent those adjustments necessary to present operating results of Avalon Cable of Michigan, Inc. as if all pending and completed acquisitions and the financings and the reorganization occurred on January 1, 1998. These adjustments included the following:

  (a) To adjust revenues, costs and expenses and corporate overhead of $6,061, $4,036 and $97, respectively, for the year ended December 31, 1998, to account for the acquisitions of Nova Cablevision, Cross Country Cable TV, Traverse Internet, Galaxy American Communications, R/COM, Novagate Communications and Hometown TV as if these acquisitions occurred on January 1, 1998.

  (b) Amount represents increased depreciation and amortization due to excess of fair value over historical cost generated from the acquisitions of Cable Michigan (including Mercom), Amrac, Pegasus, Taconic and our other completed and pending acquisitions using a fifteen year useful life calculated as follows:

                                                                     Year Ended
                                                                    December 31,
                                                                        1998
                                                                    ------------
      Pro forma depreciation and amortization......................   $44,828
      Historical depreciation and amortization.....................    37,589
                                                                      -------
      Pro forma adjustment.........................................   $ 7,239
                                                                      =======

 For the Three Months Ended March 31, 1999 and the Year Ended December 31, 1998
                             (dollars in thousands)

  (c) Amount represents increased interest expense due to the financings and the offerings:

                                                                 Year Ended
                                                             December 31, 1998
                                                             ------------------
      Historical interest expense, net.....................           $  16,409
                                                                      ---------
      Senior subordinated notes............................    14,063
      Senior discount notes................................    13,500
      Credit facility (1)..................................    16,386
      Other debt...........................................       122
      Amortization of deferred financing fees..............     1,458
                                                             --------
      Pro forma interest expense...........................              45,529
                                                                      ---------
      Pro forma adjustment.................................           $  29,120
                                                                      =========

    --------
    (1) If the assumed interest rate on the credit facility increased by 0.125%, total pro forma interest expense would increase by $225 for the year ended December 31, 1998.

  (d) To remove tax benefits, net, since after the reorganization and pending acquisitions, Pegasus, Taconic and Cable Michigan will cease to exist and their operations will become part of Avalon New England or Avalon Michigan which are treated as partnerships for federal income tax purposes:

                                                                     Year Ended
                                                                    December 31,
                                                                        1998
                                                                    ------------
       Pegasus.....................................................   $     5
       Taconic.....................................................        97
       Cable Michigan..............................................    (2,382)
                                                                      -------
           Total tax (benefit), net................................   $(2,280)
                                                                      =======

  (e) To eliminate minority interest in loss of Mercom due to the completion of the Mercom acquisition of $473 for the year ended December 31, 1998.

(19) Pro forma adjustments for Avalon Finance represent those adjustments necessary to present operating results as if all pending and completed acquisitions and the financings occurred on January 1, 1999. These adjustments included the following:

  (a) Amount represents increased interest expense of $203 due to the financings for the pending acquisitions of Avalon New England and Avalon Michigan LLC.

  (b) Amount represents increased interest expense of $606 due to the financings for completed acquisitions during the first three months ended March 31, 1999.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

Overview

   General. Members of our management and investors formed Avalon Cable Holdings, LLC in 1997 to acquire, operate and develop cable television systems in mid-sized suburban and exurban markets. Our present operations in the New England Cluster are the result of our acquisitions of AMRAC Clear View in May 1998 and of Pegasus Cable Television in July 1998. In addition, we acquired the cable system assets and related liabilities of Taconic Technology in July 1999, which had approximately 5,000 basic subscribers as of March 31, 1999. We also have entered into an agreement to acquire the cable system assets and related liabilities of Hometown TV, Inc., which had approximately 400 basic subscribers as of March 31, 1999. We expect that this pending acquisition will close in the third quarter of 1999. The combined purchase price for these completed and pending transactions is approximately $9.0 million. As of March 31, 1999, we had a total of 25,900 basic subscribers in our New England cluster, after giving effect to all completed and pending transactions.

   On November 6, 1998, we completed our acquisition of Cable Michigan. The cable systems located in the Michigan cluster account for a substantial majority of our subscribers. Since November 6, 1998, Cable Michigan has acquired all of the outstanding shares of Mercom, Inc. that we did not own for total consideration of approximately $21.9 million. In addition, we have acquired, for a combined purchase price of approximately $13.3 million, cable television systems from Nova Cablevision which had approximately 6,400 basic subscribers as of March 31, 1999, cable television systems from Cross Country Cable TV which had approximately 1,850 basic subscribers as of March 31, 1999, cable system assets of R/COM, L.C. which had approximately 800 basic subscribers as of March 31, 1999, assets of Novagate Communications Corp., an Internet service provider which had approximately 5,000 Internet subscribers as of March 31, 1999 and the assets of Traverse Internet, Inc., an Internet service provider which had approximately 4,500 Internet subscribers as of March 31, 1999.

   Since November 6, 1998, we have also entered into an agreement for our Michigan cluster to acquire certain cable system assets of Galaxy American Communications which had approximately 550 basic subscribers as of March 31, 1999. We expect that this pending acquisition will close in the third quarter 1999. As of March 31, 1999, we had a total of 217,100 basic subscribers and 9,500 Internet subscribers in our Michigan cluster, after giving effect to all completed and pending transactions.

   In order to facilitate certain aspects of our financing, on March 31, 1999, we completed a series of transactions we refer to as the "reorganization:"

  . Avalon Cable of Michigan, Inc. transferred substantially all of its assets and liabilities to Avalon Cable LLC, which then transferred these assets and liabilities to Avalon Cable of Michigan LLC and, as a result, Avalon Cable of Michigan LLC now operates our Michigan cluster;

  . Avalon Cable of Michigan LLC became an additional obligor on the old notes and the credit facility;

  . Avalon Cable of Michigan, Inc. ceased to be an obligor on the old notes and the credit facility and became a guarantor the obligations of Avalon Cable of Michigan LLC under the old notes and the credit facility; and

  . Avalon Cable of Michigan Holdings, Inc. ceased to be an obligor on the senior discount notes and together with Avalon Cable of Michigan, Inc. became a guarantor of the obligations of Avalon Cable LLC under the senior discount notes.

   We do not expect that this reorganization will impact our operations. The reorganization has impacted the financial statements of Avalon Cable of Michigan Holdings, Avalon Cable of Michigan, Inc., and Avalon Cable of Michigan LLC as follows:

  . The $196 million principal amount at maturity of senior discount notes and their associated discount and deferred financing costs of Avalon Cable of Michigan Holdings were transferred to Avalon Cable of Michigan, Inc. This increased the equity in Avalon Cable of Michigan Holdings and reduced the equity in Avalon Cable of Michigan, Inc.

  . The assets and liabilities, excluding the deferred tax liabilities, net of Avalon Cable of Michigan, Inc. were transferred to Avalon Cable LLC in exchange for an approximate 88% interest in Avalon Cable LLC. The assets and liabilities transferred by Avalon Cable of Michigan, Inc. to Avalon Cable LLC included the senior discount notes and associated discount and deferred financing costs received from Avalon Cable of Michigan Holdings.

  . Avalon Cable LLC contributed to Avalon Cable of Michigan LLC the assets and liabilities received from Avalon Cable of Michigan, Inc., other than the senior discount notes and associated discount and deferred financing costs.

  . The reorganization was among entities under common control and was accounted for similar to a pooling-of-interests.

  . Intercompany debt with Avalon Cable of New England was cancelled.

   Although Avalon Cable of Michigan, Inc. is a guarantor of the obligations of Avalon Cable of Michigan LLC under the new notes, its assets consist of its equity interest in Avalon Cable LLC. As a result, you should not expect Avalon Cable of Michigan, Inc., as guarantor, to have any assets available to make interest and principal payments on the new notes since it does not have other operations and will not have access to additional sources of cash flow other than this investment.

   We have implemented a number of operational and organizational changes to the businesses we have acquired and expect others, including in connection with pending acquisitions. As a result, we believe that the historical results of operations presented below of each of Cable Michigan, AMRAC Clear View, Pegasus Cable Television, and Taconic Technology may not be indicative of our results of operations in the future. For additional information, please refer to the "Summary and Supplemental Financial Information" and "--Pro Forma Operating Results" sections of this prospectus.

   In this overview section, we discuss the results of operations on a supplemental combined basis. For information relating to the supplemental combined basis, please refer to the "Summary and Supplemental Financial Information" section of this prospectus. Following this section, we discuss and analyze the historical results of operations of each of the issuers and significant acquisitions.

   Revenues. Our revenues are primarily attributable to monthly subscription fees charged to subscribers for our basic and premium cable television programming services. Our basic revenues consist of monthly subscription fees for all services other than premium programming, as well as monthly charges for customer equipment rental. Premium revenues consist of monthly subscription fees for programming provided on a per channel basis. In addition, we derive other revenues from installation and reconnection fees that we charge to subscribers to commence or reinstate service, pay-per-view charges, late payment fees, advertising revenues and commissions related to the sale of merchandise by home shopping services.

   Operating Expenses. Our expenses primarily consist of programming fees, plant and operating costs, general and administrative expenses, and marketing costs directly attributable to our cable systems. We expect that our programming costs will increase in the ordinary course of our business as a result of increases in the number of subscribers, increases in the number of channels that we provide to customers and contractual rate increases from our programming suppliers. We benefit and expect to continue to benefit from our membership in industry cooperatives which provide members with volume discounts from programming networks and cable equipment vendors. Plant and operating costs include expenses related to wages and employee benefits, electricity, systems supplies, vehicles and other operating costs. General and administrative expenses directly attributable to the systems include wages and employee benefits for customer service, accounting and administrative personnel, franchise fees and expenses related to billing, payment processing and office administration.

   Supplemental Combined Pro Forma Operating Results. We have begun to implement operating changes in the business formerly conducted by Cable Michigan. Most notably, we directly manage Cable Michigan's operations through a twelve person corporate staff and we no longer pay RCN Corporation a management fee or reimburse RCN Corporation for allocated costs. As a result, we have eliminated the RCN Corporation management fee of $3.2 million for the year ended December 31, 1998. Management expects to eliminate certain corporate overhead expenses at Nova Cablevision, Cross Country Cable TV, Novagate Communications, R/COM, Traverse Internet, Galaxy American Communications, Taconic Technology and Hometown TV of $1.5 million for year ended December 31, 1998.

   Amortization and depreciation. On a supplemental combined pro forma basis, our depreciation and amortization has and will increase by approximately $7.3 million on a yearly basis due to our acquisitions and the associated fair value allocation to fixed assets and intangibles associated with these purchases.

   Interest expense, net. On a supplemental combined pro forma basis, interest expense would be $31.3 million. Interest expense is expected to continue at approximately this amount subject to increases for additional borrowings for acquisitions and fluctuations due to the floating interest rates we pay under our credit facility.

   On a supplemental combined pro forma basis, our cash flows from operating, investing and financing activities for the year ended December 31, 1998 were $6.6 million, $(474.4) million, and $477.0 million, respectively, reflecting our acquisition and financing activities described elsewhere herein.

   In addition, we expect to eliminate non-recurring or one-time operating costs incurred by Cable Michigan of $1.9 million for the year ended December 31, 1998. These non-recurring costs include expenses such as litigation expenses, expenses associated with a May 1998 storm in Grand Rapids, expenses related to the relocation of the customer call center to Michigan and one-time costs associated with special promotions. We also expect lower administrative costs through the elimination of some public company expenses of $394,000. For the year ended December 31, 1998 we expect a total savings of $7.0 million on a pro forma basis.

   For the quarter ended March 31, 1999 management expects to eliminate certain corporate overhead expenses at Traverse Internet, Galaxy American
Communications, Hometown TV and Taconic Technology of $213,000. We also do not expect a recurrence of a credit resulting from the May 1998 storm insurance adjustment of $80,000.

   Other operating changes include changes in the areas of customer service and programming, all of which RCN Corporation managed for Cable Michigan. To better serve subscribers located in Michigan, we relocated the customer call center from Pennsylvania, which Cable Michigan shared with RCN Corporation and Commonwealth Telephone Enterprises, to a site within Michigan and reconfigured the call center to operate as a stand-alone entity. Management is currently analyzing its options for acquiring programming for the Michigan cluster. We are currently using our existing membership in the National Cable Television Cooperative to program both the Michigan cluster and the New England cluster. We are exploring joining the programming consortium that RCN Corporation used in managing Cable Michigan as well as engaging in direct negotiations with programming suppliers. Management currently believes that, in the aggregate, our expenses in these areas for the Michigan cluster will not be materially different than those of Cable Michigan, considering for these purposes both the direct costs incurred by Cable Michigan and the allocated costs reimbursed to RCN Corporation.

   Giving effect to the foregoing operating and organizational changes and other adjustments described above, the issuers on a supplemental combined basis would have had supplemental combined pro forma Adjusted EBITDA of $11.3 million and $48.8 million for the three months and year ended December 31, 1998, respectively. Adjusted EBITDA includes the elimination of certain expenses and the inclusion of overhead expenses as contemplated in the definition of "Leverage Ratio" in the indenture governing the new notes. The "Leverage Ratio" is used in determining when the issuers and their subsidiaries may incur additional indebtedness. Management believes that Adjusted EBITDA is a meaningful measure of performance and it is commonly used in the cable television industry to analyze and compare cable television companies on the basis of operating performance, leverage and liquidity. However, Adjusted EBITDA is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, either operating income or net income as an indicator of operating performance or cash flows as a measure of liquidity, as determined in accordance with GAAP. Adjusted EBITDA, as computed by management, is not necessarily comparable to similarly titled amounts of other companies. See the financial statements, including statements of cash flows, included elsewhere herein.

   We cannot assure you that we will fully realize our anticipated cost savings associated with our planned operating changes or our elimination of certain management fees, redundant corporate, general and administrative costs. We also cannot assure you that unanticipated costs in combining or operating the businesses we plan to acquire will not reduce or eliminate our anticipated cost savings.

   Seasonality. We expect that our revenues will be slightly seasonal. On a combined basis, after giving effect to our completed and pending acquisitions, the issuers generated approximately 51.2% of the their revenues for the fiscal year ended December 31, 1998 during the second and third quarters. Management believes this seasonality is primarily the result of increased use of vacation homes in its Michigan Cluster from April to September.

Results of Operations

 Overview

   The following historical results of operations of Avalon Cable of Michigan LLC and Avalon Cable of New England LLC refer to their results of operations for the quarter ended March 31, 1999 compared to the period from acquisition (November 6, 1998) to December 31, 1998 for Avalon Cable of Michigan LLC and to the fourth quarter of 1998 for Avalon Cable of New England LLC.

 Avalon Cable of Michigan LLC

   On March 26, 1999, as part of the reorganization, Avalon Cable of Michigan LLC received the assets and liabilities of Avalon Cable of Michigan, Inc. Both companies are under common control. As a result, this contribution was accounted for similar to a pooling-of-interests.

   On November 6, 1998, Cable Michigan merged with and into Avalon Cable of Michigan, Inc. and Avalon Cable of Michigan, Inc. commenced its operations. Therefore, the financial and other data for Cable Michigan for the period from November 6, 1998 to December 31, 1998 is reflected in the financial and other data for Avalon Cable of Michigan LLC.

   On March 26, 1999 Avalon Cable of Michigan, Inc. acquired the remaining minority interest in Mercom for approximately $21.9 million. During the quarter, Avalon Cable of Michigan, Inc. also acquired the cable television systems of Nova Cablevision and Cross Country Cable for $10.7 million in the aggregate.

   In March 1999, Avalon Cable of Michigan, Inc. and its affiliates completed a series of transactions to facilitate certain aspects of its financing. As a result of these transactions:

  . Avalon Cable of Michigan, Inc. contributed its assets and liabilities excluding deferred tax liabilities, net to Avalon Cable LLC in exchange for an approximate 88% voting interest in Avalon Cable LLC. Avalon Cable LLC contributed these assets and liabilities to its wholly-owned subsidiary, Avalon Cable of Michigan LLC.

  . Avalon Cable of Michigan, Inc. became a guarantor of the obligations of Avalon Cable of Michigan LLC under the old notes and the new notes. It does not have significant assets, other than its investment in Avalon Cable LLC.

 Three months ended March 31, 1999 compared to the period from November 6 to December 31, 1998

   Revenues for the three months ended March 31, 1999 were $22.2 million, an increase of $8.5 million, or 62%, as compared to revenues of $13.7 million for the period from November 6 to December 31, 1998. This increase is primarily related to the effects of having a full quarter compared to 55 days as well as the impact of subscribers from the acquisitions offset by a decrease in revenue of $0.6 million relating to a decrease in the number of subscribers due to seasonality and competition.

   Costs and expenses excluding depreciation and amortization, corporate overhead and non-recurring expenses were $12.1 million for the three months ended March 31, 1999, an increase of $4.6 million, or 61%, as compared to $7.5 million for the period from November 6 to December 31, 1998. This increase is primarily related to the effects of having a full quarter compared to 55 days, a regulation change which allowed programmers to increase programming rates ($0.9 million) and the addition of employees offset by the discontinuance of the RCN management fee and lower franchise fees due to a decrease in number of subscribers.

   Depreciation and amortization for the three months ended March 31, 1999 was $10.1 million, an increase of $3.5 million, or 54%, compared to $6.6 million for the period from November 6 to December 31, 1998. This increase is primarily related to the effects of having a full quarter compared to 55 days and the impact of additional depreciation and amortization from the additional acquisitions.

   Operating loss was $(0.3) million for the three months ended March 31, 1999, an increase of $0.3 million, or 50%, as compared to $(0.6) million for the period from November 6 to December 31, 1998.

   Interest expense, net was $8.2 million for the three months ended March 31, 1999, an increase of $3.7 million, or 82%, compared to $4.5 million for the period from November 6 to December 31, 1998. This increase is primarily related to the effects of having a full quarter compared to 55 days and additional interest on new borrowings.

   Other (expense) income, net was $1.4 million for the three months ended March 31, 1999, an increase of $4.2 million, compared to $2.8 million for the period from November 6 to December 31, 1998. This increase is the effect of the tax benefit associated with the net loss for the period and that the period from November 6 to December 31, 1998 included an extraordinary loss on extinguishment of debt of $(2.2) million.

   There was a net loss of $7.2 million for the three months ended March 31, 1999, a decrease of $0.8 million, or 10%, compared to a net loss of $8.0 million for the period from November 6 to December 31, 1998.

 Avalon Cable of New England LLC

   Revenues for the three months ended March 31, 1999 were $2.3 million, an increase of $0.1 million, or 5%, as compared to revenues of $2.2 for the three months ended December 31, 1998. This increase is primarily related to a rate increase offset by a decrease in the number of subscribers.

   Costs and expenses excluding depreciation and amortization, corporate overhead and non-recurring expenses were $1.3 million for the three months ended March 31, 1999, a decrease of $0.3 million, or 19%, as compared to $1.6 million for the three months ended December 31, 1998. This decrease is primarily due to tighter cost controls.

   Depreciation and amortization for the three months ended March 31, 1999 was $0.7 million , a decrease of $0.2 million, or 22%, compared to $0.9 million for the three months ended December 31, 1998. This increase is primarily related to the effects of finalizing the purchase accounting for the acquisitions in the fourth quarter of 1998.

   Operating income was $0.3 million for the three months ended March 31, 1999, an increase of $0.7 million, as compared to an operating loss of $0.4 million for the three months ended December 31, 1998.


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

   Interest expense (income), net was $(8.4) million for the three months ended March 31, 1999, an increase of $3.7 million, or 79%, compared to $4.7 million for the three months ended December 31, 1998. This increase is due to the notes and credit facility being outstanding for the entire three months ended March 31, 1999 compared to 30 days for the three months ended December 31, 1998.

   Other (expense) income, net was $0.0 million for the three months ended March 31, 1999, an increase of $1.1, compared to $(1.1) million for the three months ended December 31, 1998. This increase is from the three months ended December 31, 1998 included an extraordinary loss on extinguishment of debt of $(1.1) million.

   Net income (loss) was $(8.1) million for the three months ended March 31, 1999, an increase of $1.9 million, or 31%, compared to a net loss of $(6.2) million for the three months ended December 31, 1998.

Overview

   The following historical results of operations of Cable Michigan, AMRAC Clear View, Pegasus Cable Television and Taconic Technology refer to their results of operations occurring before their respective acquisition by us, other than a portion of the results of AMRAC Clear View and Pegasus Cable Television for the year ended December 31, 1998 during which AMRAC Clear View and Pegasus Cable Television were owned by us. Our management intends to implement a number of operational and organizational changes to the businesses described below. As a result, our management believes that the historical results of operations described below are not necessarily indicative of our future results of operations.

Cable Michigan

 General

   Prior to September 30, 1997, Cable Michigan was operated as a part of Commonwealth Telephone Enterprises. On September 30, 1997, Commonwealth Telephone Enterprises distributed all of the outstanding common stock of Cable Michigan to its stockholders and Cable Michigan became a separate, publicly traded company. The historical financial and other data for Cable Michigan presented below reflect periods during which Cable Michigan did not operate as a separate company and, accordingly, certain assumptions were made in preparing the financial data. Therefore, the data may not reflect the results of operations or financial condition which would have resulted had Cable Michigan operated as a separate, independent company during these periods, and are not necessarily indicative of Cable Michigan's future results of operations or financial condition.

   Cable Michigan acquired a majority voting interest in Mercom in August 1995 in a common stock rights offering. Immediately before the rights offering, Cable Michigan held a 43.6% interest in Mercom and accounted for its investment under the equity method. Following the rights offering, Cable Michigan held a 61.9% interest in Mercom and has consolidated Mercom in its financial statements since August 1995.

   On November 6, 1998, Cable Michigan merged with and into Avalon Cable of Michigan, Inc. and Avalon Cable of Michigan, Inc. commenced its operations. Therefore, the financial and other data for Cable Michigan for the period from November 6, 1998 to December 31, 1998 is reflected in the financial and other data for Avalon Cable of Michigan, Inc.

 Nine Months Ended September 30, 1998 Compared with Nine Months Ended September 30, 1997

   Revenues for the nine months ended September 30, 1998 were $65.8 million, an increase of $4.9 million, or 8.0%, as compared to revenues of $60.9 million for the nine months ended September 30, 1997. This increase was primarily due to the effects of rate increases implemented in May 1998 and February 1997 and an increase in the average number of basic subscribers of approximately 3.6%. The average number of basic

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

subscribers is calculated as the sum of the number of basic subscribers at the beginning of the period and at the end of the period divided by two.

   Operating expenses excluding depreciation and amortization, corporate overhead and non-recurring expenses were $33.9 million for the nine months ended September 30, 1998, an increase of $3.4 million, or 11.1%, as compared to $30.5 million for the nine months ended September 30, 1997. This increase was primarily due to higher programming costs resulting from contractual rate increases from programming suppliers, increases in the number of channels provided to customers and increases in the number of basic subscribers.

   Operating income before depreciation and amortization, corporate overhead and non-recurring expenses was $31.9 million for the nine months ended September 30, 1998, an increase of $1.5 million, or 4.9%, as compared to $30.4 million for the nine months ended September 30, 1997.

   Net loss was $8.9 million for the nine months ended September 30, 1998, an increase of $5.6 million or 170%, as compared to $3.3 million for the nine months ended September 30, 1997.

 Year Ended December 31, 1997 Compared with the Year Ended December 31, 1996

   Revenues for the year ended December 31, 1997 were $81.3 million, an increase of $5.1 million, or 6.7%, as compared to revenues of $76.2 million for the year ended December 31, 1996. This increase was primarily due to the effects of rate increases implemented in the first quarter of 1996 and 1997 and an increase in the average number of basic subscribers of approximately 3.1%.

   Operating expenses excluding depreciation and amortization and corporate overhead were $41.0 million for the year ended December 31, 1997, an increase of $4.0 million, or 10.8%, as compared to $37.0 million for the year ended December 31, 1996. This increase was primarily due to higher programming costs resulting from contractual rate increases from programming suppliers, increases in the number of channels provided to customers and increases in the number of basic subscribers, as well as increased payroll and benefits costs.

   Operating income before depreciation and amortization and corporate overhead was $40.3 million for the year ended December 31, 1997, an increase of $1.1 million, or 2.8%, as compared to $39.2 million for the year ended December 31, 1996.

   Depreciation and amortization was $32.1 million in 1997, an increase of $.7 million or 2.1% as compared to 1996. Interest expense was $11.8 million in 1997, a decrease of approximately $3.4 million, or 22.6% as compared to 1996 due to lower notes payable to affiliates, partially offset by an increase in interest expense on new third-party debt. For the year ended December 31, 1997, Cable Michigan realized a gain of $2.6 million on the sale of the Port
St. Lucie cable operations of Mercom which also resulted in an increase in the minority share of Mercom's income.

   Net loss was $4.4 million for the year ended December 31, 1997, a decrease of $3.9 million, or 47%, as compared to $8.3 million for the year ended December 31, 1996.

   For the year ended December 31, 1997, Cable Michigan's net cash provided by operating activities was $18.3 million, comprised primarily of a net loss of $4.4 million adjusted by non-cash depreciation and amortization of $32.1 million, other non-cash items resulting in a decrease of $4.1 million and working capital changes of a decrease of $4.6 million. Net cash used in investing activities of $10.0 million consisting primarily of additions to property, plant and equipment of $14.0 million, partially offset by proceeds from the sale of Port St. Lucie of $3.5 million. Net cash provided by financing activities of $5.6 million consisted of the issuance of long-term debt of $128.0 million and transfers from Commonwealth Telephone Enterprises of $12.5 million, substantially offset by a change in affiliate notes of $116.8 million and redemption of long-term debt of $17.4 million.


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

 Year Ended December 31, 1996 Compared with Year Ended December 31, 1995

   Revenues for the year ended December 31, 1996 were $76.2 million, an increase of $15.5 million, or 25.5%, as compared to revenues of $60.7 million for the year ended December 31, 1995. This increase primarily resulted from the consolidation of the financial results of Mercom for a full year in 1996 as compared to only five months in 1995. Mercom accounted for $9.6 million of the increase in revenues over the same period in 1995. The remaining $5.9 million increase was due to an increase in the average number of Cable Michigan's basic subscribers of approximately 5.2% and the effects of rate increases implemented in April 1995 and February 1996. On an annualized basis, Mercom's revenues increased approximately $1.6 million, or 11.7%, of which approximately $1.0 million related to a rate increase implemented in February 1996 and approximately $600,000 related to an increase in the average number of Mercom's basic subscribers by 3.5%.

   Operating expenses excluding depreciation and amortization and corporate overhead were $37.0 million for the year ended December 31, 1996, an increase of $8.5 million, or 29.8%, as compared to $28.5 million for the year ended December 31, 1995. This increase was primarily due to the consolidation of the financial results of Mercom for a full year in 1996 as compared to only five months in 1995. Mercom contributed $6.5 million to the increase in operating expenses in 1996. The remaining $2.0 million increase was the result of higher programming costs of Cable Michigan due to contractual rate increases from programming suppliers, increases in the number of channels provided to customers and increases in the number of basic subscribers. On an annualized basis, Mercom's operating expenses excluding depreciation and amortization increased approximately $1.2 million, or 13.5%, primarily as a result of higher programming costs due to contractual increases from program suppliers.

   Operating income before depreciation and amortization and corporate overhead was $39.2 million for the year ended December 31, 1996, an increase of $7.0 million, or 21.7%, as compared to $32.2 million for the year ended December 31, 1995. Of this increase, $3.1 million resulted from the consolidation of the financial results of Mercom for a full year in 1996 as compared to only five months in 1995.

   Depreciation and amortization was $31.4 million in 1996, an increase of $6.3 million, or 24.9% as compared to 1995. The increase is attributable to the securing of a majority voting interest in Mercom in August 1995. Mercom's financial results have been consolidated since that time resulting in an increase in depreciation and amortization of approximately $5.8 million for the twelve months in 1996 as compared to the five months in 1995. Interest expense was $15.2 million in 1996, a decrease of approximately $.8 million, or 5% as compared to 1995, due to a combination of lower average outstanding borrowings and lower average interest rates. Cable Michigan acquired a majority voting interest in Mercom in August 1995 pursuant to a common stock rights offering. Immediately prior to the rights offering, Cable Michigan had a 43.63% interest in Mercom and accounted for its investment under the equity method. Following the rights offering, Cable Michigan has a 61.92% interest in Mercom and has consolidated Mercom in its financial statements since August 1995. As a result, for 1995, minority interest in the income of Mercom was $.2 million while for 1996, minority interest in the loss of Mercom was $1.2 million.

   Net loss was $8.3 million for the year ended December 31, 1996, a decrease of $2.2 million, or 21%, as compared to $10.5 million for the year ended December 31, 1995.

   For the year ended December 31, 1996, Cable Michigan generated cash from operating activities of $27.8 million, comprised principally of a net loss of $8.3 million adjusted for non-cash depreciation and amortization of $31.4 million, other non-cash items of $2.1 million and working capital changes of $2.4 million. Net cash used in investing activities was $9.2 million, comprised principally of capital expenditures of $9.6 million. Net cash used in financing activities was $18.3 million, comprised of a decrease in affiliate notes of $16.8 million and principal payments on long-term debt of $1.5 million.

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

Pegasus Cable Television

 General

   Prior to July 21, 1998, Pegasus Cable Television was operated as part of Pegasus Communications Corporation. The historical combined financial data presented below reflect periods during which Pegasus Cable Television did not operate as an independent company and, accordingly, certain allocations were made in preparing the financial data. Therefore, this data may not reflect the results of operations or the financial condition which would have resulted if Pegasus Cable Television had operated as a separate independent company during these periods, and are not necessarily indicative of Pegasus Cable Television's future results of operations or financial position.

 Six Months Ended June 30, 1998 Compared with Six Months Ended June 30, 1997

   Revenues for the six months ended June 30, 1998 were approximately $3.3 million, an increase of $287,000, or 9.6%, as compared to revenues of approximately $3.0 million for the six months ended June 30, 1997. This increase was primarily due to the effects of rate increases implemented in the first quarters of 1997 and 1998 and an increase in the average number of basic subscribers of approximately 1.3% during the six months ended June 30, 1998.

   Operating expenses excluding depreciation and amortization and corporate overhead were approximately $1.7 million for the six months ended June 30, 1998, an increase of $75,000, or 4.7%, as compared to $1.6 million for the six months ended June 30, 1997. This increase was primarily due to higher programming costs resulting from contractual rate increases from programming suppliers, increases in the number of channels provided to customers and increases in the number of basic subscribers.

   Operating income before depreciation and amortization and corporate overhead was approximately $1.6 million for the six months ended June 30, 1998, an increase of $212,000, or 15.1%, as compared to $1.4 million for the six months ended June 30, 1997.

   Net loss was $0.3 million for the six months ended June 30, 1998, a decrease of $0.1 million, or 25%, as compared to $0.4 million for the six months ended June 30, 1997.

 Year Ended December 31, 1997 Compared with Year Ended December 31, 1996

   Revenues for the year ended December 31, 1997 were $6.2 million, an increase of $416,000, or 7.2%, as compared to revenues of $5.8 million for the year ended December 31, 1996. This increase was primarily due to the effects of rate increases implemented during the second quarter of 1996 and the second quarter of 1997 and the addition of a new tier of expanded basic programming in the first quarter of 1997, which together increased average revenue per subscriber.

   Operating expenses excluding depreciation and amortization and corporate overhead were $3.2 million for the year ended December 31, 1997, an increase of $166,000, or 5.5%, as compared $3.0 million for the year ended December 31, 1996. This increase was primarily due to higher programming costs resulting from contractual rate increases from programming suppliers and the introduction of a new tier of programming.

   Operating income before depreciation and amortization and corporate overhead was $3.0 million for the year ended December 31, 1997, an increase of $250,000, or 8.9%, as compared to $2.8 million for the year ended December 31, 1996.

   Net loss was $0.6 million for the year ended December 31, 1997, a decrease of $0.6 million, or 50%, compared to $1.2 million for the year ended December 31, 1996.


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

 Year Ended December 31, 1996 Compared with Year Ended December 31, 1995

   Revenues for the year ended December 31, 1996 were $5.8 million, an increase of $640,000, or 12.5%, as compared to revenues of $5.1 million for the year ended December 31, 1995. This increase was primarily due to the restructuring of its basic service offerings and rate increases implemented in the first half of 1996.

   Operating expenses excluding depreciation and amortization and corporate overhead were $3.0 million for the year ended December 31, 1996, an increase of $420,000, or 16.2%, as compared to $2.6 million for the year ended December 31, 1995. This increase was primarily due to an increase in the number of channels per subscriber associated with the restructuring of its basic service described above and higher programming costs resulting from contractual rate increases from programming suppliers.

   Operating income before depreciation and amortization and corporate overhead was $2.8 million for the year ended December 31, 1996, an increase of $220,000, or 8.8%, as compared to $2.5 million for the year ended December 31, 1996.

   Net loss was $1.2 million for the year ended December 31, 1996, a decrease of $0.1 million, or 8%, compared to $1.3 million for the year ended December 31, 1995.

AMRAC Clear View

 Period Ended May 28, 1998 Compared with Period Ended May 28, 1997

   Revenues for the period ended May 28, 1998 were $779,000, remaining virtually unchanged, as compared to revenues of $786,000 for the period ended May 28, 1997.

   Operating expenses excluding depreciation and amortization and corporate overhead were $443,000 for the period ended May 28, 1998, an increase of $8,000, or 1.8%, as compared to $435,000 for the period ended May 28, 1997. This increase was primarily due to higher programming costs resulting from contractual rate increases from programming suppliers.

   Operating income before depreciation and amortization and corporate overhead was $336,000 for the period ended May 28, 1998, a decrease of $15,000, or 4.3%, as compared to $351,000 for the period ended May 28, 1997.

   Net income was $0.2 million for each of the periods ended May 28, 1998 and 1997.

 Year Ended December 31, 1997 Compared with Year Ended December 31, 1996

   Revenues for the year ended December 31, 1997 were approximately $1.9 million, an increase of $95,000, or 5.3%, as compared to revenues of approximately $1.8 million for the year ended December 31, 1996. This increase was primarily due to an increase in the average number of basic subscribers of approximately 2.2% for the year ended December 31, 1997 and a full year's impact from the launch of pay-per-view channels in the fourth quarter of 1996.

   Operating expenses excluding depreciation and amortization and corporate overhead were $1.0 million for the year ended December 31, 1997, a decrease of $7,000, or 0.7%, for the year ended December 31, 1996. This decrease was primarily due to the elimination of a management position in the first quarter of 1997, which was partially offset by higher programming costs resulting from contractual rate increases from programming suppliers and increases in the number of basic subscribers.

   Operating income before depreciation and amortization and corporate overhead was $864,000 for the year ended December 31, 1997, an increase of $102,000, or 13.4%, as compared to $762,000 for the year ended December 31, 1996.

 Year Ended December 31, 1996 Compared with Year Ended December 31, 1995

   Revenues for the year ended December 31, 1996 were $1.8 million, an increase of $106,000, or 6.2%, as compared to revenues of $1.7 million for the year ended December 31, 1995. This increase was primarily due to an increase in the average number of basic subscribers of approximately 3.7%.

   Operating expenses excluding depreciation and amortization and corporate overhead were $1.0 million for the year ended December 31, 1996, an increase of approximately $70,000, or 7.2%, as compared to $975,000 for the year ended December 31, 1995. This increase was primarily due to higher programming costs resulting from contractual rate increases from programming suppliers and increases in the number of basic subscribers.

   Operating income before depreciation and amortization and corporate overhead was $762,000 for the year ended December 31, 1996, an increase of $36,000, or 5.0%, as compared to $726,000 for the year ended December 31, 1995.

   Net income was $0.2 million for each of the years ended December 31, 1996 and 1995.

Taconic Technology

 General

   Prior to July 1, 1999, the assets and liabilities that we acquired from Taconic Technology were operated as part of Taconic Technology Corporation. The historical financial data presented below reflect periods during which these assets and liabilities of Taconic Technology did not operate as an independent company and, accordingly, certain allocations were made in preparing the financial data. Therefore, this data may not reflect the results of operations or the financial condition which would have resulted if these assets and liabilities of Taconic Technology had operated as a separate independent company during these periods, and are not necessarily indicative of Taconic Technology's future results of operations or financial position.

Quarter Ended March 31, 1999 Compared with Quarter Ended March 31, 1998

   Revenues for the quarter ended March 31, 1999 were approximately $523,000, an increase of $34,000 or 7.0%, as compared to revenues of approximately $489,000. This increase was primarily due to the effects of rate increases implemented in the first quarter of 1998 and an increase in the average number of subscribers.

   Operating expenses excluding depreciation and amortization and corporate overhead were approximately $340,000 for the quarter ended March 31, 1999, a decrease of $5,000, or 1.4%, as compared to $345,000 for the quarter ended March 31, 1998. This decrease was primarily due to higher programming costs associated with the growth in subscribers offset by lower expenses due to timing in marketing expenses.

   Operating income before depreciation and amortization and corporate overhead was approximately $183,000 for the quarter ended March 31, 1999, an increase of $39,000, or 27.1%, as compared to $144,000 for the quarter ended March 31, 1998.

   Net income was $43,000 and $8,000 for the quarters ended March 31, 1999 and March 31, 1998 respectively.

   Net income was $0.6 million for the year ended December 31, 1997, an increase of $0.4 million, or 200%, compared to $0.2 million for the year ended December 31, 1996.

 Year Ended December 31, 1998 Compared with Year Ended December 31, 1997

   Revenues for the year ended December 31, 1998 were approximately $2.1 million, an increase of $81,000 or 3.9%, as compared to revenues of approximately $2.0 million for the year ended December 31, 1997. This increase was primarily due to the effects of rate increases implemented in the first quarter of 1997 and 1998 and an increase in the average number of basic subscribers of approximately 6%.

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

   Operating expenses excluding depreciation and amortization and corporate overhead were approximately $1.4 million for the year ended December 31, 1998, an increase of $100,000, or 7.8%, as compared to $1.3 million for the year ended December 31, 1997. This increase was primarily due to higher programming costs resulting from contractual rate increases from programming suppliers and increases in the number of basic subscribers.

   Operating income before depreciation and amortization and corporate overhead was $686,000 for the year ended December 31, 1998, a decrease of $7,000, or 1.0%, as compared to $693,000 for the year ended December 31, 1997.

   Net income was $0.1 million for each of the years ended December 31, 1998 and 1997.

 Year Ended December 31, 1997 Compared with Year Ended December 31, 1996

   Revenues for the year ended December 31, 1997 were $2.0 million, an increase of $89,000, or 4.7%, as compared to revenues of $1.9 million for the year ended December 31, 1996. This increase was primarily due to the effects of rate increases implemented in the first quarter of 1996 and 1997.

   Operating expenses excluding depreciation and amortization and corporate overhead were $1.3 million for the year ended December 31, 1997, an increase of $65,000, or 5.4%, as compared to $1.2 million for the year ended December 31, 1996. This increase was primarily due to higher programming costs resulting from contractual rate increases from programming suppliers.

   Operating income before depreciation and amortization and corporate overhead was $727,000 for the year ended December 31, 1997, an increase of $24,000, or 3.4%, as compared to $703,000 for the year ended December 31, 1996.

   Net income was $0.8 million for the year ended December 31, 1997, an increase of $0.1 million, or 14%, compared to $0.7 million for the year ended December 31, 1996.

 Year Ended December 31, 1996 Compared with Year Ended December 31, 1995

   Revenues for the year ended December 31, 1996 were $1.9 million, an increase of $145,000, or 8.1%, as compared to revenues of $1.8 million for the year ended December 31, 1995. This increase was primarily due to the effects of rate increases that were implemented in the first quarter of 1996 and an increase in the average number of basic subscribers of approximately 2.3%.

   Operating expenses excluding depreciation and amortization and corporate overhead were $1.2 million for 1996, an increase of $105,000, or 9.5%, as compared to $1.1 million for the year ended December 31, 1995. The increase was primarily due to higher programming costs resulting from contractual rate increases from programming suppliers and increases in the number of basic subscribers.

   Operating income before depreciation and amortization and corporate overhead was $703,000 for 1996, an increase of $40,000, or 6.0%, as compared to $663,000 for the year ended December 31, 1995.

   Net income was $0.1 million for each of the years ended December 31, 1998 and 1997.

Liquidity and Capital Resources

   The cable television business generally requires substantial capital for the construction, expansion, upgrade and maintenance of the delivery system. In addition, we have pursued, and will continue to pursue, a business strategy that includes selective acquisitions. We have funded our acquisitions, capital expenditures and working capital requirements to date through a combination of secured and unsecured borrowings and equity contributions. We intend to use amounts available under the credit facility, future debt and equity financings and internally generated funds to finance our working capital requirements, capital expenditures and future acquisitions.

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

   Over the next five years, we intend to spend approximately $76 million to upgrade our existing systems and the systems subject to pending acquisitions. These capital expenditures are expected to consist of:

  . approximately $45 million to upgrade the bandwidth capacity of these systems and to employ additional fiber in the related cable plant,

  . approximately $16 million for ongoing maintenance and replacement and

  . approximately $15 million for installations and extensions to the related cable plant required as a result of growth in our subscriber base.

Upon the completion of our planned upgrades, virtually all of the cable plant included in these systems will have a bandwidth capacity of 450 MHz or greater and approximately 85% will have a bandwidth capacity of 550 MHz or greater. For additional information, please refer to "Business--Technology" section of this prospectus.

   Our financing at the time we completed the acquisition of Cable Michigan consisted of the credit facility, the bridge credit facility, the subordinated bridge facility and a new equity investment of approximately $80.0 million. We used the funds obtained in the initial financing to consummate the merger with Cable Michigan, to refinance existing Cable Michigan indebtedness and existing Avalon Cable of New England LLC indebtedness and to pay fees and expenses. We will not receive any cash proceeds from the issuance of the new notes. The net proceeds of the old note offering and the senior discount note offering were used principally to repay approximately:

  . $125.0 million of borrowings under the credit facility,

  . $105.0 million of borrowings under the bridge credit facility and

  . $18.0 million of borrowings under the subordinated bridge facility, together in each case with accrued interest.

After giving effect to the foregoing, the bridge credit facility was paid in full and terminated and there were no amounts outstanding under the subordinated bridge facility.

   At March 31, 1999, Avalon Cable of Michigan LLC and Avalon Cable Finance, Inc. would have had approximately $352.9 million of senior indebtedness outstanding and Avalon Cable of New England LLC would have approximately $338.1 million of senior indebtedness outstanding. The issuers have $18.5 million of availability under the credit facility.

   As of December 31, 1998, on a supplemental combined pro forma basis, after giving effect to all completed and pending acquisitions and the reorganization, the issuers would have had $338.1 million of indebtedness outstanding. Such indebtedness includes $177.9 million under the credit facility and $150.0 million under the old notes, but excludes $18.5 million of availability under the revolving credit facility. For information relating to the supplemental combined basis, please refer to the "Summary and Supplemental Financial Information" section of this prospectus.

   Under the credit facility, the issuers currently have:

  . a $30.0 million revolving credit facility with $18.5 million available at March 31, 1999, and

  . senior term loan facilities consisting of a $120.9 million term loan facility which matures on October 31, 2005 and a $170.0 million term loan facility which matures on October 31, 2006.

   No additional borrowings may be made under the senior term loan facilities. Borrowings under the revolving credit facility are available for working capital purposes, capital expenditures and pending and future acquisitions. The revolving credit facility terminates, and all amounts outstanding thereunder are payable, on October 31, 2005. In addition, the credit facility provides for up to $75.0 million in an uncommitted acquisition facility. Borrowings under the credit facility are guaranteed by each of Avalon Cable LLC, Avalon Cable Holdings Finance, Avalon Cable Holdings and Avalon Cable of New England Holdings, Inc. The credit facility is secured by substantially all of the assets of the issuers in which a security interest may be granted. For additional information concerning the credit facility, including the timing of scheduled payments, see "Description of Certain Debt--The Credit Facility."

   The issuers believe their market risk exposure with regard to their financial instruments is limited to changes in interest rates in the United States. Based upon the composition of the issuers' variable rate debt outstanding at December 31, 1998 which is the credit facility, a hypothetical 100 basis point increase in interest rate would increase interest expense by approximately $1.4 million for a year for each issuer.

   The issuers are wholly owned subsidiaries of the holding companies. The holding companies have no significant assets other than their investment in the issuers. The primary source of funds for the holding companies, including funds required to make payments of interest on the senior discount notes, will be dividends and other advances and transfers from the issuers. The issuers' ability to make dividends and other advances and transfers of funds is subject to certain restrictions under the credit facility, the indenture governing the old notes and new notes and other agreements to which the issuers become a party. A payment default under the indenture governing the senior discount notes would constitute an event of default under the credit facility, and could result in the acceleration of the indebtedness thereunder.

   The credit facility, the indenture governing the old notes and the new notes, and the senior discount note indenture contain financial and other covenants that restrict, among other things, the ability of the issuers and certain of their affiliates:

  . to incur additional indebtedness,

  . incur liens,

  . pay dividends or make certain other restricted payments,

  . consummate certain asset sales,

  . enter into certain transactions with affiliates,

  . merge or consolidate with any other person or

  . sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets.

   Such limitations, together with our highly leveraged nature, could limit the corporate and operating activities of the issuers in the future, including the implementation of our growth strategy. See "Risk Factors--Our substantial indebtedness could make us unable to service our indebtedness and meet our other requirements and could adversely affect our financial health."

   Subject to the following paragraph, we believe that cash generated from operations and borrowings expected to be available under the credit facility will be sufficient to meet the issuers' debt service, capital expenditure and working capital requirements for the foreseeable future. We will require additional financing if our plans materially change in an adverse manner or prove to be materially inaccurate, or if we engage in any significant acquisitions. We cannot assure you that this financing, if permitted under the terms of the indenture governing the old notes and the new notes or other then applicable agreements, will be available on terms acceptable to us or at all. For additional information, please refer to the "Risk Factors" section of this prospectus.

   As discussed under the heading "Recent Developments" below, we have signed an agreement with Charter Communications, Inc. under which Charter Communications agreed to purchase for cash all of the equity interests in our company and assume and repay our outstanding debt. The completion of this transaction would cause an event of default under our credit facility. Our agreement with Charter Communications requires that it either pay all amounts due under the credit facility at the time the acquisition is completed or cause the event of default arising from its acquisition be waived. The consummation of the Charter Communications transaction would also constitute a change of control under the indenture governing the notes. As a result, the issuers will be required to offer to repurchase the notes from each holder at an offer price in cash equal to

101% of the aggregate principal amount thereof plus accrued and unpaid interest and liquidated damages thereon to the date of purchase. The amount of cash that the issuers will need to repurchase the notes from holders upon a change of control will depend upon the number of holders that accept the issuers' offer to repurchase such notes. To the extent that the issuers have insufficient funds to repurchase all of the notes for which their offers to repurchase the notes are accepted by holders, (1) the issuers must borrow funds to repurchase such notes and/or (2) Charter Communications will need to contribute equity to the issuers. Charter Communications has represented to us in the documents providing for the acquisition of our company that it will have sufficient funds to consummate the transaction and pay related fees and expenses. They have further represented that the payment of such amounts is not dependent upon the consummation of an initial public offering of equity securities or any offering of debt securities by it or any of its affiliates. We do not know, however, Charter Communications' plans for financing its acquisition of our company and Charter Communications is not obligated to make any equity contributions to the issuers. The issuers' failure to repurchase all of the notes for which offers were accepted would constitute an event of default under the indenture. See "Risk Factors--If a change of control occurs, there may not be sufficient assets to purchase the new notes of all noteholders wishing to have their new notes purchased."

Year 2000 Information and Readiness Discussion

   We have and will acquire certain financial, administrative and operational systems. We are in the process of reviewing our existing systems and intend to review each system that we acquire, as well as the systems employed by third party service providers (including for billing services) in order to analyze the extent, if any, to which we face a "Year 2000" problem (a problem that is expected to arise with respect to computer programs that use only two digits to identify a year in the date field and which were designed and developed without considering the impact of the upcoming change in the century).

   In particular, we are in the process of completing a review and survey of all information technology and non-information technology equipment and software in order to discover items that may not be Year 2000 compliant. We are contacting each material third party vendor of products and services used by our company in writing in order to determine the Year 2000 status of the products and services provided by such vendors. To date, our third party vendors have indicated that all material products and services are Year 2000 compliant. We anticipate that we will complete our survey of equipment and software prior to July 1, 1999 and that we will complete all required remediation and testing prior to December 31, 1999.

   Our most reasonably likely worst case Year 2000 scenario involves the complete failure of our third party billing and customer support system. Such a scenario is, however, highly unlikely given that our billing and customer support systems are relatively new and that our vendors provide readily available Year 2000 upgrades and/or system replacement packages. In the unlikely event that our third party billing, customer support and addressable control systems failed, we could rely on our extensive microfiche back-up records. We intend to update our microfiche records on a regular basis prior to December 1999.

   To date, we have incurred approximately $0.1 million in expenses relating to our Year 2000 compliance review. We anticipate that we will incur less than $0.1 million of additional Year 2000 compliance expenses prior to January 2000.

   Although we have not yet made a final determination, we believe that any "Year 2000" problem, if it arises in the future, should not be material to our liquidity, financial position or results of operations; however, there can be no assurance as to the extent of any such liabilities.

Impact of Inflation

   With the exception of programming costs, we do not believe that inflation has had or will likely have a significant impact on our results of operations or capital expenditure programs. Our programming cost increases in the past have tended to exceed inflation and we expect them to do so in the future. Historically, we have been successful in passing these increases on to our customers, and we expect to be able to do so in the future. However, we cannot assure you that we will be successful in our efforts to do so.

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

Proceedings

   In connection with the acquisition of Mercom, former shareholders of Mercom holding approximately 731,894 Mercom common shares or approximately 15.3% of all outstanding Mercom common shares gave notice of their election to exercise appraisal rights as provided by Delaware law. On July 2, 1999, former shareholders of Mercom holding 535,501 shares of Mercom common stock filed a petition for appraisal of stock in the Court of Chancery in the State of Delaware seeking the fair value of their shares of Mercom common stock, together with interest, all costs of the proceeding, including reasonable attorneys' fees and expenses of experts, including an award pursuant to section 262(j) of the General Corporation Law of the State of Delaware, and such other relief as the Court deems just, proper and equitable. With respect to 209,893 of the total number of shares for which we received notice we received the notice of election from beneficial holders of Mercom common shares and not from holders of record. We believe that the notice with respect to the 209,893 shares did not comply with Delaware law and is ineffective. We cannot predict at this time the effect of these elections or the results of any appraisal proceedings on us since we do not know the extent to which these former shareholders will continue to pursue appraisal rights under Delaware law or choose to abandon these efforts and accept the consideration payable in the Mercom merger. If these former shareholders continue to pursue their appraisal rights and if a Delaware court were to find that the fair value of the Mercom common shares, exclusive of any element of value arising from our acquisition of Mercom, exceeded $12.00 per share, we would have to pay the additional amount for each Mercom common share subject to the appraisal proceedings together with a fair rate of interest and we would have to pay our own litigation costs. We have already provided for the consideration of $12.00 per Mercom common share due under the terms of our merger with Mercom with respect to these shares but have not provided for any additional amounts or costs. We can provide no assurance as to what a Delaware court would find in any appraisal proceeding or when this matter will be resolved. Accordingly, we cannot assure you that the ultimate outcome would not have a material adverse effect on us.

Recent Developments

   On May 13, 1999, we signed an agreement with Charter Communications, Inc. under which Charter Communications agreed to purchase all of the equity interests in our company and assume or repay our outstanding debt. The acquisition by Charter Communications requires many regulatory approvals. We expect to consummate this transaction in the fourth quarter of 1999, subject to obtaining the required regulatory approvals. There can be no assurance, however, as to whether or when this acquisition will occur. The acquisition, if completed, will give rise to an obligation of the issuers to make an offer to purchase the notes to be issued in this exchange offer at 101% of their accreted value. For more information on the provisions of the indenture governing this change of control offer, see "Description of the Notes-- Repurchase at the Option of Holders--Change of Control." No change of control offer is being made hereby. If the transaction with Charter Communications is completed, the issuers will be obligated to provide you with information regarding the change of control offer as required by the indenture and applicable law.

   The agreement with Charter Communications contains customary covenants limiting our ability, among other things, to do the following, subject in each case to specified exceptions:

  . merge with or acquire the assets of any other person;

  . borrow money;

  . dispose of material assets or property;

  . enter into, terminate or amend in a material and adverse respect any material agreement; and

  . decrease rates or repackage any programming tiers.

   Charter Communications is among the leading broadband communications companies in the United States. Charter Communications currently provides cable television, high speed Internet access, advanced digital video programming and paging services to customers.

   In July 1999, we acquired cable systems assets and related liabilities of Taconic Technology Corporation.

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

                                    BUSINESS

General

   Members of our management and investors formed our company in 1997 to acquire, operate and develop cable television systems in mid-sized suburban and exurban markets characterized by attractive growth prospects and fewer multi-channel television competitors. We seek to acquire cable television systems in markets with high projected household growth rates and with relatively low basic penetration, where we believe we can increase the number of basic subscribers and revenues per subscriber on a cost effective basis. We believe that less direct competition in our targeted markets will result in greater stability in operating cable television systems as well as relatively lower acquisition costs as compared to larger, more competitive markets. Our strategy is to assemble two or more regional clusters, each consisting of 200,000 to 300,000 basic subscribers so as to develop a critical mass of operations capable of achieving economies of scale while maintaining geographic diversity for our company as a whole. As of March 31, 1999, on a pro forma basis including all of the completed and pending acquisitions:

  . our systems would have passed approximately 400,100 homes,

  . our systems would have served approximately 242,900 basic subscribers, with approximately 217,100 located in Michigan and approximately 25,800 located in western New England and upstate New York,

  . we would have been one of the leading cable system operators in the State of Michigan, and

  . we would have been one of the 30 largest multiple system cable operators in the United States.

   On November 6, 1998, we completed our acquisition of Cable Michigan which represents a substantial part of our business. Cable Michigan served basic subscribers clustered in four main areas in Michigan: Grand Rapids, Traverse City, Lapeer and Monroe. We acquired Cable Michigan because of its strong growth prospects. From 1993 to 1997, Cable Michigan's basic subscribers grew at a compounded annual rate of 4.6% as compared to the national average of 2.9%. According to Market Statistics, 1997, a publication containing county-wide demographic information published by Bill Communications, the number of households in Cable Michigan's territory is projected to grow at a rate equal to approximately 175% of the national average and approximately 200% of the Michigan average over the next five years. In addition, we believe there exists a substantial opportunity to increase Cable Michigan's basic and premium penetration rates through aggressive marketing and improved customer service. As of March 31, 1999, Cable Michigan's systems had a basic penetration rate of 60%, compared to the national average of 69% (according to Paul Kagan Inc.), and a premium penetration rate of 26%, compared to the national average of 72% (according to Paul Kagan Inc.). The total consideration that we paid in connection with the Cable Michigan acquisition, excluding the amounts paid in the Mercom transaction and related fees and expenses, was approximately $425.9 million, net of option exercise proceeds. At this time, Cable Michigan owned approximately 62% of the outstanding shares of Mercom, Inc.

   On March 26, 1999, we completed the acquisition of the remaining 38% from the public shareholders of Mercom. The total consideration for that acquisition, including related fees and expenses, was approximately $21.9 million. Prior to the completion of our acquisition of Cable Michigan, Cable Michigan, with our assistance, entered into agreements to acquire two additional cable systems, Nova Cablevision and Cross Country Cable TV, which served, on a combined basis, approximately 8,300 basic subscribers in Michigan as of March 31, 1999. We completed the acquisitions of Nova Cablevision in March 1999 and Cross Country Cable TV in January 1999. In addition, we completed the acquisitions of the assets of Novagate Communications Corp., an Internet service provider and of the cable system assets of R/COM, L.C., in March 1999 which served approximately 5,000 Internet and 800 basic subscribers, respectively, as of March 1999. On April 1, 1999, we acquired the assets of Traverse Internet, Inc., an Internet service provider which had approximately 4,500 Internet subscribers as of March 31, 1999. We have also entered into an agreement to acquire certain cable system assets of Galaxy American Communications which had approximately 550 basic subscribers as of March 1999.

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

   We also provide cable television services to approximately 25,800 basic subscribers in western New England as of March 31, 1999 after giving effect to all completed and pending acquisitions. These operations commenced with our acquisitions of cable system assets from AMRAC Clear View in May 1998 for approximately $8.1 million and from Pegasus Cable Television in July 1998 for approximately $30.5 million. We believe that the consolidation of these operations has allowed and will continue to allow us both to retain and attract higher quality management and to realize lower overall operating costs for these systems. Building on this base of operations, we intend to seek other opportunistic acquisitions in western New England and upstate New York, where cable system ownership is highly fragmented.

   Since we established our New England cluster, we have acquired the cable system assets and related liabilities of Taconic Technology in July 1999 which had approximately 5,000 subscribers as of December 31, 1998 and have entered into an agreement to acquire the cable system assets and related liabilities of Hometown TV, Inc. which had approximately 400 subscribers as of March 31, 1999. The combined purchase price for these pending transactions is approximately $9.0 million.

                               Business Strategy

   Our objective is to increase operating cash flow and maximize the value of our cable television systems by utilizing our expertise in acquiring and managing cable systems. We seek to be the leading supplier of multi-channel television services in our chosen markets by delivering high-quality products and service at competitive prices. To achieve these goals, we are pursuing the following business strategies:

   Target Mid-Sized Markets. We believe that the mid-sized suburban and exurban markets that we target have many of the beneficial attributes of larger urban and suburban markets, such as moderate to high household growth, economic stability, attractive subscriber demographics and the potential for additional clustering. We believe that in these markets the lower population densities and higher costs per subscriber of installing cable plant tend to result in less direct competition from other multi-channel television services than in larger markets. We believe that this reduced competition has benefits in both operating and acquiring cable television systems. First, in operating cable television systems, we expect to experience greater stability as a result of lower customer turnover, as there are fewer multi-channel television and other entertainment alternatives for subscribers in those markets. Second, we expect to face less competition in acquiring cable television systems than in larger markets, which has and is expected to continue to result in lower purchase price multiples.

   Build Regional Clusters; Achieve Operating Efficiencies. We believe that by building regional clusters of 200,000 to 300,000 basic subscribers we will be able to realize economies of scale while maintaining geographical diversity for our company as a whole. We have achieved this critical mass in Michigan through our acquisition of Cable Michigan. The economies of scale include spreading fixed and semi-fixed costs over a greater number of subscribers, including costs relating to general management, marketing, technical support and administration. We believe that we may also be able to reduce technical operating costs and capital expenditures associated with implementation of new channels and services by consolidating headends and utilizing digital compression technology. Furthermore, by aggregating small systems in the same region, we believe that we will be able to attract higher quality management than these systems could attract on a stand alone basis.

   Grow Through Strategic and Opportunistic Acquisitions. In pursuing its clustering strategy, we will continue to seek strategic acquisitions at attractive prices. In the Michigan Cluster, given the critical mass achieved from the acquisition of Cable Michigan, we will continue to pursue fill-in acquisitions, such as the Nova Cablevision, Cross Country Cable TV and R/COM acquisitions and the pending cable system

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

acquisitions, and exchanges of systems with other cable operators to create a more contiguous footprint. In the New England Cluster, where we continue to build a cluster with critical mass, we will pursue both larger strategic acquisitions of 50,000 basic subscribers or more as well as fill-in acquisitions. In addition, we may pursue opportunistic acquisitions outside of our existing operating regions where these acquisitions could either be the basis for creating a new cluster or be exchanged for systems that would fit with our existing clusters.

   Upgrade Systems and Prudently Deploy Capital. We seek to provide reliable, high quality cable television services. As such, our primary objective for capital expenditures is to maintain, expand and upgrade our cable plant to improve our cable television services by increasing channels, enhancing signal quality and improving technical reliability. We believe these improvements will enhance our position as the leading provider of multi-channel television services in our markets by creating additional revenue opportunities, enhancing operating efficiencies, increasing customer satisfaction and improving relations with local franchising authorities. Over the next five years, we intend to spend approximately $46 million to upgrade significantly the cable systems that we currently own or plan to acquire in the pending acquisitions so that virtually all of the associated cable plant will be at least 450 MHz (60+ analog channels) and approximately 85% will be 550 MHz (78+ analog channels) or greater. We believe that the upgrade of our cable systems will allow us to generate additional revenue by providing expanded tiers of basic programming, multiplexed premium services, additional home shopping channels and pay-per-view services. In addition, we, like many other multiple system cable operators, are exploring the viability of new services such as Internet access, high speed data, on-screen navigators, new video-on-demand and other interactive services. While upgraded systems will better facilitate our ability to offer these services, we do not intend to expend significant capital in these areas until we believe that the demand for these services is proven and the delivery of these services is cost-effective.

   Focus on Customer. We seek to provide superior customer service to our subscribers. As part of our commitment to customer service, we intend to maintain, expand and upgrade our cable plant to improve and expand our cable television services. In addition, based on subscriber surveys and other marketing studies, we intend to increase and rearrange programming packages and tier offerings to meet the needs of the various communities we serve. By centralizing our customer service operations as well as operating local offices, we believe we will be able to enhance our ability to implement our customer service policies on a more consistent and uniform basis, while maintaining a local presence in the markets we serve. Thus, in the Michigan cluster, we have relocated the centralized customer call center used by Cable Michigan from a site in Pennsylvania to a site within Michigan and are maintaining our seven existing local offices to better serve our customers. In the New England cluster, we centralized the customer service functions of our various operations to our regional office in Connecticut and are maintaining our three existing local offices.

   Pursue Aggressive Marketing. Our strategy is to promote and market aggressively and to expand cable television services to increase revenues and revenues per subscriber by adding, upgrading and retaining customers. In order to implement our strategy, we plan to:

  . introduce targeted marketing campaigns, including outbound tele-marketing, direct mail, advertising and sponsorship of community based events such as fairs and sports teams,

  . use price promotions, such as installation specials, to attract new subscribers,

  . use premium channel promotions, such as free weekend premium channels and a second premium channel at no charge for a limited period with a subscription for another premium channel, to encourage existing basic and premium subscribers to upgrade their services,

  . use contacts between customer service personnel and customers as opportunities to upgrade service, and

  . centralize marketing and programming under a newly-created position of Vice President of Marketing.

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

System Descriptions

 Overview

   We operate cable television systems in two regions--the Michigan cluster and the New England cluster. The following chart sets forth certain pro forma information relating to our cable systems as of March 31, 1999, giving effect to all completed and pending acquisitions.

                                                  Michigan  New England
                                                  Cluster     Cluster    Total
                                                  --------  ----------- -------
      Homes passed............................... 363,438     36,711    400,149
      Basic subscribers.......................... 217,081     25,857    242,958
      Basic penetration..........................    59.7%      70.4%      60.7%
      Premium units..............................  55,913      6,364     62,277
      Premium penetration........................    25.8%      24.5%      25.6%
      Average monthly revenue per basic
       subscriber................................ $ 34.56     $36.08    $ 34.72

 The Michigan Cluster--Acquisition History

   We formed our Michigan cluster through our acquisition of Cable Michigan. We continue to add to the Michigan cluster through acquisitions:

   Cable Michigan. We commenced our operations in the Michigan cluster when we acquired Cable Michigan on November 6, 1998. The cable systems that we acquired from Cable Michigan are located primarily in and around Grand Rapids, Traverse City, Lapeer and Monroe, Michigan. As of March 31, 1999, these cable systems passed approximately 342,300 homes and served approximately 207,500 basic subscribers, including Mercom. In March 1999, we completed the acquisition of the approximately 38% of Mercom that Cable Michigan did not own when we acquired Cable Michigan.

   Nova Cablevision. In March 1999, Cable Michigan completed its acquisition of certain assets related to Nova Cablevision's cable systems for approximately $7.8 million. As of March 31, 1999, Nova Cablevision's cable system passed approximately 10,000 homes and served approximately 6,400 basic subscribers in 12 towns contiguous to Cable Michigan's existing cable systems.

   Cross Country Cable TV. In January 1999, Cable Michigan completed its acquisition of the stock of Cross Country Cable TV for approximately $2.1 million. Cross Country Cable TV currently operates a cable system located in Whitehall and Montague, Michigan. As of March 31, 1999, Cross Country Cable TV's cable system passed approximately 5,000 homes and served approximately 1,850 basic subscribers.

   R/COM. In March 1999, we completed our acquisition of certain assets of R/COM for approximately $0.5 million. As of March 31, 1999, R/COM's cable system passed approximately 2,900 homes and served approximately 800 basic subscribers.

   Galaxy American Communications. In February 1999, we signed an agreement to acquire certain assets of Galaxy American Communications for approximately $0.8 million. As of March 31, 1999, Galaxy American Communications' cable system passed approximately 3,200 homes and served approximately 550 basic subscribers.

   Traverse City ISP. On April 1, 1999, we completed our acquisition of Traverse Internet which served approximately 4,500 residential Internet customers in the Traverse City area. Traverse Internet currently provides Internet access through a standard dial-up phone modem connection. We plan to upgrade these customers to cable-modem based Internet access, which will provide the same service at significantly higher speeds.

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

   Novagate Communications ISP. In March 1999, we completed our acquisition of the assets of Novagate Communications for approximately $2.9 million. As of March 31, 1999, Novagate Communications served approximately 5,000 residential Internet customers in the Grand Rapids area. Novagate Communications currently provides Internet access through a standard dial-up phone modem connection. We plan to upgrade these customers to cable modem based Internet access, which will provide the same service at much higher speeds.

 The Michigan Cluster--Operations

   The cable systems located in the Michigan cluster serve communities situated in the western, middle and southern portions of Michigan. The following chart sets forth certain information relating to the cable systems located in the Michigan cluster as of March 31, 1999, on a pro forma basis, including all completed acquisitions except the Galaxy American Communications acquisition.

                                    Western Michigan      Mid Michigan Southern Michigan
                               -------------------------- ------------ -----------------
                               Grand Rapids Traverse City    Lapeer         Monroe
                               ------------ ------------- ------------ -----------------
      Homes passed............   128,454       137,914       27,285         69,785
      Basic subscribers.......    77,929        81,498       16,737         40,917
      Basic penetration.......      60.7%         59.1%        61.3%          58.6%
      Premium units...........    18,405        16,982        5,107         15,419
      Premium penetration.....      23.6%         20.8%        30.5%          37.7%
      Average monthly revenue
       per basic subscriber...    $32.89        $33.64       $35.76         $34.00

   Approximately 80% of the Michigan cluster's subscriber base is located in and around Grand Rapids and Traverse City. Our Grand Rapids cluster, located near Lake Michigan in Kent and Ottawa Counties, is an affluent residential community and popular recreational area. The economy of Grand Rapids is supported by the presence of many large employers, including pharmaceutical companies, automotive parts manufacturing companies and large office furniture manufacturers. According to Market Statistics, 1997, the Grand Rapids area is currently the fastest growing region in Michigan. Traverse City is located at the southern end of Grand Traverse Bay in northwest Michigan, approximately 140 miles north of Grand Rapids. Traverse City is also an affluent residential community and popular recreational area. Recently, Traverse City's tourism industry has fueled strong commercial and residential real estate development.

   The markets and towns located within the Michigan cluster are, for the most part, characterized by high homes passed and subscriber growth rates. The compound annual growth in homes passed and basic subscribers in the Michigan cluster was 3.2% and 4.6%, respectively, from 1993 to 1997, as compared to the national averages of 1.0% and 2.9%, respectively, according to Paul Kagan Inc. The majority of this growth resulted from planned extensions of cable plant into areas of new home construction. According to Market Statistics, 1997, over the next five years, the number of households in the Michigan cluster is forecasted to grow at a rate equal to 175% of the national average and 200% of the Michigan average.

   Giving effect to our merger with Cable Michigan and our other completed and pending acquisitions, as of March 31, 1999, approximately 42% of the Michigan cluster's plant capacity was 330 MHz (40 analog channels) or less. Over the next five years, we expect to invest approximately $43 million to complete our capital plan for the Michigan cluster. Cable Michigan initiated a plan in 1996 under which approximately $31.6 million had been invested as of March 31, 1999. Our plan continues Cable Michigan's plan and anticipates the deployment of a fiber optic network that will span approximately 75% of the Michigan cluster's customer base. After completion of the plant upgrade projects, approximately 98% of the Michigan cluster's cable systems will have a bandwidth capacity of at least 450 MHz (60+ analog channels) and approximately 90% of the Michigan cluster's cable systems will have a bandwidth capacity of at least 550 MHz (78+ analog channels).

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

   We generally package our basic cable service in the Michigan cluster into three distinct tiers: Limited Basic Service, Expanded Basic Service and the Family Value Package. We currently price Limited Basic Service, which consists primarily of broadcast channels, at an average cost of $11.35 per month; Expanded Basic Service, which includes traditional cable channels, at an additional average cost of $11.33 per month; and Family Value Package, which includes popular sports and cable news channels, at an additional average cost of $7.13 per month. As of March 31, 1999, Cable Michigan's penetration rates for Expanded Basic Service and the Family Value Package were 89.3% and 82.4% of basic subscribers, respectively. In May 1999, Cable Michigan implemented an average annual rate increase for basic cable service of $2.09 per month, an increase of approximately 8.4%. We plan to carefully review and refine our existing programming packages and pricing structure in conjunction with our marketing strategy.

   We believe that there are significant opportunities to increase revenue in the Michigan cluster. As of March 31, 1999, the Michigan Cluster maintained a 60% basic penetration rate and a 26% premium penetration rate, as compared to national averages of 69% and 72%, respectively, according to Paul Kagan Inc. In order to increase our pay and basic penetration rates, we plan to introduce targeted marketing campaigns such as outbound tele-marketing, direct mail, advertising and sponsorship of community based events. We also believe that we will be able to generate additional revenues from the upgrade of our cable systems by providing expanded tiers of basic programming, multiplexed premium services, additional home shopping channels and pay-per-view services. In addition, we believe that the revenues generated by the cable systems serving the Michigan cluster will increase due to the substantial projected growth of the communities located in the Michigan cluster.

 The New England Cluster--Acquisition History

   The New England cluster has been formed through our acquisitions of AMRAC Clear View and Pegasus Cable Television. We plan to add to the New England cluster through the acquisitions of Taconic Technology and Hometown TV.

   AMRAC Clear View and Pegasus Cable Television. On May 30, 1998, we acquired the assets of AMRAC Clear View for approximately $8.1 million. The AMRAC Clear View cable systems serve the towns of Hadley and Belchertown in the vicinity of Amherst, Massachusetts. On July 21, 1998, we acquired the assets of Pegasus Cable Television for approximately $30.5 million. The Pegasus cable systems serve seven towns located in Massachusetts and seven towns in the County of Litchfield, Connecticut. As of March 31, 1999, these cable systems, which currently constitute the New England Cluster, passed approximately 28,800 homes and served approximately 20,500 basic subscribers.

   Taconic Technology. In July 1999, we acquired the cable related assets of Taconic for approximately $8.5 million. As of March 31, 1999, Taconic Technology's cable system passed approximately 7,200 homes and served approximately 5,000 basic subscribers. Taconic Technology's subscribers are located in eight towns in upstate New York, all of which are situated in close proximity to our current cable systems in the New England cluster.

   Hometown TV. In December 1998, we signed an agreement to acquire certain assets of Hometown for TV approximately $0.5 million. As of March 31, 1999, Hometown TV's cable systems passed approximately 700 homes and served approximately 400 basic subscribers. We expect that the consummation of the Hometown TV acquisition will occur in the third quarter of 1999.

 The New England Cluster--Operations

   The cable systems located in the New England cluster are situated in central Massachusetts and western New England. The following chart sets forth certain pro forma information relating to the cable systems located in the New England cluster as of March 31, 1999, representing the cable systems acquired or to be acquired by

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

us in the AMRAC Clear View, Pegasus Cable Television, Taconic Technology and Hometown TV acquisitions.

                                 Western
                               New England
                                Charlton/    Winsted, CT/
              Central          Belchertown/ Berkshire, MA/
           Massachusetts          Hadley     Chatham, NY
           -------------       ------------ --------------
      Homes passed............    13,440        23,272
      Basic subscribers.......    10,940        14,916
      Basic penetration.......      88.4%         64.1%
      Premium units...........     2,946         3,394
      Premium penetration.....      26.9%         22.8%
      Average monthly revenue
       per basic subscriber...    $36.08        $36.08

   The residential communities located within the New England cluster are characterized by a growing middle class population base, close proximity to urban centers, and limited off-air reception of local broadcast channels. The majority of the New England cluster's central Massachusetts systems are located within a 30 to 60 minute driving radius of Springfield and Worcester, the second and third largest cities in Massachusetts. More than 10 colleges and universities are located within the immediate vicinity of the Charlton/Belchertown/Hadley area, including the University of Massachusetts, Amherst College and Smith College. The western New England systems are comprised of systems located in Connecticut, Massachusetts and New York. The Winsted system, which is located in the affluent area of Litchfield County, serves seven communities located approximately 30 miles west of Hartford, Connecticut. The Chatham system, which is located in eastern New York, and the Berkshire system, which is located in western Massachusetts, are located approximately 15 miles from each other and approximately 30 miles southeast of Albany, New York.

   Giving effect to the Taconic Technology and Hometown TV acquisitions, as of March 31, 1999, approximately 16% of our cable plant in the New England cluster is 330 MHz (40 analog channels) or less. Over the next three years, we expect to invest approximately $3 million to complete our capital plan for the New England cluster. Pursuant to our capital plan, we intend to deploy a fiber optic network in Charlton, Massachusetts, rebuild approximately 90 miles of cable plant in Winsted, the most densely populated area in the New England cluster, and upgrade the Belchertown cable plant. After the completion of our planned upgrades, all of the New England cluster's cable systems will have a bandwidth capacity of at least 450 MHz (60+ analog channels). In addition, as part of our consolidation effort, we plan to eliminate three of the New England cluster's seven headends within two years after the closing of the Taconic Technology acquisition.

   In the majority of the systems in the New England cluster, we offer a single level of basic service containing all off-air broadcast channels and certain satellite delivered programming at an average price of $32.55 per month. In the remaining systems, we offer tiers of basic cable television programming at an average price of $10.70 per month for off-air broadcast channels and $18.25 per month for satellite delivered programming. A limited number of systems offer an additional package of 10 channels which include news, sports and other specialized programming not otherwise included in the basic tiers. We plan to reconfigure these programming packages to accommodate customer preferences and to add additional tiered programming and premium channels as we complete our capital plan for the New England cluster.

   We believe that significant opportunities exist in the New England cluster to increase revenue per subscriber and eliminate certain costs. We believe that the cable systems located in the New England cluster did not aggressively market their services prior to our acquisition of them. Through the aggregation of the acquisitions that comprise the New England cluster, we will be able to consolidate operations, including office space, personnel and headends. We plan to institute new channel launches, rate increases and marketing programs, in conjunction with increased system capacity in the majority of the New England systems by the end of 1999.

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

Programming

   We have various contracts to obtain basic, satellite and premium programming for our cable systems from program suppliers, including, in limited circumstances, some broadcast stations, with compensation generally based on a fixed fee per customer or a percentage of the gross receipts for the particular service. Some program suppliers provide volume discount pricing structures and/or offer marketing support. In addition, we are a member of the National Cable Television Cooperative, a programming purchasing consortium consisting of small to mid-sized multiple system cable operations and individual cable systems serving, in the aggregate, approximately 8.5 million cable basic subscribers as of March 31, 1999. Programming consortiums such as the National Cable Television Cooperative help create efficiencies in securing and administering programming contracts for small and mid-sized cable operators. We do not have long-term programming contracts for the supply of a substantial amount of our programming. In cases where we do have these contracts, they are generally for a fixed period of time ranging from one to five years and are subject to negotiated renewal. While our management believes that our relations with our programming suppliers are generally good, the loss of contracts with certain of our programming suppliers would have a material adverse effect on our results of operations.

   Our company, like most other cable television systems, offer our customers various levels, or tiers, of cable service consisting of a combination of local television stations including network affiliated, independent and public television stations; a limited number of television signals from "superstations" originating from distant cities:

  . public, government and educational access channels; and

  . various satellite-delivered, non-broadcast channels.

   Our cable systems generally offer a basic tier of cable service consisting of broadcast channels and certain satellite delivered programming. For an extra monthly charge, our cable systems also offer one or more additional tiers of cable services and per-channel premium satellite-delivered channels generally providing feature films, live sports events, concerts and other special entertainment features. The programming offered by our cable systems varies depending upon each system's channel capacity, viewer interests and, in some cases, franchise requirements.

   We expect programming costs to increase in the ordinary course of our business as a result of increases in the number of basic subscribers, increased costs to purchase cable programming, expansion of the number of channels provided to customers and contractual rate increases from programming suppliers. We anticipate that programming costs may increase at rates beyond historic levels, particularly for sports programming. For additional information, please refer to the "Regulation--Copyright" section of this prospectus.

Marketing, Customer Service and Community Relations

   Our strategy is to promote and market aggressively and to expand cable television services to increase revenues and revenues per subscriber by adding, upgrading and retaining customers. In order to implement our strategy, we plan to:

  . introduce targeted marketing campaigns, including outbound tele-marketing, direct mail, advertising and sponsorship of community based events such as fairs and sports teams,

  . use price promotions, such as installation specials, to attract new subscribers,

  . use premium channel promotions, such as free weekend premium channels and a second premium channel at no charge for a limited period with a subscription for another premium channel, to encourage existing basic and premium subscribers to upgrade their services and

  . use our customer service personnel's contacts with customers to upgrade services.

   We believe that providing superior customer service is a key element to our long-term success since the quality of customer service affects our ability to retain customers. Accordingly, we have invested approximately $830,000 to relocate the centralized customer call center used by Cable Michigan from a site in Pennsylvania to a site within Michigan and to centralize the customer service functions of our various operations in the New England cluster to our regional office in Connecticut. We have staffed our Michigan customer service center with well-trained customer service representatives and it offers 24-hour, 7-day per week coverage to all of our customers in the Michigan cluster on a toll-free basis. We designed our customer service center to handle a high volume of incoming calls and to have an average call answer time below the 30 second FCC requirement. We have installed a software package that will allow our customer service center to track call statistics ranging from average answer time to the number of calls by type, as well as individual and group performance statistics. This software has allowed us to respond to customer service inquiries on a more efficient basis.

   In the communities we serve, we believe that many customers prefer to personally visit the local office to pay their bills or ask questions about their service. As a result, we intend to maintain accessible local offices in many of our service areas. We believe that local offices and local staffing will increase the effectiveness of our customer relation efforts, community relations endeavors and marketing campaigns. Additionally, we believe familiarity with the communities we serve will allow us to customize our menu of services and respective pricing to provide our customers with products that are both diverse and affordable. Thus, we have seven local offices in the Michigan cluster and the three local offices in the New England cluster.

   Recognizing that strong governmental, franchise and public relations are crucial to our overall success, we intend to undertake an aggressive initiative to maintain and improve our working relationships with the governmental entities within our franchise areas. We anticipate that our regional management personnel will be required to meet regularly with local officials for the purposes of keeping them advised of our activities within the communities, receiving information and feedback on our standing with officials and customers alike and ensuring that we maximize our growth potential in areas where new housing development is occurring or where significant technical plan improvements are underway. We also intend that our regional management personnel, together with our corporate management personnel, will be responsible for all franchise renewal negotiations as well as the maintenance of our visibility through involvement in various community and civic organizations and charities.

Technology

   As part of our commitment to customer service, we seek to provide reliable, high quality cable television services. As such, our primary objective with respect to capital expenditures is to maintain, expand and upgrade our cable plant to improve and expand our cable television services. Through the implementation of our capital plan, we expect to expand channel capacity, enhance signal quality, improve technical reliability and provide a platform to develop high-speed Internet access. We believe that these technical improvements and upgrades create additional revenue opportunities, enhance operating efficiencies, improve franchising relations and increase customer satisfaction. Before committing capital to upgrade a system, our management team carefully assesses:

  . subscribers' demand for more channels,

  . upgrade requirements in connection with franchise renewals,

  . the availability of competing technologies,

  . the likely subscriber demand for other cable and broadband telecommunications services,

  . the cost effectiveness of any of these upgrades and

  . the extent to which system improvements will increase the attractiveness of the property to a future buyer.

   The tables below summarize our existing technical profile and our technical profile including work in progress projects, in each case on a pro forma basis, including all completed and pending acquisitions except the Galaxy American Communications acquisition, as of March 31, 1999. We expect to complete our technical profile work in progress projects by year end 1999.

                             330 MHz or Less 400 to 450 MHz 550 MHz or Greater
                             (Approximately  (Approximately   (Approximately
                                40 Analog      60+ Analog       78+ Analog
                                Channels)      Channels)        Channels)
                             --------------- -------------- ------------------
Existing Technical Profile
Michigan cluster:
  Number of systems.........         57             25               17
  Miles of plant............      3,408          2,796            1,992
  % miles of plant..........       41.6%          34.1%            24.3%
New England cluster:
  Number of systems.........          1              7                0
  Miles of plant............        197          1,012                0
  % miles of plant..........       16.3%          83.7%             0.0%
Total:
  Number of systems.........         58             32               17
  Miles of plant............      3,605          3,808            1,992
  % miles of plant..........       38.3%          40.5%            21.2%
Technical Profile Including
 Work-in-Progress Projects
Michigan cluster:
  Number of systems.........         56             24               19
  Miles of plant............      3,140          2,405            2,766
  % miles of plant..........       37.8%          28.9%            33.3%
New England cluster:
  Number of systems.........          1              7                0
  Miles of plant............        201          1,030                0
  % miles of plant..........       16.3%          83.7%             0.0%
Total:
  Number of systems.........         57             31               19
  Miles of plant............      3,341          3,435            2,766
  % miles of plant..........       35.0%          36.0%            29.0%

   Over the next five years, we plan to spend approximately $76 million to upgrade our existing systems and the systems we currently own, subject to pending transactions. These capital expenditures, including the work in progress reflected above, are expected to consist of:

  . approximately $45 million to upgrade the bandwidth capacity of these systems and to employ additional fiber in the related cable plant,

  . approximately $16 million for ongoing maintenance and replacement, and

  . approximately $15 million for installations and extensions to the related cable plant required as a result of growth in our subscriber base.

   Upon the completion of our planned upgrades, virtually all of the cable plant included in these systems will have a bandwidth capacity of 450 MHz or greater and approximately 85% will have a bandwidth capacity of 550 MHz or greater.

   We expect that our planned use of fiber optic technology as an alternative to coaxial cable will play a major role in allowing us to consolidate headend facilities and to reduce amplifier cascades, thereby improving picture quality, system reliability and headend and maintenance expenditures. Fiber optic strands are capable of carrying hundreds of video, data and voice channels over extended distances without the extensive signal amplification typically required for coaxial cable. We anticipate that the installation of fiber optic cable will allow us, within the next five years, to consolidate from 80 headends in the Michigan cluster excluding the number of headends to be acquired in the Galaxy American Communications acquisition as of March 31, 1999, on a pro forma basis, to approximately 75 headends excluding the number of headends to be acquired in the Galaxy American Communications acquisition, and from eight headends in the New England cluster as of March 31, 1999, on a pro forma basis, to approximately six headends.

   We have been closely monitoring development in the area of digital compression, a technology that enables cable operators to increase the channel capacity of cable television systems by permitting a significantly increased number of video signals to fit in a cable television system's existing bandwidth. We believe that the utilization of digital compression technology in the future could enable us to increase channel capacity in certain systems in a cost efficient manner. Such utilization of digital compression would generally be implemented as part of system upgrades, where some portion of the additional analog channels would be allocated to additional tiers of cable services. The use of digital compression also could expand the number and types of services offered and enhance the development of current and future revenue sources.

   For the cable industry, providing high-speed cable modems to residential and business customers has recently become a viable source of additional revenue. Cable modems provide Internet access at higher speeds and lower costs than the technologies offered by other communication providers. For example, a 10 megabit cable modem provides Internet access at download speeds 350 times faster than typical 28.8 kilobit dial-up phone modem connections. Cable Michigan introduced cable-modem based Internet access in the Traverse City area in 1998. Based on our success to date, we acquired the assets of Novagate Communications and agreed to purchase Traverse Internet, a local ISP in the same market. We believe that acquiring expertise from an incumbent ISP will allow us to offer services in a more effective and timely manner. Based on our experience with these acquisitions, we may seek to acquire additional ISPs.

Franchises

   Cable television systems are constructed and operated under fixed-term non-exclusive franchises or other types of operating authorities, (which we collectively refer to as "franchises") that are granted by either local governmental or centralized state authorities. These franchises typically contain many conditions, such as:

  . time limitations on commencement and completion of construction;

  . conditions of service, including the number of channels, the provision of free service to schools and certain other public institutions;

  . the maintenance of insurance and indemnity bonds; and

  . the payment of fees to communities.

   Certain provisions of these local franchises are subject to limits imposed by federal law.

   On a pro forma basis, as of March 31, 1999, we held 470 franchises in the aggregate, consisting of approximately 449 in the Michigan cluster and approximately 21 in the New England cluster. As of the same date, none of these franchises would have accounted for more than 5% of our total revenues on a pro forma basis. Many of these franchises require the payment of fees to the issuing authorities of 3% to 5% of "gross revenues" (as defined by each franchise agreement) from the related cable system. The Cable Communications Policy Act of 1984 prohibits franchising authorities from imposing annual franchise fees in excess of 5% of gross annual revenues and also permits the cable television system operator to seek renegotiation and modification of franchise requirements if warranted by changed circumstances that render performance commercially impracticable.

   As indicated by the following chart, whch was calculated on a pro forma basis as of March 31, 1999 after giving effect to all completed and pending acquisitions, our franchises expire at various points in time through the year 2019.

                                                                  Percentage
                                           Percentage  Number of   of Total
      Year of Franchise         Number of   of Total     Basic       Basic
      Expiration                Franchises Franchises Subscribers Subscribers
      -----------------         ---------- ---------- ----------- -----------
      1998-2001................     60         13%       21,864         9%
      2002 and after...........    410         87%      221,074        91%
                                   ---        ---       -------       ---
      Total....................    470        100%      242,938       100%
                                   ===        ===       =======       ===

   The Cable Television Consumer Protection and Competition Act of 1992 and the Cable Communications Policy Act of 1984 provide, among other things, for an orderly franchise renewal process which limits a franchising authority's ability to deny a franchise renewal if the incumbent operator follows prescribed renewal procedures. In addition, these cable acts established comprehensive renewal procedures which require, when properly elected by an operator, that an incumbent franchisee's renewal application be assessed on its own merits and not as part of a comparative process with competing applications. For additional information, please refer to the "Regulation" section of this prospectus.

Competition

   As a cable television systems operator, we face competition from:

  . alternative methods of receiving and distributing single and/or multiple channels of video programming, including direct-to-the-home satellite programming and off-air television broadcast programming;

  . other sources of news, information and entertainment such as newspapers, movie theaters, live sporting events, interactive online computer services and home video products, including videotape cassette recorders; and

  . local exchange telephone companies and other well-financed businesses from outside of the cable industry (such as the public and municipally owned utilities that own certain of the poles on which cable is attached), which are increasingly entering the business of providing cable television services.

   The extent to which we are competitive depends, in part, upon our ability to provide, at a reasonable price to consumers, a greater variety of programming and other services than are available off-air or through other alternative delivery sources and upon superior technical performance and customer service. Many of our present and potential competitors have substantially greater resources than we do.

   Congress has adopted legislation and the FCC has implemented regulations which provide a more favorable operating environment for new and existing technologies that provide, or have the potential to provide, substantial competition to cable systems. For instance, the Cable Television Consumer Protection and Competition Act contains provisions, which the FCC has implemented with regulations, that enhance the ability of cable competitors to purchase and make available to home satellite dish owners certain satellite delivered cable programming at competitive costs. In addition, the FCC adopted regulations that preempt certain local restrictions on satellite and over-the-air antenna reception of video programming services, including zoning, land-use or building regulations, or any private covenants, homeowners' association rule, lease, or similar restriction on property within the exclusive use or control of the antenna user.

   As a result of the legislation and regulations, we presently face competition from, among others, satellite services whereby signals are transmitted by satellite to receiving facilities located on customer premises. Programming is currently available to the owners of satellite dishes through conventional, medium and high-powered satellites. Satellite systems generally provide movies, broadcast stations and other program services similar to those provided by cable television systems, although some satellite services offer a greater number of channels and programming packages than are available through cable television systems. Direct broadcast satellite service can be received anywhere in the continental United States through installation of a small rooftop or side-mounted antenna. This technology has the capability of providing more than 100 channels of programming over a single high-powered satellite with significantly higher capacity if multiple satellites are placed in the same orbital position. Direct broadcast satellite is currently being heavily marketed on a nationwide basis by three providers, and a fourth company is also proposing to provide direct broadcast satellite services over multiple satellites. Announced acquisitions may consolidate all direct broadcast satellite spectrum and assets into the two dominant direct broadcast satellite providers. Direct broadcast satellite providers provide significant competition to us and other cable service providers. Legislation pending before Congress may substantially remove the legal obstacles to direct broadcast satellite delivery of local and distant broadcast signals.

   The digital satellite service offered by direct broadcast satellite systems has certain advantages over cable systems with respect to programming and digital quality. By upgrading our systems and using digital compression technology, we expect to be able to offer expanded programming choices and services, more channels and better picture quality, allowing us to compete more effectively with direct broadcast satellite systems. Furthermore, direct broadcast satellite does suffer certain significant operating disadvantages compared to cable television, including the subscriber's present difficulty in viewing different programming on more than one television set, line-of-sight reception requirements, up-front costs associated with the dish antenna and the lack of local programming. Direct broadcast satellite providers currently face technical and legal obstacles to providing broadcast signals, although certain direct broadcast satellite providers currently provide local and distant broadcast signals in certain major markets. The FCC has recently adopted regulations that may reduce the impact of the existing legal obstacles direct broadcast satellite providers face with respect to these services.

   Cable television systems generally operate under franchises granted on a non-exclusive basis, so that more than one cable television system may be built in the same area (known as an "overbuild"), with potential loss of revenue to the operator of the original system. It is possible that a franchising authority might grant a second franchise to another company containing terms and conditions more favorable than those afforded to us. The Cable Television Consumer Protection and Competition Act prohibits franchising authorities from unreasonably denying requests for additional franchises and does not prevent franchising authorities from operating cable systems. Well-financed businesses from outside the cable industry may compete with us for franchises or provide competing services. Potential competitors include the public and municipally owned utilities that own certain of the poles on which cable is attached. Certain municipal power companies have been considering building new video networks to compete with us within the areas where they deliver power. Overbuilds historically have been relatively rare, as constructing and developing a cable television system is capital-intensive, and it is difficult for the new operator to gain a marketing advantage over the incumbent operator. Nonetheless, on a pro forma basis as of March 31, 1999, less than 5% of homes passed by our Michigan cluster have been overbuilt and none of the homes passed by our New England cluster have been overbuilt. We believe that our systems are less likely to be overbuilt than those of many other operators because our targeted markets have lower population densities.

   We also compete with local exchange telephone companies. The Telecommunications Act of 1996 makes it easier for local exchange carriers and others to provide a wide variety of video services and to provide multichannel video programming services to subscribers. Various local exchange carriers currently are providing multi-channel video programming within and outside their telephone service areas through a variety of distribution methods. Such distribution methods include both the deployment of broadband wire facilities and the use of wireless terrestrial transmission facilities. In addition, certain local exchange carriers may not be required, under certain circumstances, to obtain local franchises to deliver these video services or to comply with the variety of obligations imposed upon cable systems under these franchises. As a result, cable systems could be placed at a competitive disadvantage if the delivery of video services by local exchange carriers becomes widespread. Issues of cross-subsidization by local exchange carriers of video and telephony services also pose strategic disadvantages for cable operators seeking to compete with local exchange carriers which provide video services. Ameritech Corporation has obtained cable television franchises in southeastern

Michigan and has overbuilt some cable operators thereby creating a competitive environment. To date, Ameritech has not applied for cable franchises in the areas served by us, including after giving effect to the pending Michigan acquisitions. We cannot predict the likelihood of success of video service ventures by local exchange carriers or their impact on us.

   We face additional competition from private satellite master antenna television systems. Satellite master antenna television systems offer both improved reception of local television stations and many of the same satellite-delivered programming services offered by franchised cable television systems. Satellite master antenna television operators often enter into exclusive agreements with building owners or homeowners' associations to provide cable programming to condominiums, apartments, office complexes and private residential developments. Cable operators are, therefore, generally required to obtain the approval of the building owners or homeowners' associations to provide cable programming. However, some states have enacted laws to provide franchised cable systems access to such private complexes and the Cable Communications Policy Act gives a franchised cable operator the right to use existing compatible easements within its franchise area under certain circumstances. These laws have been challenged in the courts with varying results. The Telecommunications Act of 1996 broadens the definition of satellite master antenna television systems not subject to regulation as a franchised cable television service. A July 1998 FCC decision allowed satellite master antenna television to interconnect facilities using common carrier facilities located in public rights of way without obtaining cable television franchises. This decision could spur growth of satellite master antenna television systems. In addition, some companies are developing and/or offering packages of telephony, data and video services to these private residential and commercial developments.

   We also compete with wireless terrestrial program distribution services such as multipoint, multichannel distribution service which use low-power microwave frequencies to transmit video programming over-the-air to subscribers. There are multipoint, multichannel distribution service operators who are authorized to provide or are providing broadcast and satellite programming to subscribers in areas in the Michigan cluster and the New England cluster. Additionally, the FCC recently adopted new regulations allocating frequencies in the 28-GHz band for a new multichannel wireless video service similar to multipoint, multichannel distribution service. We are unable to predict whether wireless terrestrial video services will have a material impact on its operations.

   Other new technologies, including Internet-based services, may become competitive with services that cable television systems can offer. Pursuant to the Telecommunications Act of 1996, the FCC adopted regulations and policies for the issuance of licenses for digital television to incumbent television broadcast licensees. Digital television is expected to deliver high definition television pictures, multiple digital-quality program streams, as well as CD-quality audio programming and advanced digital services, such as data transfer and subscription video. In July 1998, the FCC commenced a rulemaking to determine the extent to which cable operators will be required to carry these digital signals. The FCC also has authorized television broadcast stations to transmit textual and graphic information useful both to consumers and businesses. The FCC also permits commercial and non-commercial FM stations to use their subcarrier frequencies to provide non-broadcast services including data transmissions. The FCC established an over-the-air Interactive Video and Data Service that will permit two-way interaction with commercial and educational programming along with informational and data services. Local exchange carriers and other common carriers also provide facilities for the transmission and distribution to homes and businesses of interactive computer-based services, including the Internet, as well as data and other non-video services. The FCC has conducted spectrum auctions for licenses to provide personal communication systems. Personal communication systems will enable license holders, including cable operators, to provide voice and data services.

   Advances in communications technology as well as changes in the marketplace and the regulatory and legislative environment are constantly occurring. Thus, we cannot predict the effect that ongoing or future developments might have on the cable television industry or on our operations. As other companies begin to provide cable television services, we will face additional competitors, many of which will have substantially greater resources than we have. For additional information, please refer to the "--Rapid Technological Change" section of this prospectus.

Employees

   As of March 31, 1999, we had a total of approximately 346 employees. Approximately 20 of our employees located in Michigan are represented by labor unions or trade councils. We have experienced no work stoppages and believe that our employee relations are good and will continue to be so after the closing of the pending acquisitions.

Properties

   A cable television system consists of three principal operating components. The first component is the signal reception processing and originating point called a "headend." The headend receives television, cable programming service, radio and data signals that are transmitted by means of off-air antennas, microwave relay systems and satellite earth systems. Each headend includes a tower, antennae or other receiving equipment at a location favorable for receiving broadcast signals and one or more earth stations that receives signals transmitted by satellite. The headend facility also houses the electronic equipment which amplifies, modifies and modulates the signals, preparing them for passage over the system's network of cables. The second component of the system is the distribution network. The distribution network originates at the headend and extends throughout the system's service area. A cable system's distribution network consists of microwave relays, coaxial or fiber optic cables placed on utility poles or buried underground and associated electronic equipment. See the "Regulation--Pole Attachment" section of this prospectus. The third component of the system is a "drop cable," which extends from the distribution network into each customer's home and connects the distribution system to the customer's television set.

   We own and lease parcels of real property for signal reception sites (antenna towers and headends), microwave complexes and business offices, including our principal executive offices. In addition, we own our cable systems' distribution networks, various office fixtures, test equipment and certain service vehicles. We will also acquire additional property in the pending acquisitions. The physical components of our cable systems require maintenance and periodic upgrading to keep pace with technological advances. We believe that our properties, including those to be acquired in the pending acquisitions, both owned and leased, are in good condition and are suitable and adequate for our business operations.

Legal Matters

   In connection with the acquisition of Mercom, former shareholders of Mercom constituting approximately 15.3% of all outstanding Mercom common shares gave notice of their election to exercise appraisal rights as provided by Delaware law. We and the companies we plan to acquire are currently party to various legal proceedings. In addition, we expect that in the future we will have various legal proceedings outstanding in the normal course of business. Our management anticipates that these proceedings will not have a material adverse effect on our results of operations or our financial condition.


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

                                   REGULATION

Overview

   We face regulation from federal, state and local governments because we own and operate cable television systems. Most of the federal laws governing our cable systems arise from the Cable Communications Policy Act of 1984, the Cable Television Consumer Protection and Competition Act of 1992 and the Telecommunications Act of 1996. These statutes amended the federal Communications Act of 1934 and added provisions specific to cable television. Many of the cable television provisions of the Communications Act require the FCC to adopt and enforce regulations. The FCC has done so and regulates many aspects of our cable systems and our business. Local franchise authorities also regulate our cable systems through local cable franchise agreements and ordinances and, in some municipalities, through the local rate regulation process. In some jurisdictions, state agencies also regulate our cable systems. The substantial regulation of our cable systems adds additional costs and risks to our business.

   We provide in this section a summary of federal laws and regulations that could materially affect our cable systems and the cable industry. We also describe certain state and local laws.

Rate regulation

   Rate regulation under the Cable Television Consumer Protection and Competition Act. The Cable Television Consumer Protection and Competition Act establishes cable rate regulation at two levels. Local franchise authorities can obtain authority to regulate rates for equipment and basic service (the lowest tier of service usually including broadcast signals, public access programming and some cable satellite services). The FCC regulates rates for cable programming services tiers, typically the next levels of cable service after basic service. The Cable Television Consumer Protection and Competition Act directs the FCC to promulgate regulations to govern the rate regulation process at both the federal and local level. The Cable Television Consumer Protection and Competition Act also deregulates rates for any cable system subject to effective competition, meaning that the cable system faces specified thresholds of competition in their franchise areas. Generally, the rate regulation process imposes substantial administrative burdens and costs on regulated systems and reduces cable rate increases. Rate regulation has forced some cable systems to reduce rates and make refunds to subscribers.

   Changes under the Telecommunications Act of 1996. The Telecommunications Act of 1996 makes several significant changes to cable rate regulation. The Telecommunications Act of 1996:

  . deregulates rates for cable programming services tiers after March 31, 1999;

  . deregulates all rates for certain small cable systems;

  . allows non-predatory, bulk discount rates for service to commercial residential developments;

  . allows aggregation of costs for regulated equipment rates at the franchise, system, regional or company level;

  . eliminates individual subscriber rate complaints to the FCC;

  . authorizes local franchise authorities to file complaints with the FCC concerning cable programming services tier rates after receiving multiple subscriber complaints within prescribed time frames; and

  . permits certain cable operators to include prior year losses occurring before September 1992 in rate calculations.

   The changes to cable rate regulation resulting from the Telecommunications Act of 1996 provide cable systems some relief from the administrative burdens and costs of rate regulation.

   FCC regulations. Following the Cable Television Consumer Protection and Competition Act, the FCC adopted detailed regulations governing cable service and equipment rates and the rate regulation process. Those regulations have undergone significant changes since 1993. The FCC will likely continue to modify its rate regulations. Principal components of FCC rate regulation include:

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

  . Benchmark method. Cable systems subject to rate regulation can use the FCC's benchmark method to set rates. In 1994, the FCC's benchmark regulations required operators to implement rate reductions of up to 17% for regulated services. Cable systems can adjust benchmark rates under the FCC's comprehensive and restrictive regulations allowing quarterly or annual increases or decreases for changes in the number of regulated channels, inflation and increases in certain costs.

  . Cost-of-service method. Cable operators subject to rate regulation can elect to use the FCC's cost-of-service method to set rates. Cost-of-service permits a cable operator to set rates higher than permitted under the benchmark method, if costs allowable under the FCC regulations support the higher rate. The cost-of-service method generally requires more administrative and professional resources for a cable system. The FCC cost-of-service rules also require exclusion from the rate base up to one-third of acquisition costs attributed to tangible and intangible assets related to providing regulated cable service. The FCC's cost-of-service regulations also presume an industry-wide 11.25% after tax rate of return on an operator's allowable rate base. The FCC has initiated a rulemaking to consider using an operator's actual debt cost and capital structure for cost-of-service calculations.

  . Small cable system abbreviated cost-of-service method. In 1995, the FCC adopted for qualified small systems a generally less restrictive and more streamlined method to compute regulated rates.

  . Equipment rate regulation. Where franchising authorities have the authority to regulate basic service rates, they may also regulate the rates for additional outlets, installation, and subscriber equipment used to receive the basic cable service tier, such as converter boxes and remote control units. FCC regulations require franchising authorities to regulate these rates on the basis of actual cost plus a reasonable profit, as defined by the FCC.

   The FCC currently has several changes to its rate regulations under consideration. We cannot predict the impact of any changes on our cable systems.

   Current rate regulation status of our cable systems. In many of the communities where we provide cable service and in many of the systems we plan to acquire, local franchising authorities actively regulate rates for basic and related services. At the FCC, it remains possible that complaints remain pending against cable programming services tier rates charged by some of our cable systems and by some of the cable systems we propose to acquire. In addition, a franchising authority has filed a petition for special relief relating to our limited tier of programming.

   The FCC has ordered reductions in certain cable programming services tier rates charged by Cable Michigan. The FCC based those decisions, in part, on the finding that Cable Michigan did not qualify for small cable system rate relief under the FCC's 1995 small system rules. The FCC concluded that Cable Michigan did not qualify as a "small system" because all affiliated companies served more than 400,000 subscribers (due to RCN Corporation's investment in Mexican cable systems). Cable Michigan challenged those decisions on the basis that certain of its systems should qualify as "small cable systems" under the FCC's rules, or, in the alternative, that its rates are justified under the FCC's benchmark method. On July 15, 1998, the FCC permitted Cable Michigan to withdraw its challenge of the FCC's decision. Because Cable Michigan is no longer affiliated with RCN Corporation, we anticipate that certain of our smaller systems will qualify as small cable systems.

"Anti-Buy Through" Provisions

   The Cable Television Consumer Protection and Competition Act requires cable systems to permit subscribers to purchase video programming on a per channel or a per program basis without the necessity of subscribing to any tier of service, other than the basic cable service tier. Cable systems without the technological capability to offer programming in this manner benefit from a statutory exemption. The exemption is available until a cable system obtains the technological capability, but not later than December 2002. The FCC may also issue waivers.

   We expect that our systems will comply with this requirement by the December 2002 deadline.

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Broadcast Signal Carriage--Must-Carry and Retransmission Consent

   Must-carry. The Cable Television Consumer Protection and Competition Act and FCC regulations impose substantial restrictions on carriage of broadcast signals by cable systems. The regulations allow local commercial television broadcast stations to request mandatory carriage on a cable system ("must-carry"), subject to certain exceptions. A cable system must devote up to one-third of its activated channel capacity for the carriage of local commercial television stations. If a cable operator declines to carry a local broadcast station requesting must-carry, the broadcaster may file a complaint with the FCC. If the FCC finds that the broadcast station qualifies for must-carry, the FCC will order the cable system to commence carriage. Local non-commercial television stations and certain low power television stations also have mandatory carriage rights. In March 1997, the U.S. Supreme Court upheld the constitutionality of the Cable Television Consumer Protection and Competition Act's must-carry requirements.

   On July 9, 1998, the FCC initiated a rulemaking to consider the requirements, if any, for mandatory carriage of digital television signals. We cannot predict the ultimate outcome of this rule making or the impact of new carriage requirements on our cable systems or our business.

   Retransmission consent. Local broadcast stations can also elect carriage by retransmission consent. This means that the cable system cannot carry the broadcast signal unless first obtaining the broadcaster's consent in writing. Some broadcast stations have withheld consent unless the cable operator pays for carriage or provides other consideration. Additionally, cable systems must obtain retransmission consent for all other commercial television stations carried on the cable system, except for certain superstations. Similarly, federal law requires retransmission consent for carriage of commercial radio stations and certain low-power television stations.

Access Channels

   Public, Educational and Governmental Access. Federal law permits franchising authorities to obtain channel capacity on our cable systems for public, educational and governmental access programming. When required by a local franchise authority, we must provide access channel capacity at no charge. Local franchise authorities may also require us to purchase public, educational and governmental access equipment and pay other public, educational and governmental access related expenses. We have no direct editorial control over programming cablecast on public, educational and governmental channels, except that we must prohibit obscene programming.

   Commercial leased access. Federal law also requires our cable systems to designate a portion of channel capacity for commercial leased access. Commercial leased access programmers can request channel capacity from us and provide programming that may compete with other services we offer. The FCC regulates commercial leased access rates, terms and dispute resolution. Cable operators may prohibit or limit the provision of indecent programming on leased access channels.

Local Franchise Procedures

   Federal law. The Communications Act governs several aspects of the local cable franchise process that directly impact our cable systems. Principal franchise-related provisions of federal law include:

  . A cable system may not operate without a local franchise.

  . Local franchise authorities may grant one or more cable franchises and may not unreasonably deny an application for a competitive franchise.

  . A municipality may operate its own cable system without a franchise.

  . In granting or renewing franchises, state and local authorities may establish requirements for cable-related facilities and equipment, but not for specific video programming or information services.

  . Local franchise authorities can require payments of franchise fees of 5% of gross revenues derived from the operation of the cable system to provide cable services. Our franchises and the franchises to be

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

   acquired in the pending acquisitions typically provide for periodic payment of fees to franchising authorities of 3% to 5% of gross revenues. Federal law permits us to pass franchise fees on to subscribers.

  . Local franchise authorities can require cable operators to construct and maintain institutional networks as a condition of a franchise grant or renewal.

  . A cable operator can petition for modification of franchise requirements by the franchise authority or judicial action if warranted by changed circumstances.

   The Telecommunications Act of 1996 imposed additional controls on the local cable franchise process. The Telecommunications Act of 1996 generally prohibits franchising authorities from:

  . Imposing requirements in the cable franchising process that require, prohibit or restrict the provision of telecommunications services.

  . Imposing franchise fees on revenues derived by the operator from providing telecommunications services over its cable system.

  . Restricting a cable operator's use of any type of subscriber equipment or transmission technology.

   Cable franchise renewals and transfers. The Communications Act contains renewal procedures and transfer procedures designed to protect cable operators against arbitrary denials of renewal or transfer. Still, the cable franchise renewal and transfer processes remain risky and potentially costly. Franchising authorities may seek to impose new and more onerous requirements, such as significant upgrades in facilities and services or increased franchise fees, as a condition of renewal or consent to transfer.

   Cable franchises and cable-based Internet services. We are planning to offer cable-based Internet access and other information services on our systems. The regulatory status of such services remains uncertain. In September 1998, the FCC's Cable Services Bureau issued a discussion paper analyzing the regulatory classification of Internet and other information services. The paper identified three likely classifications:

   .as cable services;
   .as telecommunications services; or
   .as information services that are currently unregulated.

   The ultimate classification of cable-based Internet services under federal law could have significant impact on the regulation of these services, the ability of competitors to use the cable plant and the authority to provide these services under existing franchises. Until the FCC or Congress provides further guidance, we cannot gauge the impact, if any, such classifications would have on us or our business.

Inside Wiring Rules

   The Cable Television Consumer Protection and Competition Act directed the FCC to prescribe regulations governing the disposition of inside wiring after a customer terminates service. In a series of rulemakings and orders, with the most recent order issued in October 1997, the FCC developed regulations that limit a cable operator's right to control inside wiring after a subscriber terminates service or after a multiple dwelling unit owner terminates the cable operator's rights to access the multiple dwelling unit.

   After a subscriber terminates service or a multiple dwelling unit owner terminates access rights, the regulations generally require the cable operator to offer its inside wiring for sale to the subscriber or to the multiple dwelling unit owner at replacement cost or a negotiated price. If the cable operator does not sell the inside wiring within a specified period after termination of service or access rights, then the cable operator must remove the wiring. If the cable operator neither sells nor removes its wiring, the wiring is deemed abandoned. A competing provider can then use the inside wiring to provide service to the individual subscriber or to the multiple dwelling unit. These regulations increase our risk that a competitor can gain access to inside wiring after termination of service by a subscriber or termination of access rights by a multiple dwelling unit owner.

   The FCC has also issued a further notice of proposed rulemaking on other inside wiring issues including possible restrictions on exclusive multiple dwelling unit contracts and the applicability of the inside wiring

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rules to all video providers, not just cable operators. We cannot predict the ultimate outcome of this rulemaking or its impact on our cable systems.

Ownership Limitations

   Horizontal ownership limits. Under the Cable Television Consumer Protection and Competition Act, the FCC adopted rules prescribing national subscriber limits. A federal court found the statutory limitation unconstitutional and the FCC stayed enforcement of its rules. On June 26, 1998, the FCC released an order on reconsideration of its horizontal ownership rules, although it did not lift its stay of those rules. In that order, the FCC denied petitions requesting that it lower its horizontal ownership limits. The FCC has recently sought comments on whether to change the definition of ownership that constitutes a cognizable interest in a cable system. The results of these proceedings could affect all ownership prohibitions.

   Affiliated programmer limits. The Cable Television Consumer Protection and Competition Act requires the FCC to adopt limits on the number of channels on which a cable operator can carry programming provided by an affiliated video programmer.

   Changes to broadcast cross-ownership restrictions. The Telecommunications Act of 1996 eliminated the statutory prohibition on the common ownership, operation or control of a cable system and a television broadcast station in the same service area and directed the FCC to review its broadcast/cable ownership restrictions. Upon review, the FCC eliminated its regulatory restriction on cross-ownership of cable systems and national broadcasting network stations. The FCC has also released a notice of inquiry seeking comment on all of the broadcast ownership rules not already under review in other proceedings.

   Changes to satellite master antenna television and multipoint, multichannel distribution service cross-ownership restrictions. In January 1995, the FCC relaxed its restrictions on ownership of satellite master antenna television systems. The revised rules permit a cable operator to acquire satellite master antenna television systems in the operator's existing franchise area so long as the programming services provided through the satellite master antenna television system are offered according to the terms of the cable operator's local franchise agreement. The Telecommunications Act of 1996 provides that the cable/satellite master antenna television and cable/multipoint, multichannel distribution service cross-ownership rules do not apply in any franchise area where the operator faces effective competition.

Competition with Local Exchange Carriers

   The Telecommunications Act of 1996 makes significant changes to the regulation of local exchange carriers that provide cable services. The Telecommunications Act of 1996:

  . Eliminates the requirement that local exchange carriers obtain Section
    214 approval from the FCC before providing video services in their telephone service areas.

  . Removes the statutory telephone company/cable television cross-ownership prohibition, allowing local exchange carriers to offer video services in their telephone service areas.

  . Permits local exchange carriers to provide service as franchised cable operators or as "open video system" operators. As an open video system operator, a local exchange carrier may face less burdensome local regulation but must comply with other conditions including setting aside up to two-thirds of their channel capacity for use by unaffiliated program distributors.

  . Prohibits a local exchange carrier from acquiring an existing cable system in its telephone service area except in limited circumstances.

   The changes to regulation of local exchange carrier ownership of cable systems increases the risk to our cable systems that local exchange carriers will seek to compete in our franchise areas.

   While the Telecommunications Act of 1996 facilitates local exchange carrier entry into cable markets, it also opens the local exchange markets to competition. The Telecommunications Act of 1996 removes barriers

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

to entry into the local telephone exchange market by preempting state and local laws that restrict competition and by requiring all local exchange carriers to provide nondiscriminatory access and interconnection to potential competitors, including cable operators, wireless telecommunications providers and long distance companies.

   Regulations promulgated by the FCC under the Telecommunications Act of 1996 require local exchange carriers to open their telephone networks to competition by providing competitors interconnection, access to unbundled network elements and retail services at wholesale rates. As a result of these changes, companies can interconnect with incumbent local exchange carriers to provide local exchange services. Numerous parties appealed certain aspects of these regulations. In a recent decision, the United States Supreme Court largely upheld the FCC's interconnection regulations, including those related to certain pricing and access issues. Despite the need to resolve other outstanding issues, the Court's decision suggests promise for competition in local exchange services.

Pole Attachments

   The Communications Act requires the FCC to regulate the rates, terms and conditions imposed by public utilities for cable systems' use of utility pole and conduit space. State authorities can assume this role through a FCC certification process. In the absence of state regulation, the FCC regulates pole attachment rates according to a formula that allocates costs between the pole owner and pole users. In some cases, utility companies have increased pole attachment fees for cable systems that have installed fiber optic cables for distribution of telecommunications services and other non-cable services. The FCC concluded that, in the absence of state regulation, it has jurisdiction to determine whether utility companies have justified their demand for additional rental fees. The FCC has also concluded that regulated pole owners cannot impose disparate attachment rates based on the type of service provided.

   The Telecommunications Act of 1996 and the FCC's implementing regulations make significant changes to pole attachment regulation. Changes include:

  . Requiring regulated pole owners to provide cable systems and telecommunications carriers with nondiscriminatory access to any pole, conduit or right-of-way controlled by the utility.

  . New regulations to govern the rates for pole attachments used by companies providing telecommunications services, including cable operators.

  . New rate regulations go into effect in February 2001. Any increase will be phased in through equal annual increments over a period of five years beginning in February 2001.

   Although the FCC has issued its regulations, they are subject to changes on reconsideration or appeal. Some issues that may affect the ultimate rates for telecommunications attachments to utility poles remain outstanding.

Other Statutory Provisions

   Other federal law potentially impacting our cable systems or our business include:

   Transactions with affiliated programmers. The Communications Act and FCC regulations prohibit any satellite video programmer affiliated with a cable company from favoring an affiliated company over competitors. A satellite video programmer affiliated with a cable company must sell its programming to unaffiliated multichannel video distributors on nondiscriminatory terms. These provisions restrict the ability of program suppliers affiliated with cable companies to offer exclusive programming arrangements to their affiliates.

   Content regulation. The Telecommunications Act of 1996 required operators to block fully both the video and audio portion of sexually explicit or indecent programming on channels that are primarily dedicated to sexually oriented programming or alternatively to carry such programming only at "safe harbor" time, periods

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defined by the FCC as the hours between 10 p.m. and 6 a.m. The U.S. Supreme
Court recently ruled that these restrictions are unconstitutional.

   The Telecommunications Act of 1996 also contains provisions regulating the content of video programming and computer services. Specifically, the law prohibits the use of computer services to transmit "indecent" material to minors. The U.S. Supreme Court has ruled that the provisions relating to the regulation of indecent material are unconstitutional.

   Under the Telecommunications Act of 1996, the television industry recently adopted a voluntary ratings system for violent and indecent video programming. The Telecommunications Act of 1996 also requires all new television sets to contain a so-called "V-chip" capable of blocking all programs with a given rating.

   Miscellaneous 1996 Telecom Act provisions. The Telecommunications Act of 1996 modifies several other cable-related statutory provisions including those governing technical standards, equipment compatibility, subscriber notice requirements and program access. The Telecommunications Act of 1996 also repeals the three-year anti-trafficking prohibition adopted in the Cable Television Consumer Protection and Competition Act. FCC regulations implementing the Telecommunications Act of 1996 preempt certain local restrictions on satellite and over-the-air antenna reception of video programming services, including zoning, land-use or building regulations, or any private covenant, homeowners' association rule, lease, or similar restriction on property within the exclusive use or control of the antenna user.

Other FCC Regulations

   In addition to the FCC regulations noted above, cable-related FCC regulations govern other aspects of our cable systems and our business including:

  . signal leakage,

  . equal employment opportunity,

  . syndicated program exclusivity,

  . network program non-duplication,

  . registration of cable systems,

  . maintenance of records and public inspection files,

  . microwave frequency usage,

  . lockbox availability,

  . sponsorship identification,

  . antenna structure notification, marking and lighting,

  . carriage of local sports broadcast programming,

  . political broadcasts and advertising,

  . advertising contained in non-broadcast children's programming,

  . consumer protection and customer service,

  . technical standards,

  . consumer electronics equipment compatibility,

  . closed captioning, and

  . emergency alert systems.

   The FCC has the authority to enforce its regulations through cease and desist orders, substantial fines and other administrative sanctions including the revocation of FCC licenses needed to operate certain transmission facilities used in connection with cable operations.

   Over the past several years, Congress and other governmental bodies have considered bills and administrative proposals related to cable television. Other legislative and administrative proposals regulating cable television will likely continue to come before lawmakers and administrative agency.

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Copyright

   The Copyright Act requires cable television systems to obtain a compulsory copyright license covering the retransmission of television and radio broadcast signals. In exchange for filing periodic reports and paying a percentage of revenues to a federal copyright royalty pool, cable systems obtain a compulsory license to retransmit the copyrighted material on broadcast signals. Congress and the Copyright Office have considered possible changes to, or elimination of, the compulsory copyright license. The elimination or substantial modification of the cable compulsory license could adversely affect our ability to obtain suitable programming and could substantially increase the cost of programming available for distribution to our subscribers. We cannot predict the outcome of this activity.

   Cable operators distribute programming and advertising that use music controlled by three primary performing rights organizations, the American Society of Composers, Authors and Publishers, Broadcast Music, Inc. and the Society of European Stage Authors and Composers. In October 1989, the special rate court of the U.S. District Court for the Southern District of New York imposed interim rates on the cable industry's use of music controlled by the American Society of Composers, Authors and Publishers. American Society of Composers, Authors and Publishers and cable industry representatives have met to discuss the development of a standard licensing agreement covering music controlled by the American Society of Composers, Authors and Publishers in local origination and access channels and pay-per-view programming. We cannot predict the ultimate outcome of these industry negotiations or the amount of any license fees required for past and future use of music controlled by the American Society of Composers, Authors and Publishers. We do not believe such license fees will materially impact our financial position, results of operations or liquidity. The same U.S. District Court for the Southern District of New York recently established a special rate court for Broadcast Music, Inc. Broadcast Music, Inc. and cable industry representatives recently concluded negotiations for a standard licensing agreement covering the performance of Broadcast Music, Inc. music contained in advertising and other information inserted by operators into cable programming and on certain local access and origination channels carried on cable systems. Society of European Stage Authors and Composers and cable industry representatives have agreed on an interim licensing plan pending adoption of a standard licensing agreement.

State and Local Regulation

   Because our cable systems use local streets and rights-of-way, state and local governments regulate many aspects of our business, typically through the cable franchise process. Generally, a municipality will grant a cable system a non-exclusive franchise to occupy the streets and rights-of-way to operate a cable system, subject to the terms of the franchise. Most franchises specify terms of between 5 and 15 years, subject to earlier termination for material noncompliance. The terms and conditions of franchises vary materially from jurisdiction to jurisdiction. Most franchises contain provisions governing cable service rates, franchise fees, franchise term, system construction and maintenance obligations, system channel capacity, design and technical performance, customer service standards, franchise renewal, sale or transfer of the franchise, territory of the franchisee, indemnification of the franchising authority, use and occupancy of public streets and types of cable services provided.

   A number of states subject cable television systems to the jurisdiction of centralized state governmental agencies, some of which impose regulation similar to that of a public utility. We expect other states to increase regulation of cable television. Currently, Connecticut, Massachusetts and New York use centralized authorities for some or all aspects of cable regulation. Michigan does not currently have a centralized authority for cable television regulation. State and local authority under cable franchises remains subject to federal law.

   We have not described all present and proposed federal, state, and local regulations and legislation affecting the cable industry. Other existing federal regulations, copyright licensing, and, in many jurisdictions, state and local franchise requirements, are currently the subject of judicial proceedings, legislative hearings, legislative initiatives (including active legislation) and administrative proposals which could change, in varying degrees, the manner in which cable television systems operate. We cannot predict the outcome of these proceedings or the impact upon us or the cable television industry.

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                                   MANAGEMENT

Executive Officers, Managers and Directors

   Each of the Issuers is an indirect subsidiary of, and is controlled by, Avalon Cable Holdings. Avalon Cable Holdings is a limited liability company whose affairs are governed by a Board of Managers. The following table sets forth certain information, as of March 15, 1999, with respect to the executive officers and managers of Avalon Cable Holdings. Each of Avalon Cable Holdings' managers is also a manager of Avalon Cable of New England and Avalon Cable of Michigan LLC and a director of Avalon Cable Finance. The executive officers of each of the issuers are substantially similar to the executive officers of Avalon Cable Holdings. The election of the managers is subject to the terms of the Avalon Cable LLC Members Agreement described below. For additional information, please refer to the "Certain Relationships and Transactions-- Members Agreement" section of this prospectus.

                Name           Age Position and Offices
                ----           --- --------------------
      David W. Unger..........  43 Chairman of the Board
      Joel C. Cohen...........  54 President, Chief Executive Officer, Secretary and Manager
      Peter Polimino..........  41 Vice President--Finance
      Peter Luscombe..........  41 Vice President--Engineering
      John F. Dee.............  39 General Manager of New England Operations
      Mark Dineen.............  34 General Manager of Michigan Operations
      Jay M. Grossman.........  39 Manager, Vice President and Assistant Secretary
      Peggy J. Koenig.........  41 Manager, Vice President and Assistant Secretary
      Royce Yudkoff...........  43 Manager

   The following sets forth certain biographical information with respect to the executive officers and Managers of Avalon Cable Holdings.

   David W. Unger has been the Chairman of the Board of Avalon Cable Holdings since 1997 when he co-founded Avalon Cable Holdings. Since 1995, Mr. Unger has invested in, operated and sold communications businesses. Prior to 1995, Mr. Unger worked for Communications Equity Associates, Teleprompter Corp., TKR Cable Co. and as an investment banker. In addition to his duties to Avalon, Mr. Unger serves as Vice President of Muzak LLC ("Muzak"), a provider of commercial background and foreground music. ABRY is the principal investor in Muzak. Mr. Unger is a director of Muzak.

   Joel C. Cohen has been the President, Chief Executive Officer, Secretary and a Manager of Avalon Cable Holdings since 1997 when he co-founded Avalon Cable Holdings. From 1996 to 1997, Mr. Cohen served as the Chief Financial Officer of Patient Education Media, Inc. and as a consultant to various cable companies. From 1992 to 1996 Mr. Cohen served as a director and as both Chief Operating Officer and Chief Financial Officer for Harron Communications Corp., a cable and broadcast television operator with more than 200,000 cable subscribers. Prior to 1992, Mr. Cohen was Senior Vice President of United Artists Entertainment Company and President of its international division. Mr. Cohen also served in various executive positions at Group W Cable and Teleprompter Corp.

   As stated above, Mr. Cohen served as the Chief Financial Officer of Patient Education Media from June 1996 through December 1997. Prior to June 1996, Patient Education Media did not employ a Chief Financial Officer. Patient Education Media was formed in 1994 to create and market patient educational videos and other products under the trademark TIME-LIFE MEDICAL. Patient Education Media ceased producing education video tapes in September 1996 and ceased all operations on December 20, 1996. Thereafter, Patient Education Media proceeded to liquidate the majority of its assets. On March 14, 1997, Patient Education Media filed a petition under Chapter 11 of the United States Bankruptcy Code. In January 1998, Mr. Cohen was appointed by the Bankruptcy Court for the Southern District of New York to act as disbursing agent in relation to the liquidation of Patient Education Media.

   Peter Polimino has been the Vice President of Finance of Avalon Cable Holdings since November 1998. Mr. Polimino is a financial professional with over 18 years of experience in cable, broadcast and network television and radio. Prior to joining Avalon Cable Holdings in November 1998, Mr. Polimino was Vice President, Finance of the Sales Division of Fox/Liberty Networks during 1998. From 1980 to 1998, Mr. Polimino held various financial positions at Westinghouse Broadcasting, including Teleprompter Manhattan Cable, Huntington TV Cable, Group W Television, KDKA TV/Radio, WINS Radio, WNEW Radio and The CBS Television Network.

   Peter Luscombe has been the Vice President of Engineering of Avalon Cable Holdings since August 1998. Prior to joining Avalon Cable Holdings in August 1998, Mr. Luscombe was Executive Director of Engineering for the 3.1 million subscriber Atlantic Division of Telecommunications, Inc. His responsibilities included engineering strategy and technical operations for a variety of cable systems, including both smaller traditional systems and larger, more technologically aggressive cable systems with cable modem and compressed digital video operations. From 1982 through 1997, Mr. Luscombe was Vice President of Engineering for TKR Cable Company, an 800,000 subscriber MSO. Mr. Luscombe has been a director of the National Society of Cable Telecommunications Engineers and a member of the technical advisory committee of the Cable Television Laboratories, Inc. Mr. Luscombe maintains an active membership in the National Society of Cable Telecommunications Engineers.

   John F. Dee has been the General Manager of Avalon's Cable Holdings' New England operations since July 1998. Prior to joining Avalon Cable Holdings in July 1998, Mr. Dee was responsible for the New England operations of Pegasus. He originally joined Pegasus as Technical Manager in 1992. From 1981 through 1992, Mr. Dee held various technical positions with United Cable TV and Telecommunications, Inc.

   Mark Dineen has been the General Manager of Avalon Cable Holdings' Michigan operations since November 1998. Prior to joining Avalon Cable Holdings, Mr. Dineen was employed by Cable Michigan in various corporate and field positions, including as Corporate Director of Marketing, since 1992. From 1987 to 1992, Mr. Dineen held marketing and sales management positions with Bresnan Communications and Harron Communications in their Michigan cable systems.

   Jay M. Grossman is a Vice President, Assistant Secretary and Manager of Avalon Cable Holdings and a partner in ABRY Partners, Inc. Prior to joining ABRY Partners in 1996, Mr. Grossman was managing director and co-head of Prudential Securities' media and entertainment investment banking group. From 1986 to 1994, Mr. Grossman served in various positions, ultimately as a senior vice president, in the corporate finance department of Kidder, Peabody & Co. Incorporated. Mr. Grossman is a director (or the equivalent) of various companies including Nexstar Broadcasting Group, LLC, Network Music Holdings LLC, Connoisseur Communications Partners, L.P., and DirecTel International, LLC.

   Peggy J. Koenig is a Vice President, Assistant Secretary and Manager of Avalon Cable Holdings and a partner in ABRY Partners. Ms. Koenig joined ABRY Partners in 1993. From 1988 to 1992, Ms. Koenig was a Vice President, partner and member of the Board of Directors of Sillerman Communications Management Corporation, a merchant bank, which made investments principally in the radio industry. Ms. Koenig was the Director of Finance from 1986 to 1988 for Magera Management, an independent motion picture financing company. She is presently a director (or the equivalent) of Connoisseur Communications Partners, L.P., Pinnacle Holdings Inc. and Network Music Holdings LLC.

   Royce Yudkoff is a Manager of Avalon Cable Holdings and President and Managing Partner of ABRY Partners. Prior to joining ABRY Partners, Mr. Yudkoff was affiliated with Bain & Company, an international management consulting firm. At Bain, where he was a partner from 1985 through 1988, he shared significant responsibility for the firm's media practice. Mr. Yudkoff is presently a director (or the equivalent) of various companies including Quorum Broadcast Holdings Inc., Nexstar Broadcasting Group, LLC, Metrocall, Inc. and Pinnacle Holdings, Inc.

Compensation of Managers

   Each of the managers receives reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Managers. The managers who are employees of Avalon Cable Holdings do not receive any fee in addition to their regular salary for serving on the Board of Managers. The managers who are not employees of Avalon Cable Holdings do not receive any compensation for serving on the Board.

Executive Compensation

   Avalon Cable Holdings was formed in 1997. The issuers were formed during 1997 and 1998 in connection with the acquisitions of Cable Michigan and AMRAC Clear View and related financing transactions. The executive officers of Avalon Cable Holdings are similar in all material respects to the executive officers of the issuers. None of the officers of Avalon Cable Holdings, other than its chief executive officer, received compensation in excess of $100,000 in his capacity as an officer of Avalon Cable Holdings in 1998. The following table sets forth information concerning the compensation of Avalon Cable Holdings' Chief Executive Officer for services in all capacities rendered to Avalon Cable Holdings and its affiliates in 1998.

                           Summary Compensation Table

                                                           Long-Term
                                  Annual Compensation     Compensation
                              --------------------------- ------------
                                                           Securities
Name and Principal                           Other Annual  Underlying   All Other
Position                 Year  Salary  Bonus Compensation Options/SARs Compensation
------------------       ---- -------- ----- ------------ ------------ ------------
Joel C. Cohen........... 1998 $104,167  --       --           --           --
Chief Executive Officer

Management Employment Agreements

   Each of our executive officers, Messrs. Unger, Cohen, Polimino, Luscombe, Dee and Dineen, is a party to an employment agreement that provides for an annual base salary and eligibility for a bonus if certain performance goals are met. The employment agreements for Messrs. Unger, Cohen, Polimino and Luscombe are described below. Messrs. Dee and Dineen have employment agreements with similar provisions. In addition, certain of the equity interests in Avalon Cable Holdings owned by these executives will vest under the terms of the Management Securities Purchase Agreements, which are described in the "Certain Relationships and Related Transactions--Management Securities Purchase Agreements" section of this prospectus.

   David W. Unger. Pursuant to an Employment Agreement dated November 6, 1998 between Mr. Unger and Avalon Cable LLC, Avalon Cable LLC has agreed to employ, and Mr. Unger has agreed to serve, as Chairman of the Board of Avalon Cable LLC and its subsidiaries for a period of five years or until his earlier resignation, death, disability or termination of employment. Mr. Unger's employment agreement provides that Mr. Unger is:

  . required to devote approximately two-thirds of his business time to our company,

  . entitled to receive a minimum base salary of $125,000 with annual increases of 5% per year,

  . eligible to receive a bonus, as determined by the Board, up to 20% of his base salary in effect during each fiscal year,

  . prohibited from competing with our company during the term of his employment period and for a period of six months thereafter, and

  . prohibited from disclosing any confidential information gained during his employment with us.

   If we terminate Mr. Unger's employment without "Cause," Mr. Unger is entitled to receive his base salary then in effect and benefits for a period of six months thereafter subject to compliance with all other applicable provisions of his employment agreement.

   Joel C. Cohen. Pursuant to an Employment Agreement dated November 6, 1998 between Mr. Cohen and Avalon Cable LLC, Avalon Cable LLC has agreed to employ, and Mr. Cohen has agreed to serve, as President and Chief Executive Officer of Avalon Cable LLC and its subsidiaries for a period of five years or until his earlier resignation, death, disability or termination of employment. Mr. Cohen's employment agreement further provides that Mr. Cohen is:

  . required to devote substantially all of his business time to our company,

  . entitled to receive a minimum base salary of $250,000 with annual increases of 5% per year,

  . eligible to receive a bonus, as determined by the Board, of up to 20% of his base salary,

  . prohibited from competing with our company during his employment period and for a period of six months thereafter, and

  . prohibited from disclosing any confidential information gained by him during his employment with us.

   If we terminate Mr Cohen's employment without "Cause," Mr. Cohen is entitled to receive his then base salary and benefits for a period of six months thereafter subject to compliance with all other applicable provisions of his employment agreement.

   Peter Polimino. Pursuant to an Employment Agreement dated November 6, 1998 between Mr. Polimino and Avalon Cable LLC, Avalon Cable LLC has agreed to employ, and Mr. Polimino has agreed to serve, as Vice President of Finance of Avalon Cable LLC and its subsidiaries for a period of five years or until his earlier resignation, death, disability or termination of employment. Mr. Polimino's employment agreement further provides that Mr. Polimino is:

  . required to devote 100% of his business time to our company,

  . entitled to receive a minimum base salary of $110,000 per year,

  . eligible to receive a bonus, as determined by the Board, of up to 20% of his base salary,

  . prohibited from competing with us during his employment period and for a period of six months thereafter, and

  . prohibited from disclosing any confidential information gained by him during his employment with us.

   Peter Luscombe. Pursuant to an Employment Agreement dated November 6, 1998 between Mr. Luscombe and Avalon Cable LLC, Avalon Cable LLC has agreed to employ, and Mr. Luscombe has agreed to serve, as Vice President of Engineering of Avalon Cable LLC and its subsidiaries for a period of five years or until his earlier resignation, death, disability or termination of employment. Mr. Luscombe's employment agreement further provides that Mr. Luscombe is:

  . required to devote 100% of his business time to our company,

  . entitled to receive a minimum base salary of $110,000 per year,

  . eligible to receive a bonus, as determined by the Board, of up to 20% of his base salary,

  . prohibited from competing with us during his employment period and for a period of six months thereafter, and

  . prohibited from disclosing any confidential information gained by him during his employment with us.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Investor Securities Purchase Agreement

   David W. Unger, Joel C. Cohen, ABRY Broadcast Partners III, Avalon Cable Holdings and others are parties to an Investor Securities Purchase Agreement dated as of May 29, 1998, as amended November 6, 1998, pursuant to which Avalon Cable Holdings sold to investors, and investors purchased from Avalon Cable Holdings, Class A units of Avalon Cable Holdings for $1,000 per unit, in cash. Under this agreement, as amended, ABRY Broadcast Partners III purchased a total of 30,000.000 Class A-2 units for an aggregate price of $30,000,000 and a total of 11,094.031 Class A-3 units for an aggregate purchase price of $11,094,031, Mr. Unger purchased a total of 802.658 Class A-1 units for an aggregate price of $802,658 and Mr. Cohen purchased a total of 702.658 Class A-1 units for an aggregate price of $702,658. The investors are entitled to indemnification in certain circumstances to the extent that Avalon Cable Holdings is determined to have breached certain representations, warranties or agreements contained in the Investors Securities Purchase Agreement.

Management Securities Purchase Agreements

   Each of our executives named above entered into a Management Securities Purchase Agreement with Avalon Cable Holdings, pursuant to which Avalon Cable Holdings sold to each executive and such executive purchased from Avalon Cable Holdings incentive units. The incentive units purchased by each of the executives are subject to vesting over a five-year period. In addition, each Management Securities Purchase Agreement provides that the incentive units purchased thereunder will, subject to specified limitations, automatically vest in full upon a Sale of the Company, as defined in such Management Securities Purchase Agreement, and will cease to vest upon the date on which each such executive ceases to be employed by Avalon Cable Holdings or any of its subsidiaries. Each Management Securities Purchase Agreement further provides that Avalon Cable Holdings or ABRY Broadcast Partners III may repurchase the applicable executive's unvested units at the initial purchase price at any time within 18 months of such executive's termination of employment. The aggregate price paid by each executive for their incentive units was less than $60,000.

Members Agreement

   Avalon Cable Holdings, ABRY Broadcast Partners III and our executives are parties to a Members Agreement dated as of May 29, 1998. Pursuant to this Members Agreement, ABRY Broadcast Partners III and each of the executives have agreed to vote their equity interests in Avalon Cable Holdings to elect three representatives of ABRY Broadcast Partners III and each of Messrs. Unger and Cohen to the board of managers of Avalon Cable Holdings. The Members Agreement also contains:

  . ""co-sale" rights exercisable by the executives and others in the event of certain sales by ABRY Broadcast Partners III,

  . ""drag along" sale rights exercisable by ABRY Broadcast Partners III, as majority interest holder in Avalon Cable Holdings, in the event of an Approved Company Sale (as defined in the Members Agreement) and

  . restrictions on transfers by interest holders in Avalon Cable Holdings other than ABRY Broadcast Partners III.

   The voting, co-sale, drag along and transfer restrictions will terminate upon the consummation of the first to occur of (a) an initial public offering by Avalon Cable Holdings resulting in at least $25 million in net proceeds or in which at least 25% of the equity interests of Avalon Cable Holdings are sold or (b) a Sale of the Company (as defined in the Members Agreement).

Registration Agreement

   Avalon Cable Holdings, ABRY Broadcast Partners III, our executives and certain other holders are parties to a Registration Agreement dated as of May 29, 1998. Pursuant to the Registration Agreement, the holders of a majority of the ABRY Registrable Securities (as defined in the Registration Agreement) may request registration under the Securities Act of all or any portion of the ABRY Registrable Securities:

  . on Form S-1 or any similar long-form registration,

  . on Form S-2 or S-3 or any similar short-form registration, if available, and

  . on any applicable form pursuant to Rule 415 under the Securities Act.

   In addition, all holders of Registrable Securities (as defined in the Registration Agreement) will have unlimited "piggyback" registration rights, which, subject to certain terms and conditions, entitle them to include their registrable equity securities in any registration of securities by Avalon Cable Holdings, other than registrations related to transactions and employer benefit plans.

   All expenses incident to a demand registration, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, fees of counsel for Avalon Cable Holdings and the holders of registrable securities and all independent certified public accountants and underwriters, will be borne by us.

Avalon Cable LLC Securities Purchase Agreement

   Avalon Cable Holdings, Avalon Cable LLC, Avalon Cable of Michigan Holdings, Inc., Avalon Cable of New England Holdings, Inc., Avalon Cable of Michigan, Inc. and Avalon Investors are parties to a Securities Purchase Agreement dated as of November 6, 1998, as amended and restated on March 26, 1999. Pursuant to this Securities Purchase Agreement, on November 6, 1998, Avalon Cable LLC sold to Avalon Investors, and Avalon Investors purchased from Avalon Cable LLC, all of the outstanding Class A units issued by Avalon Cable LLC for $45.0 million in cash. The Class A units have no voting rights. In addition, pursuant to this Securities Purchase Agreement, as amended on March 26, 1999, Avalon Cable of Michigan, Inc. transferred to Avalon Cable LLC, and Avalon Cable LLC assumed from Avalon Cable of Michigan, Inc., all right, title and interest of Avalon Cable of Michigan, Inc. in substantially all of its assets and liabilities in exchange for 510,994 Class B-2 Units issued by Avalon Cable LLC. Avalon Cable LLC then transferred these assets and liabilities to Avalon Cable of Michigan LLC. These transfers of assets and liabilities were part of the reorganization and in the reorganization, the number of Class A units and nature of the rights of Avalon Investors in their Class A units did not change.

Avalon Cable LLC Members Agreement

   Avalon Cable LLC, ABRY Broadcast Partners III, Avalon Cable Holdings, Avalon Cable of New England Holdings, Avalon Cable of Michigan, Inc., Avalon Cable of Michigan Holdings and Avalon Investors are parties to an Amended and Restated Members Agreement dated as of March 26, 1999. This Members Agreement contains:
  . ""co-sale" rights exercisable by Avalon Investors in the event of certain sales by ABRY Broadcast Partners III, Avalon Cable Holdings and their affiliates,
  . ""drag along" sale rights exercisable by Avalon Cable Holdings and its affiliates in the event of an Approved Company Sale (as defined in this Members Agreement),
  . restrictions on transfers by interest holders in Avalon Cable LLC, . ""pre-emptive rights" provisions and
  . obligations to enter into a Registration Rights Agreement immediately before an initial public offering.

   Avalon Cable of Michigan, Inc. and Avalon Cable of Michigan Holdings became parties to this Members Agreement as part of the reorganization. This Members Agreement terminates upon the first sale of securities of Avalon Cable LLC or a successor entity to the public with proceeds of more than $50 million.

ABRY Management and Consulting Services Agreement

   Pursuant to an Amended and Restated Management and Consulting Services Agreement between ABRY Partners, Avalon Cable Holdings, Avalon Cable of Michigan Holdings, Avalon Cable of Michigan, Inc., Avalon Cable of New England, Inc., Avalon Cable of New England LLC and Avalon Cable LLC dated as of November 6, 1998, ABRY Partners is entitled to a management fee for advisory and management consulting services to us. No amounts have been paid or are currently payable under this agreement.

Cable Michigan Equity Ownership

   As of the date of our merger with Cable Michigan, Mr. Unger and Mr. Cohen owned 5,000 shares and 2,000 shares of Cable Michigan common stock, respectively, which were purchased at prices substantially below the $40.50 price per share paid in the merger. These shares were purchased by Messrs. Cohen and Unger in their individual capacities and before the commencement of the discussions leading to the merger. In the Cable Michigan merger, Mr. Unger received $202,500 and Mr. Cohen received $81,000 on account of these shares.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   Avalon Cable of Michigan LLC and Avalon Cable of New England are wholly owned subsidiaries of Avalon Cable LLC, Avalon Cable Finance is a wholly owned subsidiary of Avalon Cable Holdings Finance, Inc., which is wholly owned by Avalon Cable LLC. Avalon Cable Holdings owns a controlling interest in Avalon Cable LLC.

   The following table sets forth certain information regarding the beneficial ownership of the Class A units of Avalon Cable Holdings (which are the only outstanding membership interests in Avalon Cable Holdings with voting rights) as of May 15, 1999 by:

  . holders having beneficial ownership of more than 5% of the voting equity interests of Avalon Cable Holdings,

  . each manager and director of Avalon Cable Holdings and the issuers,

  . the executive officers of Avalon Cable Holdings and the issuers and

  . all such managers, directors and executive officers as a group.

For purposes of the table:

  . ""Beneficial owner" generally means any person who, directly or indirectly, has or shares voting or investment power with respect to a security. Unless otherwise indicated, we believe that each holder has sole voting and investment power with regard to the equity interests listed as beneficially owned. Percentage ownership is based on a total of 43,202.901 units outstanding.

  . Mr. Yudkoff is the sole owner of the equity interests of ABRY Holdings
    III, Inc., the general partner of ABRY Equity Investors, L.P., the general partner of ABRY Broadcast Partners III, L.P. As a result, Mr. Yudkoff may be deemed to beneficially own the shares owned by ABRY Broadcast Partners III, L.P. The address of Mr. Yudkoff is the address of ABRY Broadcast Partners III, L.P.

                                                         Beneficial Ownership
                                                       ------------------------
                                                         Number of   Percentage
      Beneficial Owner                                 Class A Units Ownership
      ----------------                                 ------------- ----------
      ABRY Broadcast Partners III, L.P................  41,094.927     95.12%
       18 Newbury Street
       Boston, MA 02116
      David W. Unger..................................     802.658      1.86%
      Joel C. Cohen...................................     702.658      1.63%
      Peter Polimino..................................         --        --
      John F. Dee.....................................         --        --
      Mark Dineen.....................................         --        --
      Peter Luscombe..................................         --        --
      Jay M. Grossman.................................         --        --
      Peggy J. Koenig.................................         --        --
      Royce Yudkoff...................................  41,094.927     95.12%
      All Managers, Directors and executive officers
       as a group (9 persons).........................  42,600.243     98.61%

Avalon Equity Structure

   The issuers are each indirectly controlled by Avalon Cable Holdings. Avalon Cable Holdings has three classes of equity units authorized and available for issuance:

  . Class A units,

  . Class B units, and

  . Class C units.

   Each class of units represents a fractional part of the membership interests of Avalon Cable Holdings and has the rights and obligations specified in Avalon Cable Holdings Amended and Restated Limited Liability Company Agreement.

 Voting Units

   Each Class A unit is entitled to voting rights equal to the percentage such unit represents of the aggregate number of outstanding Class A units. A preferred return accrues semi-annually on the original issue price of each of these voting units at a rate of 15%, or 20% under certain circumstances, per annum. Avalon Cable Holdings cannot pay distributions in respect of other classes of securities, including distributions made in connection with a liquidation, until the original issue price and accrued preferred return in respect of each voting units is paid to each holder thereof. In addition to these priority distributions, each holder of Class A units is also entitled to participate in distributions payable to the residual common equity interests of Avalon Cable Holdings.

 Incentive Units

   The Class B units and Class C units are non-voting equity interests in Avalon Cable Holdings which were issued to each of Avalon Cable Holdings' executives subject to the terms and conditions in the applicable Management Securities Purchase Agreement. Each holder of the incentive units is entitled to participate in the residual common equity interests, if any, provided that all of these priority distributions on all Class A units shall have been paid in full.

Avalon Cable LLC Equity Structure

   The issuers are controlled by Avalon Cable LLC. Avalon Cable LLC has authorized two classes of equity units: Class A units and Class B units. These units represent a fractional part of the membership interests of Avalon Cable LLC and have the rights and obligations specified in Avalon Cable LLC's Limited Liability Company Agreement. Each Class B unit is entitled to voting rights equal to the percentage such unit represents of the aggregate number of outstanding Class B units. The Class A units are not entitled to voting rights.

 Class A Units

   The Class A units are non-voting, participating preferred equity interests, each of which was issued on November 6, 1998 to Avalon Investors.

   A preferred return accrues annually on the initial purchase price of each Class A unit at a rate of 15%, or 17% under certain circumstances, per annum. Avalon Cable LLC cannot pay distributions in respect of other classes of securities, including distributions made in connection with a liquidation, until the initial purchase price and accrued preferred return in respect of each Avalon Cable LLC Class A unit is paid to the holders thereof. So long as any portion of these preferred distributions remains unpaid, the holders of a majority of the Class A units are entitled to block certain actions by Avalon Cable LLC, including the payment of certain distributions, the issuance of senior or certain types of pari passu equity securities or the entering into or amending of certain related-party agreements. In addition to these distributions, each Class A unit is also entitled to participate in distributions made on the Class B units as described below after the priority distributions, pro rata according to the percentage such unit represents of the aggregate number of Avalon Cable LLC units then outstanding.

 Class B Units

   The Class B units are equity securities which are divided into two identical subclasses, Class B-1 units and Class B-2 units. There are currently 64,696 Class B-1 Units outstanding, all which were issued to Avalon Cable of New England Holdings on November 6, 1998, in exchange for its contribution to the capital of Avalon Cable LLC of its 100% membership interest in Avalon Cable of New England. There are currently 510,994 Class B-2 units outstanding, all of which were issued to Avalon Cable of Michigan, Inc. in exchange for the contribution of substantially all of its assets to the capital of Avalon Cable LLC as part of the reorganization. After the payment in full of the preferred distributions on the Class A units, each Class B unit is entitled to participate in distributions pro rata according to the percentage such unit represents of the aggregate number of Avalon Cable LLC units then outstanding.

                          DESCRIPTION OF CERTAIN DEBT

   The following description of material provisions of certain indebtedness of the issuers and their affiliates, and is subject to, and is qualified in its entirety by reference to, the applicable instruments, copies of which may be obtained as described under "Available Information."

The Credit Facility

   The credit facility is a $320,888,000 secured credit facility of Avalon Cable of New England, Avalon Cable of Michigan LLC and Avalon Cable Finance, each of which is a borrower. Avalon Cable of Michigan LLC became a borrower instead of Avalon Cable of Michigan, Inc. as part of the reorganization. The credit facility was provided to the borrowers by a syndicate of banks and other financial institutions for which Lehman Commercial Paper Inc. acts as administrative agent. The credit facility provides for:

  . term loan borrowings of up to $120,888,000 under the Tranche A term loan facility,

  . term loan borrowings of $170,000,000 under the Tranche B term loan facility, and

  . revolving credit borrowings of up to $30,000,000 under the revolving credit facility.

   In addition, before November 6, 2001, subject to the approval of the administrative agent and, in certain instances, to the approval of the required lenders, the borrowers may request that incremental term loan facilities of up to $75,000,000 be established in accordance with the terms of the credit facility. As of March 31, 1999, there were borrowings of $36.3 million outstanding under the Tranche A term loan facility, $129.6 million outstanding under the Tranche B term loan facility and $13.7 million outstanding under the revolving credit facility, and $16.3 million of availability under the revolving credit facility. The remaining commitments under the Tranche A term loan facility terminated on March 31, 1999, and the revolving credit facility will terminate on October 31, 2005. Additional borrowings could be made under the Tranche A term loan facility only to complete certain acquisitions. Borrowings under the revolving credit facility may be used for acquisitions and other corporate purposes. The Tranche A term loans are subject to quarterly amortization payments commencing on January 31, 2001 and maturing on October 31, 2005. The Tranche B term loans are subject to minimal quarterly amortization payments commencing on January 31, 2001 with substantially all of such Tranche B term loans scheduled to be repaid in two equal installments on July 31, 2006 and October 31, 2006.

   The interest rate under the credit facility is a rate based on either:

      (a) the base rate, which is generally defined as the greater of (1) the prime or base rate as announced from time to time by a specified lender under the credit facility and (2) a federal funds rate, or

      (b) the Eurodollar rate, which is generally defined as the rate appearing on Page 3750 of the Dow Jones Markets screen at a specified time or, if such rate does not so appear, another comparable publicly available service for displaying eurodollar rates, plus, in either case, the applicable margin.

   As of March 31, 1999, the interest rate on the Tranche A term loans was 7.94% per annum and with respect to the Tranche B term loans was 8.69% per annum. The applicable margin for the Tranche A term loans and revolving credit loans is subject to performance based grid pricing which is determined based upon the consolidated leverage ratio of the borrowers as calculated in accordance with the credit facility.

   The credit facility provides for mandatory prepayments and commitment reductions (in each case subject to certain exceptions and/or thresholds) out of net cash proceeds from issuances of capital stock, the incurrence of indebtedness, certain asset sales, insurance proceeds and excess cash flow. Voluntary prepayments are permitted in whole or in part at the option of the borrowers, in minimum principal amounts, without premium or penalty, except that Tranche B term loans must be prepaid, at 102% and 101% of the principal amount thereof, for the first year and second year, respectively, and the issuers must reimburse certain of the senior lenders' costs under certain conditions.

   The credit facility provides that the borrowers must meet or exceed a consolidated interest coverage ratio, fixed charge coverage ratio and debt service coverage ratio and must not exceed certain consolidated leverage ratios, each as set forth in the credit facility. The credit facility also contains customary affirmative covenants, including, required interest rate protection arrangements and the pledge of additional collateral in certain circumstances, and certain negative covenants, including covenants that limit certain indebtedness, liens, fundamental changes, disposition of property, restricted payments, including distributions to the holding companies of amounts to pay the Accreted Interest Redemption Amount on the senior discount notes as described below and other interest payments on the senior discount notes, capital expenditures, investments, optional payments and modifications of debt instruments, including the indenture governing the old notes and new notes, transactions with affiliates and sales and leasebacks. In particular, under the credit facility, the issuers may pay cash dividends to the holding companies to allow payments of interest, including the Accreted Interest Redemption Amount, on the senior discount notes so long as no default or event of default shall have occurred and be continuing or would occur as a result thereof and a consolidated leverage ratio test is satisfied. The credit facility includes customary events of default.

   The obligations of the borrowers under the credit facility are secured by substantially all the assets of the borrowers. In addition, the obligations of the borrowers under the credit facility are guaranteed by each of Avalon Cable Holdings, Avalon Cable of New England Holdings, Avalon Cable LLC, Avalon Cable Finance Holdings, and Avalon Cable of Michigan, Inc. None of the guarantors have significant assets other than their investments in affiliates.

The Senior Discount Notes

   On December 3, 1998, Avalon Cable LLC, Avalon Cable of Michigan Holdings, Inc., and Avalon Cable Holdings Finance, Inc. issued $196.0 million aggregate principal amount at maturity of their 11 7/8% senior discount notes due 2008. The senior discount notes were issued under an indenture dated as of December 10, 1998 by and among Avalon Cable of Michigan Holdings, Avalon Cable LLC and Avalon Cable Finance Holdings, and The Bank of New York, as trustee.

   In the reorganization, (a) Avalon Cable of Michigan Holdings ceased to be obligated as an issuer of the senior discount notes and (b) Avalon Cable of Michigan, Inc. and Avalon Cable of Michigan Holdings became guarantors of Avalon Cable LLC's obligations under the senior discount notes. Neither Avalon Cable of Michigan, Inc. nor Avalon Cable of Michigan Holdings has any significant assets or liabilities other than, with respect to Avalon Cable of Michigan, Inc., its equity interest in Avalon Cable LLC, and, with respect to Avalon Cable of Michigan Holdings, its equity interest in Avalon Cable of Michigan, Inc.

   The senior discount notes are general unsecured obligations of the holding companies and rank pari passu in right of payment with all current and future senior indebtedness of the holding companies. However, the operations of the holding companies are conducted through their subsidiaries and, therefore, the holding companies are dependent upon the cash flow of their subsidiaries to meet their obligations, including their obligations under the senior discount notes. The senior discount notes are effectively subordinated to all indebtedness and other liabilities and commitments, including trade payables and lease obligations, of the issuers. At any one time, up to an additional aggregate principal amount at issuance of $50.0 million of senior discount notes may be issued from time to time, subject to certain covenants in the senior discount note indenture.

   The senior discount notes were issued at a substantial discount from their principal amount at maturity, to generate gross proceeds of approximately $110.4 million. Interest on the senior discount notes will accrue but not be payable before December 1, 2003. Thereafter, interest on the senior discount notes will accrue on the principal amount at maturity at a rate of 11.875% per annum, and will be payable semi-annually in arrears on June 1 and December 1 of each year, commencing December 1, 2003, to holders of record on the immediately preceding May 15, and November 15. Prior to December 1, 2003, the accreted value of the senior discount notes will increase, representing amortization of original issue discount, between the date of original issuance and December 1, 2003, on a semi-annual basis using a 360-day year comprised of twelve 30-day months, such that the accreted value shall be equal to the full principal amount at maturity of the senior discount notes on December 1, 2003. Subject to the satisfaction of certain conditions in the credit facility and the indenture governing the old notes and the new notes, the issuers may pay cash dividends to their holding companies to permit their holding companies to pay the Accreted Interest Redemption Amount described below and other interest payments on the senior discount notes. For additional information, please refer to the "Description of the Notes--Certain Covenants" section of this prospectus.

   On December 1, 2003, the holding companies of the issuers will be required to redeem an amount equal to $369.79 per $1,000 principal amount at maturity of each senior discount note then outstanding on a pro rata basis at a redemption price of 100% of the principal amount at maturity of the senior discount notes so redeemed. This amount, which we refer to as the "Accredited Interest Redemption Amount," would be $72,479,000 in aggregate principal amount at maturity of the senior discount notes, assuming all of the senior discount notes remain outstanding on such date. The Accreted Interest Redemption Amount represents:

  . the excess of the aggregate accreted principal amount of all senior discount notes outstanding on December 1, 2003 over the aggregate issue price thereof less

  . an amount equal to one year's simple uncompounded interest on the aggregate issue price of such senior discount notes at a rate per annum equal to the stated interest rate on the senior discount notes.

   On or after December 1, 2003, the senior discount notes will be subject to redemption at any time at the option of the holding companies, in whole or in part, upon not less than 30 nor more than 60 days notice, at the redemption prices, which are expressed as percentages of principal amount, shown below plus accrued and unpaid interest, if any, and liquidated damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

      Year                                                            Percentage
      ----                                                            ----------
      2003...........................................................  105.938%
      2004...........................................................  103.958%
      2005...........................................................  101.979%
      2006 and thereafter............................................  100.000%

   Notwithstanding the foregoing, at any time before December 1, 2001, the holding companies may on any one or more occasions redeem up to 35% of the aggregate principal amount at maturity of senior discount notes originally issued under the senior discount note indenture at a redemption price equal to 111.875% of the accreted value at the date of redemption, plus liquidated damages, if any, to the redemption date, with the net cash proceeds of any equity offering and/or the net cash proceeds of a strategic equity investment; provided that at least 65% of the aggregate principal amount at maturity of senior discount notes originally issued remain outstanding immediately after each occurrence of such redemption. As used in this paragraph, "equity offering" and "strategic equity investment" have substantially the same meanings as in the indenture governing the old notes and new notes.

   Upon the occurrence of a change of control, each holder of senior discount notes will have the right to require the holding companies to repurchase all or any part of such holder's senior discount notes pursuant to a change of control offer at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and liquidated damages thereon, if any, to the date of purchase. As used in this paragraph, "change of control" has substantially the same meaning as in the indenture governing the old notes and new notes.

   The senior discount note indenture contains covenants that, among other things, limit the ability of the holding companies and their restricted subsidiaries, including the issuers, to:

  . incur additional indebtedness,

  . pay dividends or make certain other restricted payments,

  . enter into transactions with affiliates,

  . sell assets or subsidiary stock,

  . create liens,

  . restrict dividends or other payments from restricted subsidiaries,

  . merge,

  . consolidate or sell all or substantially all of their combined assets,

  . incur indebtedness that is senior to the senior discount notes but junior to senior indebtedness and,

  . with respect to the restricted subsidiaries, including the issuers, issue capital stock.

   Under certain circumstances, to the extent permitted by the indenture governing the old notes and new notes, the holding companies will be required to make an offer, with the proceeds of certain asset sales, to purchase senior discount notes at a price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest and liquidated damages thereon, if any, to the date of purchase, or, in the cases of repurchase before the December 1, 2003, at a purchase price equal to 100% of the accreted value thereof to the date of repurchase. The senior discount note indenture contains certain customary events of default, including the failure to pay principal, interest and liquidated damages, the failure to comply with covenants, cross-defaults on indebtedness, the failure to pay on final judgment in excess of a threshhold amount and events of bankruptcy or insolvency.

                               THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

   The old notes were originally issued on December 3, 1998 to Lehman Brothers Inc., Prudential Securities Incorporated, BancBoston Robertson Stephens Inc., Fleet Securities Inc., and SG Cowen Securities Corporation pursuant to a Purchase Agreement dated December 3, 1998. These initial purchasers subsequently resold the notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act. The issuers are parties to a Registration Rights Agreement with the initial purchasers entered into as a condition to the closing under the Purchase Agreement. Pursuant to the Registration Rights Agreement, the issuers agreed, for the benefit of the holders of the old notes, at their cost, to:

  . file an exchange offer registration statement on or before March 31, 1999 with the SEC with respect to the exchange offer for the new notes;

  . use their best efforts to have the registration statement declared effective under the Securities Act within 90 days after the filing of the registration statement; and

  . use their best efforts to issue on or prior to 30 business days after the registration statement is declared effective the new notes in exchange for all old notes duly tendered in the exchange offer.

   Upon the registration statement being declared effective, we will offer the new notes in exchange for surrender of the old notes. We will keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to the holders of the old notes. For each old note surrendered to us pursuant to the exchange offer, the holder of such old note will receive a new note having a principal amount equal to that of the surrendered old note.

   Under existing interpretations of the staff of the SEC contained in several no-action letters to third parties, we believe that the new notes will in general be freely tradeable after the exchange offer without further registration under the Securities Act. However, any purchaser of old notes who is an "affiliate" of the issuers or who intends to participate in the exchange offer for the purpose of distributing the new notes:

  . will not be able to rely on these interpretations of the staff of the SEC;

  . will not be able to tender its old notes in the exchange offer; and

  . must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the old notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

   As contemplated by these no-action letters and the Registration Rights Agreement, each holder accepting the exchange offer is required to represent to us in the letter of transmittal that:

  . the new notes are to be acquired by the holder or the person receiving such new notes, whether or not such person is the holder, in the ordinary course of business;

  . the holder or any such other person, other than a broker-dealer referred to in the next sentence, is not engaging and does not intend to engage, in distribution of the new notes;

  . the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the new notes;

  . neither the holder nor any such other person is an "affiliate" of the issuers within the meaning of Rule 405 under the Securities Act; and

  . the holder or any such other person acknowledges that if such holder or any other person participates in the exchange offer for the purpose of distributing the new notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the new notes and cannot rely on those no-action letters.

As indicated above, each broker-dealer, which we refer to as a Participating Broker-Dealer, that receives new notes for its own account in exchange for old notes must acknowledge that it:

  . acquired the new notes for its own account as a result of market-making activities or other trading activities;

  . has not entered into any arrangement or understanding with the issuers or any "affiliate" (within the meaning of Rule 405 under the Securities Act) to distribute the new notes to be received in the exchange offer; and

  . will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes.

For a description of the procedures for resales by Participating Broker-Dealers, see "Plan of Distribution."

   In the event that changes in the law or the applicable interpretations of the staff of the SEC do not permit us to effect such an exchange offer, or if the issuers receive certain notice from any holder of Transfer Restricted Securities (as defined below) that is a qualified institutional buyer or an institutional accredited invested prior to the 20th day following the consummation of the exchange offer, the issuers will use their best efforts to:

  . file a shelf registration statement covering the resale of the old notes on or prior to the earlier to occur of:

   (1) the 45th day after the date on which the issuers determine that they are not required to file the registration statement, or

   (2) the 45th day after the date on which the issuers receive the applicable notice from a holder of Transfer Restricted Securities (such earlier date being the "Shelf Filing Deadline");

  . cause the Shelf Registration Statement to be declared effective under the Securities Act on or before the 90th day after the Shelf Filing Deadline; and

  . keep the Shelf Registration Statement continuously effective.

   "Transfer Restricted Securities" means each old note until:

  . the date on which such old note has been exchanged by a person other than a broker-dealer for a new note in the exchange offer,

  . following the exchange by a broker-dealer in the exchange offer of an old note for a new note, the date on which such new note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the registration statement,

  . the date on which such old note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or

  . the date on which such old note is distributed to the public pursuant to Rule 144 under the Act.

   The issuers will, in the event of the filing of the Shelf Registration Statement, provide to each applicable holder of the old notes copies of the prospectus, which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective, and take certain other actions as are required to permit unrestricted resale of the old notes. A holder of the old notes that sells such old notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales, and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder, including certain indemnification obligations.

   Holders of old notes will be required to make certain representations to the issuers to participate in the exchange offer and holders of old notes will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement to have their old notes included in the Shelf Registration Statement and benefit from the provisions regarding liquidated damages set forth below. Such required representations and information are described in the Registration Rights Agreement.

   The Registration Rights Agreement provides that:

  . the issuers will file the exchange offer registration statement with the SEC on or prior to March 31, 1999;

  . the issuers will use their best efforts to have the registration statement declared effective by the SEC on or prior to 90 days after the date of the original filing of the registration statement;

  . unless the exchange offer would not be permitted by applicable law or SEC policy, the issuers will offer and use their best efforts to issue on or prior to 30 business days after the registration statement is declared effective, new notes in exchange for all old notes tendered prior thereto in the exchange offer; and

  . if obligated to file the Shelf Registration Statement, the Issues will file the Shelf Registration Statement with the SEC on or prior to 45 days after such filing obligation arises and to cause the Shelf Registration Statement to be declared effective by the SEC on or prior to 90 days thereafter.

   If:

     (a) the issuers fail to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing;

      (b) any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness;

      (c) the issuers fail to consummate the exchange offer within 30 business days after the registration statement has been declared effective; or

       (d) the Shelf Registration Statement or the registration statement is filed and declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the period specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "registration default"), the issuers will pay liquidated damages to holders of the old notes as follows:
$.05 per week per $1,000 principal amount of old notes for the first 90-day period following a registration default and an additional $.05 per week per $1,000 principal amount of old notes for each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of liquidated damages for all registration defaults of $.50 per week per $1,000 principal amount of old notes. Because the exchange offer registration statement was not declared effective by the SEC within 90 days after it was first-filed, liquidated damages have accrued on the old notes in the amount of $0.05 per week per $1000 principal amount. This amounts to approximately $.16 per $1000 principal amount.

   All accrued liquidated damages will be payable to holders of the old notes (or if then issued, new notes) in cash on each June 1 and December 1, commencing with the first such date occurring after any such additional interest commences to accrue, until such registration default is cured. The next interest payment date for currently accruing liquidated damages is December 1, 1999.

   The summary herein of certain provisions of the Registration Rights Agreement is subject to, and is qualified in its entirety by, all the provisions of the Registration Rights Agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

   Following the consummation of the exchange offer, holders of the old notes who were eligible to participate in the exchange offer but who did not tender their old notes will not have any further registration rights and such old notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such old notes could be adversely affected.

Terms of the Exchange Offer

   Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on August 20, 1999, or such later date and time as to which the exchange offer has been extended. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding old notes accepted in the exchange offer. Holders may tender some or all of their old notes pursuant to the exchange offer. However, old notes may be tendered only in integral multiples of $1,000.

   The form and terms of the new notes are substantially the same as the form and terms of the old notes except that:

  . the new notes bear a new note designation and a different CUSIP number from the old notes;

  . the new notes have been registered under the federal securities laws and hence will not bear legends restricting the transfer thereof as the old notes do; and

  . the holders of the new notes will generally not be entitled to rights under the Registration Rights Agreement, which rights generally will be satisfied when the exchange offer is consummated.

   The new notes will evidence the same debt as the tendered old notes and will be entitled to the benefits of the indenture under which the old notes were issued. As of the date of this prospectus, $150,000,000 aggregate principal amount of old notes were outstanding.

   Holders of old notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware, the Delaware Limited Liability Company Act or the indentures relating to such notes in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations of the SEC thereunder.

   We shall be deemed to have accepted validly tendered old notes when, as and if we have given oral or written notice thereof, such notice if given orally, to be confirmed in writing, to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the new notes from our company.

   If any tendered old notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted old notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the expiration date.

   Holders who tender old notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. For additional information, please refer to the "--Fees and Expenses" section of this prospectus.

Expiration Date; Extensions; Amendments

   The expiration date is 5:00 p.m., New York City time, on August 20, 1999, unless we extend the exchange offer, in which case the expiration date will be the latest date and time to which the exchange offer is extended.

   In order to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice, such notice if given orally, to be confirmed in writing, and will issue a press release or other public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

   We reserve the right:

  . to delay accepting any old notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under "conditions" shall not have been satisfied, by giving oral or written notice, such notice if given orally, to be confirmed in writing, of such delay, extension or termination to the exchange agent, or

  . to amend the terms of the exchange offer in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

Interest on the new notes

   The new notes will bear interest from their date of issuance. Holders of old notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the new notes. Such interest will be paid with the first interest payment on the new notes on June 1, 1999 to persons who are registered holders of the new notes on May 15, 1999. Interest on the old notes accepted for exchange will cease to accrue upon issuance of the new notes.

   Interest on the new notes is payable semi-annually on each June 1 and December 1, commencing on June 1, 1999.

Procedures for Tendering

   Only a registered holder of old notes may tender such notes in the exchange offer. To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal and mail or otherwise deliver such letter of transmittal or such facsimile, together with the old notes and any other required documents, or cause The Depository Trust Company to transmit an agent's message as described below in connection with a book-entry transfer, to the exchange agent prior to the expiration date. To be tendered effectively, the old notes, the letter of transmittal or agent's message and other required documents must be completed and received by the exchange agent at the address set forth below under "--Exchange Agent" prior to the expiration date. Delivery of the old notes may be made by book entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the exchange agent prior to the expiration date.

   The term "agent's message" means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent forming a part of a confirmation of a book-entry, which states that such book-entry transfer facility has received an express acknowledgment from the participant in such book-entry transfer facility tendering the old notes that such participant has received and agrees:

  . to participate in the Automated Tender Option Program;

  . to be bound by the terms of the letter of transmittal; and

  . that we may enforce such agreement against such participant.

   By executing the letter of transmittal or agent's message, each holder will make to us the representations set forth above in the fourth paragraph under the heading "--Purpose and Effect of the Exchange Offer."

   The tender by a holder and the acceptance thereof by us will constitute agreement between such holder and the company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal or agent's message.

   The method of delivery of old notes and the letter of transmittal or agent's message and all other required documents to the exchange agent is at the election and sole risk of the holder. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or old notes should be sent to any of the issuers or any of their affiliates. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for such holders.

   Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. For additional information, please refer to the "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the letter of transmittal.

   Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution (as defined below) unless the old notes tendered pursuant thereto are tendered by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal, or for the account of an eligible institution. In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of the Medallion System (an "eligible institution").

   If the letter of transmittal is signed by a person other than the registered holder of any old notes listed therein, such notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such notes with the signature thereon guaranteed by an eligible institution.

   If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence to our satisfaction of their authority to so act must be submitted with the letter of transmittal.

   We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the old notes at the book-entry transfer facility, The Depository Trust Company (the "book-entry transfer facility"), for the purpose of facilitating the exchange offer, and subject to the establishment thereof, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of old notes by causing such book-entry transfer facility to transfer such old notes into the exchange agent's account with respect to the old notes in accordance with the book-entry transfer facility's procedures for such transfer. Although delivery of the old notes may be effected through book-entry transfer into the exchange agent's account at the book-entry transfer facility, unless an agent's message is transmitted to and received by the exchange agent in compliance with Automated Tender Option Program on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures, the tender of such notes will not be valid. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

   All questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered old notes and withdrawal of tendered old notes will be determined by the issuers, in their sole discretion, which determination will be final and binding. The issuers reserve the absolute right to reject any and all old notes not properly tendered or any old notes our acceptance of which would, in the opinion of the issuers' counsel, be unlawful. The issuers also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. The issuers may not waive any condition to the exchange offer unless such condition is legally waiveable. In the event such a waiver by the issuers gives rise to the legal requirement to do so, the issuers will hold the exchange offer open for at least five business days thereafter. The issuers' interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as the issuers shall determine. Although the issuers intend to notify holders of defects or irregularities with respect to tenders of old notes, neither the issuers, the exchange agent nor any other person shall incur any liability for failure to give such notification. Tender of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

Guaranteed Delivery Procedures

   Holders who wish to tender their old notes and whose old notes are not immediately available, who cannot deliver their old notes, the letter of transmittal or any other required documents to the exchange agent, or who cannot complete the procedures for book-entry transfer, prior to the expiration date, may effect a tender if:

      (a) the tender is made through an eligible institution;

      (b) prior to the expiration date, the exchange agent receives by facsimile transmission, mail or hand delivery from such eligible institution a properly completed and duly executed notice of guaranteed delivery, setting forth the name and address of the holder, the certificate number(s) of such old notes and the principal amount of old notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, or, in the case of a book-entry transfer, an agent's message, together with the certificate(s) representing the old notes, or a confirmation of book-entry transfer of such notes into the exchange agent's account at the Book-Entry Transfer Facility, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

      (c) the certificate(s) representing all tendered old notes in proper form for transfer, or a confirmation of a book-entry transfer of such old notes into the exchange agent's account at the book entry transfer facility, together with a letter of transmittal, of facsimile thereof, properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an agent's message, are received by the exchange agent within three New York Stock Exchange trading days after the expiration date of the exchange offer.

Withdrawal of Tenders

   Except as otherwise provided herein, tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

   To withdraw a tender of old notes in the exchange offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any such notice of withdrawal must:

  . specify the name of the person having deposited notes to be withdrawn;

  . identify the notes to be withdrawn, including the certificate number(s) and principal amount of such notes, or, in the case of old notes transferred by book-entry transfer, the name and number of the account at the book entry transfer facility to be credited;

  . be signed by the holder in the same manner as the original signature on the letter of transmittal by which such notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the old notes register the transfer of such notes into the name of the person withdrawing the tender; and

  . specify the name in which any such old notes are to be registered, if different from that of the person having deposited the notes.

All questions as to the validity, form and eligibility, including time of receipt, of such notices will be determined by us and shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued with respect thereto unless the old notes so withdrawn are validly retendered. Any old notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the expiration date.

Conditions

   Notwithstanding any other term of the exchange offer, the issuers shall not be required to accept for exchange, or exchange notes for, any old notes, and may terminate or amend the exchange offer as provided herein before the acceptance of such old notes, if:

  . any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in the issuers' reasonable discretion, might materially impair the issuers' ability to proceed with the exchange offer, or any material adverse development has occurred in any existing action or proceeding with respect to the issuers or any of their subsidiaries; or

  . any law, statute, rule, regulation or interpretation by the staff of the SEC is proposed, adopted or enacted, which, in the issuers' sole judgment, might materially impair the issuers' ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer; or

  . any governmental approval has not been obtained, which approval the issuers shall, in their sole discretion, deem necessary for the consummation of the exchange offer as contemplated hereby.

   If the issuers determine, in their reasonable discretion, that any of the conditions are not satisfied, the issuers may:

  . refuse to accept any old notes and return all tendered old notes to the tendering holders;

  . extend the exchange offer and retain all old notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw such old notes as described in
   "--Withdrawal of Tenders" above;

  . waive such unsatisfied conditions with respect to the exchange offer and accept all properly tendered old notes which have not been withdrawn.

Exchange Agent

   The Bank of New York has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notice of guaranteed delivery should be directed to the exchange agent addressed as follows:

                        By Registered or Certified Mail
                             or Overnight Courier:
                              The Bank of New York
                               101 Barclay Street
                         Reorganization Section, 7 East
                            New York, New York 10286
                  Attn: Corporate Trust Trustee Administration

                                 By Facsimile:
                        (For Eligible Institutions Only)
                                 (212) 815-4699

                             Confirm by Telephone:
                                 (212) 815-5942
                                Denise Robinson

   Delivery to an address other than set forth above will not constitute a valid delivery.

Fees and Expenses

   The expenses of soliciting tenders will be borne by the issuers. The principal solicitation is being made by mail however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the issuers and their affiliates.

   The issuers have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the exchange offer. The issuers, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

   The issuers will pay the cash expenses to be incurred in connection with the exchange offer. Such expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

Accounting Treatment

   The new notes will be recorded at the same carrying value as the old notes, which is face value, as reflected in the issuers' accounting records on the date of exchange. Accordingly, the issuers will recognize no gain or loss for accounting purposes. The expenses of the exchange offer will be expensed over the term of the new notes.

Consequences of Failure to Exchange

   The old notes that are not exchanged for new notes pursuant to the exchange offer will remain restricted securities. Accordingly, such old notes may be resold only:

  . to the issuers, upon redemption thereof or otherwise;

  . so long as the old notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A;

  . in accordance with Rule 144 under the Securities Act;

  . outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act;

  . pursuant to another exemption from the registration requirements of the Securities Act, and based upon an opinion of counsel reasonably acceptable to the issuers; or

  . pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

Resale of the New Notes

   With respect to resales of new notes, based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder or other person who receives new notes, whether or not such person is the holder, other than a person that is an "affiliate" of the issuers within the meaning of Rule 405 under the Securities Act, in exchange for old notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the new notes, will be allowed to resell the new notes to the public without further registration under the Securities Act and without delivering to the purchasers of the new notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires new notes in the exchange offer for the purpose of distributing or participating in a distribution of the new notes, such holder cannot rely on the position of the staff of the SEC enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes.

   As contemplated by these no-action letters and the Registration Rights Agreement, each holder accepting the exchange offer is required to represent to the issuers in the letter of transmittal that:

  . the new notes are to be acquired by the holder or the person receiving such new notes, whether or not such person is the holder, in the ordinary course of business;

  . the holder or any such other person, other than a broker-dealer referred to in the next sentence, is not engaging and does not intend to engage, in the distribution of the new notes;

  . the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the new notes;

  . neither the holder nor any such other person is an "affiliate" of the company within the meaning of Rule 405 under the Securities Act; and

  . the holder or any such other person acknowledges that if such holder or other person participates in the exchange offer for the purpose of distributing the new notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the new notes and cannot rely on those no-action letters.

As indicated above, each Participating Broker-Dealer that receives new notes for its own account in exchange for old notes must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. For a description of the procedures for such resales by Participating Broker-Dealers, see "Plan of Distribution."

                            DESCRIPTION OF THE NOTES

General

   The old notes were originally issued pursuant to an indenture by and among Avalon Cable of Michigan, Inc., which is referred to as "Avalon Michigan Inc.", Avalon Cable of New England, LLC, which is referred to as "Avalon New England", and Avalon Cable Finance, Inc., which is referred to as "Avalon Finance", as joint and several obligors, and The Bank of New York, as trustee, in a private transaction that was not subject to the registration requirements of the Securities Act. In the reorganization, (a) Avalon Cable of Michigan LLC ("Avalon Michigan LLC") became an obligor under the old notes and the Indenture, and (b) Avalon Michigan Inc. ceased to be obligated as an issuer, and became a guarantor of Avalon Michigan LLC's obligations under the new notes and the Indenture. Avalon Michigan Inc. does not have significant assets or liabilities, other than its equity interest in Avalon Holdings LLC. See "The Company--Corporate Structure" and "--Avalon Michigan Guarantee." Thus, currently, the "Issuers" under the Indenture are Avalon Michigan LLC, Avalon New England, and Avalon Finance. The form and terms of the new notes are the same as the form and terms of the old notes, which they replace, except that the holders of the new notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for liquidated damages on the old notes in certain circumstances relating to the timing of the exchange offer, which rights will terminate when the exchange offer is consummated.

   The terms of the new notes and the old notes, collectively referred to as the "Notes", include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939. The new notes are subject to all such terms, and holders of new notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. Copies of the Indenture and Registration Rights Agreement are available as set forth below under "Available Information." The definitions of certain terms used in the following summary are set forth below under "Certain Definitions." For purposes of this summary, references to the "Issuers" do not include their respective Subsidiaries.

   The new notes, like the old notes, will be general unsecured obligations of the Issuers and will be subordinated in right of payment to all current and future Senior Indebtedness of the Issuers, including Indebtedness under the Senior Credit Facility. The new notes, like the old notes, will rank pari passu in right of payment with all other senior subordinated Indebtedness of the Issuers issued in the future, if any, and senior in the right of payment to all subordinated Indebtedness of the Issuers issued in the future, if any. As of December 31, 1998, on a pro forma basis giving effect to the pending transactions and the Reorganization, the Issuers would have had on a combined basis Senior Indebtedness of approximately $180.2 million (exclusive of unused commitments of $16.3 million under the Senior Credit Facility) and would have had additional liabilities (including trade payables and lease obligations but excluding the old notes) aggregating approximately $21.1 million. The Indenture will permit the incurrence of additional Senior Indebtedness in the future.

   None of the Issuers currently have any Subsidiaries. Under certain circumstances, the Issuers will be able to designate future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Principal, Maturity and Interest

   The Notes will be limited in aggregate principal amount to $200.0 million, of which $150.0 million were issued in the initial offering, and will mature on December 1, 2008. Interest on the Notes will accrue at the rate of 9.375% per annum and will be payable semi-annually in arrears on June 1 and December 1 of each year, to Holders of record on the immediately preceding May 15 and November 15. Additional Notes may be issued from time to time, subject to the provisions of the Indenture described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock." The old notes, the Notes offered hereby and any additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest and Liquidated Damages thereon, if any, on the Notes will be payable at the office or agency of the Issuers maintained for such purpose within the City and State of New York or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium, if any, interest and Liquidated Damages, if any, with respect to Notes for which Holders have given wire transfer instructions to the Issuers at least 10 business days prior to the applicable interest payment date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Because the registration statement relating to the exchange offer for the Notes was not declared effective by the SEC within 90 days after it was first filed, liquidated damages have accrued on the Notes in the amount of $.05 per week per $1000 principal amount of the Notes. This amounts to approximately $.16 per $1000 principal amount of the Notes. These Liquidated Damages are payable on or before December 1, 1999. Until otherwise designated by the Issuers, the Issuers' office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof.

Subordination

   The payment of principal of, premium, if any, and interest on the Notes will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Indebtedness, whether outstanding on the date of the Indenture or thereafter incurred.

   Upon any distribution to creditors of any of the Issuers in a liquidation or dissolution of such Issuer or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Issuer or its property, in an assignment for the benefit of creditors or any marshaling of such Issuer's assets and liabilities, the holders of Senior Indebtedness of such Issuer will be entitled to receive payment in full of all Obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before the Holders of Notes will be entitled to receive any payment with respect to the Notes, and until all Obligations with respect to such Senior Indebtedness are paid in full, any distribution by such Issuer to which the Holders of Notes would be entitled shall be made to the holders of such Senior Indebtedness (except that Holders of Notes may receive and retain (i) Permitted Junior Securities and (ii) payments made from the trust described under "--Legal Defeasance and Covenant Defeasance").

   The Issuers also may not make any payment upon or in respect of the Notes (except in Permitted Junior Securities or from the trust described under "-- Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from any of the Issuers or the holders of any Designated Senior Debt. Payments on the Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced unless and until (i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 180 days.

   The Indenture further requires that the Issuers promptly notify holders of Senior Indebtedness if payment of the Notes is accelerated because of an Event of Default.

   As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Senior Subordinated Notes may recover less ratably than creditors of the Issuers who are holders of Senior Indebtedness. On a pro forma basis, after giving effect to the pending acquisitions and the Reorganization, the principal amount of Senior Indebtedness outstanding at December 31, 1998 would have been approximately $180.2 million. The Indenture will limit, subject to certain financial tests, the amount of additional Indebtedness, including Senior Indebtedness, that the Issuers and their Subsidiaries can incur. See "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

Additional Obligors

   The Issuers may designate additional Persons as obligors under the Notes ("Additional Obligors"). Each Additional Obligor will execute and deliver to the Trustee a supplement to the Indenture pursuant to which such Additional Obligor will agree to become jointly and severally liable for all obligations relating to the Notes and agree to be bound as an Issuer by all the terms and conditions of the Indenture, including all payment obligations in respect of the Notes, and thereafter the term Issuers shall include in all respects such Additional Obligor.

Avalon Michigan Guarantee

   As part of the Reorganization, Avalon Michigan LLC became an Issuer instead of Avalon Michigan Inc. and Avalon Michigan Inc. agreed to guarantee the payment obligations of Avalon Michigan LLC under the Notes (the "Avalon Michigan Guarantee"). The Avalon Michigan Guarantee was issued in connection with the Reorganization to avoid certain adverse tax consequences in respect of the Reorganization. Avalon Michigan Inc. does not have any significant business operations or assets, other than its equity interest in Avalon Cable LLC, and does not have any revenues. As a result, holders of the Notes should not expect Avalon Michigan Inc. (as Guarantor) to participate in servicing the interest, principal obligations and Liquidated Damages, if any, on the Notes. The obligations of Avalon Michigan Inc. under the Avalon Michigan Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law. See "Risk Factors."

Maximum Amount of Obligations

   The obligations of each Issuer, each Additional Obligor and Avalon Michigan Inc. (under the Avalon Michigan Guarantee) will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Issuer, such Additional Obligor or Avalon Michigan Inc., as the case may be (including, without limitation, any obligations under any Senior Indebtedness) and after giving effect to any collections from or payments made by or on behalf of any other Issuer, any other Additional Obligor or Avalon Michigan Inc., as the case may be, in respect of the obligations of such other Issuer, such other Additional Obligor or Avalon Michigan Inc., as the case may be, under its obligations under the Indenture, result in the obligations of such Issuer, such Additional Obligor or Avalon Michigan Inc., as the case may be, under its obligations under the Indenture not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. See "Risk Factors."

Optional Redemption

   Except as described below, the Notes will not be redeemable at the Issuers' option prior to December 1, 2003. Thereafter, the Notes will be subject to redemption at any time at the option of the Issuers, in whole or in part, upon not less than 30 nor more than 60 days notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

      Year                                                            Percentage
      ----                                                            ----------
      2003...........................................................  104.688%
      2004...........................................................  103.125%
      2005...........................................................  101.563%
      2006 and thereafter............................................  100.000%

   Notwithstanding the foregoing, at any time prior to December 1, 2001, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes originally issued under the Indenture at a redemption price equal to 109.375% of the principal amount thereof, plus accrued and unpaid interest, if any, and Liquidated Damages, if any, thereon, to the redemption date, with the Net Cash Proceeds of any Equity Offering and/or the Net Cash Proceeds of a Strategic Equity Investment; provided that at least 65% of the aggregate principal amount at maturity of Notes originally issued remain outstanding immediately after each occurrence of such redemption; and provided, further, that each such redemption shall occur within 45 days of the date of the closing of such Equity Offering and/or Strategic Equity Investment.

   As used in the preceding paragraph, "Equity Offering" means any public or private sale of Capital Stock of any of the Issuers or Avalon or any Subsidiary of Avalon pursuant to which the Issuers together receive net proceeds of at least $25.0 million, other than issuances of Capital Stock pursuant to employee benefit plans or as compensation to employees; provided that to the extent such Capital Stock is issued by Avalon or any Subsidiary of Avalon, the Net Cash Proceeds thereof shall have been contributed to one or more of the Issuers in the form of an equity contribution.

Selection and Notice

   If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by any other customary method; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Mandatory Redemption

   Except as set forth below under "Repurchase at the Option of Holders," the Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

 Change of Control

   Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to a Change of Control Offer (as defined below) at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (collectively, the "Change of Control Payment"). Within 20 days following any Change of Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offer (a "Change of Control Offer") to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Issuers will comply with the requirements of Rule 14e-1 under the Securities Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

   On the Change of Control Payment Date, the Issuers will, to the extent lawful:

  . accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

  . deposit with the Paying Agent an amount equal to the Change of Control
    Payment in respect of all Notes or portions thereof so tendered and

  . deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuers.

The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Indenture provides that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Issuers will either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of Notes required by this covenant. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

   The Senior Credit Facility limits the ability of the Issuers to purchase any Notes and provides that certain change of control events with respect to the Issuers or Avalon would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Indebtedness to which the Issuers become a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Issuers are prohibited from purchasing Notes, the Issuers could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuers do not obtain such a consent or repay such borrowings, the Issuers will remain prohibited from purchasing the Notes. In such case, the Issuers' failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Senior Credit Facility. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes. In addition, certain change of control events would constitute an event of default under the Bridge Credit Agreement and other agreements to which Avalon and its Subsidiaries are or may become party.

   The meaning of the phrase "all or substantially all" as used in the Indenture in the definition of "Change of Control" with respect to a sale of assets varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Issuers, and therefore it may be unclear whether a Change of Control has occurred and whether the Notes are subject to a Change of Control Offer.

   Restrictions in the Indenture on the ability of the Issuers and their Restricted Subsidiaries to incur additional Indebtedness, to grant Liens on their property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Issuers, whether favored or opposed by the management of the Issuers. Consummation of any such transaction in certain circumstances may require

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redemption or repurchase of the Notes, and there can be no assurance that the
Issuers or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Issuers or any of their Subsidiaries by the management of the Issuers or other persons. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the holders of the Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

   The Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

   The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuers repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

 Asset Sales

   The Issuers will not, and will not permit any of their Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1) such Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of its Board of Directors, whose determination shall be conclusive, set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and

  (2) at least 75% of the consideration therefor received by such Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of

    (x) any liabilities (as shown on such Issuer's or such Restricted Subsidiary's most recent balance sheet), of such Issuer or any of its Restricted Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets and

    (y) any securities, notes or other obligations received by such Issuer or any such Restricted Subsidiary from such transferee that are promptly converted by such Issuer or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of the foregoing and the next paragraph.

   Notwithstanding the immediately preceding paragraph, the Issuers and their Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with the prior paragraph if:

  . such Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or other property sold, issued or otherwise disposed of (as evidenced by a resolution of its Board of Directors, which shall be conclusive, set forth in an Officers' Certificate delivered to the Trustee) and

  . at least 75% of the consideration for such Asset Sale constitutes a controlling interest in a Permitted Business, assets used or useful in a Permitted Business and/or cash or Cash Equivalents;

provided that any cash (other than any amount deemed cash under clause (ii)(x) of the preceding paragraph) or Cash Equivalents received by such Issuer or such Restricted Subsidiary in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the next paragraph.

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   Within 360 days after the receipt of any Net Cash Proceeds from an Asset
Sale, the Issuer or such Restricted Subsidiary, as the case may be, may apply such Net Cash Proceeds, at its option, (a) to repay Indebtedness under the Senior Credit Facility (and to correspondingly permanently reduce the commitments with respect thereto) or (b) to the acquisition of a controlling interest in a Permitted Business, the making of a capital expenditure or the acquisition of assets used or useful in a Permitted Business. Pending the final application of any such Net Cash Proceeds, the Issuers or such Restricted Subsidiary, as the case may be, may temporarily reduce revolving credit borrowings or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by the Indenture. Any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph within the applicable period shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuers shall be required to make an offer to all Holders of Notes and all holders of other pari passu Indebtedness of the Issuers containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and such other pari passu Indebtedness of the Issuers that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of repurchase, in accordance with the procedures set forth in the Indenture and such other Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuers may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of the Notes and such other Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Indebtedness to be purchased on a pro rata basis, by lot or by any other customary method; provided that no Notes of $1,000 or less shall be redeemed in part. After the completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

   If any of the Issuers is, or may be, required to make an Asset Sale Offer, the Holding Companies may be required to make a similar offer to purchase the Senior Discount Notes (and any pari passu Indebtedness) from the holders thereof. In such event, the Issuers and Holding Companies may make simultaneous similar offers to purchase the Notes (and any pari passu Indebtedness) and the Senior Discount Notes (and any pari passu Indebtedness containing similar provisions), respectively. If such simultaneous offers are made, the Excess Proceeds shall first be utilized to redeem any Notes (and any pari passu Indebtedness) tendered pursuant to such offer by the Issuers. To the extent that any Excess Proceeds are remaining after such offer by the Issuers and to the extent permitted by the Indenture, such remaining Excess Proceeds will be utilized to redeem a pro rata portion of the Senior Discount Notes and any pari passu Indebtedness containing similar terms.

   The Issuers will comply with the requirements of Rule 14e-1 under the Securities Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer.

Certain Covenants

 Restricted Payments

   The Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly:

  . declare or pay any dividend or make any other payment or distribution on account of the Issuers' or any of their Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving any Issuer) or to the direct or indirect holders of the Issuers' or any of their Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of any Issuer and other than dividends or distributions payable to any Issuer or another Restricted Subsidiary and if such Restricted Subsidiary has equity holders other than any of the Issuers or other Restricted Subsidiaries, to its other equity holders on a pro rata basis);

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  . purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving any Issuer) any Equity Interests of any Issuer or any direct or indirect parent of any Issuer or other Affiliate of any Issuer;

  . make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of any Issuer that is subordinated to the Notes, except a payment of interest or principal at Stated Maturity, or a payment of interest made through the issuance of additional Indebtedness of the same kind as the Indebtedness on which such interest shall have accrued or payment on Indebtedness owed to another Issuer; or

  . make any Restricted Investment (all such payments and other actions set forth in the clauses above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

    (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

    (b) the Issuers would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable quarter, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

    (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuers and their Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (7), (8), (9), (10), (11),
        (12), (13), (14) or (15) of the next succeeding paragraph), is less than the sum of

      . (A) 100% of the aggregate Consolidated Cash Flow of the Issuers
        (or, in the event such Consolidated Cash Flow shall be a deficit, minus 100% of such deficit) accrued for the period beginning on the first day of the Issuers' first fiscal quarter commencing after the Issue Date and ending on the last day of the Issuers' most recent calendar month for which financial information is available to the Issuers ending prior to the date of such proposed Restricted Payment, taken as one accounting period, less (B) 1.4 times Consolidated Interest Expense for the same period, plus

      . 100% of the aggregate Net Cash Proceeds received by the Issuers as a contribution to the equity capital of the Issuers other than a contribution to the equity capital of the Issuers from a capital contribution contemplated by clause (15) of the next succeeding paragraph or the proceeds of the ABRY Subordinated Debt incurred by the Holding Companies (unless and until converted to equity) or from the issue or sale since the Issue Date of Equity Interests of the Issuers (other than Disqualified Stock), or of Disqualified Stock or debt securities of the Issuers that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Restricted Subsidiary of the Issuers and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus

      . to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the amount of such Net Cash Proceeds plus

      . to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the Issue Date, the fair market value of the Investment of the applicable Issuer or Restricted Subsidiary of such Issuer in such Subsidiary as of the date of such redesignation.

   The foregoing provisions shall not prohibit:


  (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

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  (2) the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness of any of the Issuers which is subordinated to the Notes or Equity Interests of any of the Issuers in exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of any of the Issuers) of, other Equity Interests of any of the Issuers (other than any Disqualified Stock) or capital contributions to any of the Issuers; provided that the amount of any such Net Cash Proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (2) of the preceding paragraph;

  (3) the defeasance, redemption, repurchase or other acquisition of Indebtedness of any of the Issuers which is subordinated to the Notes with the Net Cash Proceeds from an incurrence of Permitted Refinancing Indebtedness;

  (4) the payment of any dividend or distribution by a Restricted Subsidiary of any of the Issuers to the holders of its common Equity Interests so long as the applicable Issuer or such Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests;

  (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of any of the Issuers or the payment of a dividend to any Affiliates of the Issuers to effect the repurchase, redemption, acquisition or retirement of an Affiliate's equity interest, that are held by any member of any of the Issuers' (or any of their respective Restricted Subsidiaries) management pursuant to any management equity subscription or purchase agreement or stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2 million in any fiscal year;

  (6) from and after the time that the aggregate Consolidated Cash Flow of the Issuers (calculated on a pro forma basis as described in the definition of "Leverage Ratio") for any full fiscal quarter multiplied by four exceeds $60 million, payments or distributions to any Affiliate of the Issuers to permit such Affiliate to pay for the performance of management functions by an Affiliate of the Issuers in an aggregate amount not to exceed the greater of (A) $250,000 in any fiscal year and
      (B) 0.25% of Total Revenues for such year;

  (7) any payments or distributions or other transactions to be made in connection with the Merger, the Mercom Acquisition or the Reorganization (including fees and expenses incurred in connection therewith);

  (8) payments to Affiliates of the Issuers and holders of the Equity Interests in the Issuers in amounts equal to the amounts required to pay any Federal, state or local income taxes to the extent that:

    (A) such income taxes are attributable to the income of the Issuers and their Restricted Subsidiaries (but limited, in the case of taxes based upon taxable income, to the extent that cumulative taxable net income subsequent to the Issue Date is positive) and

    (B) such taxes are related to Indebtedness between or among any of the Issuers and any of their Restricted Subsidiaries or Avalon or any of its Restricted Subsidiaries;

  (9) Restricted Investments received in connection with an Asset Sale that complies with the covenant described under "--Asset Sales";

  (10) payments or distributions to dissenting stockholders pursuant to transactions permitted under the terms of the Indenture;

  (11) payments to the Holding Companies from the Net Cash Proceeds of the Offering, in an amount not to exceed $20.1 million, to permit repayment of a portion of the borrowings under the Bridge Credit Agreement;

  (12) payments to the Holding Companies to permit repayment of funds on the ABRY Subordinated Debt (including all interest accrued thereon) in accordance with the terms thereof;

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  (13) payments to the Holding Companies to permit cash payments to holders of Senior Discount Notes in an amount sufficient to enable the Holding Companies to make payments of interest required to be made in respect of the Senior Discount Notes when due to be paid in accordance with the terms thereof; provided such interest payments are made with the proceeds of such payment;

  (14) any Issuer may pay any dividend or make any distribution so long as simultaneously therewith a capital contribution in an equal amount is made to another Issuer and

  (15) other Restricted Payments in an aggregate amount not to exceed $5.0 million; provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (5), (6),
       (11), (12), (13) and (15) above, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

   The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the applicable Issuer or the Restricted Subsidiary of such Issuer, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors of such Issuer or Restricted Subsidiary, as the case may be, whose resolution with respect thereto shall be delivered to the Trustee, such determination shall be conclusive and shall be based upon an opinion or appraisal issued by an appraisal, accounting or investment banking firm of national standing if such fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, such Issuer or Restricted Subsidiary, as the case may be, shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "--Restricted Payments" were computed, together with a copy of any opinion or appraisal required by the Indenture.

 Incurrence of Indebtedness and Issuance of Preferred Stock

   The Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) other than Permitted Debt and the Issuers will not issue any Disqualified Stock and will not permit any of their Restricted Subsidiaries to issue any shares of preferred stock (other than to an Issuer or another Restricted Subsidiary); provided, however, that the Issuers may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and any of the Issuers' Restricted Subsidiaries may incur Indebtedness or issue shares of preferred stock if the Issuers' Leverage Ratio at the time of incurrence of such Indebtedness or the issuance of such Disqualified Stock or such preferred stock, as the case may be, after giving pro forma effect to such incurrence or issuance and to the use of the proceeds therefrom would have been no greater than (a) 6.5 to 1, if such incurrence or issuance is on or prior to December 31, 2000, and (b) 6.0 to 1, if such incurrence or issuance is after December 31, 2000.

   The provisions of the first paragraph of this covenant shall not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

     (1) the incurrence by the Issuers or their Restricted Subsidiaries of Indebtedness under the Senior Credit Facility, letters of credit (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuers and their Restricted Subsidiaries thereunder) and related Guarantees under the Senior Credit Facility; provided that the aggregate principal amount of all Indebtedness of the Issuers and their Restricted Subsidiaries outstanding under the Senior Credit Facility after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (1) does not exceed an amount equal to $345,888,000 less the aggregate amount applied by the Issuers and their Restricted Subsidiaries to permanently reduce the availability of Indebtedness under the Senior Credit Facility pursuant to the provisions described under the caption "--Certain Covenants--Asset Sales;" provided, further, that the aggregate principal amount of Indebtedness (excluding guarantees by Restricted Subsidiaries under the

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  Senior Credit Facility and under any Permitted Refinancing Indebtedness)
  incurred by Restricted Subsidiaries of the Issuers pursuant to this clause
  (1) does not exceed $25 million at any one time outstanding;

     (2) the incurrence by the Issuers and their Restricted Subsidiaries of Existing Indebtedness;

     (3) the incurrence by the Issuers of the Existing Michigan Indebtedness and the Mercom Intercompany Loan;

     (4) the incurrence by the Issuers of Indebtedness represented by the Notes in an aggregate principal amount of $150 million outstanding on the date of the Indenture;

     (5) the incurrence by the Issuers or any of their Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Issuers or such Restricted Subsidiary, in an aggregate principal amount, including all Indebtedness incurred to refund, refinance or replace Indebtedness incurred pursuant to this clause (5), not to exceed $10.0 million at any time outstanding;

     (6) the incurrence by the Issuers or any of their Restricted
  Subsidiaries of Permitted Refinancing Indebtedness;

     (7) the incurrence by the Issuers or any of their Restricted
  Subsidiaries of intercompany Indebtedness between or among any of the Issuers and any of their Restricted Subsidiaries; provided, however, that

       (1) if one of the Issuers is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and the Indenture, and

       (2)(A) any subsequent event or issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than one of the Issuers or a Restricted Subsidiary thereof and

          (B) any sale or other transfer of any such Indebtedness to a Person that is not any one of the Issuers or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by such Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

     (8) the incurrence by the Issuers or any of their Restricted
  Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing or hedging currency, commodity or interest rate risk (including with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding) in connection with the conduct of their respective businesses and not for speculative purposes;

     (9) the guarantee by the Issuers of Indebtedness of any of their Restricted Subsidiaries so long as the incurrence of such Indebtedness by such Restricted Subsidiary is permitted to be incurred by another provision of this covenant "--Incurrence of Indebtedness and Issuance of Preferred Stock";

     (10) the guarantee by any Restricted Subsidiary of Indebtedness of any of the Issuers so long as such guarantee by such Restricted Subsidiary complies with the provisions under the covenant "--Guarantees by Restricted Subsidiaries";

     (11) Indebtedness consisting of customary indemnification, adjustments of purchase price or similar obligations, in each case incurred or assumed in connection with the acquisition of any business or assets; and

     (12) the incurrence by the Issuers or any of their Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (12), not to exceed $15.0 million.


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   For purposes of determining compliance with this covenant, if an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above as of the date of incurrence thereof or is entitled to be incurred pursuant to the first paragraph of this covenant as of the date of incurrence thereof, the Issuers shall, in their sole discretion, classify or reclassify such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed an issuance of Disqualified Stock.

 Liens

   The Issuers will not, and will not permit any of their Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien (other than Permitted Liens) of any kind securing Indebtedness, Attributable Debt, or trade payables upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien; provided that, with respect to any Indebtedness which by its terms is subordinate to the Notes, any Lien securing such Indebtedness shall be subordinate to the Liens securing the Notes and all payments due under the Indenture and the Notes.

 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

   The Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1) (x) pay dividends or make any other distributions to the Issuers or any of their Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (y) pay any Indebtedness owed to the Issuers or any of their Restricted Subsidiaries,

  (2) make loans or advances to the Issuers or any of their Restricted Subsidiaries or

  (3) transfer any of its properties or assets to the Issuers or any of their Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of

    . Existing Indebtedness as in effect on the Issue Date,

    . the Senior Credit Facility as in effect on the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive with respect to such dividends and other payments restrictions than those contained in the Senior Credit Facility as in effect on the date of the Indenture,

    . the terms of any Indebtedness permitted by the Indenture to be incurred by any Restricted Subsidiary of any of the Issuers,

    . the Indenture and the Notes,

    . any instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuers or any of their Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred,


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    . by reason of customary non-assignment provisions in leases entered into in the ordinary course of business,

    . purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3) above on the property so acquired,

    . Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced,

    . contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary or

    . applicable law or any applicable rule, regulation or order.

 Guarantees by Restricted Subsidiaries

   The Issuers will not permit any of their Restricted Subsidiaries, directly or indirectly, to Guarantee, assume or in any other manner become liable for the payment of any Indebtedness of the Issuers (other than as part of the Reorganization) unless:

  . such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for a Guarantee of payment of the Notes by such Restricted Subsidiary, and

  . such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuers or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee until the Notes have been paid in full.

 No Senior Subordinated Debt

   The Indenture provides that, notwithstanding any other provision thereof, the Issuers will not incur, create, issue, assume, guarantee or otherwise become liable, directly or indirectly, for any Indebtedness (including Acquired
Debt) that is subordinate or junior in right of payment to any Senior Indebtedness and senior in any respect in right of payment to the Notes.

 Sale or Issuance of Capital Stock of Restricted Subsidiaries

   Other than pursuant to the Reorganization, the Issuers:

  . will not, and will not permit any of their Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any such Restricted Subsidiary to any Person (other than an Issuer or a Restricted Subsidiary of an Issuer), unless

    (a)(1) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Restricted Subsidiary or

    (2) after giving effect thereto, such Restricted Subsidiary will still constitute a Restricted Subsidiary and

    (b) the Net Cash Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "Repurchase at the Option of Holders--Asset Sales," and

  . will not permit any of their Restricted Subsidiaries to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to such Issuer or a Wholly Owned Restricted Subsidiary of such Issuer if, after giving effect thereto, such Restricted Subsidiary will not be a direct or indirect Subsidiary of an Issuer.

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 Future Additional Obligors

   The Issuers may designate additional Persons as Additional Obligors under the Notes. The Issuers will cause each Additional Obligor to execute and deliver to the Trustee an amendment and supplement to the Indenture pursuant to which such Additional Obligor will agree to be bound by all the terms and conditions of the Indenture, including all payment obligations in respect of the Notes, and thereafter the term Issuers shall include in all respects such Additional Obligor.

 Reports

   The Indenture provides that whether or not the Issuers are required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Issuers, on a combined consolidated basis, will furnish to each of the Holders of Notes:

  . quarterly and annual financial statements substantially equivalent to financial statements that would have been included in a filing with the Commission on Forms 10-Q and 10-K if the Issuers were required to file such financial information, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Issuers and, with respect to the annual information only, reports thereon by the Issuers' independent public accountants (which shall be firm(s) of established national reputation); and

  . all information that would be required to be filed with the Commission on Form 8-K if the Issuers were required to file such reports. All such information and reports shall be provided on or prior to the dates on which such filings would have been required to be made had such Issuer been subject to the rules and regulations of the Commission. In addition, the Issuers shall make such information available to securities analysts and prospective investors upon request. For so long as any Notes remain outstanding, the Issuers shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

 Merger, Consolidation, or Sale of Assets

   The Issuer or Issuers holding all or substantially all of the assets of the Issuers on a combined basis will not, directly or indirectly, consolidate or merge with or into (whether or not such Issuer is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuers on a combined basis in one or more related transactions, to another Person unless:

  . such Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia; provided that the Issuers agree that so long as the Notes are outstanding at least one of the Issuers shall be a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

  . the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of such Issuer under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

  . immediately before and after such transaction no Default or Event of Default shall have occurred; and

  . except in the case of a merger of such Issuer with or into a Restricted
    Subsidiary of such Issuer, the Issuer or the Person formed by or surviving any such consolidation or merger (if other than such Issuer), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made, together with the surviving Issuers, will, immediately before and after such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable quarter, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

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   The Indenture will also provide that none of the Issuers may, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

   Notwithstanding the foregoing:

  . any or all of the Issuers may merge or consolidate with or transfer substantially all of its assets to an Affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing the jurisdiction of organization of such Issuer or the form of organization of such Issuer, provided that the amount of Indebtedness of such Issuer and its Restricted Subsidiaries is not increased thereby and provided, further, that the successor assumes all obligations of such Issuer under the Indenture and the Registration Rights Agreement; and

  . nothing in this section shall be deemed to prevent the consummation of the Reorganization.

   Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Issuers in accordance with this covenant, the successor corporation formed by such consolidation or into or with which an Issuer or Issuers are merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for and may exercise every right and power of such Issuer or Issuers under the Indenture with the same effect as if such successor Person had been named as such Issuer or Issuers therein (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of the Indenture referring to the "Issuers" shall refer instead to the successor corporation and not to such Issuer or Issuers), and may exercise every right and power of such Issuer or Issuers under the Indenture with the same effect as if such successor Person had been named as such Issuer or Issuers therein; provided, however, that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of the Issuers on a combined basis that meets the requirements of this covenant.

 Transactions with Affiliates

   The Issuers will not, and will not permit any of their Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of any such Person (each of the foregoing, an "Affiliate Transaction"), unless:

  (1) such Affiliate Transaction is on terms that are no less favorable to such Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by such Issuer or such Restricted Subsidiary with an unrelated Person and

  (2) such Issuer delivers to the Trustee

    (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, a resolution of its Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the members of its Board of Directors and

    (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an investment banking, appraisal or accounting firm of national standing; provided that none of the following shall be deemed to be Affiliate Transactions:

    . any employment agreement entered into by any of the Issuers or any of their Restricted Subsidiaries, the Holding Companies or Avalon in the ordinary course of business,

    . transactions between or among any of the Issuers and/or their Restricted Subsidiaries,

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    . any sale or other issuance of Equity Interests (other than
      Disqualified Stock) of any of the Issuers,

    . Restricted Payments that are permitted by the covenant described above under the caption "--Restricted Payments,"

    . fees and compensation paid to members of the Boards of Directors of the Issuers and their Restricted Subsidiaries, the Holding Companies or Avalon in their capacity as such, to the extent such fees and compensation are reasonable and customary,

    . advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business,

    . fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Issuers or any of their Restricted Subsidiaries, the Holding Companies or Avalon, as determined by the Board of Directors of such Person, to the extent such fees and compensation are reasonable and customary,

    . all transactions associated with the Reorganization and the Mercom
      Acquisition,

    . the Mercom Intercompany Loan, the ABRY Management Agreement and the
      Mercom Management Agreement and

    . Indebtedness permitted under the Indenture.

 Sale and Leaseback Transactions

   The Issuers will not, and will not permit any of their Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Issuers or any of their Restricted Subsidiaries may enter into a sale and leaseback transaction if:

  . such Issuer or Restricted Subsidiary could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock" and

  . the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors of such Issuer or Restricted Subsidiary, whose determination shall be conclusive, and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and

  . the transfer of assets in such sale and leaseback transaction is permitted by, and such Issuer or Restricted Subsidiary applies the proceeds of such transaction in compliance with, the covenant described above under the caption "Repurchase at the Option of Holders--Asset Sales."

Events of Default and Remedies

   The Indenture provides that each of the following constitutes an Event of
Default:

  . default for 30 days in the payment when due of interest on, or Liquidated
    Damages with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture);

  . default in payment when due of the principal of or premium, if any, on the Notes;

  . failure by any of the Issuers or any of their Restricted Subsidiaries to comply with the provisions described under the captions "--Restricted Payments," "--Incurrence of Indebtedness and Issuance of Preferred Stock" or "--Merger Consolidation or Sale of Assets";

  . failure by any of the Issuers or any of their Restricted Subsidiaries for 30 days after notice to comply with the provisions described under the captions "Repurchase at the Option of Holders--Asset Sales" or "Repurchase at the Option of Holders--Change of Control";


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  . failure by any of the Issuers or any of their Restricted Subsidiaries for
    60 days after notice to comply with any of its other agreements in the Indenture or the Notes;

  . default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by any of the Issuers or any of their Restricted Subsidiaries (or the payment of which is guaranteed by any of the Issuers or any of their Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default
    (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $5.0 million or more;

  . failure by any of the Issuers or any of their Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million (excluding amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days; and

  . certain events of bankruptcy or insolvency with respect to any of the Issuers or any of their Restricted Subsidiaries that constitute a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

   If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; provided that so long as any Indebtedness permitted to be incurred pursuant to the Senior Credit Facility shall be outstanding, such acceleration shall not be effective until the earlier of:

  . an acceleration of such Indebtedness under the Senior Credit Facility and

  . five business days after receipt by the Issuers of written notice of such acceleration of the Notes. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to any of the Issuers or any of their Restricted Subsidiaries, all outstanding Notes will become due and payable without further action or notice.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

   The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or principal of, the Notes.

   The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default that is continuing, to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

   No past, present or future director, officer, employee, incorporator, manager, member or stockholder of any Person who is or was an Issuer or guarantor under the Notes, as such, shall have any liability for any obligations of the Issuers under the Notes or the Indenture or any related documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the

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Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

   The Issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for:

  . the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Notes when such payments are due from the trust referred to below,

  . the Issuers' obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust,

  . the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers' obligations in connection therewith and

  .  the Legal Defeasance provisions of the Indenture.

   In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

   In order to exercise either Legal Defeasance or Covenant Defeasance:

  . the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date;

  . in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  . in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  . no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

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  . such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which any of the Issuers or any of their Restricted Subsidiaries is a party or by which any of the Issuers or any of their Restricted Subsidiaries is bound;

  . the Issuers must have delivered to the Trustee an opinion of counsel
    (subject to customary qualifications and assumptions) to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

  . the Issuers must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

  . the Issuers must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Transfer and Exchange

   A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers are not required to transfer or exchange any Note selected for redemption. Also, the Issuers are not required to transfer or exchange any Note for a period of 15 business days before a selection of Notes to be redeemed.

   The registered Holder of a Note will be treated as the owner of it for all purposes.

Amendment, Supplement and Waiver

   Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount at maturity of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

   Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

  . reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver,

  . reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "Repurchase at the Option of Holders"),

  . reduce the rate of or change the time for payment of interest on any Note,

  . waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount at maturity of the Notes and a waiver of the payment default that resulted from such acceleration),

  . make any Note payable in money other than that stated in the Notes,

  . make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes,

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  . waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders"), or

  . make any change in the foregoing amendment and waiver provisions.

In addition, any amendment to the provisions of Article 10 of the Indenture (which relate to subordination) will require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes.

   Notwithstanding the foregoing, without the consent of any Holder of Notes, the Issuers and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuers' obligations to Holders of Notes in the case of a merger, consolidation or asset transfer (including the Reorganization), to provide for Additional Obligors, to make additional guarantees with respect to the Notes, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

Concerning the Trustee

   The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of any of the Issuers, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, and apply to the Commission for permission to continue or resign.

   The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry, Delivery and Form

   The new notes initially will be represented by one or more global notes in registered, global form without interest coupons (collectively, the "Global Note"). The Global Note will be deposited upon issuance with the Trustee as custodian for the Depositary, in New York, New York, and registered in the name of the Depositary or its nominee, in each case for credit to an account of a direct or indirect participant as described below.

   Except as set forth below, the Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee. Beneficial interest in the Global Note may not be exchanged for new notes in certificated form except in the limited circumstances described below. Except in the limited circumstances described below, owners of beneficial interests in the Global Note will not be entitled to receive physical delivery of Certificated Notes (as defined below).

   The new notes may be presented for registration of transfer and exchange at the offices of the Exchange Agent.

   The Depositary has advised the Issuers that the Depositary is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance

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and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of Participants. The Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Participants or Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of the Depositary are recorded on the records of the Participants and Indirect Participants.

   The Depositary has also advised the Issuers that pursuant to procedures established by it:

  . upon deposit of the Global Note, the Depositary will credit the accounts of Participants designated by the exchanging holders with portions of the principal amount of Global Note; and

  . ownership of such interests in the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to Participants) or by Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Note).

   Except as described below, owners of interests in the Global Note will not have new notes registered in their names, will not receive physical delivery of new notes in certificated form and will not be considered the registered owners or "Holders" thereof under the Indenture for any purpose.

   Payments in respect of the principal of, and premium, if any, and Liquidated Damages, if any, and interest on a Global Note registered in the name of the Depositary or its nominee will be payable by the Trustee to the Depositary or its nominee in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Issuers and the Trustee will treat the persons in whose names the new notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Issuers, the Trustee nor any agent of the Issuers or the Trustee has or will have any responsibility or liability for:

  . any aspect of the Depositary's records or any Participant's or Indirect
    Participant's records relating to or payments made on account of beneficial ownership interests in the Global Note, or for maintaining, supervising or reviewing any of the Depositary's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Note; or

  . any other matter relating to the actions and practices of the Depositary or any of its Participants or Indirect Participants.

   The Depositary has advised the Issuers that its current practice upon receipt of any payment in respect of securities such as the new notes (including principal and interest) is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of the Depositary unless the Depositary has reason to believe it will not receive payment on such payment date. Payments by Participants and the Indirect Participants to the beneficial owners of new notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of the Depositary, the Trustee or the Issuers. Neither the Issuers nor the Trustee will be liable for any delay by the Depositary or its Participants in identifying the beneficial owners of the new notes, and the Issuers and the Trustee may conclusively rely on and will be protected in relying on instructions from the Depositary or its nominee for all purposes.

   Interests in the Global Note are expected to be eligible to trade in the Depositary's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of the Depositary and its Participants. See "--Same Day Settlement and Payment."

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   The Depositary has advised the Issuers that it will take any action permitted to be taken by a Holder of new notes only at the direction of one or more Participants to whose account the Depositary has credited the interests in the Global Note and only in respect of such portion of the aggregate principal amount of the new notes as to which such Participant or Participants has or have given direction. However, if there is an Event of Default under the new notes, the Depositary reserves the right to exchange Global Note for legended New Notes in certificated form, and to distribute such new notes to its Participants.

   The information in this section concerning the Depositary and its book entry systems has been obtained from sources that the Issuers believe to be reliable, but the Issuers take no responsibility for the accuracy thereof.

   Although the Depositary has agreed to the foregoing procedures to facilitate transfers of interests in the Global Note among Participants in the Depositary, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Issuers, the Initial Purchaser or the Trustee or any of their respective agents will have any responsibility for the performance by the Depositary or its respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

 Exchange of Book-Entry Notes for Certificated Notes

   A Global Note is exchangeable for definitive new notes in registered certificated form ("Certificated Notes") if:

  . the Depositary (A) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Note and the Issuers thereupon fail to appoint a successor depositary or (B) has ceased to be a clearing agency registered under the Securities Exchange Act,

  . the Issuers, at their option, notify the Trustee in writing that they elect to cause issuance of the Certificated Notes or

  . there shall have occurred and be continuing a Default or Event of Default with respect to the new notes.

   Neither the Issuers nor the Trustee will be liable for any delay by the Global Note Holder or the Depositary in identifying the beneficial owners of new notes and the Issuers and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depositary for all purposes.

 Exchange of Certificated Notes for Book-Entry Notes

   Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes. See "Notice to Investors."

 Same Day Settlement and Payment

   The Indenture requires that payments in respect of the new notes represented by the Global Note (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Certificated Notes, the Issuers will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The new notes represented by the Global Note are expected to be eligible to trade in the PORTAL market and to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such new notes will, therefore, be required by the Depositary to be settled in immediately available funds. The

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Issuers expect that secondary trading in the certificated Notes will also be settled in immediately available funds.

Certain Definitions

   Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

   "ABRY" means ABRY Partners, Inc.

   "ABRY III" means ABRY Broadcast Partners III, L.P.

   "ABRY Management Agreement" means the Management and Consulting Services Agreement entered into as of May 29, 1998 and amended and restated as of November 6, 1998 by and among ABRY Partners, Inc., Avalon Michigan Inc. and Avalon New England, and any successor agreement; provided that any such successor agreement shall not modify the ABRY Management Agreement as in effect as of November 6, 1998 in any material respect, taken as a whole, adverse to the Issuers and their Subsidiaries or the Trustee.

   "ABRY Subordinated Debt" means Indebtedness of the Holding Companies in principal amount not to exceed $30.0 million in the aggregate at any time outstanding (a) that is owed to Avalon, directly or indirectly, or to ABRY III, ABRY or any other investment fund controlled by ABRY, (b) as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Indebtedness shall be subordinate to the prior payment in full of the Senior Discount Notes and the Notes to at least the following extent: (i) no payments of principal (or premium, if any) or interest on or otherwise due in respect of such Indebtedness may be permitted for so long as any default in the payment of principal (or premium, if any) or interest on the Senior Discount Notes and/or the Notes exists and (ii) in the event that any other default that with the passing of time or the giving of notice, or both, would constitute an event of default exists with respect to the Senior Discount Notes and/or the Notes, upon notice by 25% or more in principal amount of the Senior Discount Notes and/or the Notes, as appropriate, to the trustee under the Senior Discount Notes and/or the Notes, such trustee or trustees shall have the right to give notice to the Issuers and the holders of such Indebtedness (or trustees or agents therefor) of a payment blockage, and thereafter no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Indebtedness may be made for a period of 179 days from the date of such notice and (c) that shall automatically convert into common equity of the Holding Companies within 18 months of the date of issuance thereof, unless refinanced.

   "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

   "Acquisition Transactions" means the acquisition (i) by the Issuers and their subsidiaries of 1,822,810 outstanding shares of the common stock of Mercom, (ii) by Avalon Michigan Inc. or Avalon Michigan LLC of a cable television system from Cross Country Cable TV, Inc., (iii) by Avalon Michigan Inc. or Avalon Michigan LLC of a cable television system from Nova Cablevision, Inc., Nova Cablevision VI, L.P. and Nova Cablevision VII, L.P., (iv) by Avalon Michigan Inc. or Avalon Michigan LLC of the assets of Traverse Internet, Inc. and (v) by Avalon Cable of New England LLC of all of the cable system assets of Taconic Technology Corp.

   "Administrative Agent" means Lehman Commercial Paper Inc.

   "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For purposes of this definition, "control" (including, with

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correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

   "Amrac" means Amrac Clear View, a Limited Partnership.

   "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuers and their Restricted Subsidiaries taken as a whole will be governed by the covenants described above under the captions "Repurchase at the Option of Holders--Change of Control" and "--Merger, Consolidation, or Sale of Assets" and not by the provisions of the covenant described above under the caption "--Asset Sales"), and (ii) the issue or sale by the Issuers or any of their Restricted Subsidiaries of Equity Interests in any of their Restricted Subsidiaries, in the case of either clause (i) or
(ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $2.5 million or (b) for Net Cash Proceeds in excess of $2.5 million. Notwithstanding the foregoing: (i) a transfer of assets by any of the Issuers to a Restricted Subsidiary of any Issuer or by a Restricted Subsidiary of any Issuer to such Issuer or to another Issuer or Restricted Subsidiary of an Issuer, (ii) an issuance or sale of Equity Interests by a Restricted Subsidiary of an Issuer to any Issuer or to another Issuer or Restricted Subsidiary of any Issuer, (iii) a Restricted Payment that is permitted by the covenant described above under the caption "--Restricted Payments" and (iv) transactions that are part of the Reorganization will not be deemed to be Asset Sales.

   "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

   "Avalon" means Avalon Cable Holdings LLC, a Delaware limited liability company.

   "Avalon Michigan Inc." means Avalon Cable of Michigan, Inc., a Pennsylvania corporation.

   "Avalon Michigan LLC" means Avalon Cable of Michigan LLC, a Delaware limited liability company.

   "Board of Directors" means, as to any Person, the board of directors of such Person (or, if such Person is a limited liability company, the board of managers of such Person) or similar governing body or any duly authorized committee thereof.

   "Bridge Credit Agreement" means the Bridge Credit Agreement, dated as of November 5, 1998, among the Holding Companies, the lenders named therein, Lehman Brothers Inc. and Lehman Commercial Paper Inc., including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case, as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced from time to time.

   "Bridge Lenders" means the several banks and other financial institutions or entities from time to time parties to the Bridge Credit Agreement.

   "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

   "Cable Michigan" means Cable Michigan, Inc., a Pennsylvania corporation.


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   "Capital Lease Obligation" means, as to any Person, the obligations of such
Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and, for the purposes of the Indenture, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

   "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited).

   "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and Eurodollar time deposits with maturities of not more than one year from the date of acquisition, bankers' acceptances with maturities of not more than one year from the date of acquisition and overnight bank deposits, in each case with (A) Brown Brothers Harriman or (B) any other domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or one of the two highest ratings from Standard & Poor's with maturities of not more than one year from the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i)-(v) of this definition.

   "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the combined assets of the Issuers and their Restricted Subsidiaries, taken as a whole, or of all or substantially all of the, direct or indirect, assets of Avalon, in either case, to any "person" (as such term is used in Section 13(d)(3) of the Securities Exchange Act) other than another Issuer, a Restricted Subsidiary or an Additional Obligor; (ii) the adoption of a plan relating to the liquidation or dissolution of an Issuer or Issuers which individually or in the aggregate holds all or substantially all of the combined assets of the Issuers; (iii) (A) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 35% of the Capital Stock of Avalon (measured by voting power rather than number of shares) and (B) the Principals "beneficially own" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, in the aggregate a lesser percentage of the Capital Stock of Avalon (measured by voting power rather than number of shares) than such other person; (iv) the first day on which a majority of the members of the Board of Directors of Avalon are not Continuing Managers; or (v) (A) Avalon or an Issuer or Issuers which individually or in the aggregate holds all or substantially all of the combined assets of the Issuers, consolidates with, or merges with or into, any Person or (B) any Person consolidates with, or merges with or into, Avalon or an Issuer or Issuers which individually or in the aggregate holds all or substantially all of the combined assets of the Issuers, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of such Issuer or Issuers or Avalon is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of such Issuer or Issuers or Avalon outstanding immediately prior to

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such transaction is converted into or exchanged for Voting Stock (other than
Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); provided, however, that notwithstanding the foregoing, the Reorganization shall not be deemed to be a Change of Control.

   "Commission" means the Securities and Exchange Commission.

   "Completed Acquisitions" means the acquisitions of Cable Michigan, Amrac and Pegasus by Avalon or an Affiliate of Avalon.

   "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) Consolidated Interest Expense of such Person for such period, to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income, plus (v) other non-cash items decreasing such Consolidated Net Income, minus (vi) non-cash items increasing such Consolidated Net Income for such period (other than items that were accrued in the ordinary course of business), in each case, on a consolidated basis and determined in accordance with GAAP.

   "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or any of its Restricted Subsidiaries or secured by a Lien on assets of such Person or any of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred stock of such Person or any of its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

   "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries (for such period, on a consolidated basis, determined in accordance with GAAP); provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary,
(ii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) the cumulative effect of a change in accounting principles shall be excluded and (iv) the Net Income of any Unrestricted Subsidiary shall be excluded whether or not distributed to an Issuer or one of its Restricted Subsidiaries.

   "Continuing Managers" means the managers of Avalon on the Issue Date and each other manager, if, in each case, such other manager's nomination for election to the board of managers of Avalon is recommended

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by at least 66 2/3% of the then Continuing Managers or such other manager receives the vote of the Permitted Investors in his or her election by the equityholders of Avalon.

   "Control Investment Affiliate" means as to any Person, any other Person which (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

   "Default" means any event that is or with the passage of time or the giving of notice (or both) would be an Event of Default.

   "Designated Senior Debt" means (i) any Indebtedness outstanding under the Senior Credit Facility and (ii) any other Senior Indebtedness permitted hereunder the principal amount of which is $25.0 million or more and that has been designated by the Issuers as "Designated Senior Debt."

   "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature, except to the extent that such Capital Stock is solely redeemable with, or solely exchangeable for, any Capital Stock of such Person that is not Disqualified Stock; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuers or their Affiliates to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuers or their Affiliates may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described under the caption under "--Certain Covenants-- Restricted Payments."

   "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

   "Excess Proceeds" means any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of the third paragraph under the caption "--Asset Sales" within the applicable period.

   "Exchange Notes" means those certain notes of the Holding Companies, placed in escrow on November 6, 1998, that may be issued if the terms of the Bridge Credit Agreement so require.

   "Existing Michigan Indebtedness" means Indebtedness incurred by Avalon Michigan Inc. or Mercom between the Issue Date and the completion of the Reorganization that would be permitted to be incurred under the terms of the Indenture, including any related notes, guarantees, collateral documents, instruments and agreement executed in connection therewith, and in each case, as amended, modified renewed, refunded, replaced or refinanced.

   "Existing Indebtedness" means up to $5.0 million in aggregate principal amount of Indebtedness of the Issuers and their Restricted Subsidiaries (other than Indebtedness under the Senior Credit Facility and the Notes) in existence on the Issue Date, until such amounts are repaid.

   "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, except for the provisions described above under the captions "Certain Covenants--Restricted Payments" and "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock", GAAP shall be determined on the basis of such principles in effect on the Issue Date.


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   "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

   "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

   "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

   "Hedging Obligations" means, with respect to any Person, the net payment Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements in the ordinary course of business designed to protect such Person against fluctuations in commodity prices, interest rates or currency exchange rates.

   "Holder" means a Person in whose name a Note is registered.

   "Holding Companies" means initially Avalon Cable of Michigan Holdings, Inc., Avalon Cable LLC and Avalon Cable Holdings Finance, Inc. or any successor thereto; provided that subsequent to the Reorganization, the Holding Companies shall be Avalon Cable LLC, as successor to Avalon Michigan Inc., and Avalon Cable Holdings Finance or any successor thereto.

   "Indebtedness" means, with respect to any Person, without duplication, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any Property acquired by such Person or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade or accounts payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the face amount thereof, in the case of any Indebtedness with respect to acceptances, letters of credit and similar facilities, (ii) the accreted value thereof in the case of any Indebtedness that does not require current payments of interest and
(iii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness; provided, however, that, in each case, with respect to any Indebtedness of any Person secured by a Lien on any asset of such Person and non-recourse to such Person, the amount of such Indebtedness shall be the lesser of (A) the principal amount thereof and (B) the fair market value of the Property subject to such Lien. Notwithstanding the foregoing, the term "Indebtedness" shall not include Indebtedness of the Issuers to Affiliates for which principal and interest payments are not required to be made prior to the maturity of the Notes and which is otherwise subordinated to the prior payment in full of the Notes.

   "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other Obligations), advances of assets or capital contributions (excluding commission, travel and entertainment, moving, and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If any of the Issuers or any of their Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of any Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a direct or indirect Restricted Subsidiary of any Issuer, such Issuer or such

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Restricted Subsidiary, as the case may be, shall be deemed to have made an
Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Restricted Payments."

   "Issue Date" means the date on which the Notes are originally issued.

   "Issuers" means, initially, Avalon Michigan Inc., Avalon New England and Avalon Finance or any successor thereto; provided that subsequent to the Reorganization, the Issuers shall be Avalon New England, Avalon Finance and Avalon Michigan LLC, as successor to Avalon Michigan Inc. or any successor thereto.

   "Leverage Ratio" means the ratio of (i) the aggregate outstanding amount of Indebtedness of each of the Issuers and their Restricted Subsidiaries as of the date of calculation on a combined consolidated basis in accordance with GAAP (subject to the terms described in the next paragraph) plus the aggregate liquidation preference of all outstanding Disqualified Stock of the Issuers and preferred stock of the Issuers' Restricted Subsidiaries (except preferred stock issued to the Issuers or a Wholly Owned Subsidiary of the Issuers) on such date to (ii) the aggregate Consolidated Cash Flow of the Issuers for the full fiscal quarter ending on or prior to the date of determination multiplied by four.

   For purposes of this definition, (i) the amount of Indebtedness which is issued at a discount shall be deemed to be the accreted value of such Indebtedness at the end of the quarter, whether or not such amount is the amount then reflected on a balance sheet prepared in accordance with GAAP, and
(ii) the aggregate outstanding principal amount of Indebtedness of the Issuers and their Subsidiaries and the aggregate liquidation preference of all outstanding preferred stock of the Issuers' Subsidiaries for which such calculation is made shall be determined on a pro forma basis as if the Indebtedness and preferred stock giving rise to the need to perform such calculation had been incurred and issued and the proceeds therefrom had been applied, and all other transactions in respect of which such Indebtedness is being incurred or preferred stock is being issued had occurred, on the first day of the quarter. In addition to the foregoing, for purposes of this definition, Consolidated Cash Flow shall be calculated on a pro forma basis after giving effect to (i) the incurrence of the Indebtedness of such Person and its Subsidiaries and the issuance of the preferred stock of such Subsidiaries (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any incurrence (and the application of the proceeds therefrom) or repayment of other Indebtedness, at any time subsequent to the beginning of the quarter and on or prior to the date of determination, as if such incurrence or issuance (and the application of the proceeds thereof), or the repayment, as the case may be, occurred on the first day of the quarter (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such period) and (ii) any acquisition (including, without limitation, the acquisitions of Cable Michigan, Amrac and Pegasus and any other acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person that becomes a Subsidiary as a result of such acquisition) incurring, assuming or otherwise becoming liable for Indebtedness or such Person's Subsidiaries issuing preferred stock) at any time on or subsequent to the first day of the quarter and on or prior to the date of determination, as if such acquisition (including the incurrence, assumption or liability for any such Indebtedness and the issuance of such preferred stock and also including any Consolidated Cash Flow associated with such acquisition) occurred on the first day of the quarter, giving pro forma effect to any non-recurring expenses, non-recurring costs and cost reductions within the first year after such acquisition the Issuers anticipate if the Issuers deliver to the Trustee an officer's certificate executed by the chief financial or accounting officer of any of the Issuers certifying to and describing and quantifying with reasonable specificity such non-recurring expenses, non-recurring costs and cost reductions. Furthermore, in calculating Consolidated Interest Expense for purposes of the calculation of Consolidated Cash Flow, (a) interest on Indebtedness determined on a fluctuating basis as of the date of determination (including Indebtedness actually incurred on the date of the transaction giving rise to the need to calculate the Leverage Ratio) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness as in effect on the date of determination and (b) notwithstanding
(a) above,

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interest determined on a fluctuating basis, to the extent such interest is covered by Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

   "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

   "Mercom" means Mercom, Inc., a Delaware corporation.

   "Mercom Intercompany Loan" means the Term Credit Agreement between Mercom and Cable Michigan, Inc. originally dated as of November 26, 1989, amended and restated as of August 16, 1995, further amended and restated as of September 29, 1997 and as may be further amended from time to time; provided that any such further amendment shall not modify the Mercom Intercompany Loan as in effect as of September 29, 1997 in any material respect, taken as a whole, adverse to the Issuers and their Subsidiaries or the Trustee or the Holders.

   "Mercom Management Agreement" means the Management Agreement between Mercom and Cable Michigan, Inc. dated as of January 1, 1997, as may be amended from time to time; provided that any such amendment shall not modify the Mercom Management Agreement as in effect as of January 1, 1997 in any material respect.

   "Merger" means the merger of Avalon Cable Michigan, Inc. with and into Cable Michigan, Inc.

   "Net Cash Proceeds" means (a) with respect to any Asset Sale, the aggregate cash proceeds or Cash Equivalents received by the Issuers or any of their Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (i) all costs relating to such Asset Sale (including, without limitation, legal, accounting, investment banking and brokers fees, and sales and underwriting commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (ii) any reserve established in accordance with GAAP or amounts deposited in escrow for adjustment in respect of the sale price of such asset or assets or for indemnities with respect to any Asset Sale (provided that such amounts shall be Net Cash Proceeds to the extent and at the time released or not required to be reserved) and (iii) amounts required to be applied to the repayment of Indebtedness secured by a Lien which is expressly permitted hereunder on any asset that is the subject of such Asset Sale and (b) with respect to transactions or events other than Asset Sales, the aggregate cash proceeds or Cash Equivalents received by the Issuers or any of their Restricted Subsidiaries in connection therewith less the reasonable fees, commissions and other out-of-pocket expenses incurred by the Issuers or any of their Restricted Subsidiaries in connection with such transaction or event and less any taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements).

   "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

   "Non-Recourse Debt" means Indebtedness (i) as to which none of the Issuers nor any of their Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that

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would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise) or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any Indebtedness (other than the Notes being offered hereby) of any of the Issuers or their Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and
(iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of any of the Issuers or their Restricted Subsidiaries.

   "Obligations" means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to any Issuer or any of their Restricted Subsidiaries whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages (including Liquidated Damages), guarantees and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereof.

   "Pegasus" means, collectively, Pegasus Cable Television, Inc. and Pegasus Cable Television of Connecticut, Inc.

   "Permitted Business" means any business engaged in by the Issuers or their Restricted Subsidiaries as of the Issue Date or any business reasonably related, ancillary or complementary thereto.

   "Permitted Investments" means (a) any Investment in any Issuer or in any Restricted Subsidiary of the Issuers; (b) any Investment in Cash Equivalents constituting Cash Equivalents at the time made; (c) any Investment by the Issuers or any of their Restricted Subsidiaries in a Person engaged in a Permitted Business, if as a result of such Investment (i) such Person becomes a Wholly-Owned Subsidiary of any Issuer or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, any of the Issuers or any of their Restricted Subsidiaries; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made in compliance with the covenant described above under the caption "Repurchase at the Option of Holders--Asset Sales"; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of any of the Issuers; (f) other Investments by the Issuers or any of their Restricted Subsidiaries in any Person having an aggregate fair market value (measured as of the date made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (f) that are at the time outstanding, not to exceed $10.0 million; (g) Investments arising in connection with Hedging Obligations that are incurred in the ordinary course of business, for the purpose of fixing or hedging currency, commodity or interest rate risk (including with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding) in connection with the conduct of the business of the Issuers and their Restricted Subsidiaries; (h) prior to the completion of the Mercom Acquisition, the Mercom Intercompany Loan; and (i) any Investment existing on the Issue Date and any amendment, modification, restatement, supplement, extension, renewal, refunding, replacement, refinancing, in whole or in part, thereof.

   "Permitted Investors" means the collective reference to ABRY and its Control Investment Affiliates, including ABRY III.

   "Permitted Junior Securities" means Equity Interests in or debt securities of any Issuer that are issued pursuant to a plan of reorganization of such Issuer and are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Indebtedness pursuant to the Indenture so long as (i) the effect of the issuance of such Equity Interests or debt securities is not to cause the Notes to be treated as part of the same class of claims or any class of claims pari passu with, or senior to, such Senior Indebtedness pursuant to such plan of reorganization and (ii) the rights of the holders of such Senior Indebtedness are not altered or impaired without their consent.

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   "Permitted Liens" means (i) Liens securing Indebtedness under the Senior
Credit Facility or other Senior Indebtedness if such Indebtedness was permitted by the terms of the Indenture to be incurred, (ii) Liens securing Indebtedness of any Restricted Subsidiary of any of the Issuers if such Indebtedness was permitted by the terms of the Indenture to be incurred; (iii) Liens securing Hedging Obligations with respect to Indebtedness permitted by the Indenture to be incurred; (iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with any of the Issuers or any of their Restricted Subsidiaries; provided that such Liens were not created in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with such Issuer;
(v) Liens on property existing at the time of acquisition thereof by any of the Issuers or any of their Restricted Subsidiaries, provided that such Liens were not created in contemplation of such acquisition and only extend to the property so acquired; (vi) Liens existing on the Issue Date; (vii) Liens to secure any Permitted Refinancing Indebtedness incurred to refinance any Indebtedness secured by any Lien referred to in the foregoing clauses (ii) through (vi), as the case may be, at the time the original Lien became a Permitted Lien; (viii) Liens in favor of any of the Issuers or any of their Restricted Subsidiaries; (ix) Liens incurred in the ordinary course of business of the Issuers or any of their Restricted Subsidiaries with respect to obligations that do not exceed the greater of $15.0 million or 5% of Total Assets in the aggregate at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by such Issuer or such Restricted Subsidiary; (x) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, deposits to secure the performance of bids, trade contracts, government contracts, leases or licenses or other obligations of a like nature incurred in the ordinary course of business (including, without limitation, landlord Liens on leased properties);
(xi) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted, provided that any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made therefor; (xii) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (v) of the second paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness; (xiii) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations not overdue for a period in excess of 60 days or which are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted; provided that any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made therefor; (xiv) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in any case materially detract from the value of the Property subject thereto or do not interfere with or adversely affect in any material respect the ordinary conduct of the business of the Issuers and their Restricted Subsidiaries taken as a whole; (xv) Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and other similar Liens arising in the ordinary course of business; (xvi) leases or subleases granted to third Persons not materially interfering with the ordinary course of business of the Issuers or any of their Restricted Subsidiaries; (xvii) Liens (other than any Lien imposed by ERISA or any rule or regulation promulgated thereunder) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other types of social security; (xviii) deposits made in the ordinary course of business to secure liability to insurance carriers; (xix) Liens to secure Indebtedness permitted under the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; provided, that any such Lien encumbers only the assets so purchased with the proceeds thereof; (xx) any attachment or judgment Lien not constituting an Event of Default under clause
(vii) of the first paragraph of the section described above under the caption "Events of Default and Remedies"; (xxi) any interest or title of a lessor or sublessor under any operating lease; (xxii) Liens under licensing agreements for use of Intellectual Property entered into in the ordinary course of business; (xxiii) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of any of the Issuers or any of their Restricted Subsidiaries, including rights of offset and set-off; (xxiv) bankers' Liens in

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respect of deposit accounts; (xxv) Liens created under the Indenture; (xxvi)
Liens imposed by law incurred by the Issuers or their Restricted Subsidiaries in the ordinary course of business; and (xxvii) any renewal of or substitution for any Lien permitted by clauses (i) through (xxvi), provided, however, that with respect to Liens incurred pursuant to this clause (xxvii), the principal amount secured has not increased nor the Liens extended to any additional property (other than proceeds of the property in question).

   "Permitted Refinancing Indebtedness" means any Indebtedness of any of the Issuers or any of their Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of such Issuer or such Restricted Subsidiary (other than intercompany Indebtedness); provided that either: (A) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued and unpaid interest on, any Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable fees and expenses incurred in connection therewith); (B) for Indebtedness other than Indebtedness incurred pursuant to the Senior Credit Facility, such Permitted Refinancing Indebtedness has a final maturity date the same as or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (C) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (D) such Indebtedness is incurred either by the Issuer or the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or by the parent company of such obligor.

   "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other entity.

   "Principal" means (i) Permitted Investors and (ii) the members of management of the Issuers or any of the Subsidiaries of the Issuers as of the Issue Date, in each case, together with any spouse or immediate family member (including adoptive children), estate, heirs, executors, personal representatives and administrators of such Person.

   "Reorganization" means the related series of substantially simultaneous transactions pursuant to which (i) substantially all the assets of Avalon Michigan Inc. (other than, at the option of Avalon Michigan Inc., the Capital Stock of Mercom and any Subsidiary of Avalon Michigan Inc. organized for purposes of consummating the Mercom Acquisition) and Mercom (other than, at the option Avalon Michigan Inc., the Capital Stock of Wholly-Owned Subsidiaries of Mercom) are transferred to Avalon Michigan LLC; (ii) substantially all of the liabilities of Avalon Michigan Inc. and Mercom (other than liabilities hereunder and, at the option of Avalon Michigan Inc., intercompany debt) are transferred to Avalon Michigan LLC; (iii) Avalon Michigan Inc. ceases to be an Issuer and becomes a guarantor under the Indenture and (iv) certain Indebtedness of Avalon New England shall be assumed by Avalon Michigan Inc.

   "Restricted Investment" means any Investment other than a Permitted
Investment.

   "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary; provided that, on the Issue Date, all Subsidiaries of each of the Issuers shall be Restricted Subsidiaries of each such Issuer.

   "Senior Credit Facility" means that certain Senior Credit Agreement, dated as of November 5, 1998, by and among the Issuers, the lenders party thereto, Lehman Commercial Paper Inc., as administrative agent, and other parties thereto, including any related notes, guarantees, collateral documents, instruments and agreements

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executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

   "Senior Discount Notes" means the Senior Discount Notes due 2008 issued by the Holding Companies, as co-obligors, under the Indenture dated as of December 10, 1998.

   "Senior Indebtedness" means (i) all Indebtedness outstanding under the Senior Credit Facility permitted under clause (i) of the second paragraph of the covenant described above under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," (ii) any other Indebtedness permitted to be incurred by the Issuers under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include
(w) any liability for federal, state, local or other taxes owed or owing by the Issuers, (x) any Indebtedness of the Issuers to any of their Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of the Indenture.

   "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1 Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the Issue Date.

   "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the credit agreement or other original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

   "Strategic Equity Investment" means a cash contribution to the equity capital of any of the Issuers or a purchase from any such Issuer of common Equity Interests (other than Disqualified Stock), in either case by or from a Strategic Equity Investor and for aggregate cash consideration of at least $25.0 million.

   "Strategic Equity Investor" means, as of any date, any Person (other than an Affiliate of any of the Issuers) engaged in a Permitted Business.

   "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or an entity described in clause (i) and related to such Person or (b) the only general partners of which are such Person or of one or more entities described in clause (i) and related to such Person (or any combination thereof).

   "Total Assets" means the total combined consolidated assets of the Issuers and their Restricted Subsidiaries, as shown on the most recent balance sheets (excluding the footnotes thereto) of the Issuers.

   "Total Revenues" means the total combined consolidated revenues of the Issuers and their Restricted Subsidiaries, as shown on the most recent balance sheets (excluding the footnotes thereto) of the Issuers.

   "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors of the applicable Issuer as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary:
(a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with such Issuer or any Restricted Subsidiary of such Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to such Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of such Issuer; (c) is a Person with respect to which none of the Issuers nor any of their Restricted Subsidiaries has any

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direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuers or any of their Restricted Subsidiaries. The Board of Directors of the Issuers may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuers of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted pursuant to the provisions described above under the caption "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock", calculated on a pro forma basis as if such designation had occurred at the beginning of the reference period, and (ii) no Default or Event of Default would be in existence following such designation.

   "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

   "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

   "Wholly Owned Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock and other Equity Interests of which shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

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             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

   The following summary describes material United States federal income tax consequences of the exchange of old notes for new notes pursuant to the exchange offer and the ownership and disposition of the new notes. The discussion is a summary and does not consider all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership and disposition of the notes by a prospective investor in light of such investor's personal circumstances. This discussion also does not address the U.S. federal income tax consequences of ownership of notes not held as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), or the U.S. federal income tax consequences to investors subject to special treatment under the U.S. federal income tax laws, such as dealers in securities or foreign currency, tax-exempt entities, financial institutions, insurance companies, persons that hold the notes as part of a straddle, a hedging or a conversion or constructive sale transaction, persons that have a "functional currency" other than the U.S. dollar, and investors in pass-through entities. In addition, this discussion does not describe any tax consequences arising under U.S. gift and estate taxes or out of the tax laws of any state, local or foreign jurisdiction.

   Furthermore, the discussion below is based upon the provisions of the Code, and the regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly on a retroactive basis, so as to result in United States federal income tax consequences different from those discussed below. Persons considering the purchase, ownership or disposition of the new notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

   The exchange of old notes for new notes pursuant to the exchange offer will not be treated as an "exchange" for federal income tax purposes because the new notes will not be considered to differ materially in kind or extent from the old notes. Rather, the new notes received by a holder will be treated as a continuation of the old notes in the hands of such holder. As a result, there will be no federal income tax consequences to holders exchanging old notes for new notes pursuant to the exchange offer.

Payments of Interest

   Interest on a new note will generally be taxable to a United States Holder as ordinary income from domestic sources at the time it is paid or accrued in accordance with the United States Holder's method of accounting for tax purposes. As used herein, a "United States Holder" means a holder of a new note that is:

  . a citizen or resident of the United States,

  . a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof,

  . an estate the income of which is subject to United States federal income taxation regardless of its source or

  . a trust which is subject to the supervision of a court within the United
    States and the control of one or more United States persons as described in section 7701(a)(30) of the Code.

   A "Non-United States Holder" is a holder that is not a United States Holder.

Exchange of Old Notes

   The exchange of old notes for new notes with terms identical to those of the old notes and the filing of a registration statement with respect to the resale of the old notes will not be a taxable event to holders of the old notes. Consequently, as a result of such an exchange or such a filing, no gain or loss will be recognized by a holder, the holding period of the new note will include the holding period of the old note and the basis of the new note will be the same as the basis of the old note immediately before the exchange. The issuers are obligated to pay liquidated damages to the holders of the old notes under certain circumstances described under the "The Exchange Offer--Purpose and Effect of the Exchange Offer" above. Any such payments should be treated for tax purposes as interest, taxable to holders as such payments are received or accrued in accordance with the holder's method of accounting for federal income tax purposes.

   In any event, persons considering the exchange of old notes for new notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

Sale, Exchange, Redemption and Retirement of New Notes

   A United States Holder's tax basis in a new note will, in general, be the United States Holder's cost therefor, reduced by any cash payments on the new note other than qualified stated interest. Upon the sale, exchange, redemption, retirement or other disposition of a new note, a United States Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, redemption, retirement or other disposition, other than amounts attributable to accrued qualified stated interest not yet taken into income which will be taxed as ordinary income, and the adjusted tax basis of the new note. Such gain or loss will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Non-United States Holders

   For purposes of the following discussion, interest, dividends and gain on the sale, exchange or other disposition of a new note will be considered "U.S. trade or business income" if such income or gain is:

  . effectively connected with the conduct of a U.S. trade or business and

  . in the case of a qualified resident of a country having an applicable income tax treaty with the United States containing a permanent establishment provision, attributable to a U.S. permanent establishment (or to a fixed base) in the United States.

   Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

     (a) A new note beneficially owned by an individual who at the time of death is a Non-United States Holder will not be subject to United States federal estate tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of any of the Issuers entitled to vote within the meaning of section 871(h)(3) of the Code and provided that the interest payments with respect to such new note would not have been, if received prior to the time of such individual's death, U.S. trade or business income to such individual.

     (b) (i) No withholding of United States federal income tax will be required with respect to the payment by the issuers or any paying agent of principal or interest on a new note owned by a Non-United States Holder, provided that:

       (A) the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of any of the Issuers entitled to vote (or, in the case of any issuer which is a limited liability company, 10% or more of the capital or profits interest in such issuer) within the meaning of section 871(h)(3) of the Code and the regulations promulgated thereunder,

       (B) the beneficial owner is not a controlled foreign corporation that is related to any of the issuers as described in Section 864(d)(4) of the Code,

       (C) the beneficial owner is not a bank whose receipt of interest on a new note is described in section 881(c)(3)(A) of the Code, and

       (D) the beneficial owner satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations promulgated thereunder (the "Portfolio Interest Exception").

     (ii) To satisfy the requirement referred to in (b)(i)(D) above, the beneficial owner of such new note, or a financial institution holding the new note on behalf of such owner, must provide, in accordance with specified procedures, a paying agent of any of the issuers with a statement to the effect that the beneficial owner is not a United States person. Currently, these requirements will be met if (1) the beneficial owner provides its name and address, and certifies, under penalties of perjury, that it is not a United States person (which certification may be made on an Internal Revenue Service Form W-8 (or successor form)) or (2) a financial institution holding the new note on behalf of the beneficial owner certifies, under penalties or perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof. Under recently finalized Treasury regulations (the "Final Regulations"), the statement requirement referred to in (b)(i)(D) above may also be satisfied with other documentary evidence for interest paid after December 31, 1999, with respect to an offshore account or through certain foreign intermediaries.

     (iii) No withholding of United States federal income tax will be required with respect to any gain or income realized by a Non-United States Holder upon the sale, exchange or other disposition of a new note.

     (iv) If a Non-United States Holder cannot satisfy the requirements of the Portfolio Interest Exception described in (i) above, payments of interest made to such Non-United States Holder will be subject to a 30% withholding tax unless the beneficial owner of the new note provides the issuers or their paying agent, as the case may be, with a properly executed
  (1) IRS Form 1001 (or successor form) claiming an exemption from withholding under the benefit of a tax treaty or (2) IRS Form 4224 (or successor form) stating that interest paid on the new note is not subject to withholding tax because it is U.S. trade or business income to the beneficial owner. Under the Final Regulations, Non-United States Holders will generally be required to provide IRS Form W-8 instead of IRS Form 1001 and IRS Form 4224, although alternative documentation may be applicable in certain situations.

     (c) If interest on the new note is U.S. trade or business income to the beneficial owner, the Non-United States Holder, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest on a net income basis in the same manner as if it were a United States Holder. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest on a new note will be included in such foreign corporation's earnings and profits.

     (d) Any gain or income realized upon the sale, exchange, redemption, retirement or other disposition of a new note generally will not be subject to United States federal income tax unless (i) such gain or income is U.S. trade or business income, or (ii) in the case of a Non-United States Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition, and certain other conditions are met.

Information Reporting and Backup Withholding

   In general, information reporting requirements will apply to certain payments of principal and interest paid on new notes and to the proceeds of the sale of a new note made to United States Holders other than certain exempt recipients (such as corporations). A 31% backup withholding tax will apply to such payments if the United States Holder fails to provide a correct taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income.

   In general, no information reporting or backup withholding will be required with respect to payments made by the issuers or any paying agent to Non-United States Holders if a statement described in (b)(i)(D) under "Non-United States Holders" has been received (and the payor does not have actual knowledge that the beneficial owner is a United States person).

   In addition, backup withholding and information reporting may apply to the proceeds of the sale of a new note within the United States or conducted through certain U.S. related financial intermediaries unless the statement described in (b)(i)(D) under "Non-United States Holders" has been received (and the payor does not have actual knowledge that the beneficial owner is a United States person) or the holder otherwise establishes an exemption.

   Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be returned or credited against the holder's U.S. Federal income tax liability, provided that the required information is furnished to the IRS.

   Holders of new notes should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption.

                              PLAN OF DISTRIBUTION

   A Broker-Dealer who holds old notes that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than those acquired directly from the issuers or their predecessors) may exchange such old notes in the exchange offer; provided however, that each such Participating Broker-Dealer may be deemed an "underwriter" under the Securities Act and therefore must deliver a prospectus in connection with any resales of new notes received on account of such old notes in the exchange offer. Accordingly, each Participating Broker-Dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with the resale of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. The issuers have agreed that for a period of 180 days from the consummation of the exchange offer, they will make this prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale.

   The issuers will not receive any proceeds from any sales of the new notes by Participating Broker Dealers. new notes received by Participating Broker-Dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such new notes. Any Participating Broker-Dealer that resells the new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   With respect to resales of the new notes, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the issuers believe that a holder or other person who receives new notes, whether or not such person is the holder (other than a person that is an "affiliate" of any of the issuers within the meaning of Rule 405 under the Securities Act) who receives new notes in exchange for old notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the new notes, will be allowed to resell the new notes to the public without further registration under the Securities Act and without delivering to the purchasers of the new notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires new notes in the exchange offer for the purpose of distributing or participating in a distribution of the new notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction and such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Securities Act, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The issuers have agreed that, for a period of up to one year from the consummation of the exchange offer, it will make this prospectus available to any Participating Broker-Dealer for use in connection with any such resale.

                                 LEGAL MATTERS

   Certain legal matters relating to the issuance of the new notes will be passed upon for the issuers by Kirkland & Ellis, Chicago, Illinois.

                             AVAILABLE INFORMATION

   The issuers have filed with the Commission a Registration Statement on Form S-4 (the "Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the exchange offer contemplated hereby. This prospectus does not contain all the information set forth in the Registration Statement. For further information with respect to the issuers and the exchange offer, reference is made to the Registration Statement. Statements made in this prospectus as to the contents of any contract, agreement, or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

   The issuers are not currently subject to the periodic reporting and other informational requirements of the Securities Exchange Act. Upon the effectiveness of the Registration Statement, the issuers will become subject to the periodic reporting and other informational requirements of the Securities Exchange Act, and in accordance therewith, will be required to file periodic reports and other information with the SEC. The issuers have agreed that, whether or not they are required to do so by the rules and regulations of the SEC, for so long as any of the Notes remain outstanding, the issuers, on a combined consolidated basis, will furnish to the holders of the Notes:

  . quarterly and annual financial statements substantially equivalent to financial statements that would have been included in a filing with the SEC on Forms 10-Q and 10-K if the issuers were required to file such financial information, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the issuers and, with respect to the annual information only, reports thereon by the issuers' independent public accountants, and

  . all information that would be required to be filed with the SEC on Form
    8-K if the issuers were required to file such reports.

In addition, for so long as any of the Notes remain outstanding, the issuers have agreed to furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered by Rule 144A(d)(4) under the Securities Act.

   The Registration Statement may be inspected at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials may be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC maintains a web site at http://www.sec.gov that contains reports and other information regarding registrants, like our company, that file electronically with the SEC.

                                    EXPERTS

   The financial statements of Avalon Cable of Michigan LLC as of December 31, 1998 and for the period from June 2, 1998 (inception) through December 31, 1998 included in this prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The consolidated financial statements of Cable Michigan Inc. and Subsidiaries as of December 31, 1997 and November 5, 1998 and for each of the two years in the period ended December 31, 1997 and for the period from January 1, 1998 through November 5, 1998, included in this prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The financial statements of Avalon Cable of New England LLC as of December 31, 1997 and 1998 and for the period from September 4, 1997 (inception) through December 31, 1997 and for the year ended December 31, 1998 included in this prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The financial statements of Amrac Clear View, a Limited Partnership as of May 28, 1998 and for the period from January 1, 1998 through May 28, 1998, included in this prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The financial statements of Amrac Clear View, a Limited Partnership as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, included in this prospectus, have been so included in reliance on the report of Greenfield, Altman, Brown, Berger & Katz, P.C., independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The combined financial statements of Pegasus Cable Television of Connecticut, Inc. and the Massachusetts operations of Pegasus Cable Television, Inc. as of December 31, 1996, 1997 and June 30, 1998 and for each of the three years in the period ended December 31, 1997 and for the period from January 1, 1998 through June 30, 1998, included in this prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The financial statements of Taconic CATV as of December 31, 1997 and 1998 and for the years then ended have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

   The financial statements of Avalon Cable Finance, Inc. as of December 31, 1998 and for the period from October 21, 1998 (inception) through December 31, 1998, included in this prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The consolidated financial statements of Avalon Cable of Michigan, Inc. and Subsidiaries as of December 31, 1997 and 1998 and for the period from September 4, 1997 (inception) through December 31, 1997 and for the year ended December 31, 1998, included in this prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                       INDEX TO THE FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
Avalon Cable of Michigan LLC and Subsidiaries
  Report of Independent Accountants ...................................... F-4
  Consolidated Balance Sheet as of December 31, 1998 ..................... F-5
  Consolidated Statement of Operations.................................... F-6
  Consolidated Statement of Changes in Members' Interest for the period from June 2, 1998 (inception) through December 31, 1998................ F-7
  Consolidated Statement of Cash Flows for the period from June 2, 1998
   (inception)
   through December 31, 1998.............................................. F-8
  Notes to the Consolidated Financial Statements.......................... F-9
  Consolidated Balance Sheet as of March 31, 1999......................... F-18
  Consolidated Statement of Operations for the quarter ended March 31,
   1999................................................................... F-19
  Consolidated Statement of Members' Interest for the quarter ended March
   31, 1999............................................................... F-20
  Consolidated Statement of Cash Flows for the quarter ended March 31,
   1999................................................................... F-21
  Notes to Consolidated Financial Statements.............................. F-22
Cable Michigan, Inc. and Subsidiaries
  Report of Independent Accountants....................................... F-26
  Consolidated Balance Sheets as of December 31, 1997 and November 5,
   1998................................................................... F-27
  Consolidated Statements of Operations for the years ended December 31,
   1996, 1997 and for the period from January 1, 1998 through November 5,
   1998................................................................... F-28
  Consolidated Statements of Changes in Shareholders' Deficit for the
   years ended
   December 31, 1996, 1997 and for the period from January 1, 1998 through
   November 5, 1998....................................................... F-29
  Consolidated Statement of Cash Flows for the years ended December 31,
   1996, 1997 and for the period from January 1, 1998 through November 5,
   1998................................................................... F-30
  Notes to Consolidated Financial Statements.............................. F-32
Avalon Cable of New England LLC and Subsidiaries
  Report of Independent Accountants ...................................... F-45
  Balance Sheets as of December 31, 1997 and 1998......................... F-46
  Statements of Operations for the period from September 4, 1997
   (inception) through
   December 31, 1997 and the year ended December 31, 1998................. F-47
  Statements of Changes in Member's Interest for the period from September
   4, 1997 (inception) through December 31, 1997 and for the year ended
   December 31, 1998...................................................... F-48
  Statements of Cash Flows for the period from September 4, 1997
   (inception) through
   December 31, 1997 and the year ended December 31, 1998................. F-49
  Notes to Financial Statements........................................... F-50
  Consolidated Balance Sheets as of March 31, 1998 and 1999............... F-58
  Consolidated Statement of Operations for the quarters ended March 31,
   1998 and 1999.......................................................... F-59
  Consolidated Statement of Changes in Members' Interest for the quarters ended March 31, 1998 and 1999.......................................... F-60
  Consolidated Statement of Cash Flows for the quarters ended March 31,
   1998 and 1999.......................................................... F-61
  Notes to Consolidated Financial Statements.............................. F-62
Amrac Clear View, A Limited Partnership
  Report of Independent Accountants....................................... F-64
  Balance Sheet as of May 28, 1998........................................ F-65
  Statement of Operations for the period from January 1, 1998 through May
   28, 1998............................................................... F-66
  Statement of Changes in Partners' Equity (Deficit) for the period from
   January 1, 1998 through
   May 28, 1998........................................................... F-67
  Statement of Cash Flows for the period from January 1, 1998 through May
   28, 1998............................................................... F-68
  Notes to Financial Statements........................................... F-69

                                                                          Page
                                                                          -----
Amrac Clear View, A Limited Partnership
  Independent Auditors' Report........................................... F-73
  Balance Sheets as of December 31, 1996 and 1997........................ F-74
  Statements of Net Earnings for the years ended December 31, 1995, 1996 and 1997.............................................................. F-75
  Statements of Changes in Partners' Equity (Deficit) for the years ended
   December 31, 1995, 1996 and 1997...................................... F-76
  Statements of Cash Flows for the years ended December 31, 1995, 1996 and 1997.............................................................. F-77
  Notes to Financial Statements.......................................... F-78
Pegasus Cable Television, Inc.
  Report of Independent Accountants...................................... F-81
  Combined Balance Sheets at December 31, 1996 and 1997 and June 30,
   1998.................................................................. F-82
  Combined Statement of Operations for the years ended December 31, 1995,
   1996 and 1997 and the six months ended June 30, 1998.................. F-83
  Combined Statements of Changes in Stockholder's Deficit for the three years ended December 31, 1997 and the six months ended June 30, 1998.. F-84
  Combined Statements of Cash Flows for the years ended December 31,
   1995, 1996 and 1997 and for the six months ended June 30, 1998........ F-85
  Notes to Combined Financial Statements................................. F-86
Taconic Technology Corp.
  Independent Auditors' Report........................................... F-92
  Balance Sheets at December 31, 1997 and 1998 and March 31, 1999
   (unaudited)........................................................... F-93
  Statements of Operations and Component Equity for the two years ended
   December 31, 1997 and 1998 and three months ended March 31, 1998 and
   1999 (unaudited)...................................................... F-94
  Statements of Cash Flows for the years ended December 31, 1997 and 1998 and three months ended March 31, 1998 and 1999 (unaudited)............ F-95
  Notes to Financial Statements.......................................... F-96
Avalon Cable of Finance, Inc.
  Report of Independent Accountants ..................................... F-100
  Balance Sheet as of December 31, 1998 ................................. F-101
  Statement of Operations for the period from October 21, 1998
   (inception) through
   December 31, 1998..................................................... F-102
  Statement of Shareholders' Equity...................................... F-103
  Statement of Cash Flows for the period from October 21, 1998
   (inception) through
   December 31, 1998..................................................... F-104
  Notes to Financial Statements.......................................... F-105
  Balance Sheet as of March 31, 1999..................................... F-109
  Statement of Operations for the quarter ended March 31, 1999........... F-110
  Consolidated Statement of Changes in Shareholders' Equity.............. F-111
  Statement of Cash Flows for the quarter ended March 31, 1999........... F-112
  Notes to Financial Statements.......................................... F-113
Avalon Cable of Michigan Inc. and Subsidiaries
  Report of Independent Accountants ..................................... F-114
  Balance Sheets as of December 31, 1997 and 1998 ....................... F-115

                                                                          Page
                                                                          -----
  Consolidated Statements of Operations for the period September 4, 1997
   (inception) through December 31, 1997 and for the year ended December
   31, 1998.............................................................. F-116
  Consolidated Statements of Shareholder's Equity for the period
   September 4, 1997 (inception) through December 31, 1997 and for the year ended December 31, 1998.......................................... F-117
  Consolidated Statement of Cash Flows for the period September 4, 1997
   (inception) through December 31, 1997 and for the year ended December
   31, 1998.............................................................. F-118
  Notes to Financial Statements.......................................... F-119
  Consolidated Balance Sheet as of March 31, 1999........................ F-131
  Consolidated Statement of Operations for the quarters ended March 31,
   1998 and 1999......................................................... F-132
  Consolidated Statement of Changes in Shareholder's Equity for the
   quarters ended March 31, 1998 and 1999................................ F-133
  Consolidated Statement of Cash Flows for the quarters ended March 31,
   1998 and 1999......................................................... F-134
  Notes to Consolidated Financial Statements............................. F-135

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Managers of
Avalon Cable of Michigan LLC

   In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of operations, changes in member's interest and cash flows present fairly, in all material respects, the financial position of Avalon Cable of Michigan LLC (the "Company") at December 31, 1998, and the results of their operations, changes in member's interest and their cash flows for the period from June 2, 1998 (inception) to December 31, 1998, in conformity with generally accepted accounting principles. The financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

New York, New York
March 30, 1999, except for Note 12, as to which the date is May 13, 1999

                 AVALON CABLE OF MICHIGAN, LLC AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                               December 31, 1998
                             (dollars in thousands)

                                ASSETS                                   1998
                                ------                                 --------
Cash.................................................................. $  9,071
Accounts receivable, net of allowance for doubtful accounts of $873...    5,015
Prepayments and other current assets..................................      459
Accounts receivable from related parties..............................      371
Deferred income taxes.................................................      479
                                                                       --------
    Current assets....................................................   15,395
Property, plant and equipment, net....................................  104,965
Intangible assets, net................................................  427,125
Deferred charges and other assets.....................................      195
                                                                       --------
    Total assets...................................................... $547,680
                                                                       ========
                  LIABILITIES AND MEMBER'S INTEREST
                  ---------------------------------
Accounts payable and accrued expenses................................. $ 10,194
Advance billings and customer deposits................................    2,454
Accounts payable--affiliate...........................................    2,023
                                                                       --------
    Current liabilities...............................................   14,671
Long-term debt........................................................  290,875
Notes payable--affiliate..............................................   15,171
Deferred income taxes.................................................    1,841
                                                                       --------
    Total liabilities.................................................  322,558
                                                                       --------
Commitments and contingencies (Note 10)...............................      --
Minority interest.....................................................   13,855
                                                                       --------
Member's interest:
Member's capital......................................................  219,299
Accumulated deficit...................................................   (8,032)
                                                                       --------
    Total members' interest...........................................  211,267
                                                                       --------
    Total liabilities and members' interest........................... $547,680
                                                                       ========

  The accompanying notes are an integral part of these consolidated financial statements.

                 AVALON CABLE OF MICHIGAN LLC AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

     For the Period from June 2, 1998 (inception) through December 31, 1998
                             (dollars in thousands)

Revenue:
  Basic services...................................................... $11,119
  Premium services....................................................   1,036
  Other...............................................................   1,502
                                                                       -------
                                                                        13,657
Operating expenses:
  Selling, general and administrative.................................   2,719
  Programming.........................................................   3,281
  Technical and operations............................................   1,718
  Depreciation and amortization.......................................   6,554
                                                                       -------
Loss from operations..................................................    (615)

Interest income.......................................................     173
Interest expense......................................................  (4,710)
Other expense, net....................................................     (66)
                                                                       -------
Loss before income taxes..............................................  (5,218)
Provision for income taxes............................................     186
                                                                       -------
Loss before minority interest and extraordinary item..................  (5,404)
Minority interest in loss of consolidated entity......................    (398)
                                                                       -------
Loss before extraordinary item........................................  (5,802)
Extraordinary loss on extinguishment of debt..........................  (2,230)
                                                                       -------
  Net loss............................................................ $(8,032)
                                                                       =======


  The accompanying notes are an integral part of these consolidated financial statements.

                 AVALON CABLE OF MICHIGAN LLC AND SUBSIDIARIES

             CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS' INTEREST

     For the Period from June 2, 1998 (inception) through December 31, 1998
                      (in thousands, except share amounts)

                                                               Total
                                         Members  Accumulated Members'
                                         Capital    Deficit   Interest
                                         -------- ----------- --------
Balance, June 2, 1998................... $    --    $   --    $    --
Net loss from date of inception through
 December 31, 1998......................      --     (8,032)    (8,032)
Contribution of assets and liabilities
 of Avalon Cable LLC, net...............  219,299       --     219,299
                                         --------   -------   --------
Balance, December 31, 1998.............. $219,299   $(8,032)  $211,267
                                         ========   =======   ========  === ===




  The accompanying notes are an integral part of these consolidated financial statements.

                 AVALON CABLE OF MICHIGAN LLC AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

     For the Period from June 2, 1998 (inception) through December 31, 1998
                                 (in thousands)

Cash flows from operating activities:
  Net loss........................................................... $ (8,032)
  Extraordinary loss on extinguishment of debt.......................    2,230
  Depreciation and amortization......................................    6,554
  Deferred income taxes, net.........................................      186
  Provision for loss on accounts receivable..........................       75
  Increase in minority interest......................................      398
  Net change in certain assets and liabilities, net of business acquisitions......................................................
    Increase in accounts receivable..................................     (832)
    Income in accounts receivable from related parties...............     (371)
    Increase in prepayment and other current assets..................     (459)
    Increase in accounts payable and accrued expenses................    3,504
    Increase in accounts payable to related parties..................    2,023
    Increase in advance billings and customer deposits...............      967
    Decrease in other, net...........................................     (195)
                                                                      --------
      Net cash provided by operating activities......................    6,048
                                                                      --------
Cash flows from investing activities:
  Additions to property, plant and equipment.........................   (4,673)
  Payment for acquisition............................................ (431,629)
                                                                      --------
    Net cash used in investing activities............................ (436,302)
                                                                      --------
Cash flows from Financing Activities:
  Proceeds from the issuance of the Credit Facility..................  265,888
  Principal payment on debt.......................................... (125,013)
  Proceeds from the issuance of senior subordinated notes............  150,000
  Proceeds from the issuance of note payable affiliate...............   33,200
  Payments made on note payable--affiliate...........................  (18,130)
  Payments made for debt financing costs.............................   (3,995)
  Proceeds from the issuance of common stock.........................  137,375
                                                                      --------
    Net cash provided by financing activities........................  439,325
                                                                      --------
Net increase in cash.................................................    9,071
Cash at beginning of the period......................................      --
                                                                      --------
    Cash at end of the period........................................ $  9,071
                                                                      ========
Supplemental disclosures of cash flow information
Cash paid during the year for
  Interest........................................................... $  2,639
  Income taxes.......................................................      --

    The accompanying notes are an integral part of these consolidated financial statements.

                          AVALON CABLE OF MICHIGAN LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      (in thousands except per share data)

1. Basis of Presentation and Description of Business

   Avalon Cable of Michigan LLC (the "Company") was formed in October 1998, pursuant to the laws of Delaware, as a wholly owned subsidiary of Avalon Cable LLC, for the purpose of acquiring, operating and developing cable television systems in mid-sized suburban and exurban markets. The Company was formed to facilitate the organization of Avalon Cable LLC and to operate the Michigan cluster after the contemplated reorganization, in March 1999 as discussed below.

   As a result of the reorganization between entities under common control, Avalon Cable of Michigan LLC accounted for the reorganization similar to a pooling-of-interests. Under this pooling-of-interests method, the results of operations for the Company include the results of operations from the date of June 2, 1998 (inception) of Avalon Cable of Michigan, Inc. and the date of acquisition of the completed acquisitions.

   Avalon Cable of Michigan, Inc. was formed in June 1998, pursuant to the laws of the state of Delaware, as a wholly owned subsidiary of Avalon Cable of Michigan Holdings, Inc. ("Michigan Holdings".) On June 3, 1998, Avalon Cable of Michigan, Inc. entered into an Agreement and Plan of Merger (the "Agreement") among Avalon Cable of Michigan, Inc., Michigan Holdings and Cable Michigan, Inc. (Cable Michigan), pursuant to which Avalon Cable of Michigan, Inc. will merge into Cable Michigan and Cable Michigan will become a wholly owned subsidiary of Michigan Holdings (the "Merger"). As part of the Merger, the name of the company was changed to Avalon Cable of Michigan, Inc.

   In accordance with the terms of the Agreement, each share of common stock, par value $1.00 per share ("common stock"), of Cable Michigan outstanding prior to the effective time of the Merger (other than treasury stock, shares owned by Michigan Holdings or its subsidiaries, or shares as to which dissenters' rights have been exercised) shall be converted into the right to receive $40.50 in cash (the "Merger Consideration"), subject to certain possible closing adjustments.

   In conjunction with the acquisition of Cable Michigan, the Company acquired Cable Michigan's 62% ownership interest in Mercom, Inc. ("Mercom").

   On November 6, 1998, Avalon Cable of Michigan, Inc. completed its Merger. The total consideration payable in conjunction with the Merger, including fees and expenses is $431,629, including repayment of all existing Cable Michigan indebtedness and accrued interest of $135,205. Subsequent to the Merger, the arrangements with RCN and CTE for certain support services were terminated. The Agreement also permitted Avalon Cable of Michigan, Inc. to agree to acquire the remaining shares of Mercom that it did not own.

   Michigan Holdings contributed $137,375 in cash to Avalon Cable of Michigan, Inc., which was used to consummate the Merger. On November 5, 1998, Michigan Holdings received $105,000 in cash in exchange for promissory notes to lenders (the "Bridge Agreement"). On November 6, 1998, Michigan Holdings contributed the proceeds received from the Bridge Agreement and an additional $35,000 in cash to Avalon Cable of Michigan Inc. in exchange for 100 shares of common stock.

   On March 26, 1999, after the acquisition of Mercom (as described in Note 3) the Company completed a series of transactions to facilitate certain aspects of its financing between affiliated entities under common control. As a result of these transactions:
  . Avalon Cable of Michigan Inc. contributed its assets and liabilities excluding deferred tax liabilities, net to Avalon Cable LLC in exchange for an approximate 88% voting interest in Avalon Cable LLC. Avalon Cable LLC contributed these assets and liabilities to its wholly-owned subsidiary, the Company.
  . The Company has become the operator of the Michigan cluster replacing
    Avalon Cable of Michigan, Inc.
  . The Company is an obligor on the Senior Subordinated Notes replacing
    Avalon Cable of Michigan, Inc., and
  . Avalon Cable of Michigan, Inc. is a guarantor of the obligations of the Company under the Senior Subordinated Notes. Avalon Cable of Michigan,
    Inc. does not have significant assets, other than its investment in Avalon Cable LLC.

                          AVALON CABLE OF MICHIGAN LLC

                      (in Thousands Except per Share Data)

   The Company provides cable services to various areas in the state of Michigan. The Company's cable systems offer customer packages for basic cable programming services which are offered at a per channel charge or packaged together to form a tier of services offered at a discount from the combined channel rate. The Company's cable systems also provide premium cable services to their customers for an extra monthly charge. Customers generally pay initial connection charges and fixed monthly fees for cable programming and premium cable services, which constitute the principle sources of revenue for the Company.

2. Summary of Significant Accounting Policies

 Principles of consolidation

   The consolidated financial statements of the Company include the accounts of the Company and of all its wholly and majority owned subsidiaries. All significant transactions between the Company and its subsidiaries have been eliminated.

 Use of estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue recognition

   Revenues from cable services are recorded in the month the service is provided. Installation fee revenue is recognized in the period in which the installation occurs to the extent that direct selling costs meet or exceed installation revenues.

 Advertising expense

   Advertising costs are expensed as incurred. Advertising expense charged to operations was $39.

 Concentration of credit risk

   Financial instruments which potentially expose the Company to a concentration of credit risk include cash and subscriber and other receivables. The Company had cash in excess of federally insured deposits at financial institutions at December 31, 1998. The Company does not believe that such deposits are subject to any unusual credit risk beyond the normal credit risk associated with operating its business. The Company extends credit to customers on an unsecured basis in the normal course of business. The Company maintains reserves for potential credit losses and such losses, in the aggregate, have not historically exceeded management's expectations. The Company's trade receivables reflect a customer base centered in the state of Michigan. The Company routinely assesses the financial strength of its customers; as a result, concentrations of credit risk are limited.

 Property, plant and equipment

   Property, plant and equipment is stated at its fair value for items acquired from Cable Michigan, historical cost for the minority interests share of Mercom property, plant and equipment and cost for additions subsequent to the merger. Initial subscribers installation costs, including materials, labor and overhead costs, are capitalized as a component of cable plant and equipment. The cost of disconnection and reconnection are charged to

                          AVALON CABLE OF MICHIGAN LLC

                      (in Thousands Except per Share Data)
expense when incurred. Depreciation is computed for financial statement purposes using the straight-line method based on the following lives:

   Buildings and improvements........................................ 10-25years
   Cable plant and equipment......................................... 5-12years
   Vehicles.......................................................... 5years
   Office furniture and equipment.................................... 5-10years

 Intangible assets

   Intangible assets represent the estimated fair value of cable franchises and goodwill resulting from acquisitions. Cable franchises are amortized over a period ranging from 13 to 15 years on a straight-line basis. Goodwill is the excess of the purchase price over the fair value of the net assets acquired, determined through an independent appraisal, and is amortized over 15 years using the straight-line method. Deferred financing costs represent direct costs incurred to obtain long-term financing and are amortized to interest expense over the term of the underlying debt utilizing the effective interest method.

 Accounting for impairments

   The Company follows the provisions of Statement of Financial Accounting Standards No. 121--"Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121").

   SFAS 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the Company estimates the net future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected net future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized. Measurement of an impairment loss for long-lived assets and identifiable intangibles expected to be held and used is based on the fair value of the asset.

   No impairment losses have been recognized by the Company pursuant to SFAS
121.

 Fair value of Financial Instruments

   The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate the value:

     a. The Company estimates that the fair value of all financial instruments at December 31, 1998 does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The fair value of the notes payable-affiliate are considered to be equal to carrying values since the Company believes that its credit risk has not changed from the time this debt instrument was executed and therefore, would obtain a similar rate in the current market.

     b. The fair value of the cash and temporary cash investments approximates fair value because of the short maturity of these instruments.

 Income taxes

   The Company is not subject to federal and state income taxes since the income or loss of the Company is included in the tax returns of Avalon Cable LLC. However, Mercom, its majority-owned subsidiary is subject to taxes that are accounted for using Statement of Financial Accounting Standards No. 109-- "Accounting for Income Taxes". The statement requires the use of an asset and liability approach for financial reporting purposes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial reporting basis and tax basis of assets and liabilities. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

                          AVALON CABLE OF MICHIGAN LLC

                      (in Thousands Except per Share Data)

3. Merger

   The Merger was accounted for using the purchase method of accounting. Accordingly, the consideration was allocated to the net assets acquired based on their fair market values at the date of the Merger. The purchase price was allocated as follows: current assets and liabilities, net at fair values of $470, approximately $94,000 to property, plant and equipment, $315,000 to cable franchises and the excess of consideration paid over the fair market value of the net assets acquired, or goodwill, of $81,705, offset by deferred taxes, net of $60,000.

   The Merger agreement between Michigan Holdings and Avalon Cable of Michigan, Inc. permitted Avalon Cable of Michigan, Inc. to agree to acquire the 1,822,810 shares (approximately 38% of the outstanding stock) of Mercom that it did not own (the "Mercom Acquisition"). On September 10, 1998 Avalon Cable of Michigan, Inc. and Mercom entered into a definitive agreement (the "Mercom Merger Agreement") providing for the acquisition by Avalon Cable of Michigan, Inc. of all of such shares at a price of $12.00 per share. Avalon Cable of Michigan, Inc. completed this acquisition in March 1999. The total estimated consideration payable in conjunction with the Mercom Acquisition, excluding fees and expenses was $21,900.

   Following is the unaudited pro forma results of operations for the year ended December 31, 1998, as if the Merger occurred on January 1, 1998:

                                                    December 31,
                                                        1998
                                                    ------------
                                                    (Unaudited)
         Revenue...................................   $ 88,178
                                                      ========
         Loss from operations......................   $ (4,664)
                                                      ========
         Net loss..................................   $(17,055)
                                                      ========

   In March 1999, Avalon Cable of Michigan Inc. acquired the cable television systems of Nova Cablevision, Inc., Nova Cablevision VI, L.P. and Nova Cablevision VII, L.P. for approximately $7,800, excluding transaction fees.

4. Property, Plant and Equipment

   Property, plant and equipment consists of the following:

      Cable plant and equipment....................................... $100,167
      Vehicles........................................................    2,475
      Buildings and improvements......................................    2,151
      Office furniture and fixtures...................................      846
      Construction in process.........................................      768
                                                                       --------
      Total property, plant and equipment.............................  106,407
      Less--accumulated depreciation..................................   (1,442)
                                                                       --------
      Property, plant and equipment, net.............................. $104,965
                                                                       ========

   Depreciation expense was $1,442 for period from inception (June 2, 1998) to December 31, 1998.

                          AVALON CABLE OF MICHIGAN LLC

5. Intangible Assets

   Intangible assets consist of the following:

      Cable franchises................................................ $344,062
      Goodwill........................................................   81,705
      Deferred financing costs........................................    6,470
                                                                       --------
      Total...........................................................  432,237
      Less--accumulated amortization..................................   (5,112)
                                                                       --------
      Intangible assets, net.......................................... $427,125
                                                                       ========

   Amortization expense charged to operations in during the period from inception (June 2, 1998) through December 31, 1998 was $5,112.

6. Account payable and accrued expenses

   Accounts payable and accrued expenses consist of the following:

      Accounts payable................................................. $ 5,321
      Accrued cable programming costs..................................   1,824
      Accrued taxes....................................................   1,107
      Other............................................................   1,942
                                                                        -------
                                                                        $10,194
                                                                        =======

7. Income Taxes

   The income tax provision in the accompanying consolidated financial statements of operations relating to Mercom, Inc., a majority owned subsidiary, is comprised of the following:

                                                                         1998
                                                                        -------
      Current
       Federal......................................................... $   --
       State...........................................................     --
                                                                        -------
         Total Current.................................................     --
                                                                        -------
      Deferred
       Federal.........................................................     171
       State...........................................................      15
                                                                        -------
         Total Deferred................................................     186
                                                                        -------
         Total provision for income taxes.............................. $   186
                                                                        =======

   The benefit for income taxes is different from the amounts computed by applying the U.S. statutory federal tax rate of 35% for 1998. The differences are as follows:

                                                                        1998
                                                                       -------
      Loss before provision for income taxes.......................... $(5,218)
                                                                       =======
      Federal tax provision at statutory rates........................  (1,826)
      State income taxes..............................................    (104)
      Taxes allocated to members......................................   2,110
      Goodwill........................................................       6
                                                                       -------
      Provision for income taxes......................................     186
                                                                       =======

                                                             Tax Net
                                                            Operating Expiration
      Year                                                   Losses      Date
      ----                                                  --------- ----------
      1998.................................................   $922       2018

                          AVALON CABLE OF MICHIGAN LLC

   Temporary differences that give rise to significant portion of deferred tax assets and liabilities at December 31 are as follows:

                                                                         1998
                                                                        -------
      NOL carryforwards................................................ $   922
      Reserves.........................................................     459
      Other, net.......................................................      20
                                                                        -------
        Total deferred assets..........................................   1,401
                                                                        -------
      Property, plant and equipment....................................  (2,725)
      Intangible assets................................................     (38)
                                                                        -------
        Total deferred liabilities.....................................  (2,763)
                                                                        -------
      Subtotal.........................................................  (1,362)
                                                                        -------
      Valuation allowance..............................................     --
                                                                        -------
        Total deferred taxes...........................................  (1,362)
                                                                        =======

8. Debt

   At December 31, 1998, Long-term Debt consists of the following:

      Senior credit facility.......................................... $140,875
      Senior subordinated notes.......................................  150,000
                                                                       --------
                                                                        290,875
        Current portion...............................................      --
                                                                       --------
                                                                       $290,875
                                                                       ========

 Credit Facility

   On November 6, 1998, the Company became a co-borrower along with Avalon New England and Avalon Finance, affiliated companies, collectively referred to as the ("Co-Borrowers") on a $320,888 senior credit facility, which includes term loan facilities consisting of (i) tranche A term loans of $120,888 and (ii) tranche B term loans of $170,000, and a revolving credit facility of $30,000 (collectively, the "Credit Facility"). Subject to compliance with the terms of the Credit Facility, borrowings under the Credit Facility will be available for working capital purposes, capital expenditures and pending and future acquisitions. The ability to advance funds under the tranche A term loan facilities terminated on March 31, 1999. The tranche A term loans are subject to minimum quarterly amortization payments commencing on January 31, 2001 and maturing on October 31, 2005. The tranche B term loans are scheduled to be repaid in two equal installments on July 31, 2006 and October 31, 2006. The revolving credit facility borrowings are scheduled to be repaid on October 31, 2005.

   On November 6, 1998, the Company borrowed $265,888 under the Credit Facility in order to consummate the Merger. In connection with the Senior Subordinated Notes (as defined below) offering, the Company repaid $125,013 of the Credit Facility, and the availability under the Credit Facility was reduced to $195,000. The Company had borrowings of $140,875 outstanding under the tranche A and tranche B term note facilities, and had available $30,000 for borrowings under the revolving credit facility.

                          AVALON CABLE OF MICHIGAN LLC

   The interest rate under the Credit Facility is a rate based on either (i) the base rate (a rate per annum equal to the greater of the Prime Rate and the Federal Funds Effective Rate plus 1/2 of 1%) or (ii) the Eurodollar rate (a rate per annum equal to the Eurodollar Base Rate divided by 1.00 less the Eurocurrency Reserve Requirements) plus, in either case, the applicable margin. As of December 31, 1998, the applicable margin was (a) with respect to the tranche B term loans was 2.75% per annum for Base Rate loans and 3.75% per annum for Eurodollar loans and (b) with respect to tranch A term loans and the revolving credit facility was 2.00% per annum for Base Rate loans and 3.00% for Eurodollar loans. The applicable margin for the tranche A term loans and the revolving credit facility are subject to performance based grid pricing which is determined based upon the consolidated leverage ratio of the Co-Borrowers. The interest rate for the tranche B term loans outstanding at December 31, 1998 was 9.19%. Interest is payable on a quarterly basis. Accrued interest on the borrowings under the credit facility was $1,389 at December 31, 1998.

The Credit Facility contains restrictive covenants which among other things require the Co-Borrowers to maintain certain ratios including consolidated leverage ratios and the interest coverage ratio, fixed charge ratio and debt service coverage ratio.

The obligations of the Co-Borrowers under the Credit Facility are secured by substantially all of the assets of the Co-Borrowers. In addition, the obligations of the Co-Borrowers under the Credit Facility are guaranteed by Avalon Cable of Michigan Holdings, Inc. Avalon Cable LLC, Avalon Cable Finance Holdings, Inc., Avalon Cable of New England Holdings, Inc. and Avalon Cable Holdings, LLC.

   A Change of Control as defined under the Credit Facility agreement would constitute an event of default under the Credit Facility giving the lender the right to terminate the credit commitment and declare all amounts outstanding immediately due and payable.

   Subordinated debt

   In December 1998, the Company became a co-issuer of a $150,000, principal balance Senior Subordinated Notes ("Subordinated Notes") offering. In conjunction with these financings, the Company paid $18,130 to Avalon Finance as a partial payment against the Company's note payable-affiliate. The Company paid $76 in interest on this note payable-affiliate during the period from inception (June 2, 1998) through December 31, 1998.

   The Subordinated Notes mature on December 1, 2008, and interest accrued at a rate of 9.375% per annum. Interest is payable semi-annually in arrears on June 1 and December 1 of each year, commencing on June 1, 1999. Accrued interest on the Subordinated Notes was $1,078 at December 31, 1998.

   The Subordinated Notes will not be redeemable at the Co-Borrowers' option prior to December 1, 2003. Thereafter, the Subordinated Notes will be subject to redemption at any time at the option of the Co-Borrowers, in whole or in part at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

         Year                                         Percentage
         ----                                         ----------
         2003........................................  104.688%
         2004........................................  103.125%
         2005........................................  101.563%
         2006 and thereafter.........................  100.000%

                          AVALON CABLE OF MICHIGAN LLC

   The scheduled maturities of the long-term debt are $2,000 in 2001, $4,000 in 2002, $7,000 in 2003, and the remainder thereafter.

   At any time prior to December 1, 2001, the Co-Borrowers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Senior Subordinate Notes originally issued under the Indenture at a redemption price equal to 109.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of any equity offering and/or the net cash proceeds of a strategic equity investment; provided that at least 65% of the aggregate principal amount at maturity of Senior Subordinated Notes originally issued remain outstanding immediately after each such redemption.

   As used in the preceding paragraph, "Equity Offering and Strategic Equity Investment" means any public or private sale of Capital Stock of any of the Co-Borrowers pursuant to which the Co-Borrowers together receive net proceeds of at least $25 million, other than issuances of Capital Stock pursuant to employee benefit plans or as compensation to employees; provided that to the extent such Capital Stock is issued by the Co-Borrowers, the net cash proceeds thereof shall have been contributed to one or more of the Co-Borrowers in the form of an equity contribution.

   The Indenture provides that upon the occurrence of a change of control (a "Change of Control") each holder of the Subordinated Notes has the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Subordinated Notes at an offer price in cash equal to 101% of the aggregate principal amount thereon plus accrued and unpaid interest and Liquidated Damages (as defined in the Indentures) thereof, if any, to the date of purchase.

 Mercom debt

   In August 1997, the Mercom revolving credit agreement for $2,000 expired. Mercom had no borrowings under the revolving credit agreement in 1996 or 1997.

   On September 29, 1997, Cable Michigan purchased and assumed all of the bank's interest in the term credit agreement and the note issued thereunder. Immediately after the purchase, the term credit agreement was amended in order to, among other things, provide for less restrictive financial covenants, eliminate mandatory amortization of principal and provide for a bullet maturity of principal on December 31, 2002, and remove the change of control event of default. Mercom's borrowings under the term credit agreement contain pricing and security provisions substantially the same as those in place prior to the purchase of the loan. The borrowings are secured by a pledge of the stock of Mercom's subsidiaries and a first lien on certain of the assets of Mercom and its subsidiaries, including inventory, equipment and receivables. At December 31, 1998, $14,151 of principal was outstanding. The borrowings under the term credit agreement are eliminated in the Company's consolidated balance sheet.

9. Employee Benefit Plans

   The Company has a qualified savings plan under Section 401(K) of the Internal Revenue Code. Contributions charged to expense for the period from November 5, 1998 to December 31, 1998 was $30.

10. Commitments and Contingencies

 Leases

   The Company rents poles from utility companies for use in its operations. While rental agreements are generally short-term, the Company anticipates such rentals will continue in the future. The Company also leases office facilities and various items of equipment under month-to-month operating leases. Rent expense was $43 for the year ended December 31, 1998. Rental commitments are expected to continue at approximately $1 million a year for the forseeable future, including pole rental commitments which are cancelable.

                          AVALON CABLE OF MICHIGAN LLC

 Legal Matters

   The Company is subject to the provisions of the Cable Television Consumer Protection and Competition Act of 1992, as amended, and the Telecommunications Act of 1996. The Company has either settled challenges or accrued for anticipated exposures related to rate regulation; however, there is no assurance that there will not be further additional challenges to its rates.

   In the normal course of business, there are various legal proceedings outstanding. In the opinion of management, these proceedings will not have a material adverse effect on the financial condition or results of operations of the Company.

11. Related Party Transactions and Balances

   In November 1998, the Company received $33,200 from Avalon Cable Finance, Inc. ("Avalon Finance"). In consideration for this amount, the Company executed a note payable to Avalon Finance. The note matures on December 31, 2001. This note is recorded as note payable-affiliate on the balance sheet at December 31, 1998. Interest accrues at a rate of 4.47% per year, and is payable on December 31, 2001. Accrued interest receivable of $102 has been recorded in connection with this note at December 31, 1998. On December 10, 1998, the Company made a partial payment of $18,130 against this note payable-affiliate to Avalon Finance.

   The Company receives support services such as finance, accounting and human resources from Avalon Cable LLC, its parent. The costs incurred by Avalon Cable LLC are allocated on the basis of average time spent servicing the Company. In the opinion of management, the methods used in allocating costs from Avalon Cable LLC are reasonable; however, the costs of these services as allocated are not necessarily indicative of the costs that would have been incurred by the combined operations on a stand-alone basis. For the period ended December 31, 1998, the Company was allocated charges related to such services of $250. The Company had a payable of $250 related to these services at December 31, 1998.

   At December 31, 1998, the Company had an accounts receivable-affiliate balance of $247 with Avalon New England.

12. Subsequent Event

   In May 1999, the Company signed an agreement with Charter Communications, Inc. under which Charter Communications agreed to purchase the Company's cable television systems and assume some of their debt. The acquisition by Charter Communication is subject to regulatory approvals. The Company expects to consummate this transaction in the fourth quarter of 1999.

   This agreement, if closed, would constitute a change in control under the indentures pursuant to which the Subordinated Notes were issued. The Indenture provides that upon the occurrence of a Change of Control each holder of the Subordinated Notes has the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's subordinated Notes at an offer price in cash equal to 101% of the aggregate principal amount thereon plus accrued and unpaid interest and Liquidated Damages (as defined in the Indentures) thereof, if any, to the date of purchase.

   This agreement, if closed, would represent a Change of Control which, on the closing date, constitutes an event of default under the Credit Facility giving the lender the right to terminate the credit commitment and declare all amounts outstanding immediately due and payable. Charter Communications has agreed to repay all amounts due under the Credit Facility or cause all events of default under the Credit Facility arising from the Change of Control to be waived.

                          AVALON CABLE OF MICHIGAN LLC

                           CONSOLIDATED BALANCE SHEET
                                 (In thousands)

                                                       December 31,  March 31,
                                                           1998        1999
                                                       ------------ -----------
                                                                    (Unaudited)
Assets
Cash..................................................   $  9,071    $ 11,923
Accounts receivable, net of allowance for doubtful
 accounts of $871 and $873............................      5,015       5,391
Prepayments and other current assets..................        459         600
Accounts receivable from related parties..............        371         568
Deferred income taxes.................................        479         --
                                                         --------    --------
    Current assets....................................     15,395      18,482
Property, plant and equipment, net....................    104,965     108,617
Intangible assets, net................................    427,125     436,155
Deferred charges and other assets.....................        195          61
                                                         --------    --------
    Total assets......................................   $547,680    $563,315
                                                         ========    ========
Liabilities and Members' Interest
Accounts payable and accrued expenses.................   $ 10,194    $ 16,763
Advance billings and customer deposits................      2,454       2,630
Accounts payable--affiliate...........................      2,023         --
                                                         --------    --------
    Current liabilities...............................     14,671      19,393
Long-term debt........................................    290,875     327,375
Notes payable--affiliate..............................     15,171      15,338
Deferred income taxes.................................      1,841         --
                                                         --------    --------
    Total liabilities.................................    322,558     362,106
                                                         --------    --------
Commitments and contingencies (Note 6)................        --          --
Minority Interest.....................................     13,855         --
                                                         --------    --------
Members' Interest
  Members' capital....................................    219,299     219,299
  In-substance distribution of proceeds from Credit
   Facility which are reflected in the financial
   statements of each of the three issuers............        --       (2,900)
  Accumulated deficit.................................     (8,032)    (15,190)
                                                         --------    --------
    Total members' interest...........................    211,267     201,209
                                                         --------    --------
    Total liabilities and members' interest...........   $547,680    $563,315
                                                         ========    ========

  The accompanying notes are an integral part of these consolidated financial statements.

                          AVALON CABLE OF MICHIGAN LLC

                      CONSOLIDATED STATEMENT OF OPERATIONS
                                 (In thousands)

                                                                 For the Quarter
                                                                      Ended
                                                                   March  31,
                                                                      1999
                                                                 ---------------
                                                                   (Unaudited)
Revenue
  Basic services................................................     $18,043
  Premium services..............................................       1,836
  Other.........................................................       2,359
                                                                     -------
                                                                      22,238
Operating expenses
  Selling, general and administrative...........................       3,688
  Programming...................................................       6,262
  Technical and operations......................................       2,478
  Depreciation and amortization.................................      10,084
                                                                     -------
Loss from operations............................................        (274)
Interest income.................................................         299
Interest expense................................................      (8,545)
                                                                     -------
Loss before income taxes........................................      (8,520)
Benefit from income taxes.......................................       1,362
                                                                     -------
    Net loss....................................................     $(7,158)
                                                                     =======


  The accompanying notes are an integral part of these consolidated financial statements.

                          AVALON CABLE OF MICHIGAN LLC

             CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS' INTEREST
                      (In thousands, except share amounts)

                                 For the Quarter Ended March 31, 1999
                                              (unaudited)
                             ---------------------------------------------
                                       In-substance
                                      distribution of
                                       proceeds from
                                      Credit Facility
                                         which are
                                       reflected in
                                       the financial
                                       statements of               Total
                             Members'   each of the   Accumulated Members'
                             Capital   three issues     Deficit   Interest
                             -------- --------------- ----------- --------
                                                (Unaudited)
Balance, December 31, 1998.. $219,299     $   --       $ (8,032)  $211,267
Borrowings under the Credit
 Facility by other issuers..      --       (2,900)          --      (2,900)
Net loss for the quarter
 ended March 31, 1999.......       --                    (7,158)    (7,158)
                             --------     -------      --------   --------
Balance, March 31, 1999..... $219,299     $(2,900)     $(15,190)  $201,209
                             ========     =======      ========   ========




  The accompanying notes are an integral part of these consolidated financial statements.

                          AVALON CABLE OF MICHIGAN LLC

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (In thousands)

                                                                For the Quarter
                                                                     Ended
                                                                   March 31,
                                                                     1999
                                                                ---------------
                                                                  (Unaudited)
Cash flows from operating activities
  Net loss.....................................................     $(7,158)
  Depreciation and amortization................................      10,084
  Net change in certain assets and liabilities, net of business acquisitions
    Increase in accounts receivable............................        (123)
    Decrease in other assets, net..............................         105
    Increase in prepayment and other current assets............        (105)
    Increase in accounts payable and accrued expenses..........       6,510
    Increase in deferred revenue...............................         115
    Increase in receivable--affiliates.........................        (197)
    Decrease in payable--affiliate.............................      (2,023)
    Decrease in deferred income taxes, net.....................      (1,362)
                                                                    -------
      Net cash provided by operating activities................       5,846
                                                                    -------
Cash flow from investing activities
  Additions to property, plant and equipment...................      (4,561)
  Payment for acquisitions, net................................     (32,200)
                                                                    -------
      Net cash used in investing activities....................     (36,761)
                                                                    -------
Cash flow from financing activities
  Increase in note payable--affiliate..........................         167
  Proceeds from the issuance of the Credit Facility............      33,600
                                                                    -------
      Net cash provided by financing activities................      33,767
                                                                    -------
Net increase in cash...........................................       2,852
Cash at beginning of the period................................       9,071
                                                                    -------
      Cash at end of the period................................     $11,923
                                                                    =======
Non-cash financing activity:
  In-substance distribution of proceeds from a portion of the credit facility which are reflected in the financial
   statements of each of the three issuers.....................     $ 2,900
                                                                    =======








  The accompanying notes are an integral part of these consolidated financial statements.

                          AVALON CABLE OF MICHIGAN LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      (In thousands except per share data)

1. Description of Business

   Avalon Cable of Michigan LLC (the "Company") was formed in October 1998, pursuant to the laws of Delaware, as a wholly owned subsidiary of Avalon Cable LLC, for the purpose of acquiring, operating and developing cable television systems in mid-sized suburban and exurban markets. The Company was formed to facilitate the organization of Avalon Cable LLC and to operate the Michigan cluster after the contemplated reorganization in March 1999 as discussed below.

   As a result of the reorganization between entities under common control, Avalon Cable of Michigan LLC accounted for the reorganization similar to a pooling-of-interests. Under the pooling-of-interests method, the results of operations for the Company include the results of operations from the date of June 2, 1998 (inception) of Avalon Cable of Michigan, Inc. and the date of acquisition of the completed acquisitions.

   Avalon Cable of Michigan, Inc. was formed in June 1998, pursuant to the laws of the state of Delaware, as a wholly owned subsidiary of Avalon Cable of Michigan Holdings, Inc. ("Michigan Holdings"). On June 3, 1998, Avalon Cable of Michigan, Inc. entered into an Agreement and Plan of Merger (the "Agreement") among Avalon Cable of Michigan, Inc., Michigan Holdings and Cable Michigan, Inc. ("Cable Michigan"), pursuant to which Avalon Cable of Michigan, Inc. will merge into Cable Michigan and Cable Michigan will become a wholly owned subsidiary of Michigan Holdings (the "Merger"). As part of the Merger, the name of Cable Michigan was changed to Avalon Cable of Michigan, Inc.

   In accordance with the terms of the Agreement, each share of common stock, par value of $1.00 per share ("common stock") of Cable Michigan outstanding prior to the effective time of the Merger (other than treasury stock, shares owned by Michigan Holdings or its subsidiaries, or shares as to which dissenters' rights have been exercised) shall be converted into the right to receive $40.50 in cash (the "Merger Consideration"), subject to certain possible closing adjustments.

   In conjunction with the acquisition of Cable Michigan, Avalon Cable of Michigan, Inc. acquired Cable Michigan's 62% ownership interest in Mercom, Inc. ("Mercom").

   On November 6, 1998, Avalon Cable of Michigan, Inc. completed its Merger. The total consideration paid in conjunction with the Merger, including fees and expenses is $431,629, including repayment of all existing Cable Michigan indebtedness and accrued interest of $135,205. The Agreement also permitted the Company to agree to acquire the remaining shares of Mercom that it did not own.

   Michigan Holdings contributed $137,375 in cash to Avalon Cable of Michigan, Inc., which was used to consummate the Merger. On November 5, 1998, Michigan Holdings received $105,000 in cash in exchange for promissory notes to lenders (the "Bridge Agreement"). On November 6, 1998, Michigan Holdings contributed the proceeds received from the Bridge Agreement and an additional $35,000 in cash to Avalon Cable of Michigan, Inc. in exchange for 100 shares of common stock.

   On March 26, 1999, after the acquisition of Mercom (as described in Note 3) the Company completed a series of transactions to facilitate certain aspects of its financing between affiliated companies under common control. As a result of these transactions:

  . Avalon Cable of Michigan Inc. contributed its assets and liabilities excluding deferred tax liabilities, net to Avalon Cable LLC in exchange for an approximate 88% voting interest in Avalon Cable LLC. Avalon Cable LLC contributed these assets and liabilities to its wholly-owned subsidiary, the Company.

                          AVALON CABLE OF MICHIGAN LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      (In thousands except per share data)
  . The Company has become the operator of the Michigan cluster, replacing Avalon Cable of Michigan Inc.

  . The Company is an obligor on the Senior Subordinated Notes replacing the Avalon Cable of Michigan, Inc., and

  . Avalon Cable of Michigan, Inc. is a guarantor of the obligations of the Company under the Senior Subordinated Notes. Avalon Cable of Michigan, Inc. does not have significant assets, other than its investment in Avalon Cable LLC at March 31, 1999.

   The Company provides cable services to various areas in the state of Michigan. The Company's cable systems offer customer packages for basic cable programming services which are offered at a per channel charge or packaged together to form a tier of services offered at a discount from the combined channel rate. The Company's cable systems also provide premium cable services to their customers for an extra monthly charge. Customers generally pay initial connection charges and fixed monthly fees for cable programming and premium cable services, which constitute the principle sources of revenue for the Company.

2. Basis of Presentation

   Pursuant to the rules and regulations of the Securities and Exchange Commission, certain financial information has been condensed and certain footnote disclosures have been omitted. Such information and disclosures are normally included in financial statements prepared in accordance with generally accepted accounting principles.

   These condensed financial statements should be read in conjunction with the Company's audited financial statements as of December 31, 1998 and notes thereto included elsewhere herein.

   The financial statements as of March 31, 1999 and for the three month period then ended are unaudited; however, in the opinion of management, such statements include all adjustments (consisting solely of normal and recurring adjustments except for the acquisition of Cross Country Cable, LLC ("Cross Country"), Nova Cablevision, Inc., Nova Cablevision VI, L.P. and Nova Cablevision VII, L.P. ("Nova Cable") Novagate Communication Corporation ("Novagate"), R/Com. L.C., the Mercom merger and the contribution of assets and liabilities by Avalon Cable LLC) necessary to present fairly the financial information included therein.

3. Merger

   The Merger agreement between Michigan Holdings and Avalon Cable of Michigan, Inc. permitted Avalon Cable of Michigan, Inc. to agree to acquire the 1,822,810 shares (approximately 38% of the outstanding stock) of Mercom that it did not own (the "Mercom Acquisition"). On September 10, 1998 Avalon Cable of Michigan, Inc. and Mercom entered into a definitive agreement (the "Mercom Merger Agreement") providing for the acquisition by Avalon Cable of Michigan, Inc. of all of such shares at a price of $12.00 per share. Avalon Cable of Michigan, Inc. completed this acquisition in March 1999. The total estimated consideration paid in conjunction with the Mercom Acquisition, excluding fees and expenses was $21,900. The purchase price was allocated as follows: approximately $13,800 to minority interests, $1,170 to property, plant and equipment, $6,700 to cable franchises and the excess of consideration paid over the fair market value of the net assets acquired, or goodwill, of $240.

   In March 1999, Avalon Cable of Michigan Inc. acquired the cable television systems of Nova Cable for approximately $7,800, excluding transaction fees.

   On March 26, 1999, the Company through its subsidiary, Avalon Cable of Michigan, LLC, acquired the assets of R/Com, L.C., for a total purchase price of approximately $450.

                          AVALON CABLE OF MICHIGAN LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      (In thousands except per share data)

   In January 1999, the Company acquired all of the issued and outstanding Common Stock of Cross Country for a purchase price of approximately $2,500, excluding transaction fees.

   The acquisitions have been accounted for as purchases and the results of the companies acquired have been included in the accompanying financial statements since their acquisition dates. Accordingly, the consideration was allocated to the net assets based on their respective fair market values. The excess of the consideration paid over the estimated fair market values of the net assets acquired, or goodwill, was $11,041 and is being amortized using the straight line method over 15 years.

4. Income Taxes

   Upon the closure of the Mercom merger, Mercom was dissolved as a separate taxable entity which resulted in a change in tax status from a taxable entity to a nontaxable entity. As a result, the Company recognized a tax benefit of $1,362 in its results of operations and eliminated its deferred taxes, net in the balance sheet.

5. In-substance distribution of proceeds from Credit Facility

   The additional borrowings under the Credit Facility of $2,900 by Avalon Cable of New England LLC, an affiliated entity under common control, are reflected in the Company's financial statements as well as a charge to the equity section representing an in-substance distribution of the proceeds from the Credit Facility since all three of the co-issuers are severally and jointly liable for this debt. The Company has accrued interest on the outstanding balance. When Avalon Cable of New England LLC makes an interest payment, the Company will reduce accrued interest payable and record an in-substance contribution to equity.

6. Commitments and Contingencies

   In connection with the acquisition of Mercom, former shareholders of Mercom holding approximately 731,894 Mercom common shares or approximately 15.3% of all outstanding Mercom common shares gave notice of their election to exercise appraisal rights as provided by Delaware law. On July 2, 1999, former shareholders of Mercom holding 535,501 shares of Mercom common stock filed a petition for appraisal of stock in the Court of Chancery in the State of Delaware. With respect to 209,893 of the total number of shares for which the Company received notice, the Company received the notice of election from beneficial holders of Mercom common shares and not from holders of record. The Company believes that the notice with respect to the 209,893 shares did not comply with Delaware law and is ineffective. The Company cannot predict at this time the effect of the elections to exercise appraisal rights on the Company since the Company does not know the extent to which these former shareholders will continue to pursue appraisal rights under Delaware law or choose to abandon these efforts and accept the consideration payable in the Mercom merger. If these former shareholders continue to pursue their appraisal rights and if a Delaware court were to find that the fair value of the Mercom common shares, exclusive of any element of value arising from our acquisition of Mercom, exceeded $12.00 per share, the Company would have to pay the additional amount for each Mercom common share subject to the appraisal proceedings together with a fair rate of interest. The Company could be ordered by the Delaware court also to pay reasonable attorney's fees and the fees and expenses of experts for the shareholders. In addition, the Company would have to pay their own litigation costs. The Company have already provided for the consideration of $12.00 per Mercom common share due under the terms of our merger with Mercom with respect to these shares but have not provided for any additional amounts or costs. The Company can provide no assurance as to what a Delaware court would find in any appraisal proceeding or when this matter will be resolved. Accordingly, the Company cannot assure you that the ultimate outcome would not have a material adverse effect on the Company.

                          AVALON CABLE OF MICHIGAN LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      (In thousands except per share data)

   The Company is subject to the provisions of the Cable Television Consumer Protection and Competition Act of 1992, as amended, and the Telecommunications Act of 1996. The Company has either settled challenges or accrued for anticipated exposures related to rate regulation; however, there is no assurance that there will not be further additional challenges to its rates.

   In the normal course of business, there are various legal proceedings outstanding. In the opinion of management, these proceedings will not have a material adverse effect on the financial condition or results of operations of the Company.

7. Subsequent Event

   In May 1999, the Company signed an agreement with Charter Communications, Inc. under which Charter Communications agreed to purchase the Company's cable television systems and assume some of their debt. The acquisition by Charter Communication is subject to regulatory approvals. The Company expects to consummate this transaction in the fourth quarter of 1999.

   This agreement, if closed, would constitute a change in control under the indentures pursuant to which the Senior Subordinated Notes and the Senior Discount Notes (collectively, the "Notes") were issued. The Indentures provide that upon the occurrence of a change of control (a "Change of Control") each holder of the Notes has the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereon (or 101% of the accreted value for the Senior Discount Notes as of the date of purchase if prior to the full accretion date) plus accrued and unpaid interest and Liquidated Damages (as defined in the Indentures) thereof, if any, to the date of purchase.

   This agreement, if closed, would represent a Change of Control which, on the closing date, constitutes an event of default under the Credit Facility giving the lender the right to terminate the credit commitment and declare all amounts outstanding immediately due and payable. Charter Communications has agreed to repay all amounts due under the Credit Facility or cause all events of default under the Credit Facility arising from the Change of Control to be waived.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders of
Avalon Cable of Michigan, Inc.

   In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and changes in shareholders' deficit and of cash flows present fairly, in all material respects, the financial position of Cable Michigan, Inc. and subsidiaries (collectively, the "Company") at December 31, 1996 and 1997 and November 5, 1998, and the results of their operations and their cash flows for each of the two years ended December 31, 1996 and 1997 and the period from January 1, 1998 to November 5, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

New York, New York
March 30, 1999

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                  December 31, November 5,
                     ASSETS                           1997        1998
                     ------                       ------------ -----------
                                                     (dollars in thousands)
Cash and temporary cash investments..............   $ 17,219    $  6,093
Accounts receivable, net of reserve for doubtful
 accounts of $541 at December 31, 1997 and $873
 at November 5, 1998.............................      3,644       4,232
Prepayments and other............................        663         821
Accounts receivable from related parties.........        166         396
Deferred income taxes............................      1,006         541
                                                    --------    --------
  Total current assets...........................     22,698      12,083
Property, plant and equipment, net...............     73,836      77,565
Intangible assets, net...........................     45,260      32,130
Deferred charges and other assets................        803       9,442
                                                    --------    --------
  Total assets...................................   $142,597    $131,220
                                                    ========    ========
      LIABILITIES AND SHAREHOLDERS' DEFICIT
      -------------------------------------
Current portion of long-term debt................   $    --     $ 15,000
Accounts payable.................................      5,564       8,370
Advance billings and customer deposits...........      2,242       1,486
Accrued taxes....................................        167       1,035
Accrued cable programming expense................      2,720       5,098
Accrued expenses.................................      4,378       2,052
Accounts payable to related parties..............      1,560         343
                                                    --------    --------
  Total current liabilities......................     16,631      33,384
Long-term debt...................................    143,000     120,000
Deferred income taxes............................     22,197      27,011
                                                    --------    --------
  Total liabilities..............................    181,828     180,395
                                                    --------    --------
Minority interest................................     14,643      14,690
                                                    --------    --------
Commitments and contingencies (Note 11)..........        --          --
Preferred Stock..................................        --          --
Common stock.....................................        --          --
Common shareholders' deficit.....................    (53,874)    (63,865)
                                                    --------    --------
  Total Liabilities and Shareholders' Deficit....   $142,597    $131,220
                                                    ========    ========


  The accompanying notes are an integral part of these consolidated financial statements.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                       For the
                                                                     Period from
                                               For the Years Ended   January 1,
                                                  December 31,         1998 to
                                               --------------------  November 5,
                                                 1996       1997        1998
                                               ---------  ---------  -----------
                                                (dollars in thousands except
                                                per share and share amounts)
Revenues.....................................  $  76,187  $  81,299   $  74,521
Costs and expenses, excluding management fees
 and depreciation and amortization...........     40,593     44,467      41,552
Management fees..............................      3,498      3,715       3,156
Depreciation and amortization................     31,427     32,082      28,098
Merger related expenses......................        --         --        5,764
                                               ---------  ---------   ---------
Operating income.............................        669      1,035      (4,049)
Interest income..............................        127        358         652
Interest expense.............................    (15,179)   (11,751)     (8,034)
Gain on sale of Florida cable system.........        --       2,571         --
Other (expense), net.........................       (736)      (738)       (937)
                                               ---------  ---------   ---------
(Loss) before income taxes...................    (15,119)    (8,525)    (12,368)
(Benefit) from income taxes..................     (5,712)    (4,114)     (1,909)
                                               ---------  ---------   ---------
(Loss) before minority interest and equity in
 unconsolidated entities.....................     (9,407)    (4,411)    (10,459)
Minority interest in loss (income) of
 consolidated entity.........................      1,151         53         (75)
                                               ---------  ---------   ---------
    Net (Loss)...............................  $  (8,256) $  (4,358)  $ (10,534)
                                               =========  =========   =========
Basic and diluted earnings per average common
 share
  Net (loss) to shareholders.................  $   (1.20) $    (.63)  $   (1.45)
  Average common shares and common stock
   equivalents outstanding...................  6,864,799  6,870,528   6,891,932


  The accompanying notes are an integral part of these consolidated financial statements.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT

                                 For the Years Ended December 31, 1996 and 1997 and
                                the Period from January 1, 1998 to November 5, 1998
                         -------------------------------------------------------------------
                           Common           Additional           Shareholder's     Total
                           Shares    Common  Paid-in                  Net      Shareholders'
                         Outstanding Stock   Capital   Deficit    Investment      Deficit
                         ----------- ------ ---------- --------  ------------- -------------
                                    (dollars in thousands except share amounts)
Balance, December 31,
 1995...................      1,000  $    1    $--     $    --     $(73,758)     $(73,757)
  Net loss..............                                             (8,256)       (8,256)
  Transfers from CTE....                                              2,272         2,272
                          ---------  ------    ----    --------    --------      --------
Balance, December 31,
 1996...................      1,000       1     --          --      (79,742)      (79,741)
  Net loss from 1/1/97
   through 9/30/97......                                             (3,251)       (3,251)
  Net loss from 10/1/97
   through 12/31/97.....                                 (1,107)                   (1,107)
  Transfers from RCN
   Corporation..........                                             30,225        30,225
  Common stock issued in
   connection with the
   Distribution.........  6,870,165   6,870             (59,638)     52,768           --
                          ---------  ------    ----    --------    --------      --------
Balance, December 31,
 1997...................  6,871,165  $6,871     --     $(60,745)   $    --       $(53,874)
                          =========  ======    ====    ========    ========      ========
  Net loss from January
   1, 1998 to November
   5, 1998..............                                (10,534)                  (10,534)
  Exercise of stock
   options..............     30,267      30     351                                   381
  Tax benefits of stock
   option exercises.....                        162                                   162
                          ---------  ------    ----    --------    --------      --------
Balance, November 5,
 1998...................  6,901,432  $6,901    $513    $(71,279)        --       $(63,865)
                          =========  ======    ====    ========    ========      ========



  The accompanying notes are an integral part of these consolidated financial statements.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                          For the Years
                                        Ended December 31,   For the Period from
                                        -------------------  January 1, 1998 to
                                          1996      1997      November 5, 1998
                                        --------  ---------  -------------------
                                                (dollars in thousands)
Cash flows from operating activities
  Net (loss)..........................  $ (8,256) $  (4,358)      $(10,534)
  Gain on pension
   curtailment/settlement.............      (855)       --             --
  Depreciation and amortization.......    31,427     32,082         28,098
  Deferred income taxes, net..........       988     (4,359)        (3,360)
  Provision for losses on accounts
   receivable.........................       843        826            710
  Gain on sale of Florida cable
   systems............................       --      (2,571)           --
  Increase (decrease) in minority
   interest...........................    (1,151)       (53)            47
  Other non-cash items................     2,274      1,914            --
  Net change in certain assets and
   liabilities, net of business
   acquisitions
    Accounts receivable and customer
     deposits.........................    (1,226)      (617)        (2,054)
    Accounts payable..................     1,365      2,234          2,806
    Accrued expenses..................       125        580             52
    Accrued taxes.....................       (99)        61            868
    Accounts receivable from related
     parties..........................       567      1,549           (230)
    Accounts payable to related
     parties..........................     1,314     (8,300)        (1,217)
    Other, net........................       501       (644)          (158)
                                        --------  ---------       --------
      Net cash provided by operating
       activities.....................    27,817     18,344         15,028
                                        --------  ---------       --------
Cash flows from investing activities
  Additions to property, plant and
   equipment..........................    (9,605)   (14,041)       (18,697)
  Acquisitions, net of cash acquired..       --         (24)           --
  Proceeds from sale of Florida cable
   systems............................       --       3,496            --
  Other...............................       390        560            --
                                        --------  ---------       --------
      Net cash used in investing
       activities.....................    (9,215)   (10,009)       (18,697)
                                        --------  ---------       --------
Cash flows from financing activities
  Issuance of long-term debt..........       --     128,000            --
  Redemption of long-term debt........    (1,500)   (17,430)        (8,000)
  Proceeds from the issuance of common
   stock..............................       --          -             543
  Transfers from CTE..................       --      12,500            --
  Change in affiliate notes, net......   (16,834)  (116,836)           --
  Payments made for debt financing
   costs..............................       --        (647)           --
                                        --------  ---------       --------
      Net cash provided by (used in)
       financing activities...........   (18,334)     5,587         (7,457)
Net increase/(decrease) in cash and
 temporary cash investments...........       268     13,922        (11,126)
Cash and temporary cash investments at
 beginning of year....................     3,029      3,297         17,219
                                        --------  ---------       --------
Cash and temporary cash investments at
 end of year..........................  $  3,297  $  17,219       $  6,093
                                        ========  =========       ========

  The accompanying notes are an integral part of these consolidated financial statements.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      For the
                                                     For the Years  Period from
                                                    Ended December  January 1,
                                                          31,         1998 to
                                                    --------------- November 5,
                                                     1996    1997      1998
                                                    ------- ------- -----------
                                                      (dollars in thousands)
Supplemental disclosures of cash flow information
Cash paid during the year for
  Interest......................................... $15,199 $11,400   $7,777
  Income taxes.....................................      29     370      315

Supplemental Schedule of Non-cash Investing and Financing Activities:

  In September 1997, in connection with the transfer of CTE's investment in Mercom to the Company, the Company assumed CTE's $15,000 Term Credit Facility.

  Certain intercompany accounts receivable and payable and intercompany note balances were transferred to shareholders' net investment in connection with the Distribution described in note 1.


  The accompanying notes are an integral part of these consolidated financial statements.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (Dollars in Thousands Except per Share Data)

1. Background and Basis of Presentation

   Prior to September 30, 1997, Cable Michigan, Inc. and subsidiaries (the "Company") was operated as part of C-TEC Corporation ("C-TEC"). On September 30, 1997, C-TEC distributed 100 percent of the outstanding shares of common stock of its wholly owned subsidiaries, RCN Corporation ("RCN") and the Company to holders of record of C-TEC's Common Stock and C-TEC's Class B Common Stock as of the close of business on September 19, 1997 (the "Distribution") in accordance with the terms of the Distribution Agreement dated September 5, 1997 among C-TEC, RCN and the Company. The Company consists of C-TEC's Michigan cable operations, including its 62% ownership in Mercom, Inc. ("Mercom"). In connection with the Distribution, C-TEC changed its name to Commonwealth Telephone Enterprises, Inc. ("CTE"). RCN consists primarily of C-TEC's bundled residential voice, video and Internet access operations in the Boston to Washington, D.C. corridor, its existing New York, New Jersey and Pennsylvania cable television operations, a portion of its long distance operations and its international investment in Megacable, S.A. de C.V. C-TEC, RCN, and the Company continue as entities under common control until the Company completes the Merger (as described below).

   On June 3, 1998, the Company entered into an Agreement and Plan of Merger (the "Agreement") among the Company, Avalon Cable of Michigan Holdings Inc. ("Avalon Holdings") and Avalon Cable of Michigan Inc. ("Avalon Sub"), pursuant to which Avalon Sub will merge into the Company and the Company will become a wholly owned subsidiary of Avalon Holdings (the "Merger").

   In accordance with the terms of the Agreement, each share of common stock, par value $1.00 per share ("common stock"), of the Company outstanding prior to the effective time of the Merger (other than treasury stock, shares owned by Avalon Holdings or its subsidiaries, or shares as to which dissenters' rights have been exercised) shall be converted into the right to receive $40.50 in cash (the "Merger Consideration"), subject to certain possible closing adjustments.

   On November 6, 1998, the Company completed its merger into and with Avalon Cable Michigan, Inc. The total consideration payable in conjunction with the merger, including fees and expenses is approximately 431,600. Subsequent to the merger, the arrangements with RCN and CTE (as described below) were terminated. The Merger agreement also permitted the Company to agree to acquire the remaining shares of Mercom that it did not own.

   Cable Michigan provides cable services to various areas in the state of Michigan. Cable Michigan's cable television systems offer customer packages for basic cable programming services which are offered at a per channel charge or packaged together to form a tier of services offered at a discount from the combined channel rate. Cable Michigan's cable television systems also provide premium cable services to their customers for an extra monthly charge. Customers generally pay initial connection charges and fixed monthly fees for cable programming and premium cable services, which constitute the principle sources of revenue for the Company.

   The consolidated financial statements have been prepared using the historical basis of assets and liabilities and historical results of operations of all wholly and majority owned subsidiaries. However, the historical financial information presented herein reflects periods during which the Company did not operate as an independent company and accordingly, certain assumptions were made in preparing such financial information. Such information, therefore, may not necessarily reflect the results of operations, financial condition or cash flows of the Company in the future or what they would have been had the Company been an independent, public company during the reporting periods. All material intercompany transactions and balances have been eliminated.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

   RCN's corporate services group has historically provided substantial support services such as finance, cash management, legal, human resources, insurance and risk management. Prior to the Distribution, the corporate office of C-TEC allocated the cost for these services pro rata among the business units supported primarily based on assets; contribution to consolidated earnings before interest, depreciation, amortization, and income taxes; and number of employees. In the opinion of management, the method of allocating these costs is reasonable; however, such costs are not necessarily indicative of the costs that would have been incurred by the Company on a stand-alone basis.

   CTE, RCN and the Company have entered into certain agreements subsequent to the Distribution, and governing various ongoing relationships, including the provision of support services between the three companies, including a distribution agreement and a tax-sharing agreement.

   The fee per year for support services from RCN will be 4.0% of the revenues of the Company plus a direct allocation of certain consolidated cable administration functions of RCN. The direct charge for customer service along with the billing service and the cable guide service will be a pro rata share (based on subscribers) of the expenses incurred by RCN to provide such customer service and to provide such billing and cable guide service for RCN and the Company.

   CTE has agreed to provide or cause to be provided to RCN and the Company certain financial data processing services for a transitional period after the Distribution. The fees for such services will be an allocated portion (based on relative usage) of the cost incurred by CTE to provide such financial data processing services to all three groups.


2. Summary of Significant Accounting Policies

 Use of estimates

   The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and temporary cash investments

   For purposes of reporting cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be temporary cash investments. Temporary cash investments are stated at cost, which approximates market.

 Property, plant and equipment and depreciation

   Property, plant and equipment reflects the original cost of acquisition or construction, including payroll and related costs such as taxes, pensions and other fringe benefits, and certain general administrative costs.

   Depreciation is provided on the straight-line method based on the useful lives of the various classes of depreciable property. The average estimated lives of depreciable cable property, plant and equipment are:

      Buildings.................................................... 12-25 years
      Cable television distribution equipment...................... 8.5-12 years
      Vehicles..................................................... 5 years
      Other equipment.............................................. 12 years

   Maintenance and repair costs are charged to expense as incurred. Major replacements and betterments are capitalized. Gain or loss is recognized on retirements and dispositions.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

 Intangible assets

   Intangible assets are amortized on a straight-line basis over the expected period of benefit ranging from 5 to 19.3 years. Intangible assets include cable franchises. The cable systems owned or managed by the Company are constructed and operated under fixed-term franchises or other types of operating authorities (referred to collectively herein as "franchises") that are generally nonexclusive and are granted by local governmental authorities. The provisions of these local franchises are subject to federal regulation. Costs incurred to obtain or renew franchises are capitalized and amortized over the term of the applicable franchise agreement.

 Accounting for impairments

   The Company follows the provisions of Statement of Financial Accounting Standards No. 121--"Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121").

   SFAS 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the Company estimates the net future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected net future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized. Measurement of an impairment loss for long-lived assets and identifiable intangibles expected to be held and used is based on the fair value of the asset.

   No impairment losses have been recognized by the Company pursuant to SFAS
121.

 Revenue recognition

   Revenues from cable programming services are recorded in the month the service is provided. Installation for revenue is recognized in the period in which the installation occurs.

 Advertising expense

   Advertising costs are expensed as incurred. Advertising expense charged to operations was $514, $560, and $505 in 1996, 1997, and for the period from January 1, 1998 to November 5, 1998 respectively.

 Stock-based compensation

   The Company applies Accounting Principles Board Opinion No. 25--"Accounting for Stock Issued to Employees" ("APB 25") in accounting for its stock plans. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123--"Accounting for Stock-Based Compensation" ("SFAS 123").

 Earnings (loss) per share

   The Company has adopted statement of Financial Accounting Standards No. 128--"Earnings Per Share" ("SFAS 128"). Basic earnings (loss) per share is computed based on net income (loss) divided by the weighted average number of shares of common stock outstanding during the period.

   Diluted earnings (loss) per share is computed based on net income (loss) divided by the weighted average number of shares of common stock outstanding during the period after giving effect to convertible securities considered to be dilutive common stock equivalents. The conversions of stock options during periods in which the Company incurs a loss from continuing operations is not assumed since the effect is anti-dilutive. The number of stock options which would have been converted in 1997 and in 1998 and had a dilutive effect if the Company had income from continuing operations are 55,602 and 45,531, respectively.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

   For periods prior to October 1, 1997, during which the Company was a wholly owned subsidiary of C-TEC, earnings (loss) per share was calculated by dividing net income (loss) by one-fourth the average common shares of C-TEC outstanding, based upon a distribution ratio of one share of Company common stock for each four shares of C-TEC common equity owned.

  Income taxes

   The Company and Mercom file separate consolidated federal income tax returns. Prior to the Distribution, income tax expense was allocated to C-TEC's subsidiaries on a separate return basis except that C-TEC's subsidiaries receive benefit for the utilization of net operating losses and investment tax credits included in the consolidated tax return even if such losses and credits could not have been used on a separate return basis. The Company accounts for income taxes using Statement of Financial Accounting Standards No. 109-- "Accounting for Income Taxes". The statement requires the use of an asset and liability approach for financial reporting purposes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between financial reporting basis and tax basis of assets and liabilities. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

  Reclassification

   Certain amounts have been reclassified to conform with the current year's presentation.

3. Business Combination and Dispositions

   The Agreement between Avalon Cable of Michigan Holdings, Inc. and the Company permitted the Company to agree to acquire the 1,822,810 shares (approximately 38% of the outstanding stock) of Mercom that it did not own (the "Mercom Acquisition"). On September 10, 1998 the Company and Mercom entered into a definitive agreement (the "Mercom Merger Agreement") providing for the acquisition by the Company of all of such shares at a price of $12.00 per share. The Company completed this acquisition in March 1999. The total estimated consideration payable in conjunction with the Mercom Acquisition, excluding fees and expenses was $21,900.

   In March 1999, Avalon Michigan Inc. acquired the cable television systems of Nova Cablevision, Inc., Nova Cablevision VI, L.P. and Nova Cablevision VII, L.P. for approximately $7,800, excluding transaction fees.

   In July 1997, Mercom sold its cable system in Port St. Lucie, Florida for cash of approximately $3,500. The Company realized a pretax gain of $2,571 on the transaction.

4. Property, Plant and Equipment

                                                        December 31, November 5,
                                                            1997        1998
                                                        ------------ -----------
Cable plant............................................   $158,655    $174,532
Buildings and land.....................................      2,837       2,917
Furniture, fixtures and vehicles.......................      5,528       6,433
Construction in process................................        990         401
                                                          --------    --------
Total property, plant and equipment....................    168,010     184,283
Less accumulated depreciation..........................    (94,174)   (106,718)
                                                          --------    --------
Property, plant and equipment, net.....................   $ 73,836    $ 77,565
                                                          ========    ========

   Depreciation expense was $15,728, $16,431 and $14,968 for the years ended December 31, 1996 and 1997, and the period from January 1, 1998 to November 5, 1998, respectively.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

5. Intangible Assets

   Intangible assets consist of the following at:

                                                        December 31, November 5,
                                                            1997        1998
                                                        ------------ -----------
      Cable Franchises.................................   $134,889    $134,889
      Noncompete agreements............................        473         473
      Goodwill.........................................      3,990       3,990
      Other............................................      1,729       1,729
                                                          --------    --------
      Total............................................    141,081     141,081
      Less accumulated amortization....................    (95,821)   (108,951)
                                                          --------    --------
      Intangible assets, net...........................   $ 45,260    $ 32,130
                                                          ========    ========

   Amortization expense charged to operations for the years ended December 31, 1996 and 1997 was $15,699 and $15,651, respectively, and $13,130 for the period from January 1, 1998 to November 5, 1998.

6. Income Taxes

   The income tax provision (benefit) in the accompanying consolidated financial statements of operations is comprised of the following:

                                                      1996     1997     1998
                                                     -------  -------  -------
      Current
        Federal .................................... $(6,700) $   245  $   320
        State.......................................     --       --        28
                                                     -------  -------  -------
          Total Current.............................  (6,700)     245      348
                                                     -------  -------  -------
      Deferred:
        Federal ....................................     988   (4,359)  (2,074)
        State.......................................     --       --      (183)
                                                     -------  -------  -------
          Total Deferred............................     988   (4,359)  (2,257)
                                                     -------  -------  -------
          Total (benefit) for income taxes.......... $(5,712) $(4,114) $(1,909)
                                                     =======  =======  =======

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

   The benefit for income taxes is different from the amounts computed by applying the U.S. statutory federal tax rate of 35% for 1996, 34% for 1997 and 35% for the period from January 1, 1998 to November 5, 1998. The differences are as follows:

                                                                    Period from
                                                    Year ended       January 1,
                                                   December 31,       1998 to
                                                 -----------------  November 11,
                                                   1996     1997        1998
                                                 --------  -------  ------------
      (Loss) before (benefit) for income taxes.  $(15,119) $(8,525)   $(12,368)
      Federal tax (benefit) at statutory rates.    (5,307)  (2,899)     (4,329)
      State income taxes.......................       --       --         (101)
      Goodwill.................................       175      171         492
      Increase (decrease) in valuation
       allowance...............................      (518)  (1,190)        --
      Nondeductible expenses...................       --       147       2,029
      Benefit of rate differential applied to
       reversing timing differences............       --      (424)        --
      Other, net...............................       (62)      81         --
                                                 --------  -------    --------
      (Benefit) for income taxes...............  $ (5,712) $(4,114)   $ (1,909)
                                                 ========  =======    ========

   Mercom, which files a separate consolidated income tax return, has the following net operating losses available:

                                                             Tax Net
                                                            Operating Expiration
      Year                                                   Losses      Date
      ----                                                  --------- ----------
      1992.................................................  $  435      2007
      1995.................................................  $2,713      2010

   In 1997, Mercom was liable for Federal Alternative Minimum Tax (AMT). At December 31, 1997 and at November 5, 1998, the cumulative minimum tax credits are $141 and $141, respectively. This amount can be carried forward indefinitely to reduce regular tax liabilities that exceed AMT in future years.

   Temporary differences that give rise to a significant portion of deferred tax assets and liabilities are as follows:

                                                        December 31, November 5,
                                                            1997        1998
                                                        ------------ -----------
      NOL carryforwards................................   $  1,588    $  1,132
      Alternative minimum tax credits..................        141         141
      Reserves.........................................        753         210
      Other, net.......................................        230         309
                                                          --------    --------
      Total deferred assets............................      2,712       1,792
                                                          --------    --------
      Property, plant and equipment....................    (11,940)    (10,515)
      Intangible assets................................    (11,963)    (10,042)
                                                          --------    --------
      Total deferred liabilities.......................    (23,903)    (20,557)
                                                          --------    --------
      Subtotal.........................................    (21,191)    (18,765)
      Valuation allowance..............................        --          --
                                                          --------    --------
        Total deferred taxes...........................   $(21,191)   $(18,765)
                                                          ========    ========

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

   In the opinion of management, based on the future reversal of taxable temporary differences, primarily depreciation and amortization, the Company will more likely than not be able to realize all of its deferred tax assets. As a result, the net change in the valuation allowance for deferred tax assets during 1997 was a decrease of $1,262, which $72 related to Mercom of Florida.

   Due to the sale of Mercom of Florida, the Company's deferred tax liabilities decreased by $132.

7. Debt

   Long-term debt outstanding at November 5, 1998 is as follows:

                                                        December 31, November 5,
                                                            1997        1998
                                                        ------------ -----------
      Term Credit Facility.............................   $100,000    $100,000
      Revolving Credit Facility........................     28,000      20,000
      Term Loan........................................     15,000      15,000
                                                          --------    --------
      Total............................................    143,000     135,000
      Current portion of long-term debt................        --       15,000
                                                          --------    --------
        Total Long-Term Debt...........................   $143,000    $120,000
                                                          ========    ========

Credit Facility

   The Company had an outstanding line of credit with a banking institution for $3 million. No amounts were outstanding under this facility.

   The Company has in place two secured credit facilities (the "Credit Facilities") pursuant to a single credit agreement with a group of lenders for which First Union National Bank acts as agent (the "Credit Agreement"), which was effective as of July 1, 1997. The first is a five-year revolving credit facility in the amount of $65,000 (the "Revolving Credit Facility"). The second is an eight-year term credit facility in the amount of $100,000 (the "Term Credit Facility").

   The interest rate on the Credit Facilities will be, at the election of the Company, based on either a LIBOR or a Base Rate option (6.25% at November 5, 1998) (each as defined in the Credit Agreement).

   The entire amount of the Term Credit Facility has been drawn and as of November 5, 1998, $100,000 of the principal was outstanding thereunder. The entire amount of the Revolving Credit Facility is available to the Company until June 30, 2002. As of November 5, 1998, $20,000 of principal was outstanding thereunder. Revolving loans may be repaid and reborrowed from time to time.

   The Term Credit Facility is payable over six years in quarterly installments, from September 30, 1999 through June 30, 2005. Interest only is due through June 1999. The Credit Agreement is currently unsecured.

   The Credit Agreement contains restrictive covenants which, among other things, require the Company to maintain certain debt to cash flow, interest coverage and fixed charge coverage ratios and place certain limitations on additional debt and investments. The Company does not believe that these covenants will materially restrict its activities.

Term Loan

   On September 30, 1997, the Company assumed all obligations of CTE under a $15 million credit facility extended by a separate group of lenders for which First Union National Bank also acts as agent (the "$15 Million Facility"). The $15 Million Facility matures in a single installment on June 30, 1999 and is

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES
collateralized by a first priority pledge of all shares of Mercom owned by the Company. The $15 Million Facility has interest rate provisions (6.25% at November 5, 1998), covenants and events of default substantially the same as the Credit Facilities.

   On November 6, 1998, the long-term debt of the Company was paid off in conjunction with the closing of the merger.

Mercom debt

   In August 1997, the Mercom revolving credit agreement for $2,000 expired. Mercom had no borrowings under the revolving credit agreement in 1996 or 1997.

   On September 29, 1997, the Company purchased and assumed all of the bank's interest in the term credit agreement and the note issued thereunder. Immediately after the purchase, the term credit agreement was amended in order to, among other things, provide for less restrictive financial covenants, eliminate mandatory amortization of principal and provide for a bullet maturity of principal on December 31, 2002, and remove the change of control event of default. Mercom's borrowings under the term credit agreement contain pricing and security provisions substantially the same as those in place prior to the purchase of the loan. The borrowings are secured by a pledge of the stock of Mercom's subsidiaries and a first lien on certain of the assets of Mercom and its subsidiaries, including inventory, equipment and receivables. At November 5, 1998, $14,151 of principal was outstanding. The borrowings under the term credit agreement are eliminated in the Company's consolidated balance sheet.

8. Common Stock and Stock Plans

   The Company has authorized 25,000,000 shares of $1 par value common stock, and 50,000,000 shares of $1 par value Class B common stock. The Company also has authorized 10,000,000 shares of $1 par value preferred stock. At November 5, 1998, 6,901,432 common shares are issued and outstanding.

   In connection with the Distribution, the Company Board of Directors (the "Board") adopted the Cable Michigan, Inc. 1997 Equity Incentive Plan (the "1997 Plan"), designed to provide equity-based compensation opportunities to key employees when shareholders of the Company have received a corresponding benefit through appreciation in the value of Cable Michigan Common Stock.

   The 1997 Plan contemplates the issuance of incentive stock options, as well as stock options that are not designated as incentive stock options, performance-based stock options, stock appreciation rights, performance share units, restricted stock, phantom stock units and other stock-based awards (collectively, "Awards"). Up to 300,000 shares of Common Stock, plus shares of Common Stock issuable in connection with the Distribution related option adjustments, may be issued pursuant to Awards granted under the 1997 Plan.

   All employees and outside consultants to the Company and any of its subsidiaries and all Directors of the Company who are not also employees of the Company are eligible to receive discretionary Awards under the 1997 Plan.

   Unless earlier terminated by the Board, the 1997 Plan will expire on the 10th anniversary of the Distribution. The Board or the Compensation Committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the 1997 Plan in whole or in part.

   Prior to the Distribution, certain employees of the Company were granted stock option awards under C-TEC's stock option plans. In connection with the Distribution, 380,013 options covering Common Stock were issued. Each C-Tec option was adjusted so that each holder would hold options to purchase shares of Commonwealth Telephone Enterprise Common Stock, RCN Common Stock and Cable Michigan Common

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

Stock. The number of shares subject to, and the exercise price of, such options were adjusted to take into account the Distribution and to ensure that the aggregate intrinsic value of the resulting RCN, the Company and Commonwealth Telephone Enterprises options immediately after the Distribution was equal to the aggregate intrinsic value of the C-TEC options immediately prior to the Distribution.

   Information relating to the Company stock options is as follows:

                                                                    Weighted
                                                                    Average
                                                          Number of Exercise
                                                           Shares    Price
                                                          --------- --------
      Outstanding December 31, 1995......................  301,000
        Granted..........................................   33,750   $ 8.82
        Exercised........................................   (7,250)     --
        Canceled.........................................  (35,500)   10.01
                                                           -------   ------
      Outstanding December 31, 1996......................  292,000     8.46
        Granted..........................................   88,013     8.82
        Exercised........................................      --       --
        Canceled.........................................     (375)   10.01
                                                           -------   ------
      Outstanding December 31, 1997......................  379,638     8.82
        Granted..........................................   47,500    31.25
        Exercised........................................  (26,075)   26.21
        Canceled.........................................  (10,250)     --
                                                           -------   ------
      Outstanding November 5, 1998.......................  390,813   $11.52
                                                           =======   ======
        Shares exercisable November 5, 1998..............  155,125   $ 8.45

   The range of exercise prices for options outstanding at November 5, 1998 was $8.46 to $31.25.

   No compensation expense related to stock option grants was recorded in 1997. For the period ended November 5, 1998 compensation expense in the amount of $161 was recorded relating to services rendered by the Board.

   Under the term of the Merger Agreement the options under the 1997 Plan vest upon the closing of the merger and each option holder will receive $40.50 per option.

   Pro forma information regarding net income and earnings per share is required by SFAS 123, and has been determined as if the Company had accounted for its stock options under the fair value method of SFAS 123. The fair value of these options was estimated at the date of grant using a Black Scholes option pricing model with the following weighted average assumptions for the period ended November 5, 1998. The fair value of these options was estimated at the date of grant using a Black Scholes option pricing model with weighted average assumptions for dividend yield of 0% for 1996, 1997 and 1998; expected volatility of 39.5% for 1996, 38.6% prior to the Distribution and 49.8% subsequent to the Distribution for 1997 and 40% for 1998; risk-free interest rate of 5.95%, 6.52% and 5.68% for 1996, 1997 and 1998 respectively, and expected lives of 5 years for 1996 and 1997 and 6 years for 1998.

   The weighted-average fair value of options granted during 1997 and 1998 was $4.19 and $14.97, respectively.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

   For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma net earnings and earnings per share were as follows:

                                                For the Years    For the Period
                                                    Ended        from January 1,
                                                December 31,          1998
                                               ----------------  to November 5,
                                                1996     1997         1998
                                               -------  -------  ---------------
Net (Loss) as reported........................ $(8,256) $(4,358)    $(10,534)
Net (Loss) pro forma..........................  (8,256)  (4,373)     (10,174)
Basic (Loss) per share--as reported...........   (1.20)   (0.63)       (1.45)
Basic (Loss) per share--pro forma.............   (1.20)   (0.64)       (1.48)
Diluted (Loss) per share--as reported.........   (1.20)   (0.63)       (1.45)
Diluted (Loss) per share--pro forma...........   (1.20)   (0.64)       (1.48)

   In November 1996, the C-TEC shareholders approved a stock purchase plan for certain key executives (the "Executive Stock Purchase Plan" or "C-TEC ESPP"). Under the C-TEC ESPP, participants may purchase shares of C-TEC Common Stock in an amount of between 1% and 20% of their annual base compensation and between 1% and 100% of their annual bonus compensation and provided, however, that in no event shall the participant's total contribution exceed 20% of the sum of their annual compensation, as defined by the C-TEC ESPP. Participant's accounts are credited with the number of share units derived by dividing the amount of the participant's contribution by the average price of a share of C-TEC Common Stock at approximately the time such contribution is made. The share units credited to participant's account do not give such participant any rights as a shareholder with respect to, or any rights as a holder or record owner of, any shares of C-TEC Common Stock. Amounts representing share units that have been credited to a participant's account will be distributed, either in a lump sum or in installments, as elected by the participant, following the earlier of the participant's termination of employment with the Company or three calendar years following the date on which the share units were initially credited to the participant's account. It is anticipated that, at the time of distribution, a participant will receive one share of C-TEC Common Stock for each share unit being distributed.

   Following the crediting of each share unit to a participant's account, a matching share of Common Stock is issued in the participant's name. Each matching share is subject to forfeiture as provided in the C-TEC ESPP. The issuance of matching shares will be subject to the participant's execution of an escrow agreement. A participant will be deemed to be the holder of, and may exercise all the rights of a record owner of, the matching shares issued to such participant while such matching shares are held in escrow. Shares of restricted C-TEC Common Stock awarded under the C-TEC ESPP and share units awarded under the C-TEC ESPP that relate to C-TEC Common Stock were adjusted so that following the Distribution, each such participant was credited with an aggregate equivalent value of restricted shares of common stock of CTE, the Company and RCN. In September 1997, the Board approved the Cable Michigan, Inc. Executive Stock Purchase Plan, ("the "Cable Michigan ESPP"), with terms substantially the same as the C-TEC ESPP. The number of shares which may be distributed under the Cable Michigan ESPP as matching shares or in payment of share units is 30,000.

10. Pensions and Employee Benefits

   Prior to the Distribution, the Company's financial statements reflect the costs experienced for its employees and retirees while included in the C-TEC plans.

   Through December 31, 1996, substantially all employees of the Company were included in a trusteed noncontributory defined benefit pension plan, maintained by C-TEC. Upon retirement, employees are provided a monthly pension based on length of service and compensation. C-TEC funds pension costs to the extent necessary to meet the minimum funding requirements of ERISA. Substantially, all employees of C-TEC's Pennsylvania cable television operations (formerly Twin Country Trans Video, Inc.) were covered by an underfunded plan which was merged into C-TEC's overfunded plan on February 28, 1996.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

   The information that follows relates to the entire C-TEC noncontributory defined benefit plan. The components of C-TEC's pension cost are as follows for 1996:

     Benefits earned during the year (service costs)................... $2,365
     Interest cost on projected benefit obligation.....................   3,412
     Actual return on plan assets......................................  (3,880)
     Other components--net.............................................  (1,456)
     Net periodic pension cost......................................... $   441

   The following assumptions were used in the determination of the consolidated projected benefit obligation and net periodic pension cost (credit) for December 31, 1996:

     Discount Rate.....................................................     7.5%
     Expected long-term rate of return on plan assets..................     8.0%
     Weighted average long-term rate of compensation increases.........     6.0%

   The Company's allocable share of the consolidated net periodic pension costs (credit), based on the Company's proportionate share of consolidated annualized salaries as of the valuation date, was approximately $10 for 1996. These amounts are reflected in operating expenses. As discussed below, no pension cost (credit) was recognized in 1997.

   In connection with the restructuring, C-TEC completed a comprehensive study of its employee benefit plans in 1996. As a result of this study, effective December 31, 1996, in general, employees of the Company no longer accrue benefits under the defined benefit pension plans and became fully vested in their benefit accrued through that date. C-TEC notified affected participants in December 1996. In December 1996, C-TEC allocated pension plan assets of $6,984 and the related liabilities to a separate plan for employees who no longer accrue benefits after sum distributions. The allocation of assets and liabilities resulted in a curtailment/settlement gain of $4,292. The Company's allocable share of this gain was $855. This gain results primarily from the reduction of the related projected benefit obligation. The curtailed plan has assets in excess of the projected benefit obligation.

   C-TEC sponsors a 401(k) savings plan covering substantially all employees of the Company who are not covered by collective bargaining agreements. Contributions made by the Company to the 401(k) plan are based on a specific percentage of employee contributions. Contributions charged to expense were $128 in 1996. Contributions charged to expense in 1997 prior to the Distribution were $107.

   In connection with the Distribution, the Company established a qualified saving plan under Section 401(k) of the Code. Contributions charged to expense in 1997 were $53. Contributions charged to expense for the period from January 1, 1998 to November 5, 1998 were $164.

11. Commitments and Contingencies

   Total rental expense, primarily for office space and pole rental, was $984, $908 and $1,077 for the year ended December 31, 1996, 1997 and for the period from January 1, 1998 to November 5, 1998, respectively. Rental commitments are expected to continue to approximate $1 million a year for the foreseeable future, including pole rental commitments which are cancelable.

   The Company is subject to the provisions of the Cable Television Consumer Protection and Competition Act of 1992, as amended, and the Telecommunications Act of 1996. The Company has either settled challenges or accrued for anticipated exposures related to rate regulation; however, there is no assurance that there will not be further additional challenges to its rates. The 1996 statements of operations include charges aggregating approximately $833 relating to cable rate regulation liabilities. No additional charges were incurred in the year ended December 31, 1997 and for the period from January 1, 1998 to November 5, 1998.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

   In the normal course of business, there are various legal proceedings outstanding. In the opinion of management, these proceedings will not have a material adverse effect on the financial condition or results of operations of the Company.

   The Company has agreed to indemnify RCN and C-TEC and their respective subsidiaries against any and all liabilities which arise primarily from or relate primarily to the management or conduct of the business of the Company prior to the effective time of the Distribution. The Company has also agreed to indemnify RCN and C-TEC and their respective subsidiaries against 20% of any liability which arises from or relates to the management or conduct prior to the effective time of the Distribution of the businesses of C-TEC and its subsidiaries and which is not a true C-TEC liability, a true RCN liability or a true Company liability.

   The Tax Sharing Agreement, by and among the Company, RCN and C-TEC (the "Tax Sharing Agreement"), governs contingent tax liabilities and benefits, tax contests and other tax matters with respect to tax returns filed with respect to tax periods, in the case of the Company, ending or deemed to end on or before the Distribution date. Under the Tax Sharing Agreement, adjustments to taxes that are clearly attributable to the Company group, the RCN group, or the C-TEC group will be borne solely by such group. Adjustments to all other tax liabilities will be borne 50% by C-TEC, 20% by the Company and 30% by RCN.

   Notwithstanding the above, if as a result of the acquisition of all or a portion of the capital stock or assets of the Company, the Distribution fails to qualify as a tax-free distribution under Section 355 of the Internal Revenue Code, then the Company will be liable for any and all increases in tax attributable thereto.

13. Affiliate and Related Party Transactions

   The Company has the following transactions with affiliates:

                                                 For the Year
                                                     Ended      For the Period
                                                 -------------      Ended
                                                  1996   1997  November 5, 1998
                                                 ------ ------ ----------------
      Corporate office costs allocated to the
       Company.................................. $3,498 $3,715      $1,866
      Cable staff and customer service costs
       allocated from RCN Cable.................  3,577  3,489       3,640
      Interest expense on affiliate notes....... 13,952  8,447         795
      Royalty fees charged by CTE...............    585    465         --
      Charges for engineering services..........    296    --          --
      Other affiliate expenses..................    189    171         157

   In addition, RCN has agreed to obtain programming from third party suppliers for Cable Michigan, the costs of which will be reimbursed to RCN by Cable Michigan. In those circumstances where RCN purchases third party programming on behalf of both RCN and the Company, such costs will be shared by each company, on a pro rata basis, based on each company's number of subscribers.

   At December 31, 1997 and November 5, 1998, the Company has accounts receivable from related parties of $166 and $396 respectively, for these transactions. At December 31, 1997 and November 5, 1998, the Company has accounts payable to related parties of $1,560 and $343 respectively, for these transactions.

   The Company had a note payable to RCN Corporation of $147,567 at December 31, 1996 primarily related to the acquisition of the Michigan cable operations and its subsequent operations. The Company repaid approximately $110,000 of this note payable in 1997. The remaining balance was transferred to shareholder's net investment in connection with the Distribution.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

14. Off Balance Sheet Risk and Concentration of Credit Risk

   The Company places its cash and temporary investments with high credit quality financial institutions. The Company also periodically evaluates the creditworthiness of the institutions with which it invests. The Company does, however, maintain unsecured cash and temporary cash investment balances in excess of federally insured limits.

   The Company's trade receivables reflect a customer base centered in the state of Michigan. The Company routinely assesses the financial strength of its customers; as a result, concentrations of credit risk are limited.

15. Disclosures about Fair value of Financial Instruments

   The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

     a. The fair value of the revolving credit agreement is considered to be equal to carrying value since the debt re-prices at least every six months and the Company believes that its credit risk has not changed from the time the floating rate debt was borrowed and therefore, would obtain similar rates in the current market.

     b. The fair value of the cash and temporary cash investments approximates fair value because of the short maturity of these instruments.

16. Quarterly Information (Unaudited)

   The Company estimated the following quarterly data based on assumptions which it believes are reasonable. The quarterly data may differ from quarterly data subsequently presented in interim financial statements.

                                             First   Second    Third   Fourth
   1998                                     Quarter  Quarter  Quarter  Quarter
   ----                                     -------  -------  -------  -------
   Revenue................................. $20,734  $22,311  $22,735  $ 8,741
   Operating income before depreciation,
    amortization, and management fees......   9,043   10,047   10,185   12,277
   Operating income (loss).................   7,000   (3,324)    (674)  (7,051)
   Net (loss)..............................  (1,401)  (5,143)  (2,375)  (1,615)
   Net (loss) per average Common Share.....   (0.20)   (0.75)   (0.34)    (.23)

   1997
   ----
   Revenue................................. $19,557  $20,673  $20,682  $20,387
   Operating income before depreciation,
    amortization, and management fees......   8,940    9,592    9,287    9,013
   Operating income (loss).................     275      809     (118)      69
   Net (loss)..............................     N/A      N/A      N/A   (1,107)
   Net (loss) per average Common Share.....     N/A      N/A      N/A  $  (.16)

   The fourth quarter information for the quarter ended December 31, 1998 includes the results of operations of the Company for the period from October 1, 1998 through November 5, 1998.

                       Report of Independent Accountants

To the Board of Managers
of Avalon Cable of New England LLC

   In our opinion, the accompanying balance sheets and the related statements of operations, changes in member's interest and of cash flows present fairly, in all material respects, the financial position of Avalon Cable of New England LLC (the "Company"), as of December 31, 1997 and 1998 and the results of its operations, changes in member's interest and its cash flows for the period from September 4, 1997 (inception) through December 31, 1997 and for the year ended December 31, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

New York, New York
March 30, 1999, except for Note 11, as to which the date is May 13, 1999

                        AVALON CABLE OF NEW ENGLAND LLC

                                 BALANCE SHEETS

                                                                 December 31,
                                                                 -------------
                             ASSETS                              1997   1998
                             ------                              ---- --------
                                                                 In thousands
Current assets:
  Cash.......................................................... $--  $    217
  Restricted cash...............................................  500      --
  Subscriber receivables, less allowance for doubtful accounts
   of $0 and $70................................................  --       847
  Prepaid expenses and other current assets.....................    4      121
                                                                 ---- --------
    Total current assets........................................  504    1,185
Property, plant and equipment, net..............................  --     6,310
Note receivable--affiliate......................................  --    15,171
Intangible assets, net..........................................  --    37,225
                                                                 ---- --------
    Total assets................................................ $504  $59,891
                                                                 ==== ========
               LIABILITIES AND MEMBER'S INTEREST
               ---------------------------------
Current liabilities:
  Current portion of long-term debt............................. $--  $     20
  Current portion of notes payable-affiliate....................  500      --
  Accounts payable and accrued expenses.........................  --       908
  Accounts payable, net--affiliate..............................  --       281
  Deferred revenue..............................................  --       717
  Accrued interest..............................................  --     4,605
                                                                 ---- --------
    Total current liabilities...................................  500    6,531
Long-term debt, net of current portion..........................  --   291,455
Note payable-affiliate..........................................  --     3,341
                                                                 ---- --------
    Total liabilities...........................................  500  301,327
                                                                 ---- --------
Commitments and contingencies (Note 9)
Member's interest:
  Member's capital..............................................  --    67,662
  In-substance distribution of proceeds from Senior Subordinated
   Notes of the Credit facility which are reflected in the
   financial statements of each of the three issuers (Note 8)...  --  (284,405)
  Retained earnings/(accumulated deficit).......................    4  (24,693)
                                                                 ---- --------
    Total member's interest.....................................    4 (241,436)
                                                                 ==== ========
    Total liabilities and member's interest..................... $504  $59,891
                                                                 ==== ========



   The accompanying notes are an integral part of these financial statements.

                        AVALON CABLE OF NEW ENGLAND LLC

                            STATEMENTS OF OPERATIONS

                                                For the Period       For the
                                            from September 4, 1997  Year Ended
                                             (inception) through   December 31,
                                              December 31, 1997        1998
                                            ---------------------- ------------
                                                       In thousands
Revenue:
  Basic services...........................         $  --            $ 3,857
  Premium services.........................            --                432
  Other....................................            --                241
                                                    ------           -------
    Total revenues.........................            --              4,530
Operating expenses:
  Selling, general and administrative......            --              1,433
  Programming..............................            --              1,283
  Technical and operations.................            --                233
  Depreciation and amortization............            --              1,569
                                                    ------           -------
Loss from operations.......................            --                 12
Other income (expense):
  Interest income..........................              4               177
  Interest expense.........................            --             (5,570)
                                                    ------           -------
Net income (loss) before the extraordinary
 loss on early extinguishment of debt......              4            (5,381)
Extraordinary loss on early extinguishment
 of debt...................................            --             (1,110)
                                                    ------           -------
    Net income (loss)......................         $    4           $(6,491)
                                                    ======           =======


   The accompanying notes are an integral part of these financial statements.

                        AVALON CABLE OF NEW ENGLAND LLC

                   STATEMENTS OF CHANGES IN MEMBER'S INTEREST

                                        In-substance
                                        distribution
                                      of proceeds from
                                     Senior Subordinated
                                      Notes and Credit
                                     Facility which are
                                      reflected in the
                                          financial        Retained
                                     statements of each   Earnings/     Total
                            Member's    of the three     (Accumulated Member's
                            Capital        issuers         Deficit)   Interest
                            -------- ------------------- ------------ ---------
                                               In thousands
Balance at September 4,
 1997 (inception).........  $   --        $     --         $    --    $     --
Net income................      --              --                4           4
                            -------       ---------        --------   ---------
Balance at December 31,
 1997.....................      --              --                4           4
Capital contribution from
 Holdings.................    4,862             --              --        4,862
Capital contribution from
 the Parent...............   62,800             --              --       62,800
Dividends paid to the
 Parent...................      --              --          (18,206)    (18,206)
Borrowings under the
 Senior Subordinated Notes
 and Credit Facility by
 other issuers............      --         (284,405)            --     (284,405)
Net loss..................      --              --           (6,491)     (6,491)
                            -------       ---------        --------   ---------
Balance at December 31,
 1998.....................  $67,662       $(284,405)       $(24,693)  $(241,436)
                            =======       =========        ========   =========



   The accompanying notes are an integral part of these financial statements.

                        AVALON CABLE OF NEW ENGLAND LLC

                            STATEMENTS OF CASH FLOWS

                                                For the Period       For the
                                            from September 4, 1997  Year Ended
                                             (inception) through   December 31,
                                              December 31, 1997        1998
                                            ---------------------- ------------
Cash flows from operating activities:
  Net income (loss)........................          $  4             $(6,491)
  Adjustments to reconcile net income to
   net cash provided by operating
   activities..............................
    Depreciation and amortization..........           --                1,618
  Changes in operating assets and
   liabilities
    Increase in subscriber and other
     receivables...........................           --                  (51)
    Increase in prepaid expenses and other
     assets................................            (4)               (150)
    Increase in accounts payable and
     accrued expenses......................           --                  794
    Increase in accounts payable, net--
     affiliate.............................           --                  281
    Increase in accrued interest...........           --                4,605
    Increase in deferred revenue...........           --                    7
                                                     ----           ---------
      Net cash provided by operating
       activities..........................           --                  613
                                                     ----           ---------
Cash flows from investing activities:
  Payments for acquisitions................           --              (38,591)
  Payment on note receivable-affiliate.....           --              (33,200)
  Proceeds from collection on note
   receivable--affiliate...................           --               18,130
  (Increase) decrease in restricted cash...          (500)                500
  Capital expenditures.....................           --                  (32)
                                                     ----           ---------
      Net cash used in investing
       activities..........................          (500)            (53,193)
                                                     ----           ---------
Cash flows from financing activities:
  Proceeds from issuance of note payable--
   affiliate...............................           500               3,341
  Proceeds from the issuance of the term
   loans and revolving credit facility.....           --               29,600
  Payments made on the term loans and
   revolving credit facility...............           --              (29,600)
  Dividends paid to the Parent.............           --              (18,206)
  Capital contributions....................           --               67,662
                                                     ----           ---------
      Net cash provided by financing
       activities..........................           500              52,797
                                                     ----           ---------
Increase in cash...........................           --                  217
Cash, beginning of period..................           --                  --
                                                     ----           ---------
Cash, end of period........................          $--            $     217
                                                     ====           =========
Non-cash financing activities:
  In-substance distribution of proceeds
   from senior subordinated notes and
   Credit Facility which are reflected in
   the financial statements of each of the
   three issuers...........................          $--            $(284,405)
                                                     ====           =========
Supplemental disclosures of cash flow
 information:
  Cash paid during the period for interest.          $--            $     916
                                                     ====           =========


   The accompanying notes are an integral part of these financial statements.

                        AVALON CABLE OF NEW ENGLAND LLC

                         NOTES TO FINANCIAL STATEMENTS
                                 (in thousands)

1. Basis of Presentation and Description of Business

   Avalon Cable of New England LLC (the "Company") was formed in Delaware in September 1997, as a wholly owned subsidiary of Avalon Cable of New England Holdings, Inc. ("Avalon New England Holdings"). Operations commenced in May 1998 in conjunction with the acquisition of AMRAC Clear View, A Limited Partnership ("Amrac") (Note 3).

   Avalon New England Holdings contributed $4,862 in cash to the Company in May and July, 1998, in order to partially fund the acquisitions of Amrac and Pegasus Cable Television, Inc. and Pegasus Cable Television of Connecticut, Inc. (collectively "Pegasus") (Note 3). On November 15, 1998, Avalon New England Holdings contributed its 100% interest in the Company to Avalon Cable LLC (the "Parent") in exchange for a membership interest in the Parent. In November 1998, the Parent made a $62,800 cash contribution to the Company, which was used to retire the Term Loans and revolving credit facility used to fund the Amrac and Pegasus acquisitions (Note 8) and to fund the loan to Avalon Cable Finance, Inc. ("Avalon Finance") (Note 10).

   The Company provides cable television service to the western New England area. The Company's cable television systems offer customer packages of basic and premium cable programming services which are offered at a per channel charge or are packaged together to form a tier of services offered at a discount from the combined channel rate. The Company's cable television systems also provide premium television services to their customers for an extra monthly charge. Customers generally pay initial connection charges and fixed monthly fees for cable programming and premium television services, which constitute the principal sources of revenue for the Company.

2. Summary of Significant Accounting Policies

 Use of estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and the disclosure for contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reported period. Actual results may vary from estimates used.

 Revenue recognition

   Revenue is recognized as cable television services are provided. Installation fee revenue is recognized in the period in which the installation occurs to the extent that direct selling costs meet or exceed installation revenues.

 Advertising costs

   Advertising costs are charged to operations as incurred. Advertising costs were $43 for the year ended December 31, 1998.

 Concentration of credit risk

   Financial instruments which potentially expose the Company to a concentration of credit risk include cash and subscriber and other receivables. The Company extends credit to customers on an unsecured basis in the normal course of business. The Company maintains reserves for potential credit losses and such losses, in the aggregate, have not historically exceeded management's expectations.

                        AVALON CABLE OF NEW ENGLAND LLC

 Property, plant and equipment

   Property, plant and equipment is stated at cost. Initial subscriber installation costs, including material, labor and overhead costs, are capitalized as a component of cable plant and equipment. The cost of disconnection and reconnection are charged to expense when incurred. Depreciation is computed for financial statement purposes using the straight-line method based upon the following lives:

      Vehicles......................................................     5 years
      Cable plant and equipment.....................................  5-12 years
      Office furniture and equipment................................  5-10 years
      Buildings and improvements.................................... 10-25 years

 Intangible assets

   Intangible assets represent the estimated fair value of cable franchises, and goodwill resulting from acquisitions. Goodwill is the excess of the purchase price over the fair value of the net assets acquired, determined through an independent appraisal. Deferred financing costs represent direct costs incurred to obtain long-term financing and are amortized to interest expense over the term of the underlying debt utilizing the effective interest method. Amortization is computed for financial statement purposes using the straight-line method based upon the following lives:

      Cable television franchises................................... 13-15 years
      Goodwill......................................................    15 years
      Non-compete agreement.........................................     5 years

 Accounting for impairments

   The Company follows the provisions of Statement of Financial Accounting Standards No. 121--"Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121").

   SFAS 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the Company estimates the net future cash flows expected to result from the use of the net asset and its eventual disposition. If the sum of the expected net future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized. Measurement of an impairment loss for long-lived assets and identifiable intangibles expected to be held and used is based on the fair value of the asset.

   No impairment losses have been recognized by the Company pursuant to SFAS
121.

 Disclosures about fair value of financial instruments

   The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate the value:

     a. The Company estimates that the fair value of all financial instruments at December 31, 1998 does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The fair value of the notes payable-affiliate are considered to be equal to carrying values since the Company believes that its credit risk has not changed from the time this debt instrument was executed and therefore, would obtain a similar rate in the current market.

                        AVALON CABLE OF NEW ENGLAND LLC

     b. The fair value of the cash and temporary cash investments approximates fair value because of the short maturity of these instruments.

 Income taxes

   The Company is not subject to federal and state income taxes since the income or loss of the Company is included in the tax returns of the Parent. Accordingly, no recognition has been given to income taxes in the accompanying financial statements of the Company.

3. Acquisitions

   On May 29, 1998, the Company acquired certain assets of Amrac for consideration of $8,124, including acquisition costs of $589. The acquisition was accounted for using the purchase method of accounting. Accordingly, the consideration was allocated to the net assets acquired based on the fair market values at the date of acquisition. The excess of the consideration paid over the estimated fair market value of the net assets acquired, or goodwill, was $256.

   On July 21, 1998, the Company acquired certain assets and liabilities from Pegasus Cable Television, Inc. and Pegasus Cable Television of Connecticut, Inc. (collectively, "Pegasus") for consideration of $30,467, including acquisition costs of $175. The acquisition was accounted for using the purchase method of accounting. Accordingly, the consideration was allocated to the net assets acquired based on the fair market values at the date of acquisition as determined through use of an independent appraisal. The excess of the consideration paid over the estimated fair market value of the net assets acquired, or goodwill, was $977.

   Unaudited pro forma results of operations of the Company for the year ended December 31, 1998, as if the acquisitions occurred on January 1, 1998.

                                                               December 31, 1998
                                                               -----------------
                                                                  (Unaudited)
      Revenues................................................      $ 8,573
                                                                    =======
      Loss from operations....................................      $  (628)
                                                                    =======
      Net loss................................................      $(5,310)
                                                                    =======

   In September 1998, the Company entered into a definitive agreement to purchase all of the cable systems of Taconic Technology Corporation ("Taconic") for approximately $8,525 (excluding transaction fees). As of December 31, 1998, the Company incurred $41 of transaction costs related to the acquisition of Taconic. This merger is expected to close in the second quarter of 1999.

4. Prepaid Expenses and Other Current Assets

   Prepaid expenses and other current assets consist of the following:

                                                                  December 31,
                                                                  -------------
                                                                   1997   1998
                                                                  ------ ------
      Installation supplies...................................... $  --  $   51
      Deferred transaction costs.................................    --      41
      Other......................................................      4     29
                                                                  ------ ------
                                                                  $    4 $  121
                                                                  ====== ======

                        AVALON CABLE OF NEW ENGLAND LLC

5. Property, Plant and Equipment

   Property, plant and equipment consists of the following:

                                                                  December 31,
                                                                 --------------
                                                                  1997    1998
                                                                 ------- ------
      Cable plant and equipment................................. $   --  $6,435
      Vehicles..................................................     --      97
      Office furniture and fixtures.............................     --      35
      Buildings and improvements................................     --      82
                                                                 ------- ------
                                                                     --   6,649
      Less: accumulated depreciation............................     --    (339)
                                                                 ------- ------
                                                                 $   --  $6,310
                                                                 ======= ======

   Depreciation expense was $339 for the year ended December 31, 1998.

6. Intangible Assets

   Intangible assets consist of the following:

                                                                  December 31,
                                                                 --------------
                                                                  1997   1998
                                                                 ------ -------
      Cable television franchises............................... $  --  $30,711
      Deferred financing costs..................................    --    6,470
      Goodwill .................................................    --    1,223
      Non-compete agreement.....................................    --      100
                                                                 ------ -------
                                                                         38,504
      Less: accumulated amortization............................    --   (1,279)
                                                                 ------ -------
                                                                 $  --  $37,225
                                                                 ====== =======

   Amortization expense was $1,279 for the year ended December 31, 1998.

7. Accounts Payable and Accrued Expenses

   Accounts payable and accrued expenses consist of the following:

                                                                  December 31,
                                                                 --------------
                                                                  1997   1998
                                                                 ------ -------
      Accrued programming costs................................. $  --  $   564
      Taxes payable.............................................    --      276
      Other.....................................................    --       68
                                                                 ------ -------
                                                                 $  --  $   908
                                                                 ====== =======

8. Debt

   At December 31, 1998, long-term debt consists of the following:

      Senior Subordinated Notes....................................... $150,000
      Credit facility.................................................  140,875
      Other note payable..............................................      600
                                                                       --------
                                                                        291,475
      Current portion.................................................       20
                                                                       --------
                                                                       $291,455
                                                                       ========

                        AVALON CABLE OF NEW ENGLAND LLC

  In-substance Distribution of the Proceeds From the Senior Subordinated Notes and Credit Facility

   The Subordinate Notes and a portion of the Credit Facility, deferred financing costs and associated interest expense are reflected in the Company's financial statements as well as a charge to the equity section representing an in-substance distribution of the proceeds from the Senior Subordinated Notes and a portion of the Credit Facility since all three of the issuers are severally and jointly liable for this debt. The Company has accrued interest on the outstanding balance. When one of the other issuers make an interest payment, the Company will reduce accrued interest payable and record an in-substance contribution to equity.

  Credit Facilities

   On May 28, 1998, the Company entered into a term loan and revolving credit agreement with a major commercial lending institution (the "Credit Agreement"). The Credit Agreement allowed for aggregate borrowings under Term Loans A and B (collectively, the "Term Loans") and a revolving credit facility of $30,000 and $5,000, respectively. The proceeds from the Term Loans and revolving credit facility were used to fund the acquisitions (Note 3) and to provide for the Company's working capital requirements.

   In December 1998, the Company retired the Term Loans and revolving credit agreement through the proceeds of a capital contribution from the Parent. The fees and associated costs relating to the early retirement of this debt was $1,110.

   On November 6, 1998, the Company became a co-borrower along with Avalon Cable of Michigan LLC ("Avalon Michigan") and Avalon Cable Finance, Inc. ("Avalon Finance"), affiliated companies, collectively referred to as the "Co-Borrowers") on a $320,888 senior credit facility, which includes term loan facilities consisting of (i) tranche A term loans of $120,888 and (ii) tranche B term loans of $170,000 and a revolving credit facility of $30,000 (collectively, the "Credit Facility"). Subject to compliance with the terms of the Credit Facility, borrowings under the Credit Facility will be available for working capital purposes, capital expenditures and pending and future acquisitions. The ability to advance funds under the tranche A term loan facility terminated on March 31, 1999. The tranche A term loans are subject to minimum quarterly amortization payments commencing on January 31, 2001 and maturing on October 31, 2005. The tranche B term loans are subject to minimum quarterly amortization payments commencing on January 31, 2001 with substantially all of tranche B term loans scheduled to be repaid in two equal installments on July 31, 2006 and October 31, 2006. The revolving credit facility borrowings are scheduled to be repaid on October 31, 2005.

   On November 6, 1998, Avalon Michigan borrowed $265,888 under the Credit Facility. In connection with the Senior Subordinated Notes offering, Avalon Michigan repaid $125,013 of the Credit Facility, and the availability under the Credit Facility was reduced to $195,000. Avalon Michigan had borrowings of $11,300 and $129,575 outstanding under the tranche A and tranche B term note facilities, respectively, and had available $30,000 for borrowings under the revolving credit facility.

   The interest rate under the Credit Facility is a rate based on either (i) the Base Rate (a rate per annum equal to the greater of the prime rate and the Federal Funds rate plus one-half of 1%) or (ii) the Eurodollar Rate (a rate per annum equal to the Eurodollar base rate divided by 1.00 less the Eurocurrency reserve requirement plus, in either case, the applicable margin. As of December 31, 1998, the applicable margin was (a) with respect to the tranche B term loans was 2.75% per annum for Base Rate loans and 3.75% per annum for Eurodollar loans and (b) with respect to tranche A term loans and the revolving credit facility was 2.00% per annum for Base Rate loans and 3.00% for Eurodollar loans. The applicable margin for the tranche A term loans and the revolving credit facility are subject to performance based grid pricing which is determined based upon the consolidated leverage ratio of the Co-Borrowers. The interest rate for tranche A and tranche B term loans outstanding at December 31, 1998 was 8.58% and 9.33%, respectively. Interest is payable on a quarterly basis. Accrued interest on the borrowings under the credit facility was $1,390 at December 31, 1998.

                        AVALON CABLE OF NEW ENGLAND LLC

   The Credit Facility contains restrictive covenants which among other things require the Co-Borrowers to maintain certain ratios including consolidated leverage ratios and the interest coverage ratio, fixed charge ratio and debt service coverage ratio.

   The obligations of the Co-Borrowers under the Credit Facility are secured by substantially all of the assets of the Co-Borrowers. In addition, the obligations of the Co-Borrowers under the Credit Facility are guaranteed by affiliated companies; Avalon Michigan Holdings, Inc., Avalon Cable Finance Holdings, Inc., Avalon New England Holdings, Avalon Holdings and the Parent.

   A Change of Control as defined under the credit facility agreement would constitute an event of default under the Credit Facility giving the lender the right to terminate the credit commitment and declare all amounts outstanding immediately due and payable.

 Subordinated Debt

   In December 1998, the Company became a co-issuer of a $150,000 principal balance Senior Subordinated Notes ("Subordinated Notes") offering and the Parent become a co-issuer of a $196,000, accreted value, Senior Discount Notes ("Senior Discount Notes") offering. In conjunction with these financings, the Company received $18,130 from Avalon Finance as a partial payment against the Company's note receivable--affiliate. Avalon Finance paid $75 in interest during the period ended December 31, 1998. The cash proceeds received of $18,206 was paid to the Parent as a dividend.

   The Subordinated Notes mature on December 1, 2008, and interest accrues at a rate of 9.375% per annum. Interest is payable semi-annually in arrears on June 1 and December 1 of each year, commencing on June 1, 1999.

   The Subordinated Notes will not be redeemable at the Co-Borrowers' option prior to December 1, 2003. Thereafter, the Subordinated Notes will be subject to redemption at any time at the option of the Co-Borrowers, in whole or in part at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

         Year                                         Percentage
         ----                                         ----------
         2003........................................  104.688%
         2004........................................  103.125%
         2005........................................  101.563%
         2006 and thereafter.........................  100.000%

   The scheduled maturities of the long-term debt are $2,000 in 2001, $4,000 in 2002, $7,000 in 2003, and the remainder thereafter.

   At any time prior to December 1, 2001, the Co-Borrowers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Senior Subordinate Notes originally issued under the Indenture at a redemption price equal to 109.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of any equity offering and/or the net cash proceeds of a strategic equity investment; provided that at least 65% of the aggregate principal amount at maturity of Senior Subordinated Notes originally issued remain outstanding immediately after each such redemption.

   As used in the preceding paragraph, "Equity Offering and Strategic Equity Investment" means any public or private sale of Capital Stock of any of the Co-Borrowers pursuant to which the Co-Borrowers together receive net proceeds of at least $25 million, other than issuances of Capital Stock pursuant to employee benefit plans or as compensation to employees; provided that to the extent such Capital Stock is issued by the Co-Borrowers, the net cash proceeds thereof shall have been contributed to one or more of the Co-Borrowers in the form of an equity contribution.

                        AVALON CABLE OF NEW ENGLAND LLC

   The Indentures provide that upon the occurrence of a change of control (a "Change of Control") each holder of the Subordinated Notes has the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Subordinated Notes at an offer price in cash equal to 101% of the aggregate principal amount thereon plus accrued and unpaid interest and Liquidated Damages (as defined in the Indentures) thereof, if any, to the date of purchase.

 Note Payable

   In conjunction with the Amrac acquisition, the Company issued a note payable to Amrac for $500 which is due on May 29, 2003, and bears interest at a rate of 7% per annum (which approximates the Company's incremental borrowing rate) payable annually. Additionally, the Company entered into $100 non-compete agreement with the President of Amrac. The agreement calls for five annual payments of $20, commencing on May 29, 1999.

9. Commitments and Contingencies

 Leases

   The Company rents poles from utility companies for use in its operations. While rental agreements are generally short-term, the Company anticipates such rentals will continue in the future. The Company also leases office facilities and various items of equipment under month-to-month operating leases. Rent expense was $15 for the year ended December 31, 1998. Future minimum payments on equipment and office facilities leased under non-cancelable operating lease commitments approximates $25, $21, $14, $9 and $9 for the five years ended December 31, 2004.

 Legal matters

   The Company is subject to regulation by the Federal Communications Commission ("FCC") and other franchising authorities.

   From time to time, the Company is also involved with claims that arise in the normal course of business. In the opinion of management, the ultimate liability with respect to these claims will not have a material adverse effect on the operations, cash flows or financial position of the Company.

10. Related Party Transactions and Balances

   The Parent provides substantial support services such as finance, accounting and human resources to the Company and Avalon Michigan. All shared costs are allocated on the basis of average time spent servicing each entity. In the opinion of management, the methods used in allocating costs from Avalon Cable LLC are reasonable; however, the costs of these services as allocated are not necessarily indicative of the costs that would have been incurred by the combined operations on a stand-alone basis.

   For the period ended December 31, 1998, allocated charges for Parent support services was $350. At December 31, 1998, the Company had an accounts payable, net--affiliate balance of $281. This balance is comprised of an account receivable balance from Avalon Cable Holdings of $407 and accounts payable balances of $340 and $348 with Avalon Cable Michigan and the Parent, respectively.

   In November 1998, the Company loaned $33,200 to Avalon Cable Finance, Inc. ("Avalon Finance"). This note is recorded as note receivable--affiliate on the balance sheet at December 31, 1998. The note matures on December 31, 2001. Interest accrues at a rate of 4.47% per year. During 1998, the Company received a payment of $18,130 with the remainder payable on December 31, 2001. Accrued interest receivable of $102 has been recorded in connection with this note at December 31, 1998.

                        AVALON CABLE OF NEW ENGLAND LLC

   In order to complete the acquisition of Amrac and Pegasus, the Company received $3,341 from Avalon Holdings. In consideration for this amount, the Company executed a note payable to Avalon Holdings. This note is recorded as note payable--affiliate on the balance sheet at December 31, 1998. Interest accrues at a rate of 5.57% per year and the Company has recorded accrued interest on this note of $100 at December 31, 1998.

11. Subsequent Event

   In May 1999, the Company signed an agreement with Charter Communications, Inc. under which Charter Communications agreed to purchase the Company's cable television systems and assume some of their debt. The acquisition by Charter Communication is subject to regulatory approvals. The Company expects to consummate this transaction in the fourth quarter of 1999.

   This agreement, if closed, would constitute a change in control under the indentures pursuant to which the Senior Subordinated Notes and the Senior Discount Notes (collectively, the "Notes") were issued. The Indentures provide that upon the occurrence of a Change of Control each holder of the Notes has the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereon (or 101% of the accreted value for the Senior Discount Notes as of the date of purchase if prior to the full accretion date) plus accrued and unpaid interest and Liquidated Damages (as defined in the Indentures) thereof, if any, to the date of purchase.

   This agreement, if closed, would represent a Change of Control which, on the closing date, constitutes an event of default under the Credit Facility giving the lender the right to terminate the credit commitment and declare all amounts outstanding immediately due and payable. Charter Communications has agreed to repay all amounts due under the Credit Facility or cause all events of default under the Credit Facility arising from the Change of Control to be waived.

                AVALON CABLE OF NEW ENGLAND LLC AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                 (In thousands)

                                                       December 31,  March 31,
                                                           1998        1999
                                                       ------------ -----------
                                                                    (unaudited)
Assets
Current assets
  Cash................................................  $     217    $   1,303
  Subscriber receivables, less allowance for doubtful
   accounts of $70 and $81............................        847          818
  Prepaid expenses and other current assets...........        121          142
                                                        ---------    ---------
    Total current assets..............................      1,185        2,263
Property, plant and equipment, net....................      6,310        6,388
Note receivable--affiliate............................     15,171       15,338
Intangible assets, net................................     37,225       38,991
                                                        ---------    ---------
    Total assets......................................  $  59,891    $  62,980
                                                        =========    =========
Liabilities and Members' Interest
Current liabilities
  Current portion of long-term debt...................  $      20    $      20
  Accounts payable and accrued expenses...............        908          996
  Accounts payable, net--affiliate....................        281          394
  Deferred revenue....................................        717          733
  Accrued interest....................................      4,605       12,698
                                                        ---------    ---------
    Total current liabilities.........................      6,531       14,841
Long-term debt, net of current portion................    291,455      327,955
Note payable--affiliate                                     3,341          --
                                                        ---------    ---------
    Total liabilities.................................    301,327      342,796
                                                        ---------    ---------
Commitments and contingencies (Note 5)
Members' interest
  Members' capital....................................     67,662       71,003
  In-substance distribution of proceeds from Senior
   Subordinated Notes and a portion of the Credit
   Facility which are reflected in the financial
   statements of each of the three issuers............   (284,405)    (318,005)
  Accumulated deficit.................................    (24,693)     (32,814)
                                                        ---------    ---------
    Total members' interest...........................   (241,436)    (279,816)
                                                        ---------    ---------
    Total liabilities and members' interest...........  $  59,891    $  62,980
                                                        =========    =========



  The accompanying notes are an integral part of these consolidated financial statements.

                AVALON CABLE OF NEW ENGLAND LLC AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                 (In thousands)

                                                      For the        For the
                                                   Quarter Ended  Quarter Ended
                                                   March 31, 1998 March 31, 1999
                                                   -------------- --------------
                                                            (unaudited)
Revenue
  Basic services..................................      $--          $ 1,983
  Premium services................................       --              164
  Other...........................................       --              192
                                                        ----         -------
    Total revenues................................       --            2,339
Operating expenses
  Selling, general and administrative.............       --              450
  Programming.....................................       --              557
  Technical and operations........................       --              322
  Depreciation and amortization...................       --              747
                                                        ----         -------
Income from operations............................       --              263
Other income (expense)
  Interest income.................................         1             167
  Interest expense................................       --           (8,551)
                                                        ----         -------
    Net income (loss).............................      $  1         $(8,121)
                                                        ====         =======


  The accompanying notes are an integral part of these consolidated financial statements.

                AVALON CABLE OF NEW ENGLAND LLC AND SUBSIDIARIES

             CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS' INTEREST

                                 (In thousands)

                                   In-substance distribution
                                    of proceeds from senior
                                    subordinated notes and a
                                     portion of the Credit
                                       Facility which are
                                   reflected in the financial                Total
                          Members' statements of each of the  (Accumulated Members'
                          Capital        three issuers          Deficit)   Interest
                          -------- -------------------------- ------------ ---------
                                                 (unaudited)
Balance at December 31,
 1998...................  $67,662          $(284,405)           $(24,693)  $(241,436)
Cancellation of note
 payable to Parent......    3,341                --                  --        3,341
Additional borrowings
 under Credit Facility
 by other issuers.......      --             (33,600)                --      (33,600)
Net income for the
 quarter ended March 31,
 1999...................      --                 --               (8,121)     (8,121)
                          -------          ---------            --------   ---------
Balance at March 31,
 1999...................  $71,003          $(318,005)           $(32,814)  $(279,816)
                          =======          =========            ========   =========





  The accompanying notes are an integral part of these consolidated financial statements.

                AVALON CABLE OF NEW ENGLAND LLC AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                 (In thousands)

                                                 Quarter Ended  Quarter Ended
                                                 March 31, 1998 March 31, 1999
                                                 -------------- --------------
                                                  (unaudited)    (unaudited)
Cash flows from operating activities
  Net income (loss).............................    $      1       $ (8,121)
  Adjustments to reconcile net income (loss) to
   net cash provided by operating activities
    Depreciation and amortization...............          --          1,138
  Changes in operating assets and liabilities
    Decrease in subscriber and other
     receivables................................          --            135
    Increase in prepaid expenses and other
     assets.....................................          (1)          (177)
    Increase in accounts payable and accrued
     expenses...................................          --            245
    Increase in accounts payable, net--
     affiliate..................................          --            113
    Increase in accrued interest................          --          8,093
    Increase in deferred revenue................          --             16
    Increase in note receivable.................          --           (167)
                                                    --------       --------
      Net cash provided by operating activities.          --          1,275
                                                    --------       --------
Cash flows from investing activities
  Payments for acquisition......................          --         (2,948)
  Capital expenditures..........................          --           (141)
                                                    --------       --------
      Net cash used in investing activities.....          --         (3,089)
                                                    --------       --------
Cash flows from financing activities
  Proceeds from the issuance of long-term debt..          --          2,900
                                                    --------       --------
      Net cash provided by financing activities.          --          2,900
                                                    --------       --------
Increase in cash................................          --          1,086
Cash, beginning of period.......................          --            217
                                                    --------       --------
Cash, end of period.............................    $     --       $  1,303
                                                    ========       ========
Non-cash investing and financing activities
 Cancellation of note payable--affiliate........    $     --       $  3,341
                                                    ========       ========
 Additional in-substance distribution of
 proceeds from borrowings on the Credit Facility
 related to Avalon Michigan borrowings reflected
 in the financial statements of each of the
 issuers........................................                   $ 33,600
                                                    ========       ========


  The accompanying notes are an integral part of these consolidated financial statements.

                AVALON CABLE OF NEW ENGLAND LLC AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 (In thousands)

1. Description of Business

   Avalon Cable of New England LLC (the "Company") was formed in Delaware in September 1997, and is a wholly owned subsidiary of Avalon Cable LLC (the "Parent").

   The Company commenced operations in May 1998 and provides cable television service to the western New England area. The Company's cable television systems offer customer packages of basic and premium cable programming services which are offered at a per channel charge or are packaged together to form a tier of services offered at a discount from the combined channel rate. The Company's cable television systems also provide premium television services to their customers for an extra monthly charge. Customers generally pay initial connection charges and fixed monthly fees for cable programming and premium television services, which constitute the principal sources of revenue for the Company.

   In the first quarter of 1999, the Company formed Avalon.com, a wholly-owned subsidiary. Avalon.com plans to provide internet services to customers in the New England and Michigan cable areas served by the Company or Avalon Cable of Michigan LLC, a wholly-owned subsidiary of the Parent.

2. Basis of Presentation

   Pursuant to the rules and regulations of the Securities and Exchange Commission, certain financial information has been condensed and certain footnote disclosures have been omitted. Such information and disclosures are normally included in financial statements prepared in accordance with generally accepted accounting principles.

   The consolidated financial statements herein include the accounts of the Company and its wholly owned subsidiary Avalon.com LLC which was formed on January 21, 1999.

   These condensed financial statements should be read in conjunction with the Company's audited financial statements at December 31, 1998 and the notes thereto included elsewhere herein.

   The financial statements as of March 31, 1999 and for the three month periods ended March 31, 1999 and 1998 are unaudited; however, in the opinion of management, such statements include all adjustments necessary to present fairly the financial information included therein.

3. Acquisitions

   On March 11, 1999, the Company through its wholly owned subsidiary, Avalon.com LLC, acquired Novagate Communication Corporation ("Novagate") for a purchase price of $2,900 through advances from the credit facility.

   The acquisition has been accounted for as a purchase and the results of Novagate have been included in the accompanying financial statements since the date of the acquisition. Accordingly, the consideration was

                AVALON CABLE OF NEW ENGLAND LLC AND SUBSIDIARIES

                                 (In thousands)
allocated to the net assets based on their respective fair market values. The excess of the consideration paid over the estimated fair market values of the net assets acquired, or goodwill, was $2,687 and is being amortized using the straight line method over 15 years.

4. Note payable--affiliate

   In 1998 the Company received $3,341 from Avalon Cable Holdings LLC, an affiliated company under common control, to fund certain acquisitions. In consideration for this amount, the Company executed a note payable to Avalon Cable Holdings LLC. In March 1999, pursuant to a plan of reorganization by the Company and affiliated companies under common control, the note payable was canceled in exchange for equity in the Company.

5. Commitments and Contingencies

 Pending Acquisition

   In September 1998, the Company entered into a definitive agreement to purchase all of the cable systems of Taconic Technology Corporation ("Taconic") for approximately $8,525 (excluding transaction fees). This Merger is expected to close in the second quarter of 1999.

 Legal Matters

   The Company is subject to the provisions of the Cable Television Consumer Protection and Competition Act of 1992, as amended, and the Telecommunications Act of 1996. The Company has either settled challenges or accrued for anticipated exposures related to rate regulation; however, there is no assurance that there will not be further additional challenges to its rates.

   From time to time, the Company is also involved with claims that arise in the normal course of business. In the opinion of management, the ultimate liability with respect to these claims will not have a material adverse effect on the operations, cash flows or financial position of the Company.

6. Subsequent Event

   In May 1999, the Company signed an agreement with Charter Communications, Inc. under which Charter Communications agreed to purchase Avalon Cable LLC's cable television systems and assume some of their debt. The acquisition by Charter Communications is subject to regulatory approvals. We expect to consummate this transaction in the fourth quarter of 1999.

   This agreement, if closed, would constitute a change in control under the Indenture pursuant to which the Senior Subordinated Notes (the "Notes") were issued. The Indenture provides that upon the occurrence of a change of control of the Company (a "Change of Control") each holder of the Notes has the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereon plus accrued and unpaid interest and Liquidated Damages (as defined in the Indenture) thereof, if any, to the date of purchase.

   This agreement, if closed, would represent a Change of Control which, on the closing date, constitutes an event of default under the Credit Facility giving the lender the right to terminate the credit commitment and declare all amounts outstanding immediately due and payable. Charter Communications has agreed to repay all amounts due under the credit facility or cause all events of default under the credit facility arising from a change of control to be waived.

   On April 1, 1999, Avalon.com completed the purchase of Traverse Internet for $2,400.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Managers
of Avalon Cable of New England LLC

   In our opinion, the accompanying balance sheet and the related statements of operations, partners' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Amrac Clear View, a Limited Partnership, (the "Partnership"), as of May 28, 1998 and the results of its operations and its cash flows for the period ended May 28, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Boston, Massachusetts
September 11, 1998

                    AMRAC CLEAR VIEW, A LIMITED PARTNERSHIP

                                 BALANCE SHEET
                                  May 28, 1998

                                     ASSETS

Current Assets
  Cash and cash equivalents......................................... $  415,844
  Subscribers and other receivables, net of allowance for doubtful
   accounts of $16,445..............................................     45,359
  Prepaid expenses and other current assets.........................    129,004
                                                                     ----------
    Total current assets............................................    590,207
Property, plant and equipment, net..................................    483,134
                                                                     ----------
                                                                     $1,073,341
                                                                     ==========

                        LIABILITIES AND PARTNERS' EQUITY

Accounts payable.................................................... $   57,815
Accrued expenses....................................................     84,395
                                                                     ----------
    Total current liabilities.......................................    142,210
                                                                     ----------
Commitments and contingencies (Note 7)
Partners' equity....................................................    931,131
                                                                     ----------
                                                                     $1,073,341
                                                                     ==========




   The accompanying notes are an integral part of these financial statements.

                    AMRAC CLEAR VIEW, A LIMITED PARTNERSHIP

                            STATEMENT OF OPERATIONS
            For the period from January 1, 1998 through May 28, 1998

Revenue:
  Basic services...................................................... $651,878
  Premium services....................................................   78,365
  Other...............................................................   49,067
                                                                       --------
                                                                        779,310
                                                                       --------
Operating expenses:
  Programming.........................................................  193,093
  Selling, general and administrative.................................  151,914
  Technical and operations............................................   98,628
  Depreciation and amortization.......................................   47,268
  Management fees.....................................................   41,674
                                                                       --------
Income from operations................................................  246,733
Interest income.......................................................    2,319
Interest (expense)....................................................   (1,871)
                                                                       --------
Net income............................................................ $247,181
                                                                       ========




   The accompanying notes are an integral part of these financial statements.

                    AMRAC CLEAR VIEW, A LIMITED PARTNERSHIP

               STATEMENT OF CHANGES IN PARTNERS' EQUITY (DEFICIT)
            For the period from January 1, 1998 through May 28, 1998

                                            Class A  Class B  Investor
                                   General  Limited  Limited  Limited
                                   Partner  Partner  Partner  Partners  Total
                                   -------  -------  -------  -------- --------
Partners' (deficit) equity at
 December 31, 1997................ $(6,756) $(6,756) $(2,703) $700,165 $683,950
Net income........................   6,180    6,180    2,472   232,349  247,181
                                   -------  -------  -------  -------- --------
Partners' equity at May 28, 1998.. $  (576) $  (576) $  (231) $932,514 $931,131
                                   -------  -------  -------  -------- --------





   The accompanying notes are an integral part of these financial statements.

                    AMRAC CLEAR VIEW, A LIMITED PARTNERSHIP

                            STATEMENT OF CASH FLOWS
            For the period from January 1, 1998 through May 28, 1998

Cash flows from operating activities
  Net income........................................................ $ 247,181
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Depreciation and amortization...................................    47,268
  Changes in operating assets and liabilities:
    Decrease in subscribers and other receivables...................    21,038
    Increase in prepaid expenses and other current assets...........   (52,746)
    Increase in accounts payable....................................     9,866
    Increase in accrued expenses....................................     3,127
                                                                     ---------
        Net cash provided by operating activities...................   275,734
                                                                     ---------
Cash flows for investing activities
  Capital expenditures..............................................   (61,308)
                                                                     ---------
Cash flows for financing activities
  Repayment of long-term debt.......................................  (560,500)
                                                                     ---------
Net increase in cash and cash equivalents...........................  (346,074)
                                                                     ---------
Cash and cash equivalents, beginning of the period..................   761,918
                                                                     ---------
Cash and cash equivalents, end of the period........................ $ 415,844
                                                                     =========
Supplemental disclosures
  Cash paid during the period for:
    Interest........................................................ $   6,939
                                                                     =========



   The accompanying notes are an integral part of these financial statements.

                    AMRAC CLEAR VIEW, A LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

1. Organization and Nature of Business

   The Partnership is a Massachusetts limited partnership created pursuant to a Limited Partnership Agreement, dated as of October 1, 1986, as amended (the "Partnership Agreement"), by and among (1) Amrac Telecommunications as the general partner (the "General Partner"), (2) Clear View Cablevision, Inc. as the class A limited partner (the "Class A Limited Partner"), (3) Schuparra Properties, Inc., as the class B limited partner (the "Class B Limited Partner"), and (4) those persons admitted to the Partnership from time to time as investor limited partners (the "Investor Limited Partner").

   The Partnership provides cable television service to the towns of Hadley and Belchertown located in western Massachusetts. At May 28, 1998, the Partnership provided services to approximately 5,100 customers residing in those towns.

   The Partnership's cable television systems offer customer packages of basic and cable programming services which are offered at a per channel charge or are packaged together to form a tier of services offered at a discount from the combined channel rate. The Partnership's cable television systems also provide premium television services to their customers for an extra monthly charge. Customers generally pay initial connection charges and fixed monthly fees for cable programming and premium television services, which constitute the principal sources of revenue for the Partnership.

   On October 7, 1997, the Partnership entered into a definitive agreement with Avalon Cable of New England LLC ("Avalon New England") whereby Avalon New England would purchase the assets and operations of the Partnership for $7,500,000. This transaction was consummated and became effective on May 29, 1998. The assets and liabilities at May 28, 1998, have not been adjusted or reclassified to reflect this transaction.

2. Summary of Significant Accounting Policies

 Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and the disclosure for contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reported period. Actual results may vary from estimates used.

 Cash and Cash Equivalents

   Cash and cash equivalents include highly liquid investments purchased with an initial maturity of three months or less.

 Revenue Recognition

   Revenue is recognized as cable television services are provided.

 Concentration of Credit Risk

   Financial instruments which potentially expose the Partnership to a concentration of credit risk include cash, cash equivalents and subscriber and other receivables. The Partnership does not believe that such deposits are subject to any unusual credit risk beyond the normal credit risk associated with operating its business. The Partnership extends credit to customers on an unsecured basis in the normal course of business. The Partnership maintains reserves for potential credit losses and such losses, in the aggregate, have not historically exceeded management's expectations.

                    AMRAC CLEAR VIEW, A LIMITED PARTNERSHIP

 Property and Equipment

   Property and equipment is stated at cost. Initial subscriber installation costs, including material, labor and overhead costs, are capitalized as a component of cable plant and equipment. Depreciation is computed for financial statement purposes using the straight-line method based upon the following lives:

      Cable plant and equipment................................... 10 years
      Office furniture and equipment.............................. 5 to 10 years
      Vehicles.................................................... 6 years

 Financial Instruments

   The Partnership estimates that the fair value of all financial instruments at May 28, 1998 does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet.

 Income Taxes

   The Partnership is not subject to federal and state income taxes. Accordingly, no recognition has been given to income taxes in the accompanying financial statements of the Partnership since the income or loss of the Partnership is to be included in the tax returns of the individual partners.

 Allocation of Profits and Losses and Distributions of Cash Flow

   Partnership profits and losses (other than those arising from capital transactions, described below) and distributions of cash flow are allocated 94% to the Investor Limited Partners, 2.5% to the Class A Limited Partner, 1% to the Class B Limited Partner and 2.5% to the General Partner until Payout (as defined in the Partnership Agreement) and after Payout, 65% to the Investor Limited Partners, 15% to the Class A Limited Partner, 5% to the Class B Limited Partner and 15% to the General Partner.

   Partnership profits and capital transactions are allocated first, in proportion to the partners' respective capital accounts until their respective account balances are zero and second, in proportion to any distributed cash proceeds resulting from the capital transaction and third, any remaining profit, if any, is allocated 65% to the Investor Limited Partners, 15% to the Class A Limited Partner, 5% to the Class B Limited Partner, and 15% to the General Partner.

   Partnership losses from capital transactions are allocated first, in proportion to the partners' respective capital accounts until their respective account balances are zero and, second, any remaining loss, if any, is allocated 65% to the Investor Limited Partners, 15% to the Class A Limited Partner, 5% to the Class B Limited Partner, and 15% to the General Partner.

 New Accounting Pronouncements

   In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and display of comprehensive income and its components in financial statements. SFAS No. 130 states that comprehensive income includes reported net income of a company, adjusted for items that are currently accounted for as direct entries to equity, such as the net unrealized gain or loss on securities available for sale. SFAS No. 130 is effective for both interim and annual periods beginning after December 15, 1997. Management does not anticipate that adoption of SFAS No. 130 will have a material effect on the financial statements.

                    AMRAC CLEAR VIEW, A LIMITED PARTNERSHIP

   In June 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," which establishes standards for reporting by public companies about operating segments of their business. SFAS No. 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. SFAS No. 131 is effective for periods beginning after December 15, 1997. Management does not anticipate that the adoption of SFAS No. 131 will have a material effect on the financial statements.

3. Prepaid Expenses and Other Current Assets

   At May 28, 1998, prepaid expenses and other current assets consist of the following:

      Deferred transaction costs...................................... $ 91,024
      Other...........................................................   37,980
                                                                       --------
                                                                       $129,004
                                                                       ========

   Deferred transaction costs consist primarily of attorney fees related to the sale of assets of the Partnership (Note 1).

4. Property, Plant and Equipment

   At May 28, 1998, property, plant and equipment consists of the following:

      Cable plant and equipment.................................... $ 3,460,234
      Office furniture and equipment...............................      52,531
      Vehicles.....................................................      32,468
                                                                    -----------
                                                                      3,545,233
      Accumulated depreciation.....................................  (3,062,099)
                                                                    -----------
                                                                    $   483,134
                                                                    ===========

   Depreciation expense was $47,018 for the period from January 1, 1998 through May 28, 1998.

5. Accrued Expenses

   At May 28, 1998, accrued expenses consist of the following:

      Accrued compensation and benefits................................ $17,004
      Accrued programming costs........................................  24,883
      Accrued legal costs..............................................  25,372
      Other............................................................  17,136
                                                                        -------
                                                                        $84,395
                                                                        =======

6. Long-Term Debt

   The Partnership repaid its term loan, due to a bank, on January 15, 1998. Interest on the loan was paid monthly and accrued at the bank's prime rate plus 2% (10.5% at December 31, 1997). The loan was collateralized by substantially all of the assets of the Partnership and a pledge of all partnership interests. The total principal outstanding at December 31, 1997 was $560,500.

                    AMRAC CLEAR VIEW, A LIMITED PARTNERSHIP

7. Commitments and Contingencies

   The Partnership rents poles from utility companies for use in its operations. These rentals amounted to approximately $15,918 of rent expense during the period. While rental agreements are generally short-term, the Partnership anticipates such rentals will continue in the future. The Partnership leases office facilities and various items of equipment under month-to-month operating leases. Rental expense under operating leases amounted to $8,171 during the period.

   The operations of the Partnership are subject to regulation by the Federal Communications Commission and various franchising authorities.

   From time to time the Partnership is also involved with claims that arise in the normal course of business. In the opinion of management, the ultimate liability with respect to these claims will not have a material adverse effect on the operations, cash flows or financial position of the Partnership.

8. Related Party Transactions

   The General Partner provides management services to the Partnership for which it receives a management fee of 5% of revenue. The General Partner also allocates, in accordance with a management agreement, certain general, administrative and payroll costs to the Partnership. For the period from January 1, 1998 through May 28, 1998, management fees totaled $41,674 and allocated general, administrative and payroll costs totaled $3,625, which are included in selling general and administrative expenses.

   The Partnership believes that these fees and allocations were made on a reasonable basis. However, the amounts paid are not necessarily indicative of the level of expenses that might have been incurred had the Partnership contracted directly with third parties. The Partnership has not attempted to obtain quotes from third parties to determine what the cost of obtaining such services from third parties would have been.

                          INDEPENDENT AUDITORS' REPORT

To the Partners of
AMRAC CLEAR VIEW, A LIMITED PARTNERSHIP

   We have audited the accompanying balance sheets of Amrac Clear View, a Limited Partnership as of December 31, 1996 and 1997, and the related statements of net earnings, changes in partners' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on the financial statements based on our audit.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Amrac Clear View, a Limited Partnership as of December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

Greenfield, Altman, Brown, Berger & Katz, P.C.

Canton, Massachusetts
February 13, 1998

                    AMRAC CLEAR VIEW, A LIMITED PARTNERSHIP

                                 BALANCE SHEETS

                         At December 31, 1996 and 1997

                          ASSETS                              1996       1997
                          ------                           ---------- ----------
Current assets:
  Cash and cash equivalents............................... $  475,297 $  761,918
  Subscribers and other receivables, net of allowance for
   doubtful accounts of $2,500 in 1996 and $3,000 in 1997.     49,868     66,397
  Prepaid expenses:
    Legal.................................................        --      53,402
    Miscellaneous.........................................     28,016     20,633
                                                           ---------- ----------
      Total current assets................................    553,181    902,350
                                                           ---------- ----------
Property and equipment, net of accumulated depreciation
 $2,892,444 in 1996 and $3,015,081 in 1997................    473,438    468,844
                                                           ---------- ----------
Other assets:
  Franchise cost, net of accumulated amortization of
   $6,757 in 1996 and $7,417 in 1997......................      3,133      2,473
  Deferred financing costs, net of accumulated
   amortization of $60,247 in 1996 and $73,447 in 1997....     13,200        --
                                                           ---------- ----------
                                                               16,333      2,473
                                                           ---------- ----------
                                                           $1,042,952 $1,373,667
                                                           ========== ==========
             LIABILITIES AND PARTNERS' EQUITY
             --------------------------------
Current liabilities:
  Current maturities of long-term debt.................... $  356,500 $  397,500
  Accounts payable--trade.................................     34,592     47,949
  Accrued expenses:
  Utilities...............................................     59,668        --
  Miscellaneous...........................................     50,074     81,268
                                                           ---------- ----------
      Total current liabilities...........................    500,834    526,717
                                                           ---------- ----------
Long-term debt, net of current maturities.................    488,000    163,000
                                                           ---------- ----------
Commitments and contingencies (Note 4)
Partners' equity..........................................     54,118    683,950
                                                           ---------- ----------
                                                           $1,042,952 $1,373,667
                                                           ========== ==========


                       See notes to financial statements

                    AMRAC CLEAR VIEW, A LIMITED PARTNERSHIP

                           STATEMENTS OF NET EARNINGS

              For the years ended December 31, 1995, 1996 and 1997

                                                 1995       1996        1997
                                              ---------- ----------  ----------
Revenues....................................  $1,701,322 $1,807,181  $1,902,080
Less cost of service........................     644,736    656,881     687,433
                                              ---------- ----------  ----------
Net revenues................................   1,056,586  1,150,300   1,214,647
                                              ---------- ----------  ----------
Operating expenses excluding management fees
 and depreciation and amortization..........     330,574    388,284     351,031
Management fees.............................      94,317     96,742     101,540
Depreciation and amortization...............     330,913    340,166     136,497
                                              ---------- ----------  ----------
                                                 755,804    825,192     589,068
                                              ---------- ----------  ----------
Earnings from operations....................     300,782    325,108     625,579
                                              ---------- ----------  ----------
Other expenses (income):
  Interest income...........................                 (7,250)    (23,996)
  Interest expense..........................     130,255     98,603      70,738
  Utility refunds...........................                            (50,995)
                                              ---------- ----------  ----------
                                                 130,255     91,353      (4,253)
                                              ---------- ----------  ----------
Net earnings................................  $  170,527 $  233,755  $  629,832
                                              ========== ==========  ==========



                       See notes to financial statements

                    AMRAC CLEAR VIEW, A LIMITED PARTNERSHIP

               STATEMENT OF CHANGES IN PARTNERS' EQUITY (DEFICIT)

              For the years ended December 31, 1995, 1996 and 1997

                                      Class A   Class B   Investor
                            General   Limited   Limited    Limited
                            Partner   Partner   Partner   Partners     Total
                            --------  --------  --------  ---------  ---------
Partners' deficit at
 December 31, 1994......... $(31,012) $(31,012) $(12,405) $(211,905) $(286,334)
Net earnings for the year..    4,263     4,263     1,705    160,296    170,527
Partners' distributions
 during the year...........   (1,596)   (1,596)     (638)   (60,000)   (63,830)
                            --------  --------  --------  ---------  ---------
Partners' deficit at
 December 31, 1995.........  (28,345)  (28,345)  (11,338)  (111,609)  (179,637)
Net earnings for the year..    5,844     5,844     2,337    219,730    233,755
                            --------  --------  --------  ---------  ---------
Partners' equity (deficit)
 at December 31, 1996......  (22,501)  (22,501)   (9,001)   108,121     54,118
Net earnings for the year..   15,745    15,745     6,298    592,044    629,832
                            --------  --------  --------  ---------  ---------
Partners' equity (deficit)
 at December 31, 1997...... $ (6,756) $ (6,756) $ (2,703) $ 700,165  $ 683,950
                            ========  ========  ========  =========  =========





                       See notes to financial statements

                    AMRAC CLEAR VIEW, A LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS

              For the years ended December 31, 1995, 1996 and 1997

                                                 1995       1996       1997
                                               ---------  ---------  ---------
Cash flows from operating activities
  Net earnings................................ $ 170,527  $ 233,755  $ 629,832
  Adjustments to reconcile net earnings to net
   cash provided by operating activities:
    Depreciation and amortization.............   330,913    340,166    136,497
  Changes in assets and liabilities:
    (Increase) decrease in:
      Subscribers and other receivables.......     4,573    (12,093)   (16,529)
      Prepaid expenses........................    (3,378)    (9,468)   (46,019)
    Increase (decrease) in accounts payable
     and accrued expenses.....................   (66,424)    69,262    (15,117)
                                               ---------  ---------  ---------
        Net cash provided by operating
         activities...........................   436,211    621,622    688,664
                                               ---------  ---------  ---------
Cash flows for investing activities
  Purchases of equipment......................  (116,794)   (74,879)  (118,043)
                                               ---------  ---------  ---------
Cash flows for financing activities
  Repayment of long-term debt.................  (239,250)  (260,750)  (284,000)
  Distributions to partners...................   (63,830)
                                               ---------  ---------  ---------
        Net cash used by financing activities.  (303,080)  (260,750)  (284,000)
                                               ---------  ---------  ---------
Net increase in cash and cash equivalents.....    16,337    285,993    286,621
Cash and cash equivalents, beginning of year..   172,967    189,304    475,297
                                               ---------  ---------  ---------
Cash and cash equivalents, end of year........ $ 189,304  $ 475,297  $ 761,918
                                               =========  =========  =========
Supplemental disclosures
  Cash paid during the year for:
    Interest.................................. $ 133,540  $  94,038  $  73,124
                                               =========  =========  =========


                       See notes to financial statements

                    AMRAC CLEAR VIEW, A LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

              For the years ended December 31, 1995, 1996 and 1997

1. Summary of Business Activities and Significant Accounting Policies:

   This summary of significant accounting policies of Amrac Clear View, a Limited Partnership (the "Partnership"), is presented to assist in understanding the Partnership's financial statements. The financial statements and notes are representations of the Partnership's management, which is responsible for their integrity and objectivity. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

   Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

 Operations:

   The Partnership provides cable television service to the residents of the towns of Hadley and Belchertown in western Massachusetts.

 Credit concentrations:

   The Partnership maintains cash balances at several financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. At various times during the year the Partnership's cash balances exceeded the federally insured limits.

   Concentration of credit risk with respect to subscriber receivables are limited due to the large number of subscribers comprising the Partnership's customer base.

 Property and equipment/depreciation:

   Property and equipment are carried at cost. Minor additions and renewals are expensed in the year incurred. Major additions and renewals are capitalized. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets. Total depreciation for the years ended December 31, 1995, 1996 and 1997 was $321,872, $331,707 and $122,637,
respectively.

 Other assets/amortization:

   Amortizable assets are recorded at cost. The Partnership amortizes intangible assets using the straight-line method over the useful lives of the various items. Total amortization for the years ended December 31, 1995, 1996 and 1997 was $9,041, $8,459 and $13,860, respectively.

 Cash equivalents:

   For purposes of the statements of cash flows, the Partnership considers all short-term instruments purchased with a maturity of three months or less to be cash equivalents. There were no cash equivalents at December 31, 1995 and 1997. Cash equivalents at December 31, 1996, amounted to $300,000.

 Advertising:

   The Partnership follows the policy of charging the costs of advertising to expense as incurred. Advertising expense was $1,681, $1,781 and $2,865 for the years ended December 31, 1995, 1996 and 1997, respectively.

                    AMRAC CLEAR VIEW, A LIMITED PARTNERSHIP

 Income taxes:

   The Partnership does not incur a liability for federal or state income taxes. The current income or loss of the Partnership is included in the taxable income of the partners, and therefore, no provision for income taxes is reflected in the financial statements.

 Revenues:

   The principal sources of revenues are the monthly charges for basic and premium cable television services and installation charges in connection therewith.

 Allocation of profits and losses and distributions of cash flow:

   Partnership profits and losses, (other than those arising from capital transactions, described below), and distributions of cash flow are allocated 94% to the Investor Limited Partners, 2.5% to the Class A Limited Partner, 1% to the Class B Limited Partner and 2.5% to the General Partner until Payout (as defined in the Partnership Agreement) and after Payout, 65% to the Investor Limited Partners, 15% to the Class A Limited Partner, 5% to the Class B Limited Partner and 15% to the General Partner.

   Partnership profits from capital transactions are allocated first, in proportion to the partners' respective capital accounts until their respective account balances are zero and second, in proportion to any distributed cash proceeds resulting from the capital transaction and third, any remaining profit, if any, is allocated 65% to the Investor Limited Partners, 15% to the Class A Limited Partner, 5% to the Class B Limited Partner, and 15% to the General Partner.

   Partnership losses from capital transactions are allocated first, in proportion to the partners' respective capital accounts until their respective account balances are zero and, second, any remaining loss, if any, is allocated 65% to the Investor Limited Partners, 15% to the Class A Limited Partner, 5% to the Class B Limited Partner, and 15% to the General Partner.

2. Property and Equipment:

   Property and equipment consists of the following at December 31:

                                                               1996      1997
                                                             --------- ---------
      Cable plant and equipment............................. 3,274,684 3,391,750
      Office furniture and equipment........................    63,373    64,350
      Vehicles..............................................    27,825    27,825
                                                             --------- ---------
                                                             3,365,882 3,483,925
                                                             ========= =========

   Depreciation is provided over the estimated useful lives of the above items as follows:

             Cable plant and equipment.....   10 years
             Office furniture and
              equipment.................... 5-10 years
             Vehicles......................    6 years

3. Long-Term Debt:

   The Partnership's term loan, due to a bank, is payable in increasing quarterly installments through June 30, 1999. Interest on the loan is paid monthly and accrues at the bank's prime rate plus 2% (10.5% at December 31, 1997). The loan is collateralized by substantially all of the assets of the Partnership and a pledge of all partnership interests. The total principal outstanding at December 31, 1997 was $560,500.

                    AMRAC CLEAR VIEW, A LIMITED PARTNERSHIP

   Annual maturities are as follows:

             1998............................. 397,500
             1999............................. 163,000
                                               -------
                                               560,500
                                               =======

   The loan agreement contains covenants including, but not limited to, maintenance of certain debt ratios as well as restrictions on capital expenditures and investments, additional indebtedness, partner distributions and payment of management fees. The Partnership was in compliance with all covenants at December 31, 1996 and 1997. In 1995, the Partnership obtained, from the bank, unconditional waivers of the following covenant violations: (1) to make a one-time cash distribution of $63,830, (2) to increase the capital expenditure limit to $125,000, and (3) to waive certain other debt ratio and investment restrictions, which were violated during the year.

4. Commitments and Contingencies:

   The Partnership rents poles from utility companies in its operations. These rentals amounted to approximately $31,000, $39,500 and $49,000 for the years ended December 31, 1995, 1996 and 1997, respectively. While rental agreements are generally short-term, the Partnership anticipates such rentals will continue in the future.

   The Partnership leases a motor vehicle under an operating lease that expires in December 1998. The minimum lease cost for 1998 is approximately $6,000.

5. Related-Party Transactions:

   The General Partner provides management services to the Partnership for which it receives a management fee of 5% of revenue. The General Partner also allocates, in accordance with a management agreement, certain general, administrative and payroll costs to the Partnership. For the years ended December 31, 1995, 1996 and 1997, management fees totaled $87,800, $90,242 and $95,040, respectively and allocated general, administrative and payroll costs totaled $7,200, $7,450 and $8,700, respectively. During each year the Partnership also incurred tap audit fees payable to the General Partner totaling $4,000. At December 31, 1996, the balance due from the General Partner was $12,263. The balance due to Amrac Telecommunications at December 31, 1997 was $4,795.

6. Subsequent Events:

   On October 7, 1997, the Partnership entered into an agreement with another cable television service provider to sell all of its assets for $7,500,000. The Partnership received, in escrow, $250,000, which shall be released as liquidating damages if the closing fails to occur solely as a result of a breach of the agreement. As of December 31, 1997, the Partnership incurred $53,402 in legal costs associated with the sale which are included in prepaid expenses. Subject to certain regulatory approvals, it is anticipated that the transaction will be consummated in the Spring of 1998.

   On January 15, 1998, the Partnership paid, prior to the maturity date, its outstanding term loan due to a bank as described in Note 3.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Managers of
Avalon Cable of New England LLC

   In our opinion, the accompanying combined balance sheets and the related combined statements of operations, changes in stockholder's deficit and cash flows present fairly, in all material respects, the financial position of the Combined Operations of Pegasus Cable Television of Connecticut, Inc. and the Massachusetts Operations of Pegasus Cable Television, Inc. at December 31, 1996 and 1997 and June 30, 1998, and the results of their operations, changes in stockholder's deficit and their cash flows for each of the three years in the period ended December 31, 1997 and for the six months ended June 30, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 30, 1999

  THE COMBINED OPERATIONS OF PEGASUS CABLE TELEVISION OF CONNECTICUT, INC. AND
         THE MASSACHUSETTS OPERATIONS OF PEGASUS CABLE TELEVISION, INC.

                            COMBINED BALANCE SHEETS

                                              December 31,
                                         ------------------------   June 30,
                 ASSETS                     1996         1997         1998
                 ------                  -----------  -----------  -----------
Current assets:
  Cash and cash equivalents............. $   389,097  $ 1,092,084  $ 1,708,549
  Accounts receivable, less allowance
   for doubtful accounts at December 31,
   1996 and 1997 and June 30, 1998 of
   $11,174, $3,072 and $0, respectively.     140,603      116,112      144,653
  Prepaid expenses and other............      62,556       90,500       92,648
                                         -----------  -----------  -----------
    Total current assets................     592,256    1,298,696    1,945,850
Property and equipment, net.............   4,164,545    3,565,597    3,005,045
Intangible assets, net..................   2,174,084    2,096,773    1,939,904
Accounts receivable, affiliates.........   4,216,682    5,243,384    5,692,013
Deposits and other......................     436,382      456,135      406,135
                                         -----------  -----------  -----------
    Total assets........................ $11,583,949  $12,660,585  $12,988,947
                                         ===========  ===========  ===========

 LIABILITIES AND STOCKHOLDER'S DEFICIT
 -------------------------------------
Current liabilities:
  Current portion of long-term debt..... $    71,744  $    34,272  $14,993,581
  Accounts payable......................     786,284      803,573      764,588
  Accrued incentive compensation........     117,692      149,823      220,724
  Accrued franchise fees................     193,369      173,735       86,332
  Accrued pole rental...................      83,910       78,345       52,954
  Accrued expenses......................     383,572      203,561       42,038
                                         -----------  -----------  -----------
    Total current liabilities...........   1,636,571    1,443,309   16,160,217
Long-term debt, net.....................  15,043,763   15,018,099          --
Accrued interest........................   2,811,297    4,685,494    5,622,593
Other...................................     299,030      299,030      299,030
                                         -----------  -----------  -----------
    Total liabilities...................  19,790,661   21,445,932   22,081,840
Commitments and contingent liabilities..         --           --           --
Stockholder's deficit:
  Common stock--par value $1 per share;
   10,000 shares authorized; 7,673
   shares issued and outstanding........       7,673        7,673        7,673
  Accumulated deficit...................  (8,214,385)  (8,793,020)  (9,100,566)
                                         -----------  -----------  -----------
    Total stockholder's deficit.........  (8,206,712)  (8,785,347)  (9,092,893)
                                         -----------  -----------  -----------
    Total liabilities and stockholder's
     deficit............................ $11,583,949  $12,660,585  $12,988,947
                                         ===========  ===========  ===========

            See accompanying notes to combined financial statements

  THE COMBINED OPERATIONS OF PEGASUS CABLE TELEVISION OF CONNECTICUT, INC. AND
         THE MASSACHUSETTS OPERATIONS OF PEGASUS CABLE TELEVISION, INC.

                       COMBINED STATEMENTS OF OPERATIONS

                                                                     Six Months
                                   Years Ended December 31,            Ended
                              -------------------------------------   June 30,
                                 1995         1996         1997         1998
                              -----------  -----------  -----------  ----------
Revenues:
  Basic and satellite
   service..................  $ 4,371,736  $ 4,965,377  $ 5,353,735  $2,841,711
  Premium services..........      619,035      640,641      686,513     348,628
  Other.....................      144,300      169,125      150,714      86,659
                              -----------  -----------  -----------  ----------
    Total revenues..........    5,135,071    5,775,143    6,190,962   3,276,998
Operating expenses:
  Programming...............    1,119,540    1,392,247    1,612,458     876,588
  General and
   administrative...........      701,420      811,795      829,977     391,278
  Technical and operations..      713,239      702,375      633,384     341,249
  Marketing and selling.....       20,825       15,345       19,532      12,041
  Incentive compensation....       48,794      101,945       94,600      70,900
  Management fees...........      368,085      348,912      242,267      97,714
  Depreciation and
   amortization.............    1,658,455    1,669,107    1,565,068     834,913
                              -----------  -----------  -----------  ----------
    Income from operations..      504,713      733,417    1,193,676     652,315
Interest expense............   (1,745,635)  (1,888,976)  (1,884,039)   (937,662)
Interest income.............          956        2,067       93,060          29
Other income (expense), net.          794       (2,645)     (27,800)    (17,228)
                              -----------  -----------  -----------  ----------
  Loss before state income
   taxes....................   (1,239,172)  (1,156,137)    (625,103)   (302,546)
Provision for state income
 taxes......................       20,000       25,000       16,000       5,000
                              -----------  -----------  -----------  ----------
    Net loss................  $(1,259,172) $(1,181,137) $  (641,103) $ (307,546)
                              ===========  ===========  ===========  ==========


            See accompanying notes to combined financial statements

  THE COMBINED OPERATIONS OF PEGASUS CABLE TELEVISION OF CONNECTICUT, INC. AND
         THE MASSACHUSETTS OPERATIONS OF PEGASUS CABLE TELEVISION, INC.

            COMBINED STATEMENTS OF CHANGES IN STOCKHOLDER'S DEFICIT

                                       Common Stock
                                     ----------------                  Total
                                      Number    Par   Accumulated  Stockholder's
                                     of Shares Value    Deficit       Deficit
                                     --------- ------ -----------  -------------
Balances at January 1, 1995.........   7,673   $7,673 $(5,774,076)  $(5,766,403)
Net loss............................                   (1,259,172)   (1,259,172)
                                       -----   ------ -----------   -----------
Balances at December 31, 1995.......   7,673    7,673  (7,033,248)   (7,025,575)
Net loss............................                   (1,181,137)   (1,181,137)
                                       -----   ------ -----------   -----------
Balances at December 31, 1996.......   7,673    7,673  (8,214,385)   (8,206,712)
Net loss............................                     (641,103)     (641,103)
Stock incentive compensation........                       62,468        62,468
                                       -----   ------ -----------   -----------
Balances at December 31, 1997.......   7,673    7,673  (8,793,020)   (8,785,347)
Net loss............................                     (307,546)     (307,546)
                                       -----   ------ -----------   -----------
Balances at June 30, 1998...........   7,673   $7,673 $(9,100,566)  $(9,092,893)
                                       =====   ====== ===========   ===========



            See accompanying notes to combined financial statements

  THE COMBINED OPERATIONS OF PEGASUS CABLE TELEVISION OF CONNECTICUT, INC. AND
         THE MASSACHUSETTS OPERATIONS OF PEGASUS CABLE TELEVISION, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                    Six Months
                                  Years Ended December 31,            Ended
                             -------------------------------------   June 30,
                                1995         1996         1997         1998
                             -----------  -----------  -----------  ----------
Cash flows from operating
 activities:
  Net loss.................. $(1,259,172) $(1,181,137) $  (641,103) $ (307,546)
  Adjustments to reconcile
   net loss to net cash
   provided by operating
   activities:
    Depreciation and
     amortization...........   1,658,455    1,669,107    1,565,068     834,913
    Bad debt expense........      26,558       48,566       45,839      36,074
    Change in assets and
     liabilities:
      Accounts receivable...     (75,263)     (88,379)     (21,348)    (64,615)
      Prepaid expenses and
       other................    (403,212)      75,208      (27,944)     (2,148)
      Accounts payable and
       accrued expenses.....     239,207      981,496      (93,322)    221,219
      Accrued interest......     902,006    1,874,198    1,874,197     937,099
      Deposits and other....      83,431          --       (19,753)     50,000
                             -----------  -----------  -----------  ----------
        Net cash provided by
         operating
         activities.........   1,172,010    3,379,059    2,681,634   1,704,996
                             -----------  -----------  -----------  ----------
Cash flows from investing
 activities:
  Capital expenditures......    (163,588)  (1,174,562)    (691,269)   (114,221)
  Purchase of intangible
   assets...................    (127,340)     (72,753)    (197,540)     (3,271)
                             -----------  -----------  -----------  ----------
        Net cash used for
         investing
         activities.........    (290,928)  (1,247,315)    (888,809)   (117,492)
                             -----------  -----------  -----------  ----------
Cash flows from financing
 activities:
  Proceeds from long-term
   debt.....................      37,331          --           --          --
  Repayments of long-term
   debt.....................     (13,764)         --           --      (10,837)
  Capital lease repayments..     (19,764)     (52,721)     (63,136)    (47,952)
  Advances to affiliates,
   net......................    (404,576)  (2,562,295)  (1,026,702)   (912,250)
                             -----------  -----------  -----------  ----------
        Net cash used by
         financing
         activities.........    (400,773)  (2,615,016)  (1,089,838)   (971,039)
                             -----------  -----------  -----------  ----------
Net increase in cash and
 cash equivalents...........     480,309     (483,272)     702,987     616,465
Cash and cash equivalents,
 beginning of year..........     392,060      872,369      389,097   1,092,084
                             -----------  -----------  -----------  ----------
Cash and cash equivalents,
 end of year................ $   872,369  $   389,097  $ 1,092,084  $1,708,549
                             ===========  ===========  ===========  ==========
Supplemental Cash Flow
 Information:
  Cash paid during the year
   for interest............. $   843,629  $    14,778  $     9,842  $      563
  Cash paid during the year
   for income taxes.........         --           --   $     9,796  $   25,600
Supplemental Non-Cash
 Investing and Financing
 Activities:
  Capital contribution and
   related accrued incentive
   compensation.............         --           --   $    62,468         --
  Acquisition of plant under
   capital leases........... $   298,250  $    48,438          --          --

            See accompanying notes to combined financial statements

  THE COMBINED OPERATIONS OF PEGASUS CABLE TELEVISION OF CONNECTICUT, INC. AND
         THE MASSACHUSETTS OPERATIONS OF PEGASUS CABLE TELEVISION, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation:

   These financial statements reflect the results of operations and financial position of Pegasus Cable Television of Connecticut, Inc. ("PCT-CT"), a wholly owned subsidiary of Pegasus Cable Television, Inc. ("PCT"), and the Massachusetts Operations of Pegasus Cable Television, Inc. ("PCT-MA" or the "Massachusetts Operations") (referred herein as the "Combined Operations"). PCT is a wholly owned subsidiary of Pegasus Media & Communications, Inc. ("PM&C"). PM&C is a wholly owned subsidiary of Pegasus Communications Corporation ("PCC").

   On July 21, 1998, PCT sold the assets of its Combined Operations to Avalon Cable of New England, LLC. for $30.1 million. In January 1997, PCT sold the assets of its only other operating division, a cable television system that provided service to individual and commercial subscribers in New Hampshire (the "New Hampshire Operations") for $7.1 million.

   In presenting the historical financial position, results of operations and cash flows of the Combined Operations, it has been necessary to eliminate the results and financial position of the New Hampshire Operations. Many items are identifiable as relating to the New Hampshire or Massachusetts divisions as PCT has historically separated results of operations as well as billing and collection activity. However, in certain areas, assumptions and estimates have been required in order to eliminate the New Hampshire Operations for periods prior to its sale. For purposes of eliminating the following balances: Prepaid expenses and other; Deposits and other; Accounts payable; and Accrued expenses, balances have been apportioned between the New Hampshire Operations and the Massachusetts Operations on the basis of subscriber counts. Amounts due to and due from affiliates have been allocated to PCT-MA and are included in these financial statements.

   Prior to October 1996, BDI Associates, L.P. provided substantial support services such as finance, accounting and human resources to PCT. Since October 1996, these services have been provided by PCC. All non-accounting costs of PCC are allocated on the basis of average time spent servicing the divisions, while the costs of the accounting function are allocated on the basis of revenue. In the opinion of management, the methods used in allocating costs from PCC are reasonable; however, the costs of these services as allocated are not necessarily indicative of the costs that would have been incurred by the Combined Operations on a stand-alone basis.

   The financial information included herein may not necessarily reflect the results of operations, financial position and cash flows of the Combined Operations in the future or what they would have been had it been a separate, stand-alone entity during the periods presented.

2. Summary of Significant Accounting Policies:

 Use of Estimates in the Preparation of Financial Statements:

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities and disclosure of contingencies. Actual results could differ from those estimates.

 Property and Equipment:

   Property and equipment are stated at cost. The cost and related accumulated depreciation of assets sold, retired, or otherwise disposed of are removed from the respective accounts, and any resulting gains or losses are included in the statement of operations. Initial subscriber installation costs, including material, labor and overhead costs of the hookup, are capitalized as part of the distribution facilities. The costs of disconnection and reconnection are charged to expense.

  THE COMBINED OPERATIONS OF PEGASUS CABLE TELEVISION OF CONNECTICUT, INC. AND
         THE MASSACHUSETTS OPERATIONS OF PEGASUS CABLE TELEVISION, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


2. Summary of Significant Accounting Policies--(continued):

   Depreciation is computed for financial reporting purposes using the straight-line method based upon the following lives:

      Reception and distribution facilities......................  7 to 11 years
      Building and improvements.................................. 12 to 39 years
      Equipment, furniture and fixtures..........................  5 to 10 years
      Vehicles...................................................   3 to 5 years

 Intangible Assets:

   Intangible assets are stated at cost and amortized by the straight-line method. Costs of successful franchise applications are capitalized and amortized over the lives of the related franchise agreements, while unsuccessful franchise applications and abandoned franchises are charged to expense. Financing costs incurred in obtaining long-term financing are amortized over the term of the applicable loan. Intangible assets are reviewed periodically for impairment or whenever events or circumstances provide evidence that suggest that the carrying amounts may not be recoverable. The Company assesses the recoverability of its intangible assets by determining whether the amortization of the respective intangible asset balance can be recovered through projected undiscounted future cash flows.

   Amortization of intangible assets is computed for financial reporting purposes using the straight-line method based upon the following lives:

      Organization costs...............................................  5 years
      Other intangibles................................................  5 years
      Deferred franchise costs......................................... 15 years

 Revenue:

   The Combined Operations recognize revenue when video and audio services are provided.

 Advertising Costs:

   Advertising costs are charged to operations as incurred and totaled $20,998, $12,768, $14,706 and $8,460 for the years ended December 31, 1995, 1996 and
1997 and for the six months ended June 30, 1998, respectively.

 Cash and Cash Equivalents:

   Cash and cash equivalents include highly liquid investments purchased with an initial maturity of three months or less. The Combined Operations have cash balances in excess of the federally insured limits at various banks.

 Income Taxes:

   The Combined Operations is not a separate tax paying entity. Accordingly, its results of operations have been included in the tax returns filed by PCC. The accompanying financial statements include tax computations assuming the Combined Operations filed separate returns and reflect the application of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109").

 Concentration of Credit Risk:

   Financial instruments which potentially subject the Combined Operations to concentrations of credit risk consist principally of trade receivables. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Combined Operation's customer base.

  THE COMBINED OPERATIONS OF PEGASUS CABLE TELEVISION OF CONNECTICUT, INC. AND
         THE MASSACHUSETTS OPERATIONS OF PEGASUS CABLE TELEVISION, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


3. Property and Equipment:

   Property and equipment consist of the following:

                                          December 31,  December 31,   June 30,
                                              1996          1997         1998
                                          ------------  ------------  -----------
      Land..............................  $     8,000   $     8,000   $     8,000
      Reception and distribution
       facilities.......................    8,233,341     9,009,179     9,123,402
      Building and improvements.........      242,369       250,891       250,891
      Equipment, furniture and fixtures.      307,844       312,143       312,143
      Vehicles..........................      259,503       287,504       287,504
      Other equipment...................      139,408        79,004        79,004
                                          -----------   -----------   -----------
                                            9,190,465     9,946,721    10,060,944
      Accumulated depreciation..........   (5,025,920)   (6,381,124)   (7,055,899)
                                          -----------   -----------   -----------
      Net property and equipment........  $ 4,164,545   $ 3,565,597   $ 3,005,045
                                          ===========   ===========   ===========

   Depreciation expense amounted to $1,059,260, $1,267,831, $1,290,217 and $674,775 for the years ended December 31, 1995, 1996 and 1997 and for the six months ended June 30, 1998, respectively.

4. Intangibles:

   Intangible assets consist of the following:

                                          December 31,  December 31,   June 30,
                                              1996          1997         1998
                                          ------------  ------------  -----------
      Deferred franchise costs........... $ 4,367,594   $ 4,486,016   $ 4,486,333
      Deferred financing costs...........   1,042,079     1,156,075     1,159,027
      Organization and other costs.......     439,188       389,187       389,187
                                          -----------   -----------   -----------
                                            5,848,861     6,031,278     6,034,547
                                          -----------   -----------   -----------
      Accumulated amortization...........  (3,674,777)   (3,934,505)   (4,094,643)
                                          -----------   -----------   -----------
          Net intangible assets.......... $ 2,174,084   $ 2,096,773   $ 1,939,904
                                          ===========   ===========   ===========

   Amortization expense amounted to $599,195, $401,276, $274,851 and $160,138 for the years ended December 31, 1995, 1996 and 1997 and for the six months ended June 30, 1998, respectively.

5. Long-Term Debt:

   Long-term debt consists of the following at:

                                            December   December 31,  June 30,
                                            31, 1996       1997        1998
                                           ----------- ------------ -----------
Note payable to PM&C, payable by PCT,
 interest is payable quarterly at an
 annual rate of 12.5%. Principal is due on
 July 1, 2005. The note is collateralized
 by substantially all of the assets of the
 Combined Operations and imposes certain
 restrictive covenants.................... $14,993,581 $14,993,581  $14,993,581
Capital lease obligations.................     121,926      58,790          --
                                           ----------- -----------  -----------
                                            15,115,507  15,052,371   14,993,581
Less current maturities...................      71,744      34,272   14,993,581
                                           ----------- -----------  -----------
Long-term debt............................ $15,043,763 $15,018,099  $       --
                                           =========== ===========  ===========

  THE COMBINED OPERATIONS OF PEGASUS CABLE TELEVISION OF CONNECTICUT, INC. AND
         THE MASSACHUSETTS OPERATIONS OF PEGASUS CABLE TELEVISION, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

6. Leases:

   The Combined Operations lease utility pole attachments and occupancy of underground conduits. Rent expense for the years ended December 31, 1995, 1996 and 1997 and for the six months ended June 30, 1998 was $184,386, $185,638, $173,930 and $90,471, respectively. The Combined Operations lease equipment under long-term leases and have the option to purchase the equipment for a nominal cost at the termination of the leases. The related obligations are included in long-term debt. There are no future minimum lease payments on capital leases at June 30, 1998. Property and equipment that was leased include the following amounts that have been capitalized:

                                                       December 31, December 31,
                                                           1996         1997
                                                       ------------ ------------
      Billing and phone systems.......................   $ 56,675    $  56,675
      Vehicles........................................    166,801      129,227
                                                         --------    ---------
                                                          223,476      185,902
      Accumulated depreciation........................    (69,638)    (101,397)
                                                         --------    ---------
          Total.......................................   $153,838    $  84,505
                                                         ========    =========

7. Related Party Transactions:

   The Combined Operations pay management fees to various related parties. The management fees are for certain administrative and accounting services, billing and programming services, and the reimbursement of expenses incurred therewith. For the years ended December 31, 1995, 1996 and 1997 and for the six months ended June 30, 1998, the fees and expenses were $368,085, $348,912, $242,267 and $97,714, respectively.

   As described in Note 5, PCT has an outstanding loan from its parent company. This loan has been allocated to PCT-MA and is included in these financial statements. Interest expense on that loan was $916,274, $1,874,198, $1,874,195 and $937,098 for the years ended December 31, 1995, 1996 and 1997 and for the six months ended June 30, 1998 respectively. Other related party transaction balances at December 31, 1996 and 1997 and June 30, 1998 included $4,216,682, $5,243,384 and $5,692,013 in accounts receivable, affiliates; $581,632, $6,433 and $331,374 in accounts payable; and $299,030, $299,030 and $299,030 in other liabilities, respectively. These related party balances arose primarily as a result of financing capital expenditures, interest payments, programming and other operating expenses.

  THE COMBINED OPERATIONS OF PEGASUS CABLE TELEVISION OF CONNECTICUT, INC. AND
         THE MASSACHUSETTS OPERATIONS OF PEGASUS CABLE TELEVISION, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


8. Income Taxes:

   The deferred income tax assets and liabilities recorded in the balance sheet are as follows:

                                          December     December
                                             31,          31,       June 30,
                                            1996         1997         1998
                                         -----------  -----------  -----------
Assets:
  Excess of tax basis over book basis
   from tax gain recognized upon
   incorporation of PCT And PCT-CT...... $   707,546  $   707,546  $   707,546
  Loss carryforwards....................   1,324,236    1,039,849      957,318
  Other.................................       6,997       11,856       11,856
                                         -----------  -----------  -----------
    Total deferred tax assets...........   2,038,779    1,759,251    1,676,720
                                         -----------  -----------  -----------
Liabilities:
  Excess of book basis over tax basis of
   property, plant and equipment and
   intangible asset.....................    (258,311)    (294,934)    (335,014)
  Other.................................    (118,086)    (134,859)    (135,267)
                                         -----------  -----------  -----------
  Total deferred tax liabilities........    (376,397)    (429,793)    (470,281)
                                         -----------  -----------  -----------
  Net deferred tax assets...............   1,662,382    1,329,458    1,206,439
    Valuation allowance.................  (1,662,382)  (1,329,458)  (1,206,439)
                                         -----------  -----------  -----------
  Net deferred tax liabilities.......... $       --   $       --   $       --
                                         ===========  ===========  ===========

   The Combined Operations have recorded a valuation allowance to reflect the estimated amount of deferred tax assets which may not be realized due to the expiration of deferred tax assets related to the incorporation of PCT and PCT-CT and the expiration of net operating loss carryforwards.

9. Employee Benefit Plans:

   The Company employees participate in PCC's stock option plan that awards restricted stock (the "Restricted Stock Plan") to eligible employees of the Company.

 Restricted Stock Plan

   The Restricted Stock Plan provides for the granting of restricted stock awards representing a maximum of 270,000 shares (subject to adjustment to reflect stock dividends, stock splits, recapitalizations and similar changes in the capitalization of PCC) of Class A Common Stock of the Company to eligible employees who have completed at least one year of service. Restricted stock received under the Restricted Stock Plan vests over four years. The Plan terminates in September 2006. The expense for this plan amounted to $82,425, $80,154 and $63,533 in 1996 and 1997 and for the six months ended June 30, 1998, respectively.

 401(k) Plans

   Effective January 1, 1996, PM&C adopted the Pegasus Communications Savings Plan (the "US 401(k) Plan") for eligible employees of PM&C and its domestic subsidiaries. Substantially all Company employees who, as of the enrollment date under the 401(k) Plans, have completed at least one year of service with the Company are eligible to participate in one of the 401(k) Plans. Participants may make salary deferral contributions of 2% to 6% of their salary to the 401(k) Plans. The expense for this plan amounted to $19,520, $14,446 and $7,367 in 1996 and 1997 and for the six months ended June 30, 1998, respectively.

  THE COMBINED OPERATIONS OF PEGASUS CABLE TELEVISION OF CONNECTICUT, INC. AND
         THE MASSACHUSETTS OPERATIONS OF PEGASUS CABLE TELEVISION, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


9. Employee Benefit Plans (continued):

   All employee contributions to the 401(k) Plans are fully vested at all times and all Company contributions, if any, vest 34% after two years of service with the Company (including years before the 401(k) Plans were established), 67% after three years of service and 100% after four years of service. A participant also becomes fully vested in Company contributions to the 401(k) Plans upon attaining age 65 or upon his or her death or disability.

10. Commitments and Contingent Liabilities:

 Legal Matters:

   The operations of PCT-CT and PCT-MA are subject to regulation by the Federal Communications Commission ("FCC") and other franchising authorities.

   From time to time the Combined Operations are also involved with claims that arise in the normal course of business. In the opinion of management, the ultimate liability with respect to these claims will not have a material adverse effect on the operations, cash flows or financial position of the Combined Operations.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Taconic Technology Corp.

   We have audited the balance sheets of Taconic CATV (a component of Taconic Technology Corp. as described in note 1) as of December 31, 1997 and 1998, and the related statements of operations and component equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Taconic CATV (a component of Taconic Technology Corp.) at December 31, 1997 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

KPMG LLP

Albany, New York
March 23, 1999

                                  TACONIC CATV
                   (a component of Taconic Technology Corp.)

                                 BALANCE SHEETS
           December 31, 1997 and 1998 and March 31, 1999 (unaudited)

                                                  December 31,
                                              ---------------------  March 31,
                                                 1997       1998       1999
                                              ---------- ---------- -----------
                                                                    (unaudited)
                   ASSETS
                   ------
Cash......................................... $      --  $      --  $      --
Accounts receivable, net of allowance of
 $23,177 in 1997 and $16,968 in 1998.........    109,834     55,435     31,453
Receivable from related entities.............        --     457,987    590,897
Inventories..................................    135,192    116,627    106,377
Prepaid expenses.............................     28,230     21,252     34,597
Property and equipment, net..................  2,030,428  1,692,175  1,606,968
Other assets, net............................     33,441     28,607     28,412
                                              ---------- ---------- ----------
                                              $2,337,125 $2,372,083 $2,398,704
                                              ========== ========== ==========

           LIABILITIES AND EQUITY
           ----------------------
Accounts payable and accrued expenses........ $  338,324 $  294,073 $  288,787
Payable to related entities..................     27,917        --         --
Deferred income taxes........................    386,879    370,663    359,139
Bank debt....................................    792,501        --         --
                                              ---------- ---------- ----------
                                               1,545,621    664,736    647,926
Component equity.............................    791,504  1,707,347  1,750,778
                                              ---------- ---------- ----------
                                              $2,337,125 $2,372,083 $2,398,704
                                              ========== ========== ==========


                See accompanying notes to financial statements.

                                  TACONIC CATV
                   (a component of Taconic Technology Corp.)

                 STATEMENTS OF OPERATIONS AND COMPONENT EQUITY
                   Years ended December 31, 1997 and 1998 and
             Three months ended March 31, 1998 and 1999 (unaudited)

                                        December 31,            March 31,
                                    ---------------------  --------------------
                                       1997       1998       1998       1999
                                    ----------  ---------  ---------  ---------
Revenues........................... $2,004,672  2,085,964    489,036    522,950
Operating expenses:
  Technical and operating..........    841,528    948,484    223,256    239,789
  Salaries, general and
   administrative..................    470,830    451,413    128,222    106,309
  Depreciation and amortization....    425,569    425,556    107,173    105,133
                                    ----------  ---------  ---------  ---------
                                     1,737,927  1,825,453    458,651    451,231
                                    ----------  ---------  ---------  ---------
Operating income...................    266,745    260,511     30,385     71,719
Other income (expense):
  Interest income..................      1,019        --         --         --
  Interest expense.................    (79,322)   (17,192)   (17,192)       --
                                    ----------  ---------  ---------  ---------
Income before income taxes.........    188,442    243,319     13,193     71,719
Income taxes.......................     75,377     97,328      5,277     28,288
                                    ----------  ---------  ---------  ---------
Net income.........................    113,065    145,991      7,916     43,431
Component equity at beginning of
 year..............................    678,439    791,504    791,504  1,707,347
Repayment of debt by ultimate
 parent company (note 4)...........        --     769,852    769,852        --
                                    ----------  ---------  ---------  ---------
Component equity at end of year.... $  791,504  1,707,347  1,569,272  1,750,778
                                    ==========  =========  =========  =========



                See accompanying notes to financial statements.

                                  TACONIC CATV
                   (a component of Taconic Technology Corp.)

                            STATEMENT OF CASH FLOWS
                     Years ended December 31, 1997 and 1998
             Three months ended March 31, 1998 and 1999 (unaudited)

                                           December 31,         March 31,
                                        -------------------  -----------------
                                          1997       1998     1998      1999
                                        ---------  --------  -------  --------
Cash flows from operating activities:
  Net income........................... $ 113,065   145,991    7,916    43,431
  Adjustments to reconcile net income
   to net cash provided by operating
   activities:
    Depreciation and amortization......   425,569   425,556  107,173   105,133
    Provision for deferred taxes.......    58,199   (17,542)  (3,591)  (12,722)
    (Increase) decrease in accounts
     receivable........................    (6,590)   54,399   28,918    23,982
    Increase in receivable from related
     entities..........................       --   (457,987)     --   (132,910)
    Decrease in inventories............    87,681    18,565       33    10,250
    (Increase) decrease in prepaid
     expenses..........................     6,964     6,978  (23,107)  (13,345)
    Increase (decrease) in accounts
     payable and accrued expenses......   111,531   (44,251) (27,275)   (5,286)
    Decrease in payable to related
     entities..........................  (429,460)  (27,917) (52,926)      --
                                        ---------  --------  -------  --------
      Net cash provided by operating
       activities......................   366,959   103,792   37,141    18,533
Cash flows from investing activities:
  Capital expenditures.................  (213,626)  (81,143) (14,492)  (18,533)
                                        ---------  --------  -------  --------
      Net cash used by investing
       activities......................  (213,626)  (81,143) (14,492)  (18,533)
Cash flows from financing activities:
  Principal payment on bank debt.......  (153,333)  (22,649) (22,649)      --
                                        ---------  --------  -------  --------
      Net cash used by financing
       activities......................  (153,333)  (22,649) (22,649)      --
                                        ---------  --------  -------  --------
Net increase in cash...................       --        --       --        --
Cash at:
  Beginning of year....................       --        --       --        --
                                        ---------  --------  -------  --------
  End of year.......................... $     --        --       --        --
                                        =========  ========  =======  ========
Supplemental schedule of non-cash
 financing activities:
Decrease in bank debt resulting from
 repayment by ultimate parent company
 and contribution to capital........... $     --    769,852  769,852       --
                                        =========  ========  =======  ========


                See accompanying notes to financial statements.

                                  TACONIC CATV
                   (a component of Taconic Technology Corp.)

                         NOTES TO FINANCIAL STATEMENTS

                           December 31, 1997 and 1998
 (Information with respect to the three months ended March 31, 1998 and 1999 is unaudited)

(1) Basis of Presentation

   The accompanying financial statements present the assets and liabilities, operating results and cash flows of the cable television component of Taconic Technology Corp. On July 10, 1998 the ultimate parent company of Taconic Technology Corp. signed a letter of intent with Avalon Cable of New England, LLC for the purchase of the assets of the cable component of Taconic Technology Corp. ("Taconic CATV"). The asset purchase agreement, requires that separate financial statements be presented for Taconic CATV without giving effect to purchase accounting adjustments. The accompanying financial statements of Taconic CATV have been prepared on a going concern basis and reflect all activity as if Taconic CATV were a separate operating unit. The accompanying balance sheets have been prepared assuming that all available cash has been used to reduce the payable to related entities or transferred to related entities. The accompanying statements of operations include an allocation of general administrative costs incurred by the parent of Taconic Technology Corp. This allocation is based upon cost studies.

   Taconic CATV operates a cable television service and derives substantially all of its revenue from providing cable services to residential subscribers.

(2) Summary of Significant Accounting Policies

 (a) Revenue Recognition

   Taconic CATV recognizes cable television revenue as services are provided to subscribers. Revenue derived from other sources are recognized when services are provided or events occur.

 (b) Inventories

   Inventories are stated at the lower of average cost or market and consist primarily of materials and supplies.

 (c)Property and Equipment

   Property and equipment are stated at cost. Major expenditures for property and those substantially increasing the useful lives of assets are capitalized. Maintenance and repairs are expensed as incurred.

   For book purposes, depreciation is provided on a straight line basis over the estimated useful lives which range from five to twenty years.

 (d) Income Taxes

   For the accompanying financial statements, income tax expense have been calculated as if Taconic CATV were a separate tax paying entity. Income taxes are provided based upon the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires the liability method of accounting for deferred income taxes and permits the recognition of deferred tax assets, subject to an ongoing assessment of realizability.

                                  TACONIC CATV
                   (a component of Taconic Technology Corp.)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

 (e) Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 (f) Other Assets

   Other assets primarily consist of fees paid to acquire franchises and are being amortized over the life of the franchise or extensions (up to 15 years).

 (g) Recent Accounting Pronouncements

   In March 1998, the Accounting Standards Executive Committee (AcSEC) of the AICPA issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" (SOP 98-1). SOP 98-1 provides guidance on accounting for the costs of computer software developed or obtained for internal use. SOP 98-1 is effective for financial statements for fiscal years beginning after December 15, 1998. Management does not anticipate that the adoption of this statement will have a material effect on the financial statements.

   In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. This Statement is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Management does not anticipate that the adoption of this Statement will have a material effect on the financial statements.

   In June 1998, the Accounting Standards Executive Committee (AcSEC) of the AICPA issued Statement of Position 98-5, "Reporting on the Costs of Start-up Activities" (SOP 98-5). SOP 98-5 requires that the costs of start-up activities including organizational costs, be expensed as incurred. SOP 98-5 is effective for financial statements for fiscal years beginning after December 15, 1998. Management does not anticipate that the adoption of this Statement will have a material effect on the financial statements.

(3) Property and Equipment

   Property and equipment is summarized as follows:

                                                 December 31,        March 31,
                                            -----------------------  ----------
                                               1997         1998        1999
                                            -----------  ----------  ----------
Trunk and distribution system.............. $ 3,360,169   3,358,529   3,369,221
Central equipment..........................     484,217     511,104     512,211
Subscriber devices.........................     590,576     636,550     643,396
Converters.................................     448,181     443,781     443,361
Miscellaneous..............................      34,263      34,263      34,263
                                            -----------  ----------  ----------
                                              4,917,406   4,984,227   5,002,452
Less accumulated depreciation..............  (2,886,978) (3,292,052) (3,395,484)
                                            -----------  ----------  ----------
  Property and equipment, net.............. $ 2,030,428   1,692,175   1,606,968
                                            ===========  ==========  ==========

                                  TACONIC CATV
                   (a component of Taconic Technology Corp.)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

(4) Bank Debt

   Bank debt consists of the following:

                                                       December 31,
                                                     -----------------  March
                                                       1997     1998   31, 1999
                                                     -------- -------- --------
Bank note payable at prime plus 1/2% (9.00% at
 December 31, 1997), due in monthly installments of
 $1,944 plus interest, through March 1, 2002,
 secured by property and equipment.................  $ 99,167      --       --
Bank note payable at prime plus 1/2% (9.00% and
 8.75% at December 31, 1997 and 1996,
 respectively), due in monthly installments of
 $10,833 plus interest, through February 1, 1999,
 at which time remaining principal of $563,334 is
 due in full, secured by accounts receivable,
 inventories and a second lien on property and
 equipment.........................................   693,334      --       --
                                                     -------- -------- --------
    Total bank debt................................  $792,501      --       --
                                                     ======== ======== ========

   During 1998, the ultimate parent company of Taconic Technology Corporation paid outstanding bank debt of $769,852 and contributed the amount to capital. Such payment has been reflected as addition to component equity in the 1998 financial statements.

   Cash paid for interest on bank debt was $104,521 and $17,192 for the years ended December 31, 1997 and 1998, respectively, and $17,192 and $0 for the three months ended March 31, 1998 and 1999, respectively.

(5) Income Taxes

   The components of the provision for income tax expense (benefit) are as follows:

                                                                 Three months
                                                 Year ended         ended
                                                December 31,      March 31,
                                               ---------------  ---------------
                                                1997    1998     1998    1999
                                               ------- -------  ------  -------
Current....................................... $17,178 114,870   8,868   41,010
Deferred (benefit)............................  58,199 (17,542) (3,591) (12,722)
                                               ------- -------  ------  -------
                                               $75,377  97,328   5,277   28,288
                                               ======= =======  ======  =======

   The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

                                                                       March
                                                    December 31,        31,
                                                 -------------------  --------
                                                   1997       1998      1999
                                                 ---------  --------  --------
Deferred tax assets:
  Accounts receivable due to allowance for
   doubtful accounts............................ $   8,756    10,082    11,280
  Less valuation allowance......................       --        --        --
                                                 ---------  --------  --------
    Net deferred tax assets.....................     8,756    10,082    11,280
                                                 ---------  --------  --------
Deferred tax liabilities:
  Plant and equipment, due to differences in
   depreciation.................................  (386,879) (370,663) (359,139)
                                                 ---------  --------  --------
    Net deferred tax liability.................. $(378,123) (360,581) (347,859)
                                                 =========  ========  ========

                                  TACONIC CATV
                   (a component of Taconic Technology Corp.)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)
   In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the benefits of these deductible differences will be realized.

(6) Retirement Plans

   Prior to 1996, all employees of Taconic Technology Corp. were included in Taconic Telephone Corp.'s defined benefit and defined contribution retirement plans. Effective January 1, 1996, the defined benefit plan was frozen and during 1997 was amended to cease benefit accruals for all participants. The amendment increased benefits to the level of fair value of plan assets at December 31, 1997, $5,452,047.

   Effective January 1, 1996, all full time employees of Taconic Technology Corp. with at least one year of service became eligible to receive an employer contribution of 5% of gross wages under Taconic Telephone Corp.'s defined contribution plan. In addition, the plan calls for an employer match of employee contributions not to exceed 3% of gross wages. Taconic CATV's expense relative to this plan for the years ended December 31, 1997 and 1998 was $5,686 and $5,227, respectively, and $1,307 and $2,519 for the three months ended March 31, 1998 and 1999, respectively.

(7) Receivable From/Payable to Related Entities

   Receivable from/payable to related entities represents amounts due from/to other components of Taconic Technology Corp. and amounts due from/to Taconic Telephone Corp. (parent of Taconic Technology Corp.) for working capital funds and services provided.

(8) Disclosure About the Fair Value of Financial Instruments

   Cash, Accounts Receivable, Accounts Payable and Accrued Expenses--the carrying amount approximates fair value.

   Bank Debt--the carrying value of the bank debt approximates fair value.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of Avalon Cable Finance, Inc.

   In our opinion, the accompanying balance sheet and the related statement of operations, statement of changes in shareholder's equity and cash flows present fairly, in all material respects, the financial position of Avalon Cable Finance, Inc. (the "Company") as of December 31, 1998, and the results of its operations and its cash flows for the period from October 21, 1998 (inception) through December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which requires that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

New York, New York
March 30, 1999, except for Note 7, as to which the date is May 13, 1999

                           AVALON CABLE FINANCE, INC.

                                 BALANCE SHEET
                               December 31, 1998
                      (In thousands, except share amounts)

                               Assets
Deferred financing costs............................................. $  6,421
Note receivable--affiliate...........................................   15,171
                                                                      --------
    Total assets..................................................... $ 21,592
                                                                      ========
                Liabilities and stockholder's equity
Current liabilities:
Accrued interest..................................................... $  4,484
                                                                      --------
    Total current liabilities........................................    4,484
Long-term debt.......................................................  290,875
Note payable--affiliate..............................................   15,171
                                                                      --------
    Total liabilities................................................  310,530
                                                                      --------
Commitments and contingencies (Note 6)
Stockholders's equity:
Common stock, par value of $.01; authorized 1,000 shares; issued 100
 shares..............................................................      --
In-substance distribution of proceeds from Senior Subordinated Notes and Credit facility which are reflected in the financial statements of each of the three issuers (Note 5)............................... (284,405)
Accumulated deficit..................................................   (4,533)
                                                                      --------
    Total stockholder's equity....................................... (288,938)
                                                                      --------
    Total liabilities and stockholder's equity....................... $ 21,592
                                                                      ========



   The accompanying notes are an integral part of these financial statements.

                           AVALON CABLE FINANCE, INC.

                            STATEMENT OF OPERATIONS
   For the Period from October 21, 1998 (inception) through December 31, 1998
                                  in thousands

Revenue................................................................ $   --
Operating expenses.....................................................     --
                                                                        -------
    Income from operations.............................................     --
                                                                        -------
Other income (expense):
  Interest income......................................................     177
  Interest (expense)...................................................  (4,710)
                                                                        -------
    Net loss........................................................... $(4,533)
                                                                        =======



   The accompanying notes are an integral part of these financial statements.

                           AVALON CABLE FINANCE, INC.

                  STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY

   For the Period from October 21, 1998 (inception) through December 31, 1998
                      (in thousands, except share amounts)

                                            In-substance
                                            distribution
                                            of proceeds
                                            from Senior
                                            Subordinated
                                             notes and
                                               Credit
                                              Facility
                                             which are
                                            reflected in
                                                the
                                             financial
                                             statements
                           Common            of each of                  Total
                           Shares    Common  the three   Accumulated Shareholders'
                         Outstanding Stock    issuers      Deficit      Equity
                         ----------- ------ ------------ ----------- -------------
Issuance of common
 stock..................     100      $--    $     --      $   --      $     --
Net loss................     --        --          --       (4,533)       (4,533)
Borrowings under the
 Senior Subordinated
 Notes and Credit
 Facility by other
 issuers................               --     (284,405)        --       (284,405)
                             ---      ----   ---------     -------     ---------
Balance, December 31,
 1998...................     100      $--    $(284,405)    $(4,533)    $(288,938)
                             ===      ====   =========     =======     =========




   The accompanying notes are an integral part of these financial statements.

                           AVALON CABLE FINANCE, INC.

                            STATEMENT OF CASH FLOWS
   For the Period from October 21, 1998 (inception) through December 31, 1998
                                 (In thousands)

Cash flows from operating activities:
  Net loss........................................................... $ (4,533)
  Amortization of deferred financing costs...........................       49
  Adjustment to reconcile net loss to net cash provided by operating activities:
   Increase in accrued interest......................................    4,484
                                                                      --------
    Net cash provided by operating activities........................      --
                                                                      --------
Cash flows from investing activities:
  Receipt of payment on note receivable--affiliate...................  (15,171)
                                                                      --------
    Net Cash used by investing activities............................  (15,171)
                                                                      --------
Cash flows from financing activities:
  Net proceeds from issuance of note payable--affiliate..............   15,171
                                                                      --------
    Net cash provided by financing activities........................   15,171
                                                                      --------
    Cash, end of period.............................................. $    --
                                                                      ========
Non-cash financing activities:
  In-substance distribution of proceeds from Senior Subordinated
   Notes and Credit Facility which are reflected in the financial statements of each of the three issuers........................... $284,405
                                                                      ========
Supplemental disclosures of cash flow information
  Cash paid during the year for:
    Interest......................................................... $     76
                                                                      ========



   The accompanying notes are an integral part of these financial statements.

                           AVALON CABLE FINANCE, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                 (in thousands)

1. Basis of Presentation and Description of Business

   Avalon Cable Finance, Inc. (the "Company") was formed in October 1998, pursuant to the laws of Delaware, as a wholly owned subsidiary of Avalon Cable Holdings Finance, Inc. ("Holdings"), for the sole purpose of facilitating financings associated with the acquisitions of various cable television companies. The Company conducts no other activities.

2. Summary of Significant Accounting Policies

 Use of estimates

   The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and the disclosure for contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reported period. Actual results may vary from estimates used.

 Deferred financing costs

   Deferred financing costs represent direct costs incurred to obtain long-term financing and are amortized to interest expense over the term of the underlying debt utilizing the effective interest method.

 Financial instruments

   The Company estimates that the fair value of all financial instruments at December 31, 1998 does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The fair value of the notes payable-affiliate are considered to be equal to carrying values since the Company believes that its credit risk has not changed from the time this debt instrument was executed and therefore, would obtain a similar rate in the current market.

 Accounting for income taxes

   The Company has prepared its income tax provision using the liability method in accordance with Financial Accounting Standards Board statement 109, "Accounting for Income Taxes". Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax basis of assets and liabilities and are measured using tax rates that will be in effect when the differences are expected to reverse. As of December 31, 1998 the Company has no deferred tax assets or liabilities and no tax provision to record.

3. Deferred financing costs

   Deferred financing costs consist of the following at December 31, 1998:

   Deferred financing costs............................................. $6,470
   Less: accumulated amortization.......................................    (49)
                                                                         ------
                                                                         $6,421
                                                                         ======

4. Related Party Transactions

   In November 1998, the Company received $33,200 from Avalon Cable of New England LLC ("Avalon New England"). In consideration for this amount, the Company executed a note payable to Avalon New England. The note matures on December 31, 2001. Interest accrues at a rate of 4.47% per year, and is payable in arrears on December 31, 2001. This note is recorded as note payable-- affiliate on the balance sheet at December 31, 1998. During 1998, the Company made a payment of $18,130 with the remainder payable on December 31, 2001.The Company has recorded accrued interest payable on this note of $101 at December 31, 1998.

                           AVALON CABLE FINANCE, INC.

   In November 1998, the Company loaned $33,200 to Avalon Cable of Michigan, Inc. ("Avalon Michigan") in order to assist Avalon Michigan in consummating its acquisition of Cable Michigan, Inc. The note matures on December 31, 2001. Interest accrues at a rate of 4.47% per year, and is payable in arrears on December 2001. During 1998, the Company received a payment of $18,130 with the remainder payable on December 31, 2001. This note is recorded as note receivable--affiliate on the balance sheet at December 31, 1998. Accrued interest receivable of $101 has been recorded in connection with this note at December 31, 1998.

5. Long-term Debt

   Long-term debt at December 31, 1998 consist of the following:

      Credit facility................................................. $140,875
      Senior Subordinated Notes.......................................  150,000
                                                                       --------
                                                                        290,875
      Current portion.................................................      --
                                                                       --------
                                                                       $290,875
                                                                       ========

 In-substance Distribution of the Proceeds From the Senior Subordinated Notes and Credit Facility

   The Subordinated Notes of the Credit Facility, deferred financing costs and associated interest expense are reflected in the Company's financial statements as well as a charge to the equity section representing an in-substance distribution of the proceeds from the Senior Subordinated Notes of the Credit Facility since all three of the issuers are severally and jointly liable for this debt. The Company has accrued interest on the outstanding balance. When one of the other issuers makes an interest payment, the Company will reduce accrued interest payable and record an in-substance contribution to equity.

 Credit Facility

   On November 6, 1998, the Company became a co-borrower along with Avalon Cable Michigan, Inc. ("Avalon Michigan") and Avalon Cable of New England LLC ("Avalon New England"), affiliated companies, collectively referred to as the "Co-Borrowers") on a $320,888 senior credit facility, which includes term loan facilities consisting of (i) tranche A term loans of $120,888 and (ii) tranche B term loans of $170,000, and a revolving credit facility of $30,000 (collectively, the "Credit Facility"). Subject to compliance with the terms of the Credit Facility, borrowings under the Credit Facility will be available for working capital purposes, capital expenditures and pending and future acquisitions. The ability to advance funds under tranche A term loan facilities terminated on March 31, 1999. The tranche A term loans are subject to minimum quarterly amortization payments commencing on January 31, 2001 and maturing on October 31, 2005. The tranche B term loans are subject to minimum quarterly amortization payments commencing on January 31, 2001 with substantially all of the tranche B term loans scheduled to be repaid in two equal installments on July 31, 2006 and October 31, 2006. The revolving credit facility borrowings are scheduled to be repaid on October 31, 2005. In conjunction with the issuance of the subordinated debt (as described below) of $18,206 was received and used to make a principal payment of $18,130 on the note payable.

   On November 6, 1998, Avalon Michigan borrowed $265,888 under the Credit Facility. In connection with the Senior Subordinated Notes and Senior Discount Notes offerings, Avalon Michigan repaid $125,013 of the Credit Facility, and the availability under the Credit Facility was reduced to $195,000. Avalon Michigan had borrowings of $11,300 and $129,575 outstanding under the tranche A and tranche B term note facilities, respectively, and had available $30,000 for borrowings under the revolving credit facility.

                           AVALON CABLE FINANCE, INC.

   The interest rate under the Credit Facility is a rate based on either (i) the Base Rate (a rate per annum equal to the greater of the prime rate and the federal fund rate plus one-half of 1%) or (ii) the Eurodollar Rate (a rate per annum equal to the Eurodollar base rate divided by 1.00 less the Eurocurrency reserve requirement) plus, in either case, the applicable margin. As of December 31, 1998, the applicable margin was (a) with respect to the tranche B term loans was 2.75% per annum for Base Rate loans and 3.75% per annum for Eurodollar loans and (b) with respect to tranche A term loans and the revolving credit facility was 2.00% per annum for Base Rate loans and 3.00% for Eurodollar loans. The applicable margin for the tranche A term loans and the revolving credit facility are subject to performance based grid pricing which is determined based upon the consolidated leverage ratio of the Co-Borrowers. The interest rate for the tranche A and tranche B term loans outstanding at December 31, 1998 was 8.58% and 9.33%, respectively. Interest is payable on a quarterly basis. Accrued interest on the borrowings incurred by Avalon Cable of Michigan, Inc. under the credit facility was $1,390 at December 31, 1998.

   The Credit Facility contains restrictive covenants which among other things require the Co-Borrowers to maintain certain ratios including consolidated leverage ratios and the interest coverage ratio, fixed charge ratio and debt service coverage ratio.

   The obligations of the Co-Borrowers under the Credit Facility are secured by substantially all of the assets of the Co-Borrowers. In addition, the obligations of the Co-Borrowers under the Credit Facility are guaranteed by affiliated companies; Avalon Cable of Michigan Holdings, Inc., Avalon Finance, Avalon Cable of New England Holdings, Inc., Avalon Cable Holdings, LLC and the Avalon Cable LLC.

   A Change of Control as defined under the Credit Facility agreement would constitute an event of default under the Credit Facility giving the lender the right to terminate the credit commitment and declare all amounts outstanding immediately due and payable.

 Subordinated Debt

   In December 1998, the Company became a co-issuer of an $150,000 principal balance Senior Subordinated Notes ("Subordinated Notes") offering. In conjunction with these financings, the Company received $18,130 from Avalon Michigan as a partial payment against the Company's note receivable--affiliate from Avalon Michigan. Avalon Michigan paid $76 in interest during the period from October 21, 1998 (inception) through December 31, 1998. The cash proceeds received of $18,206 were used by the Company to make a partial principal payment of $18,130 on its note payable--affiliate and an interest payment of $76 to Avalon New England.

   The Subordinated Notes mature on December 1, 2008, and interest accrues at a rate of 9.375% per annum. Interest is payable semi annually in arrears on June 1 and December 1 of each year, commencing on June 1, 1999. The Senor Discount Notes also mature on December 1, 2008, and interest accrues at a rate of 11.875% per annum on the principal amount at maturity on the Senior Discount Notes. Interest is payable semi-annually in arrears on December 31, 1999.

   The Subordinated Notes will not be redeemable at the Co-Borrowers' option prior to December 1, 2003. Thereafter, the Subordinated Notes will be subject to redemption at any time at the option of the Co-Borrowers, in whole or in part at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

         Year                                         Percentage
         ----                                         ----------
         2003........................................  104.688%
         2004........................................  103.125%
         2005........................................  101.563%
         2006 and thereafter.........................  100.000%

                           AVALON CABLE FINANCE, INC.

   The scheduled maturities of the long-term debt are $2,000 in 2001, $4,000 in 2002, $7,000 in 2003, and the remainder thereafter.

   At any time prior to December 1, 2001, the Co-Borrowers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Senior Subordinate Notes originally issued under the Indenture at a redemption price equal to 109.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of any equity offering and/or the net cash proceeds of a strategic equity investment; provided that at least 65% of the aggregate principal amount at maturity of Senior Subordinated Notes originally issued remain outstanding immediately after each such redemption.

   As used in the preceding paragraph, "Equity Offering and Strategic Equity Investment" means any public or private sale of Capital Stock of any of the Co-Borrowers pursuant to which the Co-Borrowers together receive net proceeds of at least $25 million, other than issuances of Capital Stock pursuant to employee benefit plans or as compensation to employees; provided that to the extent such Capital Stock is issued by the Co-Borrowers, the net cash proceeds thereof shall have been contributed to one or more of the Co-Borrowers in the form of an equity contribution.

   The Indentures provide that upon the occurrence of a change of control (a "Change of Control") each holder of the Subordinated Notes has the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Subordinated Notes at an offer price in cash equal to 101% of the aggregate principal amount thereon plus accrued and unpaid interest and Liquidated Damages (as defined in the Indentures) thereof, if any, to the date of purchase.

6. Commitment and Contingencies

   From time to time, the Company is involved with claims that arise in the normal course of business. In the opinion of management, the ultimate liability with respect to these claims will not have a material adverse effect on the financial position of the Company.

7. Subsequent Event

   In May 1999, the Company signed an agreement with Charter Communications, Inc. under which Charter Communications agreed to purchase all of the equity interests in the Company's cable television systems and assume some of their debt. The acquisition by Charter Communication is subject to regulatory approvals. The Company expects to consummate this transaction in the fourth quarter of 1999.

   This agreement, if closed, would constitute a change in control under the indentures pursuant to which the Subordinated Notes were issued. The Indenture provides that upon the occurrence of a change of control (a "Change of Control") each holder of the Subordinated Notes has the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Subordinated Notes at an offer price in cash equal to 101% of the aggregate principal amount thereon plus accrued and unpaid interest and Liquidated Damages (as defined in the Indentures) thereof, if any, to the date of purchase.

   This agreement, if closed, would represent a Change of Control which, on the closing date, constitutes an event of default under the Credit Facility giving the lender the right to terminate the credit commitment and declare all amounts outstanding immediately due and payable. Charter Communications has agreed to repay all amounts due under the Credit Facility or cause all events of default under the Credit Facility arising from the Change of Control to be waived.

                           AVALON CABLE FINANCE, INC.

                                 BALANCE SHEET
                      (in thousands except share amounts)

                                                       December 31,  March 31,
                                                           1998        1999
                                                       ------------ -----------
                                                                    (Unaudited)
Assets
Deferred financing costs..............................  $   6,421    $   6,030
Note receivable--affiliate............................     15,171       15,338
                                                        ---------    ---------
  Total assets........................................  $  21,592    $  21,368
                                                        =========    =========
Liabilities and Stockholder's Equity
Current liabilities:
Accrued interest......................................  $   4,484    $  12,569
                                                        ---------    ---------
  Total current liabilities...........................      4,484       12,569
Long-term debt........................................    290,875      327,375
Note payable--affiliate...............................     15,171       15,338
                                                        ---------    ---------
  Total liabilities...................................    310,530      355,282
                                                        ---------    ---------
Stockholder's equity:
Common stock, par value of $.01; authorized 1,000
 shares; issued 100 shares............................        --           --
In-substance distribution of proceeds from Senior
 Subordinated Notes and Credit Facility which are
 reflected in the financial statements of each of the
 three issuers........................................   (284,405)    (320,905)
Accumulated deficit...................................     (4,533)     (13,009)
                                                        ---------    ---------
Total stockholder's equity............................   (288,938)    (333,914)
                                                        ---------    ---------
  Total liabilities and stockholder's equity..........  $  21,592    $  21,368
                                                        =========    =========



   The accompanying notes are an integral part of these financial statements.

                           AVALON CABLE FINANCE, INC.

                            STATEMENT OF OPERATIONS
                                 (in thousands)

                                                                     For the
                                                                  Quarter Ended
                                                                  March 31, 1999
                                                                  --------------
                                                                   (Unaudited)
Revenues.........................................................    $   --
Operating expenses...............................................        --
                                                                     -------
  Income from operations.........................................        --
                                                                     -------
Other income (expense):
  Interest income................................................        167
  Interest expense...............................................     (8,643)
                                                                     -------
    Net loss.....................................................    $(8,476)
                                                                     =======




   The accompanying notes are an integral part of these financial statements.

                           AVALON CABLE FINANCE, INC.

               STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
                                 (In thousands)

                                       For the Quarter Ended March 31, 1999
                         ----------------------------------------------------------------
                                               In-substance
                                              distribution of
                                               proceeds from
                                            Senior Subordinated
                                             Notes and Credit
                                              Facility which
                                               are reflected
                                             in the financial
                           Common              statements of                    Total
                           Shares    Common  each of the three  Accumulated Shareholders'
                         Outstanding Stock        issuers         Deficit      Equity
                         ----------- ------ ------------------- ----------- -------------
                                                   (Unaudited)
  Balance, December 31,
   1998.................     100      $--        $(284,405)      $ (4,533)    $(288,938)
  Additional borrowings
   under the Credit Fa-
   cility by other is-
   suers................     --        --          (36,500)           --        (36,500)
  Net loss for the quar-
   ter ended
   March 31, 1999.......     --        --              --          (8,476)       (8,476)
                             ---      ----       ---------       --------     ---------
  Balance, March 31,
   1999.................     100      $--        $(320,905)      $(13,009)    $(333,914)
                             ===      ====       =========       ========     =========





   The accompanying notes are an integral part of these financial statements.

                           AVALON CABLE FINANCE, INC.

                            STATEMENT OF CASH FLOWS
                                 (in thousands)

                                                                    For the
                                                                 Quarter Ended
                                                                 March 31, 1999
                                                                 --------------
                                                                  (Unaudited)
Cash flows from operating activities
  Net loss......................................................    $(8,476)
  Amortization of deferred financing costs......................        391
  Adjustments to reconcile net loss to net cash provided by
   operating activities:
    Increase in accrued interest................................      8,085
    Change in note payable--affiliate...........................        167
    Change in note receivable--affiliate........................       (167)
                                                                    -------
      Net cash provided by operating activities.................        --
                                                                    -------
      Cash, end of period.......................................    $   --
                                                                    -------
Non-cash financing activities:
      In-substance distribution of proceeds from Senior
       Subordinated Notes and Credit Facility which are
       reflected in the financial statements of the other
       issuers..................................................    $36,500
                                                                    =======




   The accompanying notes are an integral part of these financial statements.

                           AVALON CABLE FINANCE, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. Description of Business

   Avalon Cable Finance, Inc. (the "Company") was formed in October 1998, pursuant to the laws of Delaware, as a wholly owned subsidiary of Avalon Cable Holdings Finance, Inc., for the sole purpose of facilitating financings associated with the acquisitions of various cable television companies. The Company conducts no other activities.

2. Basis of Presentation

   Pursuant to the rules and regulations of the Securities and Exchange Commission, certain financial information has been condensed and certain footnote disclosures have been omitted. Such information and disclosures are normally included in financial statements prepared in accordance with generally accepted accounting principles.

   These condensed financial statements should be read in conjunction with the Company's audited financial statements at December 31, 1998 and notes thereto included elsewhere herein.

   The financial statements as of March 31, 1999 and for the three-month period then ended are unaudited; however, in the opinion of management, such statements include all adjustments necessary to present fairly the financial information included therein.

3. Subsequent Event

   In May 1999, the Company signed an agreement with Charter Communications, Inc. under which Charter Communications agreed to purchase Avalon Cable LLC's cable television systems and assume some of their debt. The acquisition by Charter Communications is subject to regulatory approvals. We expect to consummate this transaction in the fourth quarter of 1999.

   This agreement, if closed, would constitute a change under the Indenture pursuant to which the Senior Subordinated Notes and the Senior Discount Notes (collectively, the "Notes") were issued. The Indenture provides that upon the occurrence of a change of control of the Company (a "Change of Control") each holder of the Notes has the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereon (or 101% of the accreted value for the Senior Discount Notes as of the date of purchase if prior to the full accretion data) plus accrued and unpaid interest and Liquidated Damages (as defined in the Indenture) thereof, if any, to the date or purchase.

   This agreement, if closed, would represent a Change of Control which, on the closing date, constitutes an event of default under the Credit Facility giving the lender the right to terminate the credit commitment and declare all amounts outstanding immediately due and payable.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Managers of
Avalon Cable of Michigan, Inc. and Subsidiaries

   In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, changes in shareholder's equity and cash flows present fairly, in all material respects, the financial position of Avalon Cable of Michigan, Inc. and subsidiaries (collectively, the "Company") at December 31, 1997 and 1998, the results of their operations, changes in shareholder's equity and their cash flows for the period from September 4, 1997 (inception) to December 31, 1997 and for the year ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

New York, New York
March 30, 1999, except for Note 13, as to which the date is May 13, 1999

                AVALON CABLE OF MICHIGAN, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                             (dollars in thousands)

                                                              December 31,
                                                             ---------------
                                                               1998      1997
                                                             --------  ---------
                          ASSETS
                          ------
Cash.......................................................  $  9,288  $ --
Accounts receivable, net of allowance for doubtful accounts
 of $943...................................................     5,862    --
Prepayments and other current assets.......................     1,388    504
Accounts receivable from related parties...................       124    --
Deferred income taxes......................................       377    --
                                                             --------  -----
    Current assets.........................................    17,039    504
Property, plant and equipment, net.........................   111,421    --
Intangible assets, net.....................................   462,117    --
Deferred charges and other assets..........................     1,302    --
                                                             --------  -----
    Total assets...........................................  $591,879  $ 504
                                                             ========  =====
           LIABILITIES AND SHAREHOLDER'S EQUITY
           ------------------------------------
Current portion of notes payable...........................  $     20  $ --
Accounts payable and accrued expenses......................    11,646    --
Advance billings and customer deposits.....................     3,171    --
Accounts payable--affiliate................................     2,023    500
                                                             --------  -----
    Current liabilities....................................    16,860    500
Long-term debt.............................................   402,949    --
Notes payable--affiliate...................................     3,341    --
Deferred income taxes......................................    80,811    --
                                                             --------  -----
    Total liabilities......................................   503,961    500
                                                             --------  -----
Commitments and contingencies (Note 11)....................       --     --
Minority interest..........................................    61,836      4
                                                             --------  -----
Shareholder's equity:
Common stock...............................................       --     --
Additional paid-in capital.................................    35,000    --
Accumulated deficit........................................    (8,918)   --
                                                             --------  -----
    Total shareholder's equity.............................    26,082    --
                                                             --------  -----
    Total liabilities and shareholder's equity.............  $591,879  $ 504
                                                             ========  =====

  The accompanying notes are an integral part of these consolidated financial statements.

                AVALON CABLE OF MICHIGAN, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                             (dollars in thousands)

                                                                 For the period
                                                                      from
                                                                  September 4,
                                                                      1997
                                                   For the year   (inception)
                                                      ended         through
                                                   December 31,   December 31,
                                                       1998           1997
                                                   ------------  --------------
Revenue:
  Basic services.................................  $     14,976  $          --
  Premium services...............................         1,468             --
  Other..........................................         1,743             --
                                                   ------------  --------------
                                                         18,187             --
Operating expenses:
  Selling, general and administrative............         4,207             --
  Programming....................................         4,564             --
  Technical and operations.......................         1,951             --
  Depreciation and amortization..................         8,183             --
                                                   ------------  --------------
Loss from operations.............................          (718)            --

Interest income..................................           173               4
Interest expense.................................        (8,223)            --
Other expense, net...............................           (65)            --
                                                   ------------  --------------
Income (loss) before income taxes................        (8,833)              4
Benefit from income taxes........................        (2,754)            --
                                                   ------------  --------------
Income (loss) before minority interest and
 extraordinary item..............................        (6,079)              4
Minority interest in loss of consolidated entity.         1,331              (4)
                                                   ------------  --------------
Income (loss) before extraordinary item..........        (4,748)            --
Extraordinary loss on extinguishment of debt (net
 of tax of $1,743)...............................        (4,170)            --
                                                   ------------  --------------
  Net income (loss)..............................  $     (8,918) $          --
                                                   ============  ==============


  The accompanying notes are an integral part of these consolidated financial statements.

                AVALON CABLE OF MICHIGAN, INC. AND SUBSIDIARIES

         CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY

  For the Period from September 4, 1997 (inception) through December 31, 1998
                      (in thousands, except share amounts)

                            Common           Additional                 Total
                            Shares    Common  Paid-in   Accumulated Shareholders'
                          Outstanding Stock   Capital     Deficit      Equity
                          ----------- ------ ---------- ----------- -------------
Contribution by parent..      100      $--    $   --      $   --       $   --
Net income from date of
 inception through
 December 31, 1997......      --       $--    $   --      $   --       $   --
Balance, January 1,
 1998...................      100      $--    $   --      $   --       $   --
Net loss for the year
 ended December 31,
 1998...................      --        --        --       (8,918)      (8,918)
Contributions by parent,
 net....................      --        --     35,000         --        35,000
                              ---      ----   -------     -------      -------
Balance, December 31,
 1998...................      100      $--    $35,000     $(8,918)     $26,082
                              ===      ====   =======     =======      =======




  The accompanying notes are an integral part of these consolidated financial statements.

                AVALON CABLE OF MICHIGAN, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                             (dollars in thousands)

                                                             For the Period from
                                                              September 4, 1997
                                          For the Year Ended (inception) through
                                          December 31, 1998   December 31, 1997
                                          ------------------ -------------------
Cash flows from operating activities:
Net income (loss).......................      $  (8,918)            $  4
Extraordinary loss on extinguishment of
 debt...................................          4,170              --
Depreciation and amortization...........          8,183              --
Deferred income taxes, net..............         82,370              --
Provision for loss on accounts
 receivable.............................             75              --
Increase (decrease) in minority
 interest...............................          1,331              --
Accretion on senior discount notes......          1,083              --
Net change in certain assets and
 liabilities, net of business
 acquisitions...........................
Increase in accounts receivable.........         (1,679)
Increase in accounts receivable from
 related parties........................           (124)             --
Increase in prepayment and other current
 assets.................................           (884)              (4)
Increase in accounts payable and accrued
 expenses...............................          4,863              --
Increase in accounts payable to related
 parties................................          1,523              --
Increase in deferred revenue............          1,684              --
Change in other, net ...................         (1,339)             --
                                              ---------             ----
      Net cash provided by operating
       activities.......................         92,338              --
                                              ---------             ----
Cash flows from investing activities:
Additions to property, plant and
 equipment..............................        (11,468)             --
Payment for acquisition.................       (554,402)             --
                                              ---------             ----
    Net cash used in investing
     activities.........................       (565,870)
                                              ---------             ----
Cash flows from Financing Activities:
Proceeds from the issuance of the Credit
 Facility...............................        265,888              --
Principal payment on debt...............       (125,013)             --
Proceeds from the issuance of senior
 subordinated notes.....................        150,000              --
Proceeds from the issuance of note
 payable affiliate......................          3,341              --
Payments made on bridge loan............       (105,000)             --
Proceeds from bridge loan...............        105,000              --
Proceeds from senior discount notes.....        110,411              --
Proceeds from other notes payable.......            600              --
Proceeds from sale to minority interest.         46,588              --
Payments made for debt financing costs..         (3,995)             --
Proceeds from the issuance of common
 stock..................................         35,000              --
                                              ---------             ----
    Net cash provided by financing
     activities.........................        482,820              --
                                              ---------             ----
Net increase in cash....................          9,288              --
Cash at beginning of the period.........            --               --
                                              ---------             ----
    Cash at end of the period...........      $   9,288             $--
                                              ---------             ----
Supplemental disclosures of cash flow
 information
Cash paid during the year for
  Interest..............................      $   3,480             $--
                                              =========             ====

    The accompanying notes are an integral part of these consolidated financial statements.

                AVALON CABLE OF MICHIGAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (dollars in thousands except per share data)

1. Basis of Presentation and Description of Business

   Avalon Cable of Michigan, Inc. ("the Company") was formed in June 1998, pursuant to the laws of the state of Delaware, as a wholly owned subsidiary of Avalon Cable of Michigan Holdings, Inc. ("Michigan Holdings".) On June 3, 1998, the Company entered into an Agreement and Plan of Merger (the "Agreement") among the Company, Michigan Holdings and Cable Michigan, Inc. ("Cable Michigan"), pursuant to which the Company will merge into Cable Michigan and Cable Michigan will become a wholly owned subsidiary of Michigan Holdings (the "Merger"). As part of the Merger, the name of the Company was changed to Avalon Cable of Michigan, Inc.

   In accordance with the terms of the Agreement, each share of common stock, par value $1.00 per share ("common stock"), of the Company outstanding prior to the effective time of the Merger (other than treasury stock shares owned by Michigan Holdings or its subsidiaries, or shares as to which dissenters' rights have been exercised) shall be converted into the right to receive $40.50 in cash (the "Merger Consideration"), subject to certain possible closing adjustments.

   In conjunction with the acquisition of Cable Michigan, the Company acquired Cable Michigan's 62% ownership interest in Mercom, Inc. ("Mercom").

   On November 6, 1998, the Company completed its merger. The total consideration payable in conjunction with the Merger, including fees and expenses is $431,629, including repayment of all existing Cable Michigan indebtedness and accrued interest of $135,205. Subsequent to the Merger, the arrangements with RCN and CTE for certain support services were terminated. The Agreement also permitted the Company to agree to acquire the remaining shares of Mercom that it did not own.

   Michigan Holdings contributed $137,375 in cash to the Company, which was used to consummate the Merger. On November 5, 1998, Michigan Holdings received $105,000 in cash in exchange for promissory notes to lenders (the "Bridge Agreement"). On November 6, 1998, Michigan Holdings contributed the proceeds received from the Bridge Agreement and an additional $35,000 in cash to the Company in exchange for 100 shares of common stock.

   On November 6, 1998, Avalon Cable of New England Holdings, Inc contributed its 100% interest in Avalon Cable of New England LLC ("Avalon New England") to Avalon Cable LLC in exchange for a membership interest in Avalon Cable LLC. This contribution was between entities under common control and was accounted for similar to a pooling-of-interests. Under this pooling-of-interests method, the results of operations for Avalon include the results of operations from the date of inception (September 4, 1997) of Avalon New England. On that same date, Avalon Cable LLC received $63,000 from affiliated entities, which was comprised of (i) a $45,000 capital contribution by Avalon Investors, LLC ("Avalon Investors") and (ii) a $18,000 promissory note from Avalon Cable Holdings LLC ("Avalon Holdings"), which was used to make a $62,800 cash contribution to Avalon New England.

   The cash contribution received by Avalon New England was used to (i) extinguish existing indebtedness of $29,600 and (ii) fund a $33,200 loan to Avalon Holdings Finance which matures on December 31, 2001.

   On December 10, 1998, Avalon Cable LLC received a dividend distribution from Avalon New England in the amount of $18,206, which was used by Avalon Cable LLC to pay off the promissory note payable to Avalon Holdings, plus accrued interest.

   On March 26, 1999, after the acquisition of Mercom (as described in Note 3) the Company completed a series of transactions to facilitate certain aspects of its financing between affiliated entities under common control. As a result of these transactions:

  . The Company contributed its asset and liabilities excluding deferred tax liabilities, net to Avalon Cable LLC in exchange for an approximate 88% voting interest in Avalon Cable LLC. Avalon Cable LLC

                AVALON CABLE OF MICHIGAN, INC. AND SUBSIDIARIES

                     (in thousands except per share data)
   contributed these assets and liabilities to its wholly-owned subsidiary, Avalon Cable of Michigan LLC (Avalon Michigan LLC)

  . Avalon of Michigan LLC has become the operator of the Michigan cluster replacing the Company

  . Avalon of Michigan LLC is an obligor on the Senior Subordinated Notes replacing the Company, and

  . The Company is a guarantor of the obligations of Avalon Michigan LLC under the Senior Subordinated Notes. The Company does not have significant assets, other than its investment in Avalon Cable LLC.

  . Michigan Holdings contributed the Senior Discount Notes to the Company who then contributed the Notes to Avalon Cable LLC. Both the Company and Michigan Holdings became guarantors of the Senior Discount Notes. The Company does not have significant assets, other then its investment in Avalon Cable LLC.

   As a result of this reorganization between entities under common control, the Company accounted for the reorganization similar to a pooling-of-interests. Under the pooling-of-interests method, the results of operations include the results of operations from the earliest date that a member became a part of the control group by inception or acquisition. For the Company, the results of operations are from the date of inception (September 4, 1997) for Avalon New England a wholly-owned subsidiary of Avalon Cable LLC.

   The Company has a majority interest in Avalon Cable LLC. Avalon Cable LLC wholly-owns Avalon Cable Holdings Finance, Avalon New England, and Avalon Michigan LLC.

   Avalon New England and Avalon Michigan LLC provide cable services to the western New England areas and the state of Michigan, respectively. Avalon New England and Avalon Michigan LLC's cable systems offer customer packages for basic cable programming services which are offered at a per channel charge or packaged together to form a tier of services offered at a discount from the combined channel rate. Avalon New England and Avalon Michigan LLC's cable systems also provide premium cable services to their customers for an extra monthly charge. Customers generally pay initial connection charges and fixed monthly fees for cable programming and premium cable services, which constitute the principle sources of revenue for the Company.

   Avalon Holdings Finance was formed for the sole purpose of facilitating financings associated with the acquisitions of various cable operating companies. Avalon Holdings Finance conducts no other activities.

2. Summary of Significant Accounting Policies

 Principles of consolidation

   The consolidated financial statements of the Company include the accounts of the Company and of all its wholly and majority owned subsidiaries. All significant transactions between the Company and its subsidiaries have been eliminated.

 Use of estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                AVALON CABLE OF MICHIGAN, INC. AND SUBSIDIARIES

                      (in thousands except per share data)
 Revenue recognition

   Revenues from cable services are recorded in the month the service is provided. Installation fee revenue is recognized in the period in which the installation occurs to the extent that direct selling costs meet or exceed installation revenues.

 Advertising expense

   Advertising costs are expensed as incurred. Advertising expense charged to operations was $82 for the year ended December 31, 1998.

 Concentration of credit risk

   Financial instruments which potentially expose the Company to a concentration of credit risk include cash and subscriber and other receivables. The Company had cash in excess of federally insured deposits at financial institutions at December 31, 1998. The Company does not believe that such deposits are subject to any unusual credit risk beyond the normal credit risk associated with operating its business. The Company extends credit to customers on an unsecured basis in the normal course of business. The Company maintains reserves for potential credit losses and such losses, in the aggregate, have not historically exceeded management's expectations. The Company's trade receivables reflect a customer base centered in Michigan and New England. The Company routinely assesses the financial strength of its customers; as a result, concentrations of credit risk are limited.

 Property, plant and equipment

   Property, plant and equipment is stated at its fair value for items acquired from Cable Michigan, historical cost for the minority interests share of Mercom property, plant and equipment and cost for additions subsequent to the merger. Initial subscribers installation costs, including materials, labor and overhead costs, are capitalized as a component of cable plant and equipment. The cost of disconnection and reconnection are charged to expense when incurred. Depreciation is computed for financial statement purposes using the straight-line method based on the following lives:

   Buildings and improvements....................................... 10-25 years
   Cable plant and equipment........................................  5-12 years
   Vehicles.........................................................  5years
   Office furniture and equipment...................................  5-10 years

 Intangible assets

   Intangible assets represent the estimated fair value of cable franchises and goodwill resulting from acquisitions. Cable franchises are amortized over a period ranging from 13 to 15 years on a straight-line basis. Goodwill is the excess of the purchase price over the fair value of the net assets acquired, determined through an independent appraisal, and is amortized over 15 years using the straight-line method. Deferred financing costs represent direct costs incurred to obtain long-term financing and are amortized to interest expense over the term of the underlying debt utilizing the effective interest method.

 Accounting for impairments

   The Company follows the provisions of Statement of Financial Accounting Standards No. 121--"Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121").

                AVALON CABLE OF MICHIGAN, INC. AND SUBSIDIARIES

                      (in thousands except per share data)

   SFAS 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the Company estimates the net future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected net future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized. Measurement of an impairment loss for long-lived assets and identifiable intangibles expected to be held and used is based on the fair value of the asset.

   No impairment losses have been recognized by the Company pursuant to SFAS
121.

 Fair value of Financial Instruments

   The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

     a. The Company estimates that the fair value of all financial instruments at December 31, 1998 does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The fair value of the notes payable-affiliate are considered to be equal to carrying values since the Company believes that its credit risk has not changed from the time this debt instrument was executed and therefore, would obtain a similar rate in the current market.

     b. The fair value of the cash and temporary cash investments approximates fair value because of the short maturity of these instruments.

 Income taxes

   The Company and Mercom file separate consolidated federal income tax returns. The Company accounts for income taxes using Statement of Financial Accounting Standards No. 109--"Accounting for Income Taxes". The statement requires the use of an asset and liability approach for financial reporting purposes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between financial reporting basis and tax basis of assets and liabilities. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

3. Merger and Acquisitions

   The Merger was accounted for using the purchase method of accounting. Accordingly, the consideration was allocated to the net assets acquired based on their fair market values at the date of the Merger. The purchase price was allocated as follows: current assets and liabilities at fair values of $470, approximately $94,000 to property, plant and equipment, $315,000 to cable franchises and the excess of consideration paid over the fair market value of the net assets acquired, or goodwill, of $81,705, offset by deferred taxes, net of $60,000.

   The Merger agreement between Michigan Holdings and the Company permitted the Company to agree to acquire the 1,822,810 shares (approximately 38% of the outstanding stock) of Mercom that it did not own (the "Mercom Acquisition"). On September 10, 1998 the Company and Mercom entered into a definitive agreement (the "Mercom Merger Agreement") providing for the acquisition by the Company of all of such shares at a price of $12.00 per share. The Company completed this acquisition in March 1999. The total estimated consideration payable in conjunction with the Mercom Acquisition, excluding fees and expenses was $21,900.

                AVALON CABLE OF MICHIGAN, INC. AND SUBSIDIARIES

                      (in thousands except per share data)

   On May 29, 1998, the Company acquired certain assets of Amrac Clear View, A Limited Partnership ("Amrac") for consideration of $8,124, including acquisition costs of $589. The acquisition was accounted for using the purchase method of accounting. Accordingly, the consideration was allocated to the net assets acquired based on the fair market values at the date of acquisition. The excess of the consideration paid over the estimated fair market value of the net assets acquired, or goodwill, was $256.

   On July 21, 1998, the Company acquired certain assets and liabilities from Pegasus Cable Television, Inc. and Pegasus Cable Television of Connecticut, Inc. (collectively, "Pegasus") for consideration of $30,467, including acquisition costs of $175. The acquisition was accounted for using the purchase method of accounting. Accordingly, the consideration was allocated to the net assets acquired based on the fair market values at the date of acquisition. The excess of the consideration paid over the estimated fair market value of the net assets acquired, or goodwill, was $977.

   Following is the unaudited pro forma results of operations for the year ended December 31, 1998, as if the Merger and acquisitions occurred on January 1, 1998:

                                                    December 31,
                                                        1998
                                                    ------------
                                                    (Unaudited)
         Revenue...................................   $ 96,751
                                                      ========
         Loss from operations......................   $ (5,292)
                                                      ========
         Net loss..................................   $(22,365)
                                                      ========

   In March 1999, Avalon Michigan Inc. acquired the cable television systems of Nova Cablevision, Inc., Nova Cablevision VI, L.P. and Nova Cablevision VII, L.P. for approximately $7,800, excluding transaction fees.

   In September 1998, the Company entered into a definitive agreement to purchase all of the cable systems of Taconic Technology Corporation ("Taconic") for approximately $8,525 (excluding transaction fees). As of December 31, 1998, the Company incurred $41 of transaction costs related to the acquisition of Taconic. This merger is expected to close in the second quarter of 1999.

4. Property, Plant and Equipment

   Property, plant and equipment consists of the following:

      Cable plant and equipment....................................... $106,602
      Vehicles........................................................    2,572
      Buildings and improvements......................................    1,026
      Office furniture and equipment..................................    2,234
      Construction in process.........................................      768
                                                                       --------
      Total property, plant and equipment.............................  113,202
      Less--accumulated depreciation..................................   (1,781)
                                                                       --------
      Property, plant and equipment, net.............................. $111,421
                                                                       ========

   Depreciation expense was $1,781 for the year ended December 31, 1998.

                AVALON CABLE OF MICHIGAN, INC. AND SUBSIDIARIES

                      (in thousands except per share data)

5. Intangible Assets

   Intangible assets consist of the following:

      Cable franchises................................................ $374,773
      Goodwill........................................................   82,928
      Deferred financing costs........................................   10,658
      Non-compete agreement...........................................      100
                                                                       --------
      Total...........................................................  468,459
      Less--accumulated amortization..................................   (6,342)
                                                                       --------
      Intangible assets, net.......................................... $462,117
                                                                       ========

   Amortization expense for the period ended December 31, 1998 was $6,342.

6. Accounts payable and accrued expenses

   Accounts payable and accrued expenses consist of the following:

      Accounts payable................................................ $ 5,321
      Accrued corporate expenses......................................     404
      Accrued cable programming costs.................................   2,388
      Accrued taxes...................................................   1,383
      Other...........................................................   2,150
                                                                       -------
                                                                       $11,646
                                                                       =======

7. Income Taxes

   The income tax provision (benefit) in the accompanying consolidated financial statements of operations is comprised of the following:

                                                                        1998
                                                                       -------
      Current
       Federal........................................................ $   243
       State..........................................................     --
                                                                       -------
         Total Current................................................     243
                                                                       -------
      Deferred
       Federal........................................................  (2,757)
       State..........................................................    (240)
                                                                       -------
         Total Deferred...............................................  (2,997)
                                                                       -------
         Total (benefit) for income taxes............................. $(2,754)
                                                                       =======

   The benefit for income taxes is different from the amounts computed by applying the U.S. statutory federal tax rate of 35% for 1998. The differences are as follows:

                                                                        1998
                                                                       -------
      (Loss) before (benefit) for income taxes........................ $(8,833)
                                                                       =======
      Federal tax (benefit) at statutory rates........................  (3,092)
      State income taxes..............................................     177
      Goodwill........................................................      77
      Benefit for taxes allocated to minority partners................      84
                                                                       -------
      (Benefit) for income taxes...................................... $(2,754)
                                                                       =======

                AVALON CABLE OF MICHIGAN, INC. AND SUBSIDIARIES

                      (in thousands except per share data)

                                                             Tax Net
                                                            Operating Expiration
      Year                                                   Losses      Date
      ----                                                  --------- ----------
      1998.................................................  $10,360     2018

   Temporary differences that give rise to significant portion of deferred tax assets and liabilities at December 31 are as follows:

                                                                        1998
                                                                      --------
      NOL carryforwards.............................................. $  5,363
      Alternative minimum tax credits................................      141
      Reserves.......................................................      210
      Other, net.....................................................      309
                                                                      --------
        Total deferred assets........................................    6,023
                                                                      --------
      Property, plant and equipment..................................  (10,635)
      Intangible assets..............................................  (76,199)
                                                                      --------
        Total deferred liabilities...................................  (86,834)
                                                                      --------
      Subtotal.......................................................  (80,811)
                                                                      --------
      Valuation allowance............................................      --
                                                                      --------
        Total deferred taxes......................................... $(80,811)
                                                                      ========

   The tax benefit related to the loss on extinguishment of debt results in deferred tax, approximates the statutory U.S. tax rate. The tax benefit of $2,036 related to the exercise of certain stock options of Cable Michigan, Inc. was charged directly to goodwill.

8. Debt

   At December 31, 1998, long-term debt consists of the following:

      Senior Credit Facility.......................................... $140,875
      Senior Subordinated Notes.......................................  150,000
      Senior Discount Notes...........................................  111,494
      Other Note Payable..............................................      600
                                                                       --------
                                                                        402,969
        Current portion...............................................       20
                                                                       --------
                                                                       $402,949
                                                                       ========

 Credit Facilities

   On May 28, 1998, Avalon New England entered into a term loan and revolving credit agreement with a major commercial lending institution (the "Credit Agreement"). The Credit Agreement allowed for aggregate borrowings under Term Loans A and B (collectively, the "Term Loans") and a revolving credit facility of $30,000 and $5,000, respectively. The proceeds from the Term Loans and revolving credit facility were used to fund the acquisitions made by Avalon New England and to provide for Avalon New England's working capital requirements.

   In December 1998, Avalon New England retired the Term Loans and revolving credit agreement through the proceeds of a capital contribution from Avalon Cable LLC. The fees and associated costs relating to the early retirement of this debt was $1,110.

                AVALON CABLE OF MICHIGAN, INC. AND SUBSIDIARIES

                      (in thousands except per share data)

   On November 6, 1998, Avalon Michigan LLC became a co-borrower along with Avalon New England and Avalon Finance, affiliated companies, collectively referred to as the ("Co-Borrowers") on a $320,888 senior credit facility, which includes term loan facilities consisting of (i) tranche A term loans of $120,888 and (ii) tranche B term loans of $170,000, and a revolving credit facility of $30,000 (collectively, the "Credit Facility"). Subject to compliance with the terms of the Credit Facility, borrowings under the Credit Facility will be available for working capital purposes, capital expenditures and pending and future acquisitions. The ability to advance funds under the tranche A term loan facilities terminated on March 31, 1999. The tranche A term loans are subject to minimum quarterly amortization payments commencing on January 31, 2001 and maturing on October 31, 2005. The tranche B term loans are scheduled to be repaid in two equal installments on July 31, 2006 and October 31, 2006. The revolving credit facility borrowings are scheduled to be repaid on October 31, 2005.

   On November 6, 1998, Avalon Michigan LLC borrowed $265,888 under the Credit Facility in order to consummate the Merger. In connection with the Senior Subordinated Notes (as defined below) and Senior Discount Notes (as defined below) offerings, Avalon Michigan LLC repaid $125,013 of the Credit Facility, and the availability under the Credit Facility was reduced to $195,000. Avalon Michigan LLC had borrowings of $11,300 and $129,575 outstanding under the tranche A and tranche B term note facilities, respectively, and had available $30,000 for borrowings under the revolving credit facility. Avalon New England and Avalon Finance had no borrowings outstanding under the Credit Facility at December 31, 1998.

   The interest rate under the Credit Facility is a rate based on either (i) the base rate (a rate per annum equal to the greater of the Prime Rate and the Federal Funds Effective Rate plus 1/2 of 1%) or (ii) the Eurodollar rate (a rate per annum equal to the Eurodollar Base Rate divided by 1.00 less the Eurocurrency Reserve Requirements) plus, in either case, the applicable margin. As of December 31, 1998, the applicable margin was (a) with respect to the tranche B term loans was 2.75% per annum for Base Rate loans and 3.75% per annum for Eurodollar loans and (b) with respect to tranch A term loans and the revolving credit facility was 2.00% per annum for Base Rate loans and 3.00% for Eurodollar loans. The applicable margin for the tranche A term loans and the revolving credit facility are subject to performance based grid pricing which is determined based on upon the consolidated leverage ratio of the Co-Borrowers. The interest rate for the tranche B term loans outstanding at December 31, 1998 was 9.19%. Interest is payable on a quarterly basis. Accrued interest on the borrowings under the credit facility was $1,389 at December 31, 1998.

   The Credit Facility contains restrictive covenants which among other things require the Co-Borrowers to maintain certain ratios including consolidated leverage ratios and the interest coverage ratio, fixed charge ratio and debt service coverage ratio.

   The obligations of the Co-Borrowers under the Credit Facility are secured by substantially all of the assets of the Co-Borrowers. In addition, the obligations of the Co-Borrowers under the Credit Facility are guaranteed by Michigan Holdings, Avalon Cable LLC, Avalon Cable Finance Holdings, Inc., Avalon Cable of New England Holdings, Inc. and Avalon Cable Holdings, LLC.

   A Change of Control as defined under the Credit Facility agreement would constitute an event of default under the Credit Facility giving the lender the right to terminate the credit commitment and declare all amounts outstanding immediately due and payable.

   Subordinated Debt

   In December 1998, the Company became a co-issuer of a $150,000 principal balance, Senior Subordinated Notes ("Subordinated Notes") offering and Michigan Holdings became a co-issuer of a $196,000, gross

                AVALON CABLE OF MICHIGAN, INC. AND SUBSIDIARIES

                      (in thousands except per share data)
proceeds, Senior Discount Notes (defined below) offering. In conjunction with these financings, the Company paid $18,130 to Avalon Finance as a partial payment against the Company's note payable-affiliate. The Company paid $76 in interest on this note payable-affiliate during the period from inception (June 2, 1998) through December 31, 1998.

   The Subordinated Notes mature on December 1, 2008, and interest accrued at a rate of 9.375% per annum. Interest is payable semi-annually in arrears on June 1 and December 1 of each year, commencing on June 1, 1999. Accrued interest on the Subordinated Notes was $1,078 at December 31, 1998.

   The Senior Subordinated Notes will not be redeemable at the Co-Borrowers' option prior to December 1, 2003. Thereafter, the Senior Subordinated Notes will be subject to redemption at any time at the option of the Co-Borrowers, in whole or in part at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

         Year                                         Percentage
         ----                                         ----------
         2003........................................  104.688%
         2004........................................  103.125%
         2005........................................  101.563%
         2006 and thereafter.........................  100.000%

   The scheduled maturities of the long-term debt are $2,000 in 2001, $4,000 in 2002, $7,000 in 2003, and the remainder thereafter.

   At any time prior to December 1, 2001, the Co-Borrowers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Senior Subordinate Notes originally issued under the Indenture at a redemption price equal to 109.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of any equity offering and/or the net cash proceeds of a strategic equity investment; provided that at least 65% of the aggregate principal amount at maturity of Senior Subordinated Notes originally issued remain outstanding immediately after each such redemption.

   As used in the preceding paragraph, "Equity Offering and Strategic Equity Investment" means any public or private sale of Capital Stock of any of the Co-Borrowers pursuant to which the Co-Borrowers together receive net proceeds of at least $25 million, other than issuances of Capital Stock pursuant to employee benefit plans or as compensation to employees; provided that to the extent such Capital Stock is issued by the Co-Borrowers, the net cash proceeds thereof shall have been contributed to one or more of the Co-Borrowers in the form of an equity contribution.

   The Indentures provide that upon the occurrence of a change of control (a "Change of Control") each holder of the Notes has the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereon plus accrued and unpaid interest and Liquidated Damages (as defined in the Indentures) thereof, if any, to the date of purchase.

 Senior Discount Notes

   On December 3, 1998, the Company, Michigan Holdings and Avalon Cable Holdings Finance, Inc. ("Holding Co-Borrowers") issued $196.0 million aggregate principal amount at maturity of 11 7/8% Senior discount notes ("Senior Discount Notes") due 2008.

                AVALON CABLE OF MICHIGAN, INC. AND SUBSIDIARIES

                      (in thousands except per share data)

   The Senior Discount Notes were issued at a substantial discount from their principal amount at maturity, to generate gross proceeds of approximately $110.4 million. Interest on the Senior Discount Notes will accrue but not be payable before December 1, 2003. Thereafter, interest on the Senior Discount Notes will accrue on the principal amount at maturity at a rate of 11.875% per annum, and will be payable semi-annually in arrears on June 1 and December 1 of each year, commencing December 1, 2003. Prior to December 1, 2003, the accreted value of the Senior Discount Notes will increase, representing amortization of original issue discount, between the date of original issuance and December 1, 2003 on a semi-annual basis using a 360-day year comprised of twelve 30-day months, such that the accreted value shall be equal to the full principal amount at maturity of the Senior Discount Notes on December 1, 2003. Original issue discount accretion on the Senior Discount Notes was $1,083 at December 31, 1998.

   On December 1, 2003, the Holding Co-borrowers will be required to redeem an amount equal to $369.79 per $1,000 principal amount at maturity of each Senior Discount Note then outstanding on a pro rata basis at a redemption price of 100% of the principal amount at maturity of the Senior Discount Notes so redeemed.

   On or after December 1, 2003, the Senior Discount Notes will be subject to redemption at any time at the option of the Holding Co-borrowers, in whole or in part, at the redemption prices, which are expressed as percentages of principal amount, shown below plus accrued and unpaid interest, if any, and liquidated damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

      Year                                                            Percentage
      ----                                                            ----------
      2003...........................................................  105.938%
      2004...........................................................  103.958%
      2005...........................................................  101.979%
      2006 and thereafter............................................  100.000%

   Notwithstanding the foregoing, at any time before December 1, 2001, the holding companies may on any one or more occasions redeem up to 35% of the aggregate principal amount at maturity of senior discount notes originally issued under the Senior Discount Note indenture at a redemption price equal to 111.875% of the accreted value at the date of redemption, plus liquidated damages, if any, to the redemption date, with the net cash proceeds of any equity offering and/or the net cash proceeds of a strategic equity investment; provided that at least 65% of the aggregate principal amount at maturity of Senior Discount Notes originally issued remain outstanding immediately after each occurrence of such redemption.

   Upon the occurrence of a Change of Control, each holder of Senior Discount Notes will have the right to require the Holding Co-borrowers to repurchase all or any part of such holder's Senior Discount Notes pursuant to a Change of Control offer at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and liquidated damages thereon, if any, to the date of purchase.

 Note payable

   Avalon New England issued a note payable for $500 which is due on May 29, 2003, and bears interest at a rate of 7% per annum (which approximates Avalon New England's incremental borrowing rate) payable annually. Additionally, Avalon New England has a $100 non-compete agreement. The agreement calls for five annual payments of $20, commencing on May 29, 1999.

 Mercom debt

   In August 1997, the Mercom revolving credit agreement for $2,000 expired. Mercom had no borrowings under the revolving credit agreement in 1996 or 1997.

                AVALON CABLE OF MICHIGAN, INC. AND SUBSIDIARIES

                      (in thousands except per share data)

   On September 29, 1997, the Company purchased and assumed all of the bank's interest in the term credit agreement and the note issued thereunder. Immediately after the purchase, the term credit agreement was amended in order to, among other things, provide for less restrictive financial covenants, eliminate mandatory amortization of principal and provide for a bullet maturity of principal on December 31, 2002, and remove the change of control event of default. Mercom's borrowings under the term credit agreement contain pricing and security provisions substantially the same as those in place prior to the purchase of the loan. The borrowings are secured by a pledge of the stock of Mercom's subsidiaries and a first lien on certain of the assets of Mercom and its subsidiaries, including inventory, equipment and receivables. At December 31, 1998, $14,151 of principal was outstanding. The borrowings under the term credit agreement are eliminated in the Company's consolidated balance sheet.

9. Minority interest

   The activity in minority interest for the year ended December 31, 1998 is as follow:

                                                              Avalon
                                                               Cable
                                                      Mercom    LLC     Total
                                                      ------- -------  -------
Issuance of Class A units by Avalon Cable LLC........ $   --  $45,000  $45,000
Issuance of Class B-1 units by Avalon Cable LLC......     --    4,345    4,345
Allocated to minority interest prior to
 restructuring.......................................     --      365      365
Purchase of Cable Michigan, Inc. ....................  13,457     --    13,457
Income (loss) allocated to minority interest.........     398  (1,729)  (1,331)
                                                      ------- -------  -------
Balance at December 31, 1998......................... $13,855 $47,981  $61,836
                                                      ======= =======  =======

10. Employee Benefit Plans

   The Company has a qualified savings plan under Section 401(K) of the Internal Revenue Code. Contributions charged to expense for the period from November 5, 1998 to December 31, 1998 was $30.


11. Commitments and Contingencies

 Leases

   Avalon New England and Avalon Michigan rent poles from utility companies for use in their operations. While rental agreements are generally short-term, Avalon New England and Avalon Michigan anticipate such rentals will continue in the future. Avalon New England and Avalon Michigan also lease office facilities and various items of equipment under month-to-month operating leases. Rent expense was $58 for the year ended December 31, 1998. Rental commitments are expected to continue at approximately $1 million a year for the foreseeable future, including pole rental commitments which are cancelable.

 Legal Matters

   The Company and its subsidiaries are subject to regulations by the Federal Communications Commission ("FCC") and other franchising authorities.

   The Company is subject to the provisions of the Cable Television Consumer Protection and Competition Act of 1992, as amended, and the Telecommunications Act of 1996. The Company has either settled challenges or accrued for anticipated exposures related to rate regulation; however, there is no assurance that there will not be further additional challenges to its rates.

                AVALON CABLE OF MICHIGAN, INC. AND SUBSIDIARIES

                      (in thousands except per share data)

   In the normal course of business, there are various legal proceedings outstanding. In the opinion of management, these proceedings will not have a material adverse effect on the financial condition or results of operations of the Company.

12. Related Party Transactions and Balances

   During 1998, Avalon New England received $3,341 from Avalon Holdings. In consideration for this amount, Avalon New England executed a note payable to Avalon Holdings. This note is recorded as note payable-affiliate on the balance sheet at December 31, 1998. Interest accrues at the rate of 5.57% per year and Avalon New England has recorded accrued interest on this note of $100 at December 31, 1998.

13. Subsequent Event

   In May 1999, the Company signed an agreement with Charter Communications, Inc. ("Charter Communications") under which Charter Communications agreed to purchase Avalon Cable LLC's cable television systems and assume some of their debt. The acquisition by Charter Communications is subject to regulatory approvals. The Company expects to consummate this transaction in the fourth quarter of 1999.

   This agreement, if closed, would constitute a change in control under the Indenture pursuant to which the Senior Subordinated Notes and the Senior Discount Notes (collectively, the "Notes") were issued. The Indenture provides that upon the occurrence of a change of control of the Company (a "Change of Control") each holder of the Notes has the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereon (or 101% of the accreted value for the Senior Discount Notes as of the date of purchase if prior to the full accretion date) plus accrued and unpaid interest and Liquidated Damages (as defined in the Indenture) thereof, if any, to the date of purchase.

   This agreement, if closed, would represent a Change of Control which, on the closing date, constitutes an event of default under the Credit Facility giving the lender the right to terminate the credit commitment and declare all amounts outstanding immediately due and payable. Charter Communications has agreed to repay all amounts due under the Credit Facility or cause all events of default under the Credit Facility arising from the Change of Control to be waived.

                AVALON CABLE OF MICHIGAN, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                             (dollars in thousands)

                                                        March 31,  December 31,
                                                          1999         1998
                                                       ----------- ------------
                                                       (Unaudited)
Assets
Cash..................................................  $ 13,227     $  9,288
Accounts receivable, net of allowance for doubtful
 accounts of $957 and $943............................     6,210        5,862
Prepayments and other current assets..................     1,447        1,388
Accounts receivable from related parties..............       --           124
Deferred income taxes.................................       --           377
                                                        --------     --------
    Current assets....................................    20,884       17,039
Property, plant and equipment, net....................   115,200      111,421
Intangible assets, net................................   473,323      462,117
Deferred charges and other assets.....................     1,169        1,302
                                                        --------     --------
    Total assets......................................  $610,576     $591,879
                                                        ========     ========
Liabilities and Shareholders' Equity
Current portion of notes payable......................  $     20     $     20
Accounts payable and accrued expenses.................    20,669       11,646
Advance billings and customer deposits................     3,363        3,171
Accounts payable--affiliate...........................     3,388        2,023
                                                        --------     --------
    Current liabilities...............................    27,440       16,860
Long-term debt........................................   442,727      402,949
Notes payable--affiliate..............................       --         3,341
Deferred income taxes.................................    71,668       80,811
                                                        --------     --------
    Total liabilities.................................   541,835      503,961
                                                        --------     --------
Commitments and contingencies (Note 5)................       --           --
Minority interest.....................................    46,840       61,836
                                                        --------     --------
Stockholders' equity
  Common stock........................................       --           --
  Addition paid-in capital............................    35,000       35,000
  Accumulated deficit.................................   (13,099)      (8,918)
                                                        --------     --------
    Total shareholders' equity........................    21,901       26,082
                                                        --------     --------
    Total liabilities and shareholders' equity........  $610,576     $591,879
                                                        ========     ========

  The accompanying notes are an integral part of these consolidated financial statements.

                AVALON CABLE OF MICHIGAN, INC. AND SUBSIDIARIES

                             (dollars in thousands)

                                                For the Quarter For the Quarter
                                                     Ended           Ended
                                                  March  31,      March  31,
                                                     1999            1998
                                                --------------- ---------------
                                                  (Unaudited)     (Unaudited)
Revenue
  Basic services...............................     $20,027          $--
  Premium services.............................       1,966           --
  Other........................................       2,584           --
                                                    -------          ----
                                                     24,577           --
Operating expenses
  Selling, general and administrative..........       4,202           --
  Programming..................................       6,819           --
  Technical and operations.....................       2,800           --
  Depreciation and amortization................      10,839           --
                                                    -------          ----
Loss from operations...........................         (83)          --
Interest income................................         299             1
Interest expense...............................     (11,730)          --
                                                    -------          ----
Income (loss) before income taxes..............     (11,514)            1
Benefit from income taxes......................       6,192           --
                                                    -------          ----
Income (loss) before minority interest.........      (5,322)            1
Minority interest in loss of consolidated
 entity........................................       1,141            (1)
                                                    -------          ----
    Net income (loss)..........................     $(4,181)         $--
                                                    =======          ====


  The accompanying notes are an integral part of these consolidated financial statements.

                AVALON CABLE OF MICHIGAN, INC. and SUBSIDIARIES

           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                      (In thousands, except share amounts)

                             For the Quarter Ended March 31, 1999 (unaudited)
                          -------------------------------------------------------
                            Common           Additional                 Total
                            Shares    Common  Paid-in   Accumulated Shareholders'
                          Outstanding Stock   Capital     Deficit      Equity
                          ----------- ------ ---------- ----------- -------------
                                                (Unaudited)
Balance, December 31,
 1998...................      100     $   --  $35,000    $ (8,918)     $26,082
Net loss for the quarter
 ended March 31, 1999...                  --       --      (4,181)      (4,181)
                              ---     ------  -------    --------      -------
Balance, March 31, 1999.      100     $   --  $35,000    $(13,099)     $21,901
                              ===     ======  =======    ========      =======




  The accompanying notes are an integral part of these consolidated financial statements.

                AVALON CABLE OF MICHIGAN, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (In thousands)

                                                For the Quarter For the Quarter
                                                     Ended           Ended
                                                   March 31,       March 31,
                                                     1999            1998
                                                --------------- ---------------
                                                  (Unaudited)     (Unaudited)
Cash flows from operating activities
  Net income (loss)............................     $(4,181)         $  1
  Depreciation and amortization................      10,839           --
  Accretion of Senior Discount Notes...........       3,278           --
  Decrease in minority interest................      (1,141)          --
  Net change in certain assets and liabilities,
   net of business acquisitions
    Decrease in accounts receivable............          29           --
    Increase in prepayment and other assets....         (21)           (1)
    Increase in accounts payable and accrued
     expenses..................................       6,492           --
    Increase in deferred revenue...............         131           --
    Increase in accounts payable, net--
     affiliate.................................       1,365           --
    Decrease in deferred income taxes, net.....      (6,192)          --
                                                    -------          ----
      Net cash provided by operating
       activities..............................      10,599           --
                                                    -------          ----
Cash flow from investing activities
  Additions to property, plant and equipment...      (4,269)          --
  Payment for acquisitions, net................     (35,550)          --
                                                    -------          ----
      Net cash used in investing activities....     (39,819)          --
                                                    -------          ----
Cash flow from financing activities
  Proceeds from the issuance of the Credit
   Facility....................................      36,500           --
  Note payable--affiliate......................      (3,341)          --
                                                    -------          ----
      Net cash provided by financing
       activities..............................      33,159           --
                                                    -------          ----
Net increase in cash...........................       3,939           --
Cash at beginning of the period................       9,288           --
                                                    -------          ----
      Cash at end of the period................     $13,227          $--
                                                    =======          ====








  The accompanying notes are an integral part of these consolidated financial statements.

                AVALON CABLE OF MICHIGAN, INC. AND SUBSIDIARIES

                      (In thousands except per share data)

1. Description of Business

   Avalon Cable of Michigan, Inc. (the "Company") was formed in June 1998, pursuant to the laws of the state of Delaware, as a wholly owned subsidiary of Avalon Cable of Michigan Holdings, Inc. ("Michigan Holdings"). On June 3, 1998, the Company entered into an Agreement and Plan of Merger (the "Agreement") among the Company, Michigan Holdings and Cable Michigan, Inc. ("Cable Michigan"), pursuant to which the Company will merge into Cable Michigan and Cable Michigan will become a wholly owned subsidiary of Michigan Holdings (the "Merger"). As part of the Merger, the name of Cable Michigan was changed to Avalon Cable of Michigan, Inc.

   In accordance with the terms of the Agreement, each share of common stock, par value of $1.00 per share ("common stock"), of Cable Michigan outstanding prior to the effective time of the Merger (other than treasury stock shares owned by Michigan Holdings or its subsidiaries, or shares as to which dissenters' rights have been exercised) shall be converted into the right to receive $40.50 in cash (the "Merger Consideration"), subject to certain possible closing adjustments.

   In conjunction with the acquisition of Cable Michigan, the Company acquired Cable Michigan's 62% ownership interest in Mercom, Inc. ("Mercom").

   On November 6, 1998, the Company completed its merger. The total consideration paid in conjunction with the Merger, including fees and expenses is $431,629, including repayment of all existing Cable Michigan indebtedness and accrued interest of $135,205. The Agreement also permitted the Company to agree to acquire the remaining shares of Mercom that it did not own.

   Michigan Holdings contributed $137,375 in cash to the Company, which was used to consummate the Merger. On November 5, 1998, Michigan Holdings received $105,000 in cash in exchange for promissory notes to lenders (the "Bridge Agreement"). On November 6, 1998, Michigan Holdings contributed the proceeds received from the Bridge Agreement and an additional $35,000 in cash to the Company in exchange for 100 shares of common stock.

   On November 6, 1998, Avalon Cable of New England Holdings, Inc. contributed its 100% interest in Avalon Cable of New England LLC ("Avalon New England") to Avalon Cable LLC in exchange for a membership interest in Avalon Cable LLC. This contribution was between entities under common control and was accounted for similar to a pooling-of-interests. Under this pooling-of-interests method, the results of operations for Avalon include the results of operations from the date of inception (September 4, 1997) of Avalon New England. On that same date, Avalon Cable LLC received $63,000 from affiliated entities, which was comprised of (i) a $45,000 capital contribution by Avalon Investors, LLC ("Avalon Investors") and (ii) a $18,000 promissory note from Avalon Cable Holdings LLC ("Avalon Holdings"), which was used to make a $62,800 cash contribution to Avalon New England.

   The cash contribution received by Avalon New England was used to (i) extinguish existing indebtedness of $29,600 and (ii) fund a $33,200 loan to Avalon Holdings Finance which matures on December 31, 2001.

   On December 10, 1998, Avalon Cable LLC received a dividend distribution from Avalon New England in the amount of $18,206, which was used by Avalon Cable LLC to pay off the promissory note payable to Avalon Holdings, plus accrued interest.

                AVALON CABLE OF MICHIGAN, INC. AND SUBSIDIARIES

                      (In thousands except per share data)

   On March 26, 1999, after the acquisition of Mercom, (as described in Note 3) the Company completed a series of transactions to facilitate certain aspects of its financing between affiliated companies under common control. As a result of these transactions:

  . The Company contributed its assets and liabilities excluding deferred tax liabilities, net to Avalon Cable LLC in exchange for an approximate 88% voting interest in Avalon Cable LLC. Avalon Cable LLC contributed these assets and liabilities to its wholly-owned subsidiary, Avalon Michigan LLC.

  . Avalon Michigan LLC has become the operator of the Michigan cluster, replacing the Company.

  . Avalon Michigan LLC is an obligor on the Senior Subordinated Notes replacing the Company, and

  . The Company is a guarantor of the obligations of Avalon Michigan LLC under the Senior Subordinated Notes. The Company does not have significant assets, other than its investment in Avalon Cable LLC at March 31, 1999.

  . Michigan Holdings contributed the Senior Discount Notes to the Company who then contributed the notes to Avalon Cable LLC. Both the Company and Michigan Holdings became guarantors of the Senior Discount Notes. The Company does not have significant assets other than its investment in Avalon Cable LLC.

   As a result of this reorganization between entities under common control, the Company accounted for the reorganization similar to a pooling-of-interests. Under the pooling-of-interests method, the results of operations include the results of operations from the earliest date that a member becomes a part of the control group by inception or acquisition. For the Company, the results of operations are from the date of inception (September 4, 1997) for Avalon Cable of New England LLC (Avalon New England) a wholly-owned subsidiary of Avalon Cable LLC.

   The Company has a majority interest in Avalon Cable LLC. Avalon Cable LLC wholly-owns Avalon Cable Holdings Finance, Avalon New England, and Avalon Michigan LLC.

   Avalon Michigan LLC and Avalon New England provides cable services to various areas in the state of Michigan and the New England area, respectively. Avalon New England and Avalon Michigan LLC's cable systems offer customer packages for basic cable programming services which are offered at a per channel charge or packaged together to form a tier of services offered at a discount from the combined channel rate. Avalon New England and Avalon Michigan LLC's cable systems also provide premium cable services to their customers for an extra monthly charge. Customers generally pay initial connection charges and fixed monthly fees for cable programming and premium cable services, which constitute the principle sources of revenue for the Company.

   Avalon Holdings Finance was formed for the sole purpose of facilitating financings associated with the acquisitions of various cable operating companies. Avalon Holdings Finance conducts no other activities.

2. Basis of Presentation

   Pursuant to the rules and regulations of the Securities and Exchange Commission, certain financial information has been condensed and certain footnote disclosures have been omitted. Such information and

                AVALON CABLE OF MICHIGAN, INC. AND SUBSIDIARIES

                      (In thousands except per share data)
disclosures are normally included in financial statements prepared in accordance with generally accepted accounting principles.

   These condensed financial statements should be read in conjunction with the Company's audited financial statements as of December 31, 1998 and notes thereto included elsewhere herein.

   The financial statements as of March 31, 1999 and for the three month period then ended are unaudited; however, in the opinion of management, such statements include all adjustments (consisting solely of normal and recurring adjustments except for the acquisition of Cross Country Cable, LLC ("Cross Country"), Nova Cablevision, Inc., Nova Cablevision VI, L.P. and Nova Cablevision VII, L.P. ("Nova Cable"), Novagate Communication Corporation ("Novagate"), R/Com. L.C., the Merger Acquisition and the contribution of assets to Avalon Cable LLC) necessary to present fairly the financial information included therein.

3. Merger and Acquisitions

   The Merger agreement between Michigan Holdings and the Company permitted the Company to agree to acquire the 1,822,810 shares (approximately 38% of the outstanding stock) of Mercom that it did not own (the "Mercom Acquisition"). On September 10, 1998 the Company and Mercom entered into a definitive agreement (the "Mercom Merger Agreement") providing for the acquisition by the Company of all of such shares at a price of $12.00 per share. The Company completed this acquisition in March 1999. The total estimated consideration paid in conjunction with the Mercom Acquisition, excluding fees and expenses was $21,900. The purchase price was allocated as follows: approximately $13,800 to the elimination of minority interest, $1,170 to property, plant and equipment, $6,700 to cable franchises and the excess of consideration paid over the fair market value of the net assets acquired, or goodwill, of $240.

   In March 1999, the Company acquired the cable television systems of Nova Cable for approximately $7,800, excluding transaction fees.

   On January 21, 1999, the Company through its subsidiary, Avalon Cable of New England, LLC and subsidiaries, acquired Novagate for a purchase price of $2,900.

   On March 26, 1999, the Company through its subsidiary, Avalon Michigan, LLC, acquired the assets of R/Com, L.C., for a total purchase price of approximately $450.

   In January 1999, the Company acquired all of the issued and outstanding Common Stock of Cross Country for a purchase price of approximately $2,500, excluding transaction fees.

   The acquisitions have been accounted for as purchases and the results of the companies acquired have been included in the accompanying financial statements since their acquisition dates. Accordingly, the consideration was allocated to the net assets based on their respective fair market values. The excess of the consideration paid over the estimated fair market values of the net assets acquired was $11,041 and is being amortized using the straight line method over 15 years.

   Avalon New England has a definitive agreement to purchase all of the cable systems of Taconic Technology Corporation for approximately $8,525 (excluding transaction fees). The merger is expected to close in the second quarter of 1999.

                AVALON CABLE OF MICHIGAN, INC. AND SUBSIDIARIES

                      (In thousands except per share data)

4. Minority interest

   The activity in minority interest for the quarter ended March 31, 1999 is as follows:

                                                              Avalon
                                                               Cable
                                                     Mercom     LLC     Total
                                                     -------  -------  --------
Balance at December 31, 1998........................ $13,855  $47,981  $ 61,836
Purchase of the minority interest of Mercom......... (13,855)     --    (13,855)
Loss allocated to minority interest.................     --    (1,141)   (1,141)
                                                     -------  -------  --------
Balance at March 31, 1999........................... $   --   $46,840  $ 46,840
                                                     =======  =======  ========

5. Commitments and Contingencies

   In connection with the acquisition of Mercom, former shareholders of Mercom holding approximately 731,894 Mercom common shares or approximately 15.3% of all outstanding Mercom common shares gave notice of their election to exercise appraisal rights as provided by Delaware law. On July 2, 1999, former shareholders of Mercom holding 535,501 shares of Mercom common stock filed a petition for appraisal of stock in the Court of Chancery in the State of Delaware. With respect to 209,893 of the total number of shares for which the Company received notice, the Company received the notice of election from beneficial holders of Mercom common shares and not from holders of record. The Company believes that the notice with respect to the 209,893 shares did not comply with Delaware law and is ineffective. The Company cannot predict at this time the effect of the elections to exercise appraisal rights on the Company since the Company does not know the extent to which these former shareholders will continue to pursue appraisal rights under Delaware law or choose to abandon these efforts and accept the consideration payable in the Mercom merger. If these former shareholders continue to pursue their appraisal rights and if a Delaware court were to find that the fair value of the Mercom common shares, exclusive of any element of value arising from our acquisition of Mercom, exceeded $12.00 per share, the Company would have to pay the additional amount for each Mercom common share subject to the appraisal proceedings together with a fair rate of interest. The Company could be ordered by the Delaware court also to pay reasonable attorney's fees and the fees and expenses of experts for the shareholders. In addition, the Company would have to pay their own litigation costs. The Company have already provided for the consideration of $12.00 per Mercom common share due under the terms of our merger with Mercom with respect to these shares but have not provided for any additional amounts or costs. The Company can provide no assurance as to what a Delaware court would find in any appraisal proceeding or when this matter will be resolved. Accordingly, the Company cannot assure you that the ultimate outcome would not have a material adverse effect on the Company.

   The Company is subject to the provisions of the Cable Television Consumer Protection and Competition Act of 1992, as amended, and the Telecommunications Act of 1996. The Company has either settled challenges or accrued for anticipated exposures related to rate regulation; however, there is no assurance that there will not be further additional challenges to its rates.

   In the normal course of business, there are various legal proceedings outstanding. In the opinion of management, these proceedings will not have a material adverse effect on the financial condition or results of operations of the Company.

                AVALON CABLE OF MICHIGAN, INC. AND SUBSIDIARIES

                      (In thousands except per share data)

6. Subsequent Event

   In May 1999, the Company signed an agreement with Charter Communications, Inc. under which Charter Communications agreed to purchase Avalon Cable LLC's cable television systems and assume some of their debt. The acquisition by Charter Communication is subject to regulatory approvals. The Company expects to consummate this transaction in the fourth quarter of 1999.

   This agreement, if closed, would constitute a change in control under the indentures pursuant to which the Senior Subordinated Notes and the Senior Discount Notes (collectively, the "Notes") were issued. The Indentures provide that upon the occurrence of a change of control (a "Change of Control") each holder of the Notes has the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereon (or 101% of the accreted value for the Senior Discount Notes as of the date of purchase if prior to the full accretion date) plus accrued and unpaid interest and Liquidated Damages (as defined in the Indentures) thereof, if any, to the date of purchase.

   This agreement, if closed, would represent a Change of Control which, on the closing date, constitutes an event of default under the Credit Facility giving the lender the right to terminate the credit commitment and declare all amounts outstanding immediately due and payable. Charter Communications has agreed to repay all amounts due under the Credit Facility or cause all events of default under the Credit Facility arising from the Change of Control to be waived.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            Exchange Offer for

                                  $150,000,000

                 9 3/8% Senior Subordinated Notes due 2008

                                    of

                       Avalon Cable of Michigan LLC,

                     Avalon Cable of New England LLC,

                                    and

                           Avalon Cable Finance, Inc.


                               ----------------

                                   PROSPECTUS

                               ----------------

                Subject to completion, dated July 22, 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

              PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   Avalon Cable of Michigan LLC and Avalon Cable of New England LLC. The sole member of each of Avalon Cable of Michigan LLC and Avalon Cable of New England LLC is Avalon Cable LLC. Each of the Limited Liability Company Agreement of Avalon Cable of Michigan LLC and the Amended and Restated Limited Liability Agreement of Avalon Cable of New England LLC does not contain indemnification provisions. However, Avalon Cable LLC's Limited Liability Company Agreement does contain indemnification provisions.

   Avalon Cable LLC is a limited liability company organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act (the "Act") provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

   Section 3.14 of Avalon Cable LLC's Limited Liability Company Agreement provides, among other things, that neither the managers, officers or members of Avalon Cable LLC shall be liable to Avalon Cable LLC or any member for monetary damages for a breach of duty to Avalon Cable LLC or any member. Section 3.14 also provides that the managers, officers and members of Avalon Cable LLC shall be indemnified and held harmless by Avalon Cable LLC, including advancement of reasonable attorney's fees and other expenses, but only to the extent that Avalon Cable LLC's assets are sufficient therefor, from and against all claims, liabilities, and expenses arising out of any management of Avalon Cable LLC affairs (but excluding those caused by the gross negligence or willful misconduct of such manager, officer member), to the fullest extent permitted by, but subject to all limitations and requirements imposed by, the Act.

   Section 3.14 of Avalon Cable LLC's Limited Liability Company Agreement also provides that, the rights of indemnification will be in addition to any rights to which such manager, officer or member may otherwise have against third parties, and will inure to the benefit of the respective heirs and personal representatives of the managers, officers and members.

   Avalon Cable Finance, Inc. Avalon Cable Finance, Inc. is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware, inter alia ("Section 145") provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses, such as attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

   Avalon Cable Finance, Inc.'s Certificate of Incorporation provides that to the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of Avalon Cable Finance, Inc. shall not be liable to Avalon Cable Finance, Inc. or its stockholders for monetary damages for a breach of fiduciary duty as a director.

   Article V of the By-laws of Avalon Cable Finance, Inc. ("Article V") provides, among other things, that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the corporation or is or was serving at the request of Avalon Cable Finance, Inc. as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by Avalon Cable Finance, Inc. to the fullest extent which it is empowered to do so unless prohibited from doing so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended but, in the case of any such amendment, only to the extent that such amendment permits Avalon Cable Finance, Inc. to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment, against all expense, liability and loss, including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding, and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, Avalon Cable Finance, Inc. shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of Avalon Cable Finance, Inc.

   Article V also provides that persons who are not covered by the foregoing provisions of Article V and who are or were employees or agents of Avalon Cable Finance, Inc., or who are or were serving at the request of Avalon Cable Finance, Inc. as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors.

   Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

   Article V further provides that Avalon Cable Finance, Inc. may purchase and maintain insurance on its behalf and on behalf of any person who is or was a director, officer, employee, fiduciary or agent of Avalon Cable Finance, Inc. or was serving at the request of Avalon Cable Finance, Inc. as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not Avalon Cable Finance, Inc. would have the power to indemnify such person against such liability under Article V.

   Avalon Cable of Michigan, Inc. Avalon Cable of Michigan, Inc. is incorporated under the laws of the State of Pennsylvania. Section 1741 of the Pennsylvania Business Corporation Law, inter alia ("Section 1741") provides that a business corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Section 1742 of the Pennsylvania Business Corporation Law ("Section 1742") provides that a business corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. Indemnification shall not be made under
Section 1742 in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper. To the extent that a representative of a business corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 (relating to third-party actions) or Section 1742 (relating to derivative and corporate actions) or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

   Article V of the By-laws of Avalon Cable of Michigan, Inc. ("Article V") provides, among other things, that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the corporation or is or was serving at the request of Avalon Cable of Michigan, Inc. as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by Avalon Cable of Michigan, Inc. to the fullest extent which it is empowered to do so unless prohibited from doing so by the Business Corporation Law of the State of Pennsylvania, as the same exists or may hereafter be amended but, in the case of any such amendment, only to the extent that such amendment permits Avalon Cable of Michigan, Inc. to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment, against all expense, liability and loss, including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding, and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, Avalon Cable of Michigan, Inc. shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of Avalon Cable of Michigan, Inc.

   Article V also provides that Avalon Cable of Michigan, Inc. may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect asa the foregoing indemnification of directors and officers.

   Section 1747 of the Pennsylvania Business Corporation Law authorizes a business corporation to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against that liability under the provisions of Subchapter D of Pennsylvania's Business Corporation Law.

   Article V further provides that Avalon Cable of Michigan, Inc. may purchase and maintain insurance on its behalf and on behalf of any person who is or was a director, officer, employee, fiduciary or agent of Avalon Cable of Michigan, Inc. or was serving at the request of Avalon Cable of Michigan, Inc. as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not Avalon Cable of Michigan, Inc. would have the power to indemnify such person against such liability under Article V.

Item 21. Exhibits and Financial Statement Schedules.

   (a) Exhibits.

 Exhibit
  Number                                   Exhibit
 -------  --------------------------------------------------------------------------
   *2.1   Taconic Technology Corp. acquisition agreement.

   *2.2   Securities Purchase Agreement, dated as of May 13, 1999, by and between
          Avalon Cable Holdings, LLC, Avalon Investors, L.L.C., Avalon Cable of
          Michigan Holdings, Inc., Avalon Cable LLC, Charter Communications Holdings
          LLC and Charter Communications, Inc.

   *3.1   Certificate of Formation of Avalon Cable of Michigan LLC.

   *3.2   Certificate of Formation of Avalon Cable of New England LLC.

   *3.3   Certificate of Incorporation of Avalon Cable Finance, Inc.

   *3.4   Articles of Incorporation of Avalon Cable of Michigan, Inc.

   *3.5   Limited Liability Company Agreement of Avalon Cable of Michigan LLC.

   *3.6 Amended and Restated Limited Liability Company Agreement of Avalon Cable of New England LLC.

   *3.7   By-Laws of Avalon Cable Finance, Inc.

   *3.8   By-Laws of Avalon Cable of Michigan, Inc.

   *4.1   Indenture, dated as of December 10, 1998 by and among Avalon Cable of
          Michigan, Inc., Avalon Cable of New England LLC and Avalon Cable Finance,
          Inc., as Issuers and The Bank of New York, as Trustee for the Notes.

   *4.2   Supplemental Indenture, dated as of March 26, 1999 by and among Avalon
          Cable of New England LLC, Avalon Cable Finance, Inc. and Avalon Cable of
          Michigan LLC as Issuers, Avalon Cable of Michigan, Inc., as guarantor, and
          The Bank of New York, as Trustee for the Notes.

   *4.3   Form of 9 5/8% Senior Subordinated Notes due 2008 (included in Exhibit 4.1 above as Exhibit A).

   *4.4   Purchase Agreement, dated as of December 3, 1998, by and among Avalon
          Cable of Michigan, Inc., Avalon Cable of New England LLC and Avalon Cable
          Finance, Inc. and the Initial Purchasers of the Notes.
   *4.5   Registration Rights Agreement, dated as of December 10, 1998, by and among
          Avalon Cable of Michigan, Inc., Avalon Cable of New England LLC and Avalon
          Cable Finance, Inc. and the Initial Purchasers of the Notes.

   *5.1   Opinion of Kirkland & Ellis.

   10.1   Senior Credit Agreement, dated as of November 6, 1998, among Avalon Cable of New England LLC, Avalon Cable of Michigan, Inc., Avalon Cable Finance,
          Inc., Avalon Cable of Michigan LLC, Lehman Brothers Inc., Fleet Bank of
          Massachusetts, N.A., Union Bank of California, N.A. and Lehman Commercial
          Paper Inc. (previously filed with the Commission by Avalon Cable of
          Michigan, Inc., Avalon Cable of Michigan Holdings, Inc., Avalon Cable
          Holdings, LLC, ABRY Broadcast Partners III, L.P., ABRY Equity Investors,
          L.P., ABRY Holdings III, Inc. and Royce Yudkoff as Exhibit 99.8 to
          Amendment No. 4 filed on November 12, 1998, to its Schedule 13D relating to Mercom, Inc., and incorporated herein by reference).

   10.2   Guarantee and Collateral Agreement, dated as of November 6, 1998 made by
          Avalon LLC, Avalon Cable LLC, Avalon Cable of New England Holdings, Inc.,
          Avalon Cable Holdings Finance, Inc., Avalon Cable of Michigan Holdings,
          Inc. and Avalon Cable of Michigan, Inc. in favor of Lehman Commercial
          Paper Inc. (previously filed with the Commission by Avalon Cable of
          Michigan, Inc., Avalon Cable of Michigan Holdings, Inc., Avalon Cable
          Holdings, LLC, ABRY Broadcast Partners III, L.P., ABRY Equity Investors,
          L.P., ABRY Holdings III, Inc. and Royce Yudkoff as Exhibit 99.9 to
          Amendment No. 4 filed on November 12, 1998, to its Schedule 13D relating to Mercom, Inc., and incorporated herein by reference).


 Exhibit
  Number                                   Exhibit
 -------  --------------------------------------------------------------------------
    10.3  Indenture relating to the Senior Discount Notes, dated as of December 10,
          1998, by and among, Avalon Cable LLC, Avalon Cable of Michigan Holdings,
          Inc., Avalon Cable Holdings Finance, Inc., as issuers, and The Bank of New
          York, as Trustee.(1)

  *10.4   Employment Agreement, dated November 6, 1998, by and among David W. Unger,
          Avalon Cable LLC and Avalon Cable of New England LLC.

  *10.5   Employment Agreement, dated November 6, 1998, by and among Joel C. Cohen,
          Avalon Cable LLC.

  *10.6   Employment Agreement, dated November 6, 1998, by and between Peter
          Polimino and Avalon Cable LLC and Avalon Cable of New England LLC.

  *10.7   Employment Agreement, dated November 6, 1998, by and between Peter
          Luscombe and Avalon Cable LLC.

  *10.8   Amended and Restated Members Agreement, dated as of March 26, 1999, by and among Avalon Cable LLC, ABRY Broadcast Partners III, Avalon Cable
          Holdings, LLC, Avalon Cable of Michigan Holdings, Inc., Avalon Cable of
          Michigan, Inc., Avalon Cable of New England Holdings, Inc. and Avalon
          Investors, L.L.C.
  *10.9   Amended and Restated Management and Consulting Services Agreement dated as of November 6, 1998 among ABRY Partners, Inc., Avalon Cable Holdings, LLC,
          Avalon Cable of Michigan, Inc., Avalon Cable of New England, Inc., Avalon
          Cable of New England, LLC and Avalon Cable LLC.

  *12.1   Statement regarding computation of ratio of earnings to fixed charges for
          Avalon Cable of Michigan LLC.

  *12.2   Statement regarding computation of ratio of earnings to fixed charges for
          Avalon Cable of New England LLC.

  *12.3   Statement regarding computation of ratio of earnings to fixed charges for
          Avalon Cable of Michigan, Inc.

  *12.4   Statement regarding computation of ratio of earnings to fixed charges for
          AMRAC Clear View.

  *12.5   Statement regarding computation of ratio of earnings to fixed charges for
          Pegasus Cable Television, Inc. and Pegasus Cable Television of
          Connecticut, Inc.

  *12.6   Statement regarding computation of ratio of earnings to fixed charges for
          Taconic Technology.

   *21.1  Subsidiaries of Avalon Cable of Michigan, Inc.

    23.1  Consent of PricewaterhouseCoopers LLP, Independent Accountants.

    23.2  Consent of Greenfield, Altman, Brown, Berger & Katz, P.C., Independent
          Accountants.

    23.3  Consent of KPMG LLP, Independent Accountants.

  *23.4   Consent of Kirkland & Ellis (included in Exhibit 5.1 above).

  *23.5   Consent of Kirkpatrick & Lockhart LLP (included in Exhibit 99.4 below).

  *24.1   Power of Attorney.

  *25.1   Statement of Eligibility of Trustee on Form T-1 with respect to the New
          Notes.

  *99.1   Form of Letter of Transmittal.

  *99.2   Form of Notice of Guaranteed Delivery.

  *99.3   Form of Tender Instructions.

  *99.4   Opinion of Kirkpatrick & Lockhart LLP.

--------
   *Previously filed.
(1) Filed as an Exhibit to the Registration Statement on Form S-4 (File No. 333-75415) filed by Avalon Cable LLC on May 27, 1999.

    (b) Financial Statement Schedules.

   All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions, are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements and therefore has been omitted.

Item 22. Undertakings.

    (a) The undersigned registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 20 or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (5) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (6) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Avalon Cable of Michigan LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of New York, State of New York, on the 21st day of July, 1999.

                                          Avalon Cable of Michigan LLC

                                                    /s/ Joel C. Cohen
                                          By: _________________________________
                                             Name:Joel C. Cohen
                                             Title: Chief Executive Officer,
                                                    President and Secretary

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of July, 1999.

                 Signature                                   Capacity
                 ---------                                   --------


           /s/ Joel C. Cohen                Manager, Chief Executive Officer, President
___________________________________________   and Secretary (Principal Executive
               Joel C. Cohen                  Officer)

                     *                      Vice President--Finance (Principal
___________________________________________   Financial and Accounting Officer)
              Peter Polimino

                     *                      Manager and Assistant Secretary
___________________________________________
              David W. Unger

                     *                      Manager, Vice President and Assistant
___________________________________________   Secretary
              Jay M. Grossman

                     *                      Manager, Vice President and Assistant
___________________________________________   Secretary
              Peggy J. Koenig

                     *                      Manager
___________________________________________
               Royce Yudkoff

--------
   * The undersigned, by signing his name hereto, does hereby execute this amendment to the registration statement on behalf of the officers and directors of the registrant listed above pursuant to the Powers of Attorney previously filed with the Commission.


           /s/ Joel C. Cohen
___________________________________________
      Joel C. Cohen, Attorney in Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Avalon Cable of New England LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of New York, State of New York, on the 21st day of July, 1999.

                                          Avalon Cable of New England LLC

                                                    /s/ Joel C. Cohen
                                          By: _________________________________
                                             Name:Joel C. Cohen
                                             Title: Chief Executive Officer,
                                                    President and Secretary

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of July, 1999.

                 Signature                                   Capacity
                 ---------                                   --------


           /s/ Joel C. Cohen                Chief Executive Officer, President,
___________________________________________   Secretary and Manager (Principal
               Joel C. Cohen                  Executive Officer)

                     *                      Vice President--Finance (Principal
___________________________________________   Financial and Accounting Officer)
              Peter Polimino

                     *                      Manager and Assistant Secretary
___________________________________________
              David W. Unger

                     *                      Manager, Vice President and Assistant
___________________________________________   Secretary
              Jay M. Grossman

                     *                      Manager, Vice President and Assistant
___________________________________________   Secretary
              Peggy J. Koenig

                     *                      Manager
___________________________________________
               Royce Yudkoff

--------
   * The undersigned, by signing his name hereto, does hereby execute this amendment to the registration statement on behalf of the officers and directors of the registrant listed above pursuant to the Powers of Attorney previously filed with the Commission.


           /s/ Joel C. Cohen
___________________________________________
      Joel C. Cohen, Attorney in Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Avalon Cable Finance, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of New York, State of New York, on the 21st day of July, 1999.

                                          Avalon Cable Finance, Inc.

                                                    /s/ Joel C. Cohen
                                          By: _________________________________
                                             Name:Joel C. Cohen
                                             Title: Chief Executive Officer,
                                                    President and Secretary

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of July, 1999.

                 Signature                                   Capacity
                 ---------                                   --------


             /s/ Joel C. Cohen              Chief Executive Officer, President,
___________________________________________   Secretary and Director (Principal
               Joel C. Cohen                  Executive Officer)

                     *                      Vice President--Finance (Principal
___________________________________________   Financial and Accounting Officer)
              Peter Polimino

                     *                      Chairman and Assistant Secretary
___________________________________________
              David W. Unger

                     *                      Director, Vice President and Assistant
___________________________________________   Secretary
              Jay M. Grossman

                     *                      Director, Vice President and Assistant
___________________________________________   Secretary
              Peggy J. Koenig

                     *                      Director
___________________________________________
               Royce Yudkoff

--------
   * The undersigned, by signing his name hereto, does hereby execute this amendment to the registration statement on behalf of the officers and directors of the registrant listed above pursuant to the Powers of Attorney previously filed with the Commission.


           /s/ Joel C. Cohen
___________________________________________
      Joel C. Cohen, Attorney in Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Avalon Cable of Michigan, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City
of New York, State of New York, on the    day of July, 1999.

                                          Avalon Cable of Michigan, Inc.

                                                    /s/ Joel C. Cohen
                                          By: _________________________________
                                             Name:Joel C. Cohen
                                             Title: Chief Executive Officer,
                                                    President and Secretary

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the
capacities indicated on the    day of July, 1999.

                 Signature                                   Capacity
                 ---------                                   --------


           /s/ Joel C. Cohen                Chief Executive Officer, President,
___________________________________________   Secretary and Director (Principal
               Joel C. Cohen                  Executive Officer)

                     *                      Vice President--Finance (Principal
___________________________________________   Financial and Accounting Officer)
              Peter Polimino

                     *                      Chairman and Assistant Secretary
___________________________________________
              David W. Unger

                     *                      Director, Vice President and Assistant
___________________________________________   Secretary
              Jay M. Grossman

                     *                      Director, Vice President and Assistant
___________________________________________   Secretary
              Peggy J. Koenig

                     *                      Director
___________________________________________
               Royce Yudkoff

--------
   * The undersigned, by signing his name hereto, does hereby execute this amendment to the registration statement on behalf of the officers and directors of the registrant listed above pursuant to the Powers of Attorney previously filed with the Commission.


           /s/ Joel C. Cohen
___________________________________________
      Joel C. Cohen, Attorney in Fact